UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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WEATHERFORD INTERNATIONAL LTD.

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WEATHERFORD INTERNATIONAL LTD.

2014 Extraordinary General Meeting of Shareholders

To be held on June 16, 2014

Dear Fellow Weatherford Shareholder,

In last year’s Proxy Statement, we discussed board actions and changes, and outlined our mission to ensure that Weatherford’s business and affairs are managed in a manner that is effective and accountable, and serves your long-term interests. Mindful of these objectives, over the past year, we have worked alongside Weatherford’s management and employees in a manner we believe position the company to build and pursue a foundation of sustainable long-term returns and margins. Our industrial core is built upon exceptional competence around a distinctive group of specialized business segments. Our industrial mission is well-defined. We will relentlessly pursue the highest possible shareholder returns with the same drive and dedication our owners should expect from a management team that also views itself, above all, as owners. In the past year we have achieved fundamental progress.

Our Foundational Accomplishments

During 2013, we successfully remediated our material weakness in income tax accounting, negotiated a settlement of our FCPA and trade sanctions matters, and renewed our focus on cash generation and returns. We believe these foundational accomplishments position Weatherford on a path towards a culture of efficiency, operational excellence, and capital and administrative quality. We are now moving forward with a focus on growing our core businesses and divesting non-core assets. In March, we announced the signing of an agreement for the first of these planned divestitures.

Weatherford’s Future

A successful business requires a supportive and stable pro-business and regulatory environment in which to operate and grow and which will allow us to manage our business in a predictable manner over time. As such, we have closely monitored proposed and recently implemented changes to Swiss law that would limit Weatherford’s ability as a multinational company to retain and attract key executive talent and directors, today and into the future. In addition, this new legislation will significantly increase administrative costs and result in more complex corporate functions, all of which could have long-term adverse effects on the company.

Swiss law provides that changes to corporate and other laws can be put to a national referendum of voters at the request of Swiss citizens who obtain a requisite number of signatures. If a referendum is approved by voters, it is adopted into the Swiss constitution without a legislative process. Irish law provides that corporate and other laws, including those which may be put to a national referendum of voters and adopted into the Irish constitution, can only be initiated through the legislative process. There is no analogous procedure whereby Irish citizens, by obtaining a requisite number of signatures, can initiate such laws or put them to a national referendum outside the legislative process. Thus we believe the legal and regulatory environment in Ireland is more predictable and stable.

As a result, we are recommending that Weatherford change its place of incorporation from Switzerland to Ireland.

Why Incorporate in Ireland?

We anticipate a NYSE-traded parent company incorporated in Ireland will provide us the following benefits:

•	Our Strategy: Weatherford has implemented initiatives and measures needed to reengineer and turnaround the company on what we expect will be a long-term financially rewarding path. Our present focus is to grow our four core businesses, Well Construction, Formation Evaluation, Completion and Artificial Lift, lower our cost structure and generate cash. Our planned divestiture of non-core assets is essential and imperative to the company’s future success. We believe an Irish incorporation will provide us additional flexibility required to execute and quickly move forward. Incorporating in Ireland will best enable the execution of these goals and solidly move Weatherford along its transformational path.

•	Our People: Our employees and executives are essential to our success. As a multinational company in the oil and gas industry competing with other multinational companies, we need the flexibility to attract and retain talented executives and directors. In order to best address future shareholder interests, we need to continue to preserve our ability to recruit and select highly qualified directors with diverse skills, expertise and experience to serve on our Board. Over the last year, we have been in the advantageous position to be able to add two outstanding new members whose specific skills have supported the company’s efforts and foundational progress. We further need the ability to properly and competitively incentivize candidates in their roles. Recent changes in Swiss law limit our ability to attract and retain top talent. This could have an adverse impact on us, thus hindering our efforts to achieve our objectives. Today, our legacy issues are behind us. Our ability to retain and attract talent is a primary component driving our future progress and growth. We believe Ireland would provide us the best corporate environment as a multinational company to achieve our goals.

•	Irish Legal System: Ireland is a common law jurisdiction, which is more consistent with the legal system in the United States. We believe our shareholders are most accustomed to this system, combined with the rules and regulations of the SEC and NYSE. We also believe a common law system is more flexible than civil law jurisdictions such as Switzerland. We believe this flexibility will be beneficial to us in paying future dividends (including facilitating a potential spin-off of our land rig business via a stock dividend), administering corporate functions and, in conjunction with, other corporate governance matters. We believe that Irish corporate and common law combined with our shares being listed on the NYSE as well as continued compliance with SEC rules and regulations will achieve an ideal balance between robust external governance oversight and shareholder rights.

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•	Shareholder Rights: Ireland has a stable and well-developed legal system that includes an established and predictable corporate governance regime, which provides shareholders with substantial rights. As an Irish company subject to the rules of the SEC and the NYSE, our shareholders will continue to have the annual right to elect directors and hold an advisory vote on executive compensation, as well as to vote on any amendment to our Articles of Incorporation and Memorandum of Association or the creation of any preferred shares. A detailed comparison of shareholder rights is included on page 41.

•	Cost Effectiveness: The new regulatory and governance requirements of Switzerland are complex. This would result in increased general and administrative costs which could be significant. Conversely, the Irish common law system enables greater cost-effectiveness and a more flexible business environment. In addition to further reducing our cost structure, we plan to delist from the SIX Swiss Exchange and the NYSE Euronext-Paris. The reduction in legal and other administrative costs from delisting will benefit the company. In addition, the delisting will relieve our shareholders of the administrative costs of complying with the multiple filing and other requirements of the SIX and Euronext exchanges. We reiterate that our shares will continue to be listed on the NYSE and we will continue to be regulated by the SEC.

•	Ireland: The country is an attractive proposition from an economic and business perspective. Ireland represents a stable, cost-effective corporate environment which will serve us well, and be an essential component to Weatherford’s turnaround success. An Irish incorporation will ensure a business-friendly base for Weatherford’s global operations. This proposed redomiciliation will bring us closer to our U.K. operations, which includes approximately 1,500 employees, our regional office in Aberdeen, Scotland, and numerous operational and manufacturing facilities which contribute several hundred million of US dollars in annual revenue. In addition, we believe that the perception of an Irish company among regulatory authorities, investors, creditors, and customers is highly favorable.

We are asking you to approve a corporate reorganization which will merge the current company (“Weatherford Switzerland”) into its newly formed subsidiary, Weatherford International Limited (“Weatherford Ireland”). After the merger, Weatherford Ireland will be the parent company of the Weatherford group of companies.

Your Weatherford share ownership-what changes?

After the merger, your registered shares in Weatherford Switzerland will become ordinary shares in Weatherford Ireland. While Swiss and Irish corporate law differ in some respects, we believe our new charter documents will preserve key features and rights you currently have such that Weatherford Ireland ordinary shares will be substantially similar to those of the Weatherford Switzerland registered shares that you currently own. Examples of these rights, before and after the merger, can be found on page v. A detailed summary is included herein under the section titled “Comparison of Shareholder Rights” starting on page 41.

Your Weatherford share ownership-what stays the same?

The merger will not affect the number of shares you own or your economic ownership. As a result of the merger, all of the assets and liabilities of Weatherford Switzerland will be transferred to Weatherford Ireland. Weatherford will continue to conduct its day-to-day business as we do now and, as noted above, we expect the ordinary shares of Weatherford Ireland to be listed on the NYSE. We will remain subject to SEC reporting requirements, the mandates of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and the corporate governance rules of the NYSE. We will continue to report our consolidated financial results in U.S. dollars and under U.S. GAAP. Also, Weatherford will continue to hold an Annual General Meeting at which our shareholders will vote to elect directors, and to approve other matters including an advisory vote on executive compensation. Finally, we intend for Weatherford Ireland to maintain Swiss tax residency, the current tax residency of Weatherford Switzerland.

With Weatherford Ireland as our parent company, we believe that the equity and rights of our shareholders will continue to be best safeguarded. As such, we encourage you to carefully read this proxy statement/prospectus and ask that you vote FOR the proposals described in this proxy statement/prospectus.

Thank you for your investment

Weatherford has an outstanding industrial core which is backed by the quality of our management and employees. We are firm in our strategy, culture and unshakeable intent to grow shareholder value for the benefit of our clients, owners and employees. Weatherford has a well-defined industrial mission built upon distinctive cutting-edge proprietary technologies and exceptional collective expertise. We are finally free to focus on strategic, tactical and shareholder value issues without any legacy accounting or legal distractions. The company has been redirected and is set on a focused path of core, cost and cash. This is the next chapter in our history, and we are proud to serve as your directors. We take this opportunity to thank you for your determined and steadfast trust and support. We are confident that Weatherford’s entrepreneurial spirit combined with a disciplined and focused path will drive great future opportunities.

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April 17, 2014

Dear Fellow Shareholder:

I am pleased to invite you to participate in an Extraordinary General Meeting of Shareholders, which will be held at 12:00 P.M. (Central European Time) on Monday, June 16, 2014, at the Theater Casino Zug located at Artherstrasse 2-4, 6300 Zug, Switzerland.

Please vote right away

We are asking you to approve a proposal that would change Weatherford’s jurisdiction of incorporation from Switzerland to Ireland. Ireland’s established pro-business framework has attracted many of the world’s leading corporations, creating a successful and competitive business environment which we expect will serve Weatherford well. If the proposal is approved by the shareholders, your relative economic interest in our company will remain unchanged. The number of Weatherford Ireland ordinary shares you will own will be the same as the number of common shares you held in Weatherford Switzerland. The redomiciliation will provide the company with the ability to quickly and efficiently execute and move forward on our transformational path. This step would ensure that we reach our goals in the best way possible as we embark on this new chapter in our history.

Weatherford Ireland will remain subject to U.S. SEC reporting requirements (including mandatory votes on executive compensation), the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act as well as the applicable rules of the NYSE. In addition, Weatherford Ireland will continue to report consolidated financial results in U.S. dollars and under U.S. GAAP. We are also asking our shareholders to approve a proposal relating to the creation of “distributable reserves” which are required under Irish law to, among other things, be able to pay future dividends or repurchase ordinary shares.

These proposals will promote Weatherford’s future success, and therefore, the Board recommends that you give your support by voting FOR the proposed agenda items.

Your vote is very important. Whether or not you plan to attend the meeting, we strongly encourage you to carefully read this proxy statement/prospectus and provide your proxy by telephone, the internet or by completing, signing and returning the enclosed proxy card at your earliest convenience.

Our Direction: Core, Cost and Cash

Growth around a specific industrial focus enabled Weatherford to develop into a multinational integrated oilfield service provider in only a quarter of a century. We did this from very humble beginnings with essentially nothing at the start. This course has been rewarding to shareholders, clients and employees through this period of time. Over the 27 years since inception in 1987, Weatherford, and our predecessor company EVI, have delivered a compound annual growth rate of share price appreciation of approximately 19% per annum. This was in spite of difficult years in 2009-2012. These were truly challenging times. After a constructive year of problem resolution in 2013, Weatherford’s financial and operational performance is turning around here and now.

Weatherford’s board of directors and executive leadership understand that our earlier strategy of aggressive growth created organizational inefficiencies, leading to issues that distracted the company and tested shareholder resolve. Today, these legacy issues are behind us. We are focused now on the industrial development of your company for shareholder wealth generation. At Weatherford, when we focus on something, we do it well. It is a fundamental trait and character of your organization.

Weatherford has implemented the initiatives and measures needed to leverage and further develop our industrial strength and turnaround the company onto a long-term financially rewarding path. These initiatives are here, in progress and designed to last. Our steadfast commitment is to deliver sustainable high returns to shareholders through direction and relentless focus on three simple actions: Core, Cost and Cash.

•	Core: We will grow our core. We are focusing on four product lines: Well Construction, Formation Evaluation, Completion and Artificial Lift. This includes also concentrating on people, technology, sales and quality. Our non-core businesses have already been identified as land drilling rigs, pipeline and specialty services, drilling fluids, testing and production services as well as wellheads. These are part of an aggressive and ongoing divestiture program, the successful completion of which is essential for management at all levels to refocus on the remaining core businesses. We have already started this process, and recently announced the successful signing of a definitive agreement to sell the pipeline and specialty services business. After years of investing and building, Weatherford is where its clients need it to be in every sense: strategically, technologically, operationally and geographically. In 2014, we will see a disciplined growth around our core businesses. We will not steer away from our core.

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•	Cost: Efficiency will be a way of life. While maintaining quality of execution, running support functions and operations with a lower cost structure is a key management metric. We are currently engaged in an aggressive cost reduction program, involving a lower support headcount and eliminating unprofitable operations. Going forward, as we further grow our core business we are committed to keep our support cost base efficient, driving better margins.

•	Cash: The culture of cash is embedded in the DNA of the company, and is here to stay. We will generate free cash flow, efficient working capital, and lower capital intensity compatible with growing our core. Our objective is to reduce our net debt to total capitalization ratio from 52% to 25% over the next few years through a combination of higher, sustainable and growing free cash flow augmented by divestiture proceeds. The sooner, the better.

Exceptional women and men are leading Weatherford’s turnaround

Our employees are the future of Weatherford and a compelling reason for optimism. We are concentrating on our people: not only their training, development and retention, but also to allow a constant stream of hiring of the industry’s best talents. In a vibrant oilfield services labor market, recruiting and retaining strong performers is a constant challenge. Our transformational program is heavily dependent on our ability to attract and retain top talent. Acting as responsible stewards of your capital and moving forward in 2013 and beyond, it is in our shareholders’ best interest that we preserve our ability to recruit and select new highly qualified directors whose significant experience and depth of knowledge can continue to provide us with input and sound direction as we continue to pursue and build the highest possible shareholder returns. Over the last year, two of our directors have retired. We were fortunate to be able to quickly attract top talent whose specific skills have supported the company’s efforts and foundational progress. Legislative changes in Switzerland (particularly in reference to the Minder Initiative) will make it extremely difficult to recruit the best that the industry has to offer. Our incorporation under Irish law would maintain Weatherford’s steady transformational course, allow us to operate at the lowest possible cost and strengthen the company’s ability to retain, as well as further attract, the best talent in the industry. Weatherford’s future success depends on talented employees, managers, executives and directors. Our incorporation under Irish law would provide Weatherford the best environment to achieve these objectives. This is not a small issue.

The Weatherford Board appreciates your support and involvement

The joint effect of divesting non-core assets and lowering our cost structure is powerful. The successful completion of our cost reduction and divestment initiatives are of immediate priority to the entire management team. These essential steps will position Weatherford to deliver sustainable long-term performance driven by high margins and high cash returns. Weatherford is steadfast in delivering its product and service portfolio which is a result of our long-term industrial vision. Weatherford is strategically well positioned for the future, and its core should experience some of the industry’s strongest and long-lasting growth. We are immeasurably grateful to our shareholders, first, for their patience, and now, for their continued commitment towards our progress and transformational path. Weatherford’s industrial might will again reemerge to the greater benefit of our clients, shareholders and employees. We are ready to shine on an organized and disciplined course forward. Please help us make this happen.

The Weatherford Board and its senior management is very grateful for your support and involvement.

Sincerely,

Bernard J. Duroc-Danner
Chairman of the Board,
President and Chief Executive Officer

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Due to the complex nature of Swiss and Irish corporate law, we have provided some examples to help you understand your rights as a shareholder before and after the Merger, including as they relate to SEC and NYSE rules and requirements, as Weatherford remains subject to these rules and requirements both before and after the Merger.

These examples are for illustrative purposes only. Please refer to “Comparison of Shareholder Rights” on page 41 for a detailed summary of your current rights as holder of Weatherford Switzerland shares and as holder of Weatherford Ireland shares following the Merger.

Example shareholder rights	Before Merger	After Merger
Shareholders election of directors	May only serve on Board if elected by majority of votes cast Frequency of Vote: Annually	May only serve on Board if elected by majority of votes cast Frequency of Vote: Annually
Number of directors	Minimum 3; Maximum 18	Minimum 3; Maximum 14
Shareholders vote to approve executive compensation at annual general meeting	Non-binding until 2015 Frequency of Vote: Annually	Non-binding Frequency of Vote: Annually
Shareholder may submit proposals at annual general meeting	60 - 90 days prior to the annual general meeting by shareholders holding no less than CHF 1 million in nominal value (e.g. 862,068 shares)	60 - 90 days prior to the anniversary of prior annual general meeting by shareholders holding no less than 860,000 ordinary shares
Shareholder right to call special meetings	Upon request by shareholders holding at least 10% of shares	Upon request by shareholders holding at least 10% of shares
Shareholder right to remove directors	Requires approval of two-thirds of votes represented at a shareholders meeting (plus an absolute majority of the par value of shares)	Requires approval by a majority of votes actually cast at a shareholders meeting
Shareholder right to fill director vacancies	Vacancy filled only by approval of shareholders at general meeting	Vacancy filled by approval of shareholders at general meeting. Board of directors also has power to fill vacancies in the board
Payment of dividends	Requires shareholder resolution	Directors may approve without shareholder resolution
Merger vote requirement	At least two-thirds of the votes represented at a shareholders meeting (plus the majority of the par value of shares)	Generally, at least a majority in number of shareholders, representing at least 75% of the votes cast at shareholders meeting. If a takeover offer, requires acquisition of more than 50% of voting rights; may squeeze out others if buyer acquires at least 80% of shares to which the offer relates
Mandatory takeover bid	Upon acquisition of 33.33% of voting rights	Upon acquisition of 30% of voting rights
Voting rights – One vote per share
Preferred shares	Not authorized; shareholder approval by at least two-thirds of the votes represented at shareholders meeting (plus the majority of the par value of shares)	Not authorized; shareholder approval by at least 75% of the votes cast
Quorum (generally)	One-third of shares in share register and entitled to vote	50% of total issued voting rights
Preemptive rights	Shareholders have preemptive rights, however, Weatherford Switzerland has opted for them to be limited or withdrawn by the board in many circumstances	Shareholders have preemptive rights, however, Weatherford Ireland has opted out of them, but the opt-out requires renewal every 5 years
Amendment to Articles of Association (Switzerland) / Memorandum and Articles of Association (Ireland)	Except in limited circumstances, only by resolution of shareholders at general meeting; requires for certain changes at least two-thirds of the votes represented at shareholders meeting (plus the majority of the par value of shares)	Only by resolution of shareholders at general meeting; requires at least 75% of the votes cast
No transfer restrictions on shares (subject to applicable securities laws)

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Vote before our Extraordinary General Meeting

Every vote matters to the future of Weatherford. Even if you plan to attend the meeting, please take the time to vote in advance using one of the following methods.

In all cases, have your proxy card or voting instruction form in hand and follow the instructions.

Agenda items that require your vote		Board recommendation
ITEM 1	Adopt the Merger Agreement (Weatherford Switzerland into Weatherford Ireland), a copy of which is attached to the accompanying proxy statement/prospectus as Annex A.	FOR
ITEM 2	Approve the distributable profits proposal.	FOR

You are a shareholder of record

If you hold Weatherford shares directly in your name, please complete, sign and return your proxy card as follows:

Vote by mail
When — Complete and send your proxy card immediately to allow time for our receipt of your completed proxy card on or before June 13, 2014
How — Follow these instructions to mark, sign and date your proxy card

You are a beneficial shareholder

If you hold your Weatherford shares through a broker, bank or other nominee, you can vote by Internet, by telephone or by mail.

Visit our Extraordinary General Meeting of Shareholders Website

We have centralized all of our Extraordinary General Meeting materials in one place at www.wftproxy.com
There, you can download electronic copies of our Proxy Statement/ Prospectus, and use the link to vote

www.proxyvote.com
When — 24h/7 until 5:00 P.M. Central European Time (11:00 A.M. New York Time) on June 13, 2014
How — Use the Internet to transmit your voting instructions

1-800-690-6903
When — 24h/7 until 5:00 P.M. Central European Time (11:00 A.M. New York Time) on June 13, 2014
How — Use any touch-tone telephone to transmit your voting instructions

Weatherford International Ltd. - 2014 Extraordinary General Meeting    vi

April 17, 2014

Dear fellow shareholder:

I am pleased to invite you to participate in an Extraordinary General Meeting of Shareholders, which will be held at 12:00 p.m. (Central European Time) on Monday, June 16, 2014, at the Theater Casino Zug located at Artherstrasse 2-4, 6300 Zug, Switzerland.

We will be asking you to approve a proposal that would result in a corporate reorganization of Weatherford International Ltd., our current Swiss public holding company (“Weatherford Switzerland”), and the group of companies it controls. If the proposal is approved by our shareholders, we will merge Weatherford Switzerland into Weatherford International Limited, a newly formed private limited company incorporated under Irish law, which will be re-registered as an Irish public limited company and renamed “Weatherford International plc” or a similar name prior to the effective time of the merger (“Weatherford Ireland”). Weatherford Ireland would become our new public holding company and would serve as the parent of the Weatherford group of companies. The merger would also result in your holding ordinary shares in Weatherford Ireland rather than registered shares in Weatherford Switzerland.

The merger will not affect the number of shares you hold or your economic ownership. We will continue to conduct our business as we do now, and we expect the ordinary shares of Weatherford Ireland to be listed on the New York Stock Exchange under the symbol “WFT,” the same symbol under which your registered shares of Weatherford Switzerland are currently listed. We will remain subject to the U.S. Securities and Exchange Commission (“SEC”) reporting requirements, the mandates of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable corporate governance rules of the New York Stock Exchange, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. generally accepted accounting principles. We will also continue to have annual meetings of shareholders for the election of directors and annual shareholder advisory votes on executive compensation as required by SEC rules. Furthermore, we will comply with any additional reporting and governance requirements of Irish law. We intend for Weatherford Ireland to maintain Swiss tax residency, the current tax residency of Weatherford Switzerland.

If the merger agreement is adopted by our shareholders, we will ask you at the meeting to approve a proposal to create “distributable profits.” Under Irish law, Weatherford Ireland requires distributable profits in order to make distributions to shareholders (including dividends) and, generally, to undertake share repurchases and share redemptions. While the board of directors recommends that shareholders vote for both proposals, approval of the distributable profits proposal is not a condition to proceeding with the merger, and adoption of the merger agreement is not conditional upon the approval of the distributable profits proposal.

Under U.S. federal income tax law and Swiss tax law, the holders of registered shares of Weatherford Switzerland generally are not expected to recognize any gain or loss on the cancellation of their Weatherford Switzerland registered shares as consideration for the allotment of ordinary shares of Weatherford Ireland in the merger. We urge you to consult your own tax advisor regarding your particular tax consequences.

This proxy statement/prospectus provides you with detailed information regarding the transactions. We encourage you to read this entire proxy statement/prospectus carefully. In particular, you should carefully consider “Risk Factors” beginning on page 16 for a discussion of risks related to the transactions before voting.

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Your vote is important. Whether or not you plan to attend the meeting, we strongly encourage you to provide your proxy by telephone, the internet or by completing, signing and returning the enclosed proxy card at your earliest convenience.

Your Board of Directors has unanimously approved the transactions and recommends that you vote “FOR” the proposals described in this proxy statement/prospectus.

Thank you for your cooperation and support.

Sincerely,

Bernard J. Duroc-Danner
Chairman of the Board,
President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued in the transaction described in this proxy statement/prospectus or determined if this proxy statement/prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This proxy statement/prospectus is dated April 17, 2014 and it is first being mailed to shareholders on or about April 24, 2014.

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Notice of Extraordinary General Meeting of Shareholders

June 16, 2014

12:00 P.M. (Central European Time)

Theater Casino Zug, Artherstrasse 2-4, 6300 Zug, Switzerland

AGENDA ITEMS

1.	Adopt the merger agreement (the “Merger Agreement”), a copy of which is attached to the accompanying proxy statement/ prospectus as Annex A, by and between Weatherford International Ltd., our current Swiss public holding company (“Weatherford Switzerland”), and Weatherford International Limited, a newly formed private limited company incorporated under Irish law and a wholly-owned subsidiary of Weatherford Switzerland (“Weatherford Ireland”), pursuant to which Weatherford Switzerland will be merged into Weatherford Ireland and each registered share of Weatherford Switzerland will be cancelled as consideration for the allotment of one ordinary share of Weatherford Ireland (except for registered shares held by, or for the benefit of, Weatherford Switzerland or any of its subsidiaries, which will also be cancelled, but for which no ordinary shares of Weatherford Ireland will be allotted). Weatherford Ireland will be re-registered as an Irish public limited company and renamed “Weatherford International plc” or a similar name prior to the effective time of the merger.

2.	If the Merger Agreement is adopted, approve the creation of distributable profits of Weatherford Ireland under Irish law by reducing the entire share premium of Weatherford Ireland (or such lesser amount as may be determined by the Board of Directors of Weatherford Ireland) resulting from the allotment and issue of Weatherford Ireland ordinary shares pursuant to the Merger Agreement. We refer to this proposal as the “distributable profits proposal.”

Your Board of Directors has unanimously approved the transactions and recommends that you vote “FOR” the proposals described in this proxy statement/prospectus.

ORGANIZATIONAL MATTERS

We have established the close of business on May 19, 2014, as the record date for determining the shareholders listed in our share register (registered shareholders) entitled to attend, vote or grant proxies to vote at the meeting or any adjournments or postponements of the meeting.

A copy of this proxy statement/prospectus and enclosed proxy card are also being sent to each shareholder registered in our share register as of March 27, 2014. Any additional shareholders who are registered in our share register on our record date of May 19, 2014, will receive a copy of these materials after the record date.

Only shareholders who are registered in our share register as of May 19, 2014, will be entitled to attend, vote or grant proxies to vote at the meeting.

April 17, 2014

By Order of the Board of Directors

Alejandro Cestero

Corporate Secretary

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This proxy statement/prospectus incorporates documents by reference which contain important business and financial information about us that is not included in this proxy statement/prospectus and which documents are described under “Where You Can Find More Information.” These documents are available to any shareholder, including any beneficial owner, free of charge upon request directed to Investor Relations, Weatherford International Ltd., 2000 St. James Place, Houston, Texas 77056, telephone (713) 836-4000. To ensure timely delivery of these documents, any request should be made no later than five business days prior to the meeting. The exhibits to these documents will generally not be made available unless they are specifically incorporated by reference in this proxy statement/prospectus.

You should rely only on the information contained or incorporated by reference in this proxy statement/prospectus. We have not authorized anyone else to provide you with different information. The information contained or incorporated by reference in this proxy statement/prospectus is accurate only as of the date thereof (unless the information specifically indicates that another date applies), or in the case of information incorporated by reference, only as of the date of such information, regardless of the time of delivery of this proxy statement/prospectus. Our business, financial condition, results of operations and prospects may have changed since such dates. Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this proxy statement/prospectus or in the documents incorporated by reference.

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PROXY STATEMENT/PROSPECTUS

Information about the Meeting and Voting

Date and Time

Monday, June 16, 2014, at 12:00 p.m. (Central European Time).

Place

Theater Casino Zug, Artherstrasse 2-4, 6300 Zug, Switzerland.

General

We are furnishing this proxy statement/prospectus to our shareholders in connection with the solicitation of proxies by the board of directors of Weatherford International Ltd., a Swiss joint-stock corporation (“Weatherford Switzerland”), for use at the Extraordinary General Meeting of Shareholders of Weatherford Switzerland.

This proxy statement/prospectus and the enclosed proxy card are being mailed on behalf of Weatherford Switzerland’s board of directors to all shareholders beginning on or about April 24, 2014.

Weatherford Switzerland’s principal executive offices in Switzerland are located at 4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland and our telephone number at that location is +41.22.816.1500.

Agenda

At the Extraordinary General Meeting, shareholders will be asked to vote on the following agenda items:

•	Item 1: Adopt the merger agreement (the “Merger Agreement”), a copy of which is attached to this proxy statement/prospectus as Annex A, by and between Weatherford Switzerland and Weatherford International Limited, a newly formed private limited company incorporated under Irish law and a wholly-owned subsidiary of Weatherford Switzerland (“Weatherford Ireland”).

•	Item 2: Approve the distributable profits proposal.

Who Can Vote

All shareholders registered in our share register (registered shareholders) at the close of business on the record date of May 19, 2014 have the right to attend the Extraordinary General Meeting and vote their shares. Such shareholders are entitled to one vote per registered share at the Extraordinary General Meeting.

Proxies Solicited By

Your vote and proxy are being solicited by our board of directors in favor of Buis Bürgi AG, acting as independent proxy, for use at the Extraordinary General Meeting.

How to Vote

All registered shareholders at the close of business on the record date of May 19, 2014 have the right to attend the Extraordinary General Meeting and vote their shares. However, to ensure your representation at the Extraordinary General Meeting, we request that you grant your proxy to vote on each of the proposals in this notice and any other matters that may properly come before the meeting to the person named in the enclosed

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proxy card by completing, signing, dating and returning the enclosed proxy card for receipt by us no later than June 13, 2014, whether or not you plan to attend the meeting.

Most of our individual owners hold their shares through a brokerage account and therefore are not listed in our share registry. Shareholders who hold their shares through a bank, broker or other nominee (in “street name”) must vote their shares in the manner prescribed by their bank, broker or other nominee. We generally refer to these shareholders as holding their shares “beneficially” and to these banks, brokers or other nominees as “brokers.” Shareholders who hold their shares in this manner and wish to vote in person at the meeting must obtain a valid proxy from the broker that holds their shares. This may be very difficult for an individual shareholder to do, so individual shareholders holding their shares in street name are strongly encouraged to submit their proxy to their broker, who in turn will vote in accordance with their directions. See “— Quorum/Voting” as to the effect of broker non-votes.

Proxies

A copy of this proxy statement/prospectus and enclosed proxy card are being sent to each shareholder registered in our share register as of March 27, 2014. Any additional shareholders who are registered in our share register on our record date of May 19, 2014 will receive a copy of these proxy materials after May 19, 2014. Shareholders not registered in our share register as of May 19, 2014 will not be entitled to attend, vote or grant proxies to vote at the Extraordinary General Meeting. No shareholder will be entered in our share register as a shareholder with voting rights between the close of business (Eastern Standard Time) on May 19, 2014 and the opening of business on the day following the Extraordinary General Meeting. American Stock Transfer & Trust Company LLC (“AST”), which maintains our share register, will, however, continue to register transfers of our registered shares in the share register in its capacity as transfer agent during this period.

In accordance with recently-enacted Swiss regulations, shareholders may no longer appoint company officers as proxies. We therefore request that you grant your proxy to vote on each of the proposals described in this proxy statement/prospectus and any other matters that may properly come before the meeting to Buis Bürgi AG, acting as independent proxy, by completing, signing, dating and returning the enclosed proxy card for receipt by us no later than June 13, 2014, whether or not you plan to attend.

Shares of registered shareholders who have timely submitted a properly executed proxy card by mail and specifically indicated their votes will be voted as indicated. If you are a registered shareholder and you properly give a proxy, but do not indicate how you wish to vote, your proxy will vote your shares in accordance with the recommendations of our board of directors.

We may accept a proxy by any form of communication permitted by Swiss law and Weatherford Switzerland’s articles of association.

Revoking Your Proxy

If you are a registered shareholder, you may revoke your proxy by:

•	writing to the Secretary at 4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland for arrival by June 13, 2014;

•	submitting a later-dated proxy via mail for receipt by us no later than June 13, 2014; or

•	(i) presenting yourself in person to our Secretary at the entrance of the meeting no later than one hour prior to the start of the Extraordinary General Meeting, (ii) declaring your intent to revoke your proxy and cast your vote in person at the Extraordinary General Meeting and (iii) applying with the Secretary for the remittance of the necessary voting documentation upon presentation of documents evidencing your position as shareholder as of the record date of May 19, 2014.

You may not revoke a proxy simply by attending the Extraordinary General Meeting. To revoke a proxy, you must take one of the actions described above.

If you are a beneficial shareholder who holds your shares through a broker, you must follow the instructions provided by your broker if you wish to revoke a previously granted proxy.

Outstanding Shares

As of April 4, 2014, the most recent practicable date before the date of this proxy statement/prospectus, there were approximately 772,618,358 registered shares issued and entitled to vote. We do not expect the number of such shares to be materially different on the record date.

Quorum/Voting

The presence in person or by proxy of at least one-third of the registered shares entitled to vote will form a quorum. Under Swiss law, treasury shares are not counted for purposes of determining whether a quorum is present and are not entitled to vote. If you have properly given a proxy by mail, your shares will count toward the quorum, and the person named on the proxy card will vote your shares as you have instructed. See “— Proxies.”

Pursuant to Swiss law and Weatherford Switzerland’s articles of association, the following are counted for quorum purposes: (i) registered shares represented at the Extraordinary General Meeting for which votes are withdrawn or withheld on any matter; (ii) registered shares that are represented by “broker non-votes” (i.e., registered shares held by brokers that are represented at the Extraordinary General Meeting, but with respect to which the broker is not empowered to vote on a particular proposal); and (iii) registered shares for which the holder abstains from voting or submits blank or invalid ballots on any matter.

If you are a beneficial shareholder and your broker holds your shares in “street name,” the broker is permitted to vote your shares with respect to “routine” proposals, even if the broker does not receive voting instructions

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from you. However, your broker may not vote your shares with respect to “non-routine” proposals. Proxies submitted by brokers without instructions from customers for non-routine matters are referred to as “broker non-votes.” Under the rules of the New York Stock Exchange (“NYSE”), we believe that all of the proposals in this proxy statement/prospectus are non-routine proposals. Accordingly, if you hold your shares in “street name,” your broker will not be able to vote your shares in these matters unless your broker receives voting instructions from you.

Approval of the proposal to adopt the Merger Agreement in Agenda Item 1 to be presented at the Extraordinary General Meeting requires the affirmative vote of at least two-thirds of the voting rights of the shareholders voting on this proposal at the Extraordinary General Meeting (which must also represent an absolute majority of the par value of the shares represented at the meeting). Abstentions, “broker non-votes,” blank or invalid and withdrawn votes will be counted as a vote against the proposals. Although the board of directors recommends that shareholders vote for both proposals, the adoption of the Merger Agreement in Agenda Item 1 is not conditional upon the approval of the distributable profits proposal in Agenda Item 2. However, please see “Risk Factors — If the distributable profits proposal is not approved by our shareholders and the High Court of Ireland, Weatherford Ireland will not be able to make distributions or, generally, undertake share purchases or share redemptions until such time as it has created sufficient distributable profits from its trading activities following the Merger” for a discussion of ways in which the Merger would be affected if the distributable profits proposal is not approved.

Approval of the distributable profits proposal in Agenda Item 2 to be presented at the Extraordinary General Meeting requires the affirmative vote of a relative majority of the shareholders voting on this proposal at the Extraordinary General Meeting. A “relative majority” means a majority of the votes actually cast for or against the matter being determined, disregarding abstentions, “broker non-votes,” blank or invalid ballots and withdrawn votes. In addition, while approval of the distributable profits proposal by the relative majority of the votes cast is sufficient for approval of the proposal under Swiss law (which governs the Extraordinary General Meeting at which the vote is taking place), we are seeking the approval of not less than 75% of the votes cast, in person or by proxy, at the meeting to increase the likelihood of obtaining Irish High Court approval with respect to the creation of distributable profits in Weatherford Ireland because such higher approval threshold would be required if the vote on the distributable profits proposal was being conducted under Irish law.

Multiple Proxy Cards

If you receive multiple proxy cards, this indicates that your shares are held in more than one account, such as two brokerage accounts, and are registered in different names. You should complete and return each of the proxy cards to ensure that all of your shares are voted.

Cost of Proxy Solicitation

We have retained AST Phoenix Advisors to solicit proxies from our shareholders at an estimated fee of $15,000, plus expenses. Some of our directors, officers and employees may solicit proxies personally, without any additional compensation, by telephone or mail. Proxy materials also will be furnished without cost to brokers and other nominees to forward to the beneficial owners of shares held in their names. All costs of proxy solicitation will be borne by us.

Proxy Holders Of Deposited Shares

Institutions subject to the Swiss Federal Law on Banks and Savings Banks as well as professional asset managers who hold proxies for beneficial owners who did not grant proxies to the person named on the proxy card are requested to inform us of the number and par value of the registered shares they represent as soon as possible, but no later than 12:00 p.m. (Central European Time) on the day of the Extraordinary General Meeting at the admission office for the Extraordinary General Meeting.

Inspection Rights

In accordance with Swiss law, Weatherford Switzerland and Weatherford Ireland will allow their shareholders, during a 30-day period prior to the Extraordinary General Meeting, to inspect at the registered office of Weatherford Switzerland at Alpenstrasse 15, 6300 Zug, Switzerland, and the registered office of Weatherford Ireland at 70 Sir John Rogerson’s Quay, Dublin 2, Ireland, the following documents: (i) the Merger Agreement; (ii) the joint merger report of the board of directors of Weatherford Switzerland and the board of directors of Weatherford Ireland; (iii) the auditors report on the Merger; and (iv) the annual accounts and annual reports of the preceding three business years of the merging companies, as applicable. Copies of these materials may also be obtained without charge by contacting Investor Relations at +1 (713) 836-4000 or emailing us at investor.relations@weatherford.com.

Questions

You may call our proxy solicitor, AST Phoenix Advisors, at 1-800-252-7164 (toll-free) or +1 (201) 806-2222 (International), or our U.S. Investor Relations Department at +1 (713) 836-4000 or email us at investor.relations@weatherford.com if you have any questions or need directions to be able to attend the meeting and vote in person.

PLEASE VOTE – YOUR VOTE IS IMPORTANT

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THE MERGER

We are seeking your approval of a proposal that would result in a corporate reorganization of Weatherford Switzerland, our current Swiss public holding company, and the group of companies it controls. If the proposal is approved by our shareholders, we would effect a merger (the “Merger”) whereby Weatherford Switzerland will be merged into Weatherford Ireland. Weatherford Ireland has only nominal assets and has not engaged in any business or other activities other than in connection with its formation and transactions contemplated hereby. The Merger would be effected pursuant to the Merger Agreement, dated as of April 2, 2014, between Weatherford Switzerland and Weatherford Ireland, as it may be amended, a copy of which is attached to this proxy statement/prospectus as Annex A, by way of an international (cross border) merger without liquidation of Weatherford Switzerland in compliance with, inter alia, Art. 3 et seq. Swiss Act on Merger, Demerger, Transformation and Transfer of Assets and Art. 163b, 163c and 164 Swiss Private International Law Act and applicable laws of Ireland. Weatherford Ireland will be re-registered as an Irish public limited company and renamed “Weatherford International plc” or a similar name prior to the effective time of the Merger.

As a result of the Merger:

•	Weatherford Ireland will be the surviving company and will become our new public holding company and the parent of the Weatherford group of companies;

•	each registered share of Weatherford Switzerland you hold immediately prior to the effective time of the Merger will be cancelled as consideration for the allotment to you of one ordinary share of Weatherford Ireland;

•	you will receive shares of Weatherford Ireland and your rights as a shareholder will be governed by Irish law and by Weatherford Ireland’s memorandum and articles of association, which will be amended and restated prior to the effective date of the Merger in substantially the form attached to this proxy statement/prospectus as Annex B;

•	the assets and liabilities of Weatherford Switzerland will be transferred to Weatherford Ireland by operation of law; and

•	Weatherford Ireland will assume certain employee benefit plans that had previously been sponsored by Weatherford Switzerland and we will amend such plans in order to permit the issuance or delivery of Weatherford Ireland ordinary shares thereunder, instead of Weatherford Switzerland registered shares.

The Merger will not affect the number of shares you hold or your economic ownership. We will continue to conduct our business as we do now, and we expect the ordinary shares of Weatherford Ireland will be listed on the NYSE under the symbol “WFT,” the same symbol under which your registered shares of Weatherford Switzerland are currently listed. Currently, there is no established public trading market for the ordinary shares of Weatherford Ireland. In connection with the Merger, we plan to delist the Weatherford Switzerland registered shares from the SIX Swiss Exchange and the NYSE Euronext-Paris. We do not plan for Weatherford Ireland’s ordinary shares to be listed on the SIX Swiss Exchange, the NYSE Euronext-Paris or the Irish Stock Exchange.

We will remain subject to the U.S. Securities and Exchange Commission (the “SEC”) reporting requirements, the mandates of the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act and applicable corporate governance rules of the NYSE, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). We will also continue to have annual meetings of shareholders for the election of directors and annual shareholder advisory votes on executive compensation as required by SEC rules. Furthermore, we will comply with any additional reporting and governance requirements of Irish law. We intend for Weatherford Ireland to maintain Swiss tax residency, the current tax residency of Weatherford Switzerland.

The following diagram depicts our organizational structure immediately before and after the Merger. The diagram does not depict any other legal entities in the Weatherford group owned by Weatherford Switzerland before the Merger or Weatherford Ireland after the Merger.

If the Merger Agreement is adopted by the requisite vote of our shareholders and the other conditions to completing the Merger are satisfied, we will file an application to effect the Merger with the commercial register of the Canton of Zug, Switzerland (the “Commercial Register”) as soon as practicable following the approval. We expect that the application will be approved and the Merger effected approximately two-weeks after such filing subject to approval by the Swiss Federal Commercial Register. We currently expect to complete the Merger in the second quarter of 2014, although we may postpone or abandon the Merger at any time prior to the effective time of the Merger, even after the shareholders have adopted the Merger Agreement at the Extraordinary General Meeting.

In this proxy statement/prospectus, “we,” “us” and “our” refer to, as the context requires, Weatherford Switzerland, together with its subsidiaries, prior to the Merger and Weatherford Ireland, together with its subsidiaries, following the Merger. References in this proxy statement/prospectus to Weatherford Switzerland shares and Weatherford Ireland shares means the registered shares of Weatherford Switzerland, having a par value of 1.16 Swiss francs each, and the ordinary shares of Weatherford Ireland, nominal value of $0.001 per share, respectively.

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QUESTIONS AND ANSWERS ABOUT THE MERGER

The following questions and answers are intended to address briefly what we expect to be commonly asked questions regarding the proposed Merger. These questions and answers do not address all questions that may be important to you. Please refer to the more detailed information contained elsewhere in this proxy statement/prospectus, its annexes and exhibits and the documents referred to or incorporated by reference in this proxy statement/ prospectus. For instructions on obtaining the documents incorporated by reference, see “Where You Can Find More Information.”

Q:	What is the Merger?

A:	Pursuant to the Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, and by way of an international (cross border) merger without liquidation of Weatherford Switzerland in compliance with, inter alia, Art. 3 et seq. Swiss Act on Merger, Demerger, Transformation and Transfer of Assets and Art. 163b, 163c and 164 Swiss Private International Law Act and applicable laws of Ireland, Weatherford Switzerland will merge into Weatherford Ireland, which will become our new public holding company and the parent of the Weatherford group of companies. The assets and liabilities of Weatherford Switzerland will be transferred to Weatherford Ireland by operation of law. In the Merger, each Weatherford Switzerland share will be cancelled as consideration for the allotment of one Weatherford Ireland share (except for Weatherford Switzerland shares held by, or for the benefit of, Weatherford Switzerland or any of its subsidiaries, which will also be cancelled, but for which no Weatherford Ireland shares will be allotted). As a result, your rights as a shareholder will be governed by Irish law and by Weatherford Ireland’s memorandum and articles of association, which will be amended and restated prior to the effective date of the Merger in substantially the form attached to this proxy statement/prospectus as Annex B.

The Merger will not affect the number of shares you hold or your economic ownership. We will continue to conduct our business as we do now, and we expect that the Weatherford Ireland shares will be listed on the NYSE under the symbol “WFT,” the same symbol under which your Weatherford Switzerland shares are currently listed. Currently, there is no established public trading market for the Weatherford Ireland shares. In connection with the Merger, we plan to delist the Weatherford Switzerland shares from the SIX Swiss Exchange and the NYSE Euronext-Paris. We do not plan for Weatherford Ireland’s shares to be listed on the SIX Swiss Exchange, the NYSE Euronext-Paris or the Irish Stock Exchange.

We will remain subject to SEC reporting requirements, the mandates of the Sarbanes-Oxley Act and applicable corporate governance rules of the NYSE, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. GAAP. We will also continue to have annual meetings of shareholders for the election of directors and annual shareholder advisory votes on executive compensation as required by SEC rules. Furthermore, we will comply with any additional reporting and governance requirements of Irish law. We intend for Weatherford Ireland to maintain Swiss tax residency, the current tax residency of Weatherford Switzerland.

Q:	What vote does the Weatherford Switzerland board of directors recommend?

A:	Your board of directors has unanimously approved the Merger Agreement and recommends that you vote “FOR” the proposals described in this proxy statement/prospectus.

Q:	Who are the parties to the Merger?

A:	The parties to the Merger are Weatherford Switzerland and Weatherford Ireland. Weatherford Ireland is a newly formed, wholly-owned subsidiary of Weatherford Switzerland, has only nominal assets and has not engaged in any business or other activities other than in connection with its formation and transactions contemplated hereby.

Q:	What are the major actions that have been performed or will be performed to effect the Merger?

A:	We have taken or will take (or cause to be taken) the actions listed below to effect the Merger:

•	Weatherford Ireland was formed as a wholly-owned subsidiary of Weatherford Switzerland;

•	the Merger Agreement was signed by Weatherford Switzerland and Weatherford Ireland;

•	shareholders will vote on the adoption of the Merger Agreement at the Extraordinary General Meeting; and

•	if the Merger Agreement is adopted by the requisite vote of our shareholders and the other conditions to completion of the Merger are satisfied, we will file an application to effect the Merger with the Commercial Register as soon as practicable following the approval. We expect that the application will be approved and the Merger effected approximately two-weeks after such filing subject to approval by the Swiss Federal Commercial Register.

Q:	What are the conditions to completing the Merger?

A:	The Merger cannot be completed without satisfying certain conditions, the most important of which is that shareholders must adopt the Merger Agreement. In addition, there are other conditions such as the requirement to obtain authorization for listing Weatherford Ireland’s shares on the NYSE, receipt of any consents required to complete the Merger and receipt of certain legal opinions. Please see “Agenda Item 1 Adoption of the Merger Agreement — Conditions to Completion of the Merger.”

Q:	What will I receive in the Merger?

A:	In the Merger, you will receive one Weatherford Ireland share for each Weatherford Switzerland share you hold immediately prior to the effective time of the Merger.

Q:	If the Merger Agreement is adopted, am I required to take any action with respect to my new holding of Weatherford Ireland shares?

A:	This depends on how you currently hold your Weatherford Switzerland shares. In the Merger, each Weatherford Switzerland share will be cancelled as consideration for the allotment and issue of one Weatherford Ireland share (except for Weatherford Switzerland shares held by, or for the benefit of, Weatherford Switzerland or any of its subsidiaries, which will also be cancelled, but for which no Weatherford Ireland shares will be allotted).

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All Weatherford Ireland shares allotted to, or for the benefit of, the former holders of Weatherford Switzerland shares in connection with the Merger will be promptly issued at the effective time of the Merger to a bank or trust company selected by Weatherford Switzerland to act as exchange agent in connection with the Merger (including its successors, affiliates or designees, the “Exchange Agent”) or, in the case of former holders of Weatherford Switzerland shares deposited with the Depository Trust Company (“DTC”), to DTC.

•	Beneficial holders. Beneficial holders of our shares held in “street name” through a bank, broker, trustees, custodians or other nominee within the facilities of DTC will not be required to take any further action. We generally refer to these shareholders as holding their shares “beneficially” and to these banks, brokers, trustees, custodians or other nominees as “brokers.” Your ownership of new Weatherford Ireland shares will be recorded in book-entry form by your broker without the need for any additional action on your part.

•	Registered holders. If you hold Weatherford Switzerland share certificates or you are a registered holder of Weatherford Switzerland shares recorded in book-entry form, the Exchange Agent will hold your Weatherford Ireland shares, and all entitlements (including dividend entitlements) arising therefrom, as nominee on your behalf pending formal delivery of such shares to you. Such share delivery shall be subject to customary exchange procedures established by the Exchange Agent to implement the delivery. In this regard, as soon as reasonably practicable after the effective time of the Merger, the Exchange Agent will mail a letter of transmittal to you, which will, among other matters, contain instructions as to how you may: (i) register your new Weatherford Ireland shares directly in your own name or that of your designee and have a new share certificate or certificates issued to you (if you hold shares in certificated form); (ii) register your new Weatherford Ireland shares directly in your own name or that of your designee in book-entry form; or (iii) deposit your Weatherford Ireland shares in the facilities of DTC. YOU SHOULD NOT RETURN SHARE CERTIFICATES WITH THE ENCLOSED PROXY CARD.

As of April 4, 2014, the most recent practicable date before the date of this proxy statement/prospectus, approximately 99% of our shares (other than treasury shares) were held in “street name” through a broker. However, each shareholder should independently confirm how they hold shares.

If you wish to have your Weatherford Ireland shares registered directly in your own name (and to be issued a share certificate, if requested), you will not be charged any fees to do so by the Exchange Agent or Weatherford Ireland.

Until persons holding certificates representing previous Weatherford Switzerland shares or who were registered holders of Weatherford Switzerland shares elect, in accordance with the procedures set forth in the letter of transmittal, as to how they desire to hold their new Weatherford Ireland shares, those persons will not be able to transfer their new Weatherford Ireland shares. Such persons will, however, be able to vote their new Weatherford Ireland shares through the Exchange Agent acting as their proxy pending formal delivery of legal title thereto.

Any Weatherford Ireland shares issued to the Exchange Agent that remain undelivered to the former holders of Weatherford Switzerland shares as of the 12 month anniversary of the effective time of the Merger (or the termination of the Exchange Agent’s engagement, if later) will be delivered to Weatherford Ireland or its designee, together with all entitlements (including dividend entitlements) arising therefrom, upon demand, and Weatherford Ireland or its designee will thereafter continue to hold such shares and entitlements, as nominee for, and on behalf of, the former holders of Weatherford Switzerland shares, on substantially similar terms as the Exchange Agent, pending formal delivery of legal title thereto, but subject to applicable abandoned property, escheat or similar laws. No interest shall be payable on any dividend entitlements or other amounts held, from time to time, by Weatherford Ireland, the Exchange Agent or any of their respective affiliates or designees as nominee for any former holder of Weatherford Switzerland shares, and none of Weatherford Ireland, the Exchange Agent or any of their respective affiliates or designees shall be required to account to any former holder of Weatherford Switzerland shares for same.

If you elect to register your new Weatherford Ireland shares directly in your own name or that of your designee, you should particularly note that subsequent transfers of Weatherford Ireland shares may be subject to Irish stamp duty. Please see “Material Tax Considerations — Irish Tax Considerations — Stamp Duty” for a more detailed description of the Irish stamp duty. As a result, persons holding certificates representing Weatherford Switzerland shares or who are a registered holder of Weatherford Switzerland shares are strongly encouraged to deposit and maintain their holdings within the facilities of DTC going forward.

Q:	Will the Merger result in any changes to my rights as a shareholder?

A:	Your rights as a shareholder of Weatherford Switzerland are governed by Swiss law and Weatherford Switzerland’s articles of association. After the Merger, you will become a shareholder of Weatherford Ireland and your rights will be governed by Irish law and Weatherford Ireland’s memorandum and articles of association as they will be in effect after the Merger. The legal system governing corporations organized under Irish law differs from the legal system governing corporations organized under Swiss law. As a result, while many of the principal attributes of Weatherford Switzerland’s shares and Weatherford Ireland’s shares will be similar under Swiss and Irish corporate law, differences will exist. In addition, the provisions of Weatherford Ireland’s proposed memorandum and articles of association will be substantially similar to the provisions of Weatherford Switzerland’s articles of association, except for changes (i) required by Irish law, or (ii) necessary in order to preserve the current rights of shareholders and powers of the board of directors of Weatherford Ireland following the Merger. We summarize your rights as a shareholder under Swiss law and under Irish law following the Merger and the material differences between the governing documents for Weatherford Switzerland and Weatherford Ireland under “Comparison of Shareholders Rights.” A copy of Weatherford Ireland’s memorandum and articles of association in substantially the form to be amended and restated prior to the effective date is attached to this proxy statement/prospectus as Annex B.

Q:	Will the Merger dilute my economic interest?

A:	No. Immediately after the effective time of the Merger, your relative economic ownership in Weatherford Ireland will remain the same as your relative economic ownership in Weatherford Switzerland immediately prior to the effective time of the Merger.

Q:	Are Weatherford Switzerland shareholders able to exercise appraisal rights?

A:	Yes. Weatherford Switzerland shareholders whose shares are registered in their name can exercise appraisal rights under Article 105 of the Swiss Merger Act by filing suit against Weatherford Ireland for the examination of equity and membership interests. The suit must be filed within two months after the publication of the Merger resolution. An appraisal suit can be filed by shareholders who vote against the Merger Agreement, who abstain from voting or who do not participate in the shareholders meeting approving the Merger Agreement. A shareholder who votes in favor of the adoption of the Merger Agreement proposal

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may also be able to file a suit. If a suit is filed, the court will determine the compensation, if any, that it considers adequate. Because shareholders will receive, as consideration in the Merger, Weatherford Ireland shares on a one-for-one basis and the assets and liabilities of Weatherford Switzerland will be transferred to Weatherford Ireland in the Merger, we believe that the equity and membership interests of Weatherford Switzerland shareholders are adequately safeguarded. If a claim by one or more Weatherford Switzerland shareholders is successful, all of the Weatherford Switzerland shareholders who held Weatherford Switzerland shares at the effective time of the Merger would receive the same compensation. The filing of an appraisal suit will not prevent the completion of the Merger. If you are a beneficial owner and your Weatherford Switzerland shares are held in “street name” by a broker, you should consult with your broker. For more information about appraisal rights, please see “Agenda Item 1 Adoption of the Merger Agreement — Appraisal Rights.”

Q:	What is the distributable profits proposal and how does it relate to the Merger?

A:	Under Irish law, distributions to shareholders (including dividends) and, generally, share repurchases and share redemptions may only be made from “distributable profits” of Weatherford Ireland. These profits are determined by reference to an unconsolidated balance sheet prepared in accordance with the Companies Acts 1963-2013 of Ireland (the “Irish Companies Acts”). Immediately following the Merger, Weatherford Ireland will not have any distributable profits. If the Merger Agreement is adopted, our shareholders will also be asked at the meeting to approve the creation of distributable profits of Weatherford Ireland by reducing the entire share premium of Weatherford Ireland (or such lesser amount as may be determined by the board of directors of Weatherford Ireland) resulting from the allotment and issue of Weatherford Ireland shares pursuant to the Merger.

In addition, the distributable profits proposal requires the approval of the High Court of Ireland. If our shareholders approve the distributable profits proposal and the Merger is completed, Weatherford Ireland intends to seek the approval of the High Court of Ireland for the distributable profits proposal as soon as practicable following the completion of the Merger. The approval of the High Court of Ireland is expected to be obtained within 15 weeks of the completion of the Merger. Although we are not aware of any reason why the High Court of Ireland would not approve the distributable profits proposal, it is a matter of judicial discretion and there is no guarantee that such approval will be forthcoming.

While the board of directors recommends that shareholders vote for the distributable profits proposal, approval of the distributable profits proposal is not a condition to the Merger. We currently do not plan to make any distributions, other than the potential spin-off of our rigs business. If the distributable profits proposal is not approved by our shareholders and the High Court of Ireland, Weatherford Ireland will not be able to make distributions and, generally, undertake share purchases or share redemptions until such time as it has otherwise created sufficient distributable profits from its trading activities following the Merger. See “Risk Factors” and “Agenda Item 2 Approval of the Distributable Profits Proposal.”

Q:	When do you expect to complete the Merger?

A:	If the Merger Agreement is adopted by our shareholders, and the other conditions to completing the Merger are satisfied, we currently expect to complete the Merger in the second quarter of 2014. We may postpone or abandon the Merger at any time prior to the effective time of the Merger, even after the shareholders have adopted the Merger Agreement at the Extraordinary General Meeting. Although the board of directors recommends that shareholders vote for both proposals, the adoption of the Merger Agreement in Agenda Item 1 is not conditional upon the approval of the distributable profits proposal in Agenda Item 2.

However, please see “Risk Factors — If the distributable profits proposal is not approved by our shareholders and the High Court of Ireland, Weatherford Ireland will not be able to make distributions or, generally, undertake share purchases or share redemptions until such time as it has created sufficient distributable profits from its trading activities following the Merger” for a discussion of ways in which the Merger would be affected if the distributable profits proposal is not approved.

Q:	Why do you want to change the place of incorporation of the Weatherford group’s publicly traded parent from Switzerland to Ireland?

A:	In 2013 we had many foundational accomplishments, and that fundamental progress continues in 2014. In 2013, we successfully remediated our material weakness in income tax accounting and negotiated settlement of our FCPA and trade sanction matters, both of which we see as significant milestones. At the same time, we renewed our focus on cash generation and profitability. We believe these foundational accomplishments position Weatherford on a path towards a culture of efficiency, operational excellence, and capital and administrative quality.

In 2014, we are now moving forward with a focus on divesting non-core assets and growing our core businesses - Well Construction, Formation Evaluation, Completion and Artificial Lift - while also striving to improve profitability and capital efficiency. In March, we announced the signing of an agreement for the first of our planned divestitures.

During this transformative time and with these objectives and challenges in mind, we must balance the practicalities of day-to-day management of our company with providing solid shareholder rights and corporate governance best practices. We also require a stable regulatory environment in order to effectively manage our company. After careful consideration, our board of directors has determined that Switzerland has become restrictive in this regard, while Ireland is more attractive in terms of allowing us to achieve the right balance on these important matters. For example, Swiss law provides that changes to corporate and other laws can be put to a national referendum of voters at the request of Swiss citizens who obtain a requisite number of signatures. If a referendum is approved by voters, it is adopted into the Swiss constitution without a legislative process. This results in unpredictability in the Swiss legal system. Additionally, recent changes in Swiss law subject our directors to potential criminal liability for certain compensation decisions considered routine in other jurisdictions, and impose additional shareholder voting requirements that are inconsistent with SEC requirements. These changes also prohibit certain incentive and severance compensation practices that we consider important in order to provide market-based compensation to current and prospective executives and directors in our industry, that are also competitive when compared to that provided by our peers.

We believe that these factors:

•	unnecessarily complicate governance and shareholder voting matters;

•	undermine our ability to attract and retain executive officers and qualified directors, both of which are critical to our success;

•	place our executive officers and directors at risk in a manner that does not apply to our competitors; and

•	significantly increase our general and administrative costs.

In combination, all of these factors can have a long-term adverse impact on the company and impede our ability to achieve our objectives. As a result, and in light of these changes and our desire to efficiently manage our company, our board of directors has determined that it is advisable to change our place of incorporation from Switzerland to Ireland. We believe this change will prove beneficial to us and our shareholders.

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In making the determination to change our place of incorporation, our board of directors considered the various factors mentioned above, as well as the following:

•	Ireland is an English-speaking common law jurisdiction, which we believe makes its legal system more flexible than those of civil law jurisdictions, such as Switzerland.

•	Ireland has a stable and well-developed legal system that includes an established and predictable corporate governance regime, which provides shareholders with substantial rights. At the same time, the Irish common law system is more consistent with the legal system in the United States and is more compatible with the rules and regulations of the SEC and NYSE. We believe our shareholders are accustomed to this interplay between corporate law and SEC and NYSE regulation, especially given that Ireland allows for additional flexibility and more practical, day-to-day corporate and capital management when compared to Switzerland. We believe that this flexibility will both be beneficial to us and reduce uncertainty for us with respect to our ability to structure acquisitions, pay future dividends (including to facilitate the potential spin-off of our rigs business via a stock dividend), compensate our executive officers and directors and administer corporate functions in conjunction with other corporate governance matters.

•	The new regulatory and governance requirements of Switzerland are complex and burdensome and, as a result, we believe that an appropriate balance is being adversely impacted in Switzerland, all of which is further complicated by a civil law legal regime and expected to result in increased general and administrative costs.

•	We believe that Irish corporate law, combined with our shares being listed on the NYSE and continuing to be subject to compliance with SEC rules and regulations (including mandatory executive compensation vote requirements), will achieve an appropriate balance among:

–	a stable corporate and common law legal environment,

–	robust external governance oversight,

–	solid shareholder rights, and

–	regulation of our executive pay practices, including the ability to compensate our executives and directors in a manner that retains, attracts and incentivizes them.

•	As part of our reincorporation, we expect to delist from the SIX Swiss Exchange and the NYSE Euronext-Paris, while maintaining our NYSE listing. We believe this will further reduce our legal and other administrative costs that result from being listed on three exchanges. However, we do not expect any adverse impact to our liquidity due to our robust trading on the NYSE.

•	We also believe that the perception of an Irish company among regulatory authorities, investors, creditors and customers is highly favorable. Many major international companies across a variety of industries are incorporated or have substantial operations in Ireland. Further, as of the current date, one oil and gas industry player has left Switzerland for another common law jurisdiction and another major industrial player has announced its plans to move to Ireland.

•	Our focus is on the development and growth of our core businesses, efficiency in our operations and improved profitability, including by the continued divestment of certain non-core assets. We believe that incorporating in Ireland will assist in our planning and execution of these goals.

•	Ireland has strong international relationships as a member of the European Union and a long history of international investment and long-established commercial relationships and trade agreements with other European Union member states and other countries around the world where we have major operations. We believe these relationships will benefit our multinational operations.

•	Incorporating in Ireland is not expected to result in any material change to our operations or financial results and will allow us to continue to report our financial results using U.S. GAAP.

•	Ireland permits the payment of dividends in U.S. dollars and without the need for a separate shareholder vote simply to declare a dividend.

See “Agenda Item 1 Adoption of the Merger Agreement — Reasons for the Merger” for more information. We cannot assure you that the anticipated benefits of the Merger will be realized, and the Merger may expose us and our shareholders to some risks. Please see the discussion under “Risk Factors.” Our board of directors has considered both the potential advantages and risks associated with the Merger and has unanimously approved the Merger Agreement and recommends that the shareholders vote for the adoption of the Merger Agreement at the Extraordinary General Meeting.

Q:	Why do you want to have the Weatherford group’s publicly traded parent maintain its Swiss tax residency?

A:

Our board of directors continually evaluates the global tax environment and its impact on our company. As part of our decision to change our place of incorporation to Ireland, our board of directors considered the appropriateness of moving our tax residency to another jurisdiction, including Ireland and the United Kingdom. While from a corporate governance and regulatory perspective we believe Switzerland is no longer a preferred environment, our board of directors determined that, at this time and after considering various factors, including those noted below, it would be in our best interest and the best interests of our shareholders to continue to maintain our Swiss tax residency. As more clarity is obtained with respect to the global tax environment, as relevant to our structure and taking into account planned divestitures, our board of directors will continue to evaluate and determine the appropriateness of our tax residency. The various factors considered by our board of directors include the following:

•	Switzerland has a stable, developed and competitive corporate tax regime with which Weatherford management is familiar. Moreover, Switzerland has an established process for advance tax rulings that allows us to obtain Swiss tax certainty prior to implementing transactions (including at the public shareholder level).

•	Switzerland has tax treaties with many taxing jurisdictions throughout the world, and therefore our Swiss tax residency is expected to continue to provide us and our subsidiaries greater certainty as to the tax implications of their activities worldwide and avoid double taxation.

•	Switzerland is a member of the Organization for Economic Co-operation and Development (“OECD”) and is expected to continue to take steps necessary to ensure that its tax regime will be respected in the global tax reform environment while still maintaining its competitiveness.

Q:	Will the Merger affect Weatherford Switzerland’s current or future operations?

A:	While changing the jurisdiction of incorporation of our publicly traded parent is expected to position us to capture the benefits described above, we believe that the Merger should otherwise have no material impact on how we conduct our day-to-day operations. Where we conduct our future operations for our customers will depend on a variety of factors, including the worldwide demand for our services and the overall needs of our business, independent of our legal

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domicile. However, please see “Risk Factors” for a discussion of ways in which the Merger could have an adverse effect on us.

Q:	Can I trade Weatherford Switzerland shares between the date of this proxy statement/prospectus and the effective time of the Merger?

A:	Yes. Weatherford Switzerland shares will continue to trade during this period.

Q:	How will the Merger affect the stock exchange listings of Weatherford Switzerland shares?

A:	We intend to file an application with the NYSE and expect that, immediately following the effective time of the Merger, the Weatherford Ireland shares will be listed on the NYSE under the symbol “WFT,” the same symbol under which your Weatherford Switzerland shares are currently listed. Currently, there is no established public trading market for the Weatherford Ireland shares. In connection with the Merger, we plan to delist the Weatherford Switzerland shares from the SIX Swiss Exchange and the NYSE Euronext-Paris. We do not plan for Weatherford Ireland’s shares to be listed on the SIX Swiss Exchange, the NYSE Euronext-Paris or the Irish Stock Exchange.

Q:	How will the Merger affect Weatherford Switzerland’s financial reporting and the information Weatherford Switzerland provides to its shareholders?

A:	Upon completion of the Merger, we will remain subject to SEC reporting requirements, the mandates of the Sarbanes-Oxley Act and applicable corporate governance rules of the NYSE, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. GAAP. We will continue to file reports on Forms 10-K, 10-Q and 8-K with the SEC, as we currently do. We will file an annual proxy statement that includes compensation disclosure and analysis. Furthermore, we will comply with any additional reporting and governance requirements of Irish law.

Q:	What impact will the Merger have on Weatherford Switzerland’s current debt arrangements?

A:	We expect no material impact on our senior notes, our $2.25 billion credit facility or the credit agreement governing our $300 million 364-day term loan. In connection with the Merger, Weatherford Ireland expects to enter into supplemental indentures to the indentures governing our outstanding senior notes, pursuant to which Weatherford Ireland and/or its subsidiaries will guarantee the obligations of the issuers of the notes and assume the obligations under the indentures. As a condition to completion of the Merger, we are also required to obtain all consents required to complete the Merger (which may be waived). We intend to obtain consents and/or amendments to certain of our lease agreements and guarantees in order to avoid any defaults that could otherwise result in connection with the Merger. We do not believe that any such consents are required under our revolving credit agreement. See “Agenda Item 1 Adoption of the Merger Agreement — Conditions to Completion of the Merger.”

Q:	Will the Merger impact Weatherford Switzerland’s ability to access capital or obtain loans in the future?

A:	We do not expect that the Merger will have any significant effect on our ability to access the capital markets or obtain loans. We expect to be able to access the capital markets and obtain loans as efficiently and on similar terms as we can today, subject to any changes in market conditions applicable in general to all companies. However, please see “Risk Factors” for a discussion of ways in which the Merger could have an adverse effect on us.

Q:	Will the Merger have any material impact on another company’s ability to acquire the Weatherford publicly traded parent?

A:	The Merger should not materially affect the ability of another company to acquire the Weatherford publicly traded parent. After the Merger, Weatherford Ireland will be subject to the Irish Takeover Panel Act 1997, as amended, and the Irish Takeover Rules promulgated thereunder, which regulate the conduct of takeovers of, and certain other relevant transactions affecting, Irish public companies listed on certain stock exchanges, including the NYSE. The Irish Takeover Rules are administered by the Irish Takeover Panel, which has supervisory jurisdiction over such transactions. Switzerland has similar laws, rules and regulations that currently apply to us as a Swiss corporation. Please see “Comparison of Shareholder Rights — Shareholder Approval of Business Combinations,” “— Appraisal Rights” and “— Other Anti-Takeover Measures.”

Q:	What effect would the failure to complete the Merger have on Weatherford Switzerland?

A:	We have incurred and will incur certain additional costs whether the Merger is completed or not, although we do not expect these costs to be material. We will consider all possible alternatives in the event that the Merger is not completed. For more information, please see “Risk Factors.”

Q:	What are the material tax consequences of the Merger?

A:	Please read the following questions and answers regarding some of the potential tax consequences of the Merger and refer to “Material Tax Considerations” for a description of the material Swiss tax, U.S. federal income tax and Irish tax consequences of the Merger. Determining the actual tax consequences of the Merger to you may be complex and will depend on your specific situation. You should consult your tax advisor for a full understanding of the tax consequences of the Merger and ownership and disposition of Weatherford Ireland shares to you.

Q:	Is the Merger taxable to me?

A:	No tax ruling was requested or received as to the Swiss income tax consequences of the Merger to shareholders of Weatherford Switzerland. However, if the conditions set forth in the Swiss corporate level tax rulings Weatherford Switzerland has obtained in connection with the Merger are satisfied, the Merger generally will not result in Swiss taxation to Weatherford Switzerland shareholders who are not residents of Switzerland and who do not hold their shares through a permanent establishment or a fixed place of business in Switzerland. Please see "Material Tax Considerations - Swiss Tax Considerations.”

Under U.S. federal income tax law, our shareholders generally will not recognize any gain or loss on the cancellation, pursuant to the Merger, of their Weatherford Switzerland shares as consideration for the allotment of Weatherford Ireland shares in the Merger. Please see “Material Tax Considerations — U.S. Federal Income Tax Considerations.”

Under Irish tax law, no tax should arise for our shareholders as a result of the Merger. Please see “Material Tax Considerations — Irish Tax Considerations.”

Q:	Is the Merger a taxable transaction for Weatherford Switzerland or Weatherford Ireland?

A:	The Merger will not be taxable to Weatherford Ireland and, provided all Swiss tax ruling conditions are satisfied, will not be taxable to Weatherford Switzerland.

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Q:	Has any of the Swiss federal and cantonal tax authorities, the U.S. Internal Revenue Service or the Irish Revenue Commissioners rendered a ruling on the Merger?

A:	We have received tax rulings from the Swiss FTA and Canton of Zug confirming no general Swiss withholding, issuance stamp, security transfer, or direct federal and Zug cantonal and communal corporate income tax consequences to Weatherford Switzerland or Weatherford Ireland as a result of the Merger. No tax ruling was requested or received as to the Swiss income tax consequences of the Merger to shareholders of Weatherford Switzerland. Please see “Material Tax Considerations — Swiss Tax Considerations.” We have also received tax rulings from the Swiss FTA and Canton of Zug confirming the cancellation of Weatherford Switzerland shares currently held by a Weatherford Switzerland affiliate (the “Treasury Shares”) will not result in any Swiss withholding, issuance stamp, security transfer or direct federal or Zug cantonal and communal income tax to Weatherford Switzerland.

The United States Internal Revenue Service (“IRS”) has not issued a ruling on the Merger nor do we intend to request one regarding the Merger. While no ruling has been or will be requested from the IRS, it is a condition to the closing of the Merger that we receive an opinion from our tax counsel, Baker & McKenzie LLP, as to (i) the material U.S. federal income tax consequences to Weatherford Switzerland, Weatherford Ireland and our shareholders as a result of the Merger, and (ii) the material U.S. federal income tax consequences to our shareholders of owning and disposing of Weatherford Ireland shares allotted in the Merger. Please see “Summary — Conditions to Completion of the Merger” as well as “Material Tax Considerations — U.S. Federal Income Tax Considerations.”

A ruling was requested and has been received from the Irish Revenue Commissioners confirming that the issuance of the Weatherford Ireland shares pursuant to the Merger will not give rise to Irish stamp duty.

Q:	Will the Merger have an impact on our operating expenses or effective tax rate?

A:	We do not expect the Merger to have a material effect on our operating costs, including our selling, general and administrative expenses. In addition, we do not expect the Merger to materially affect our current effective corporate tax rate. However, see “Risk Factors — We will remain subject to changes in law and other factors after the Merger that may not allow us to maintain an effective corporate tax rate that is competitive in our industry.”

Q:	Will there be Irish withholding tax on future dividends, if any, by Weatherford Ireland?

A:	No. Under current law future dividends, if any, paid by Weatherford Ireland will not be subject to Irish withholding tax, provided Weatherford Ireland is not tax resident in Ireland.

Q:	Will Weatherford Ireland be subject to the same Swiss tax rules on dividend distributions as Weatherford Switzerland if the Merger were to not occur?

A:	Yes. Weatherford Ireland expects to be subject to the same Swiss tax rules on dividend distributions, if any, as Weatherford Switzerland would be subject if the Merger were to not occur.

Q:	Does it matter, for tax or other reasons, whether I hold my shares “beneficially” or “of record?” .

A:	Yes. In general, Weatherford Switzerland shareholders hold their shares in one of two ways. Some shareholders are directly registered in their own names on Weatherford Switzerland’s shareholder records, as maintained by our transfer agent (currently AST). In this proxy statement/prospectus, we generally refer to these shareholders as “registered holders” or holding their shares “directly” or “of record.” However, most of our shareholders hold their shares through brokers, which in turn hold those shares through DTC.

Under Irish tax law, the transfer of shares in Weatherford Ireland may be treated differently depending on whether you hold your shares “beneficially” or “of record.” In particular, Irish stamp duty, payable by the transferee, at 1% of the price paid or the market value of the shares acquired, if higher, may be payable on the transfer of shares that are held of record. As such, we are strongly encouraging that former holders of record of Weatherford Switzerland deposit and maintain their Weatherford Ireland shares within DTC following the Merger. Please see “Material Tax Considerations — Irish Tax Considerations – Stamp Duty” and “Agenda Item 1 Adoption of the Merger Agreement —Allotment and Issue of New Weatherford Ireland Shares.”

In addition, there are different procedures for voting and attending the meeting, depending on how you hold your shares. Please see “Information about the Meeting and Voting — Who Can Vote,” “— How to Vote” and “— Quorum/Voting.”

Q:	Will there be Irish stamp duty on the transfer of Weatherford Ireland shares?

A:	For the majority of transfers of Weatherford Ireland shares, we do not expect there to be any Irish stamp duty. Transfers of book-entry interests in DTC representing Weatherford Ireland shares will not be subject to Irish stamp duty. Accordingly, transfers by shareholders of Weatherford Ireland shares beneficially held through brokers within DTC, will not be subject to Irish stamp duty. However, transfers by shareholders who hold their shares other than beneficially through DTC will be subject to Irish stamp duty, which is a legal obligation of the transferee. Irish stamp duty is currently 1% of the price paid or the market value of the shares acquired, if higher.

Accordingly, we strongly encourage that all former directly registered shareholders of Weatherford Switzerland deposit and maintain their Weatherford Ireland shares within DTC following the Merger. Please see “Agenda Item 1 Adoption of the Merger Agreement — Allotment and Issue of New Weatherford Ireland Shares.” We also strongly encourage that any person who wishes to acquire Weatherford Ireland shares after completion of the Merger acquires such Weatherford Ireland shares beneficially through a broker account to be held through DTC.

Any transfer of Weatherford Ireland shares that is subject to Irish stamp duty will not be registered in the name of the transferee unless an instrument of transfer is duly stamped and provided to our transfer agent. Weatherford Ireland’s proposed articles of association allow Weatherford Ireland, in its absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty payable by a transferee. In the event of any such payment, Weatherford Ireland is (on behalf of itself or its affiliates) entitled to (i) seek reimbursement from the transferee or the transferor (at is discretion), (ii) set-off the amount of the stamp duty against future dividends payable to the transferee, and/or (iii) claim a lien against the Weatherford Ireland shares on which it has paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in Weatherford Ireland shares has been paid unless one or both of such parties is otherwise notified by us. Please see “Material Tax Considerations — Irish Tax Considerations — Stamp Duty” for a more detailed description of the Irish stamp duty.

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SUMMARY

This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. To more fully understand the Merger you should read carefully this entire proxy statement/prospectus, including the Merger Agreement attached as Annex A to this proxy statement/prospectus and Weatherford Ireland’s memorandum and articles of association, which will be amended and restated prior to the effective date of the Merger in substantially the form attached to this proxy statement/prospectus as Annex B and will govern Weatherford Ireland, the company whose shares you will own after the Merger.

The Parties to the Merger (see page 20)

•	Weatherford Switzerland. Weatherford Switzerland is our current Swiss public holding company and the parent of the Weatherford group of companies. We are one of the world’s leading providers of equipment and services used in the drilling, evaluation, completion, production and intervention of oil and natural gas wells. We operate in over 100 countries, which are located in nearly all of the oil and natural gas producing regions in the world. Weatherford Switzerland’s principal executive offices are located at 4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland and our telephone number at that location is +41.22.816.1500.

•	Weatherford Ireland. Weatherford Ireland is a newly formed private limited company incorporated under Irish law and a wholly-owned subsidiary of Weatherford Switzerland. Weatherford Ireland has only nominal assets and has not engaged in any business or other activities other than in connection with its formation and transactions contemplated hereby. Weatherford Ireland will be re-registered as an Irish public limited company and renamed “Weatherford International plc” or a similar name prior to the effective time of the Merger. As a result of the Merger, Weatherford Ireland will become our new public holding company and the parent of the Weatherford group of companies.

The Merger (see page 21)

Pursuant to the Merger Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, and by way of an international (cross border) merger without liquidation of Weatherford Switzerland in compliance with, inter alia, Art. 3 et seq. Swiss Act on Merger, Demerger, Transformation and Transfer of Assets and Art. 163b, 163c and 164 Swiss Private International Law Act and applicable laws of Ireland, Weatherford Switzerland will merge into Weatherford Ireland, which will become our new public holding company and the parent of the Weatherford group of companies. The assets and liabilities of Weatherford Switzerland will be transferred to Weatherford Ireland by operation of law. In the Merger, each registered Weatherford Switzerland share will be cancelled as consideration for the allotment of one Weatherford Ireland share (except for Weatherford Switzerland shares held by, or for the benefit of, Weatherford Switzerland or any of its subsidiaries, which will also be cancelled, but for which no Weatherford Ireland shares will be allotted). As a result, your rights as a shareholder will be governed by Irish law and by Weatherford Ireland’s memorandum and articles of association, which will be amended and restated prior to the effective date of the Merger in substantially the form attached to this proxy statement/prospectus as Annex B.

The Merger will not affect the number of shares you hold or your economic ownership. We will continue to conduct our business as we do now, and we expect that the Weatherford Ireland shares will be listed on the NYSE under the symbol “WFT,” the same symbol under which your Weatherford Switzerland shares are currently listed. Currently, there is no established public trading market for the Weatherford Ireland shares. In connection with the Merger, we plan to delist the Weatherford Switzerland shares from the SIX Swiss Exchange and the NYSE Euronext-Paris. We do not plan for Weatherford Ireland’s shares to be listed on the SIX Swiss Exchange, the NYSE Euronext-Paris or the Irish Stock Exchange.

We will remain subject to SEC reporting requirements, the mandates of the Sarbanes-Oxley Act and applicable corporate governance rules of the NYSE, and we will continue to report our consolidated financial results in U.S. dollars and in accordance with U.S. GAAP. We will also continue to have annual meetings of shareholders for the election of directors and annual shareholder advisory votes on executive compensation as required by SEC rules. Furthermore, we will comply with any additional reporting and governance requirements of Irish law. We intend for Weatherford Ireland to maintain Swiss tax residency, the current tax residency of Weatherford Switzerland.

Reasons for the Merger (see page 20)

In 2013 we had many foundational accomplishments, and that fundamental progress continues in 2014. In 2013, we successfully remediated our material weakness in income tax accounting and negotiated settlement of our FCPA and trade sanction matters, both of which we see as significant milestones. At the same time, we renewed our focus on cash generation and profitability. We believe these foundational accomplishments position Weatherford on a path towards a culture of efficiency, operational excellence, and capital and administrative quality.

In 2014, we are now moving forward with a focus on divesting non-core assets and growing our core businesses - Well Construction, Formation Evaluation, Completion and Artificial Lift - while also striving to improve profitability and capital efficiency. In March, we announced the signing of an agreement for the first of our planned divestitures.

During this transformative time and with these objectives and challenges in mind, we must balance the practicalities of day-to-day management of our company with providing solid shareholder rights and corporate governance best practices. We also require a stable regulatory environment in order to effectively manage our company. After careful consideration, our board of directors has determined that Switzerland has become restrictive in this regard, while Ireland is more attractive in terms of allowing us to achieve the right balance on these important matters. For example, Swiss law provides that changes to corporate and other laws can be put to a national referendum of voters at the request of Swiss citizens who obtain a requisite number of signatures. If a referendum is approved by voters, it is adopted into the Swiss constitution without a legislative process. This results in unpredictability in the Swiss legal system. Additionally, recent changes in Swiss law subject our directors to potential criminal liability for

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certain compensation decisions considered routine in other jurisdictions, and impose additional shareholder voting requirements that are inconsistent with SEC requirements. These changes also prohibit certain incentive and severance compensation practices that we consider important in order to provide market-based compensation to current and prospective executives and directors in our industry, that are also competitive when compared to that provided by our peers.

We believe that these factors:

•	unnecessarily complicate governance and shareholder voting matters;

•	undermine our ability to attract and retain executive officers and qualified directors, both of which are critical to our success;

•	place our executive officers and directors at risk in a manner that does not apply to our competitors; and

•	significantly increase our general and administrative costs.

In combination, all of these factors can have a long-term adverse impact on the company and impede our ability to achieve our objectives. As a result, and in light of these changes and our desire to efficiently manage our company, our board of directors has determined that it is advisable to change our place of incorporation from Switzerland to Ireland. We believe this change will prove beneficial to us and our shareholders.

In making the determination to change our place of incorporation, our board of directors considered the various factors mentioned above, as well as the following:

•	Ireland is an English-speaking common law jurisdiction, which we believe makes its legal system more flexible than those of civil law jurisdictions, such as Switzerland.

•	Ireland has a stable and well-developed legal system that includes an established and predictable corporate governance regime, which provides shareholders with substantial rights. At the same time, the Irish common law system is more consistent with the legal system in the United States and is more compatible with the rules and regulations of the SEC and NYSE. We believe our shareholders are accustomed to this interplay between corporate law and SEC and NYSE regulation, especially given that Ireland allows for additional flexibility and more practical, day-to-day corporate and capital management when compared to Switzerland. We believe that this flexibility will both be beneficial to us and reduce uncertainty for us with respect to our ability to structure acquisitions, pay future dividends (including to facilitate the potential spin-off of our rigs business via a stock dividend), compensate our executive officers and directors and administer corporate functions in conjunction with other corporate governance matters.

•	The new regulatory and governance requirements of Switzerland are complex and burdensome and, as a result, we believe that an appropriate balance is being adversely impacted in Switzerland, all of which is further complicated by a civil law legal regime and is expected to result in an increase in general and administrative costs.

•	We believe that Irish corporate law, combined with our shares being listed on the NYSE and continuing to be subject to compliance with SEC rules and regulations (including mandatory executive compensation vote requirements), will achieve an appropriate balance among:

–	a stable corporate and common law legal environment,

–	robust external governance oversight,

–	solid shareholder rights, and

–	regulation of our executive pay practices, including the ability to compensate our executives and directors in a manner that retains, attracts and incentivizes them.

•	As part of our reincorporation, we expect to delist from the SIX Swiss Exchange and the NYSE Euronext-Paris, while maintaining our NYSE listing. We believe this will further reduce our legal and other administrative costs that result from being listed on three exchanges. However, we do not expect any adverse impact to our liquidity due to our robust trading on the NYSE.

•	We also believe that the perception of an Irish company among regulatory authorities, investors, creditors and customers is highly favorable. Many major international companies across a variety of industries are incorporated or have substantial operations in Ireland. Further, as of the current date, one oil and gas industry player has left Switzerland for another common law jurisdiction and another major industrial player has announced its plans to move to Ireland.

•	Our focus is on the development and growth of our core businesses, efficiency in our operations and improved profitability, including the continued divestment of certain non-core assets. We believe that incorporating in Ireland will assist in our planning and execution of these goals.

•	Ireland has strong international relationships as a member of the European Union and a long history of international investment and long-established commercial relationships and trade agreements with other European Union member states and other countries around the world where we have major operations. We believe these relationships will benefit our multinational operations.

•	Incorporating in Ireland is not expected to result in any material change to our operations or financial results and will allow us to continue to report our financial results using U.S. GAAP.

•	Ireland permits the payment of dividends in U.S. dollars and without the need for a separate shareholder vote simply to declare a dividend.

While from a corporate governance and regulatory perspective we believe Switzerland is no longer a preferred environment, our board of directors determined that, at this time and after considering various factors, including those noted below, it would be in our best interest and the best interests of our shareholders to continue to maintain our Swiss tax residency. As more clarity is obtained with respect to the global tax environment, as relevant to our structure and taking into account planned divestitures, our board of directors will continue to evaluate and determine the appropriateness of our tax residency. The various factors considered by our board of directors include the following:

•	Switzerland has a stable, developed and competitive corporate tax regime with which Weatherford management is familiar. Moreover, Switzerland has an established process for advance tax rulings that allows us to obtain Swiss tax certainty prior to implementing transactions (including at the public shareholder level).

•	Switzerland has tax treaties with many taxing jurisdictions throughout the world, and therefore our Swiss tax residency is expected to continue to provide us and our subsidiaries greater certainty as to the tax implications of their activities worldwide and avoid double taxation.

•	Switzerland is a member of the OECD and is expected to continue to take steps necessary to ensure that its tax regime will be respected in the global tax reform environment while still maintaining its competitiveness.

Conditions to Completion of the Merger (see page 22)

The Merger will not be completed unless the following conditions, among others, are satisfied or, if allowed by law or the Merger Agreement, waived in Weatherford Switzerland’s sole discretion:

•	the SEC has declared the registration statement that includes this proxy statement/prospectus effective and no stop-order suspending the effectiveness thereof shall be in effect;

•	the Merger Agreement is adopted by the requisite vote of our shareholders;

•	the Weatherford Ireland shares to be issued pursuant to the Merger are authorized for listing on the NYSE, subject to official notice of issuance;

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•	the Weatherford Ireland shares have been deemed eligible for deposit, book-entry and clearance services by DTC and its affiliates;

•	Weatherford Switzerland receives an opinion from Baker & McKenzie LLP, in form and substance reasonably satisfactory to it, confirming, as of the effective date of the Merger, the matters discussed under “Material Tax Considerations — U.S. Federal Income Tax Considerations”;

•	Weatherford Switzerland receives an opinion from Baker & McKenzie (Zurich), in form and substance reasonably satisfactory to it, confirming, as of the effective date of the Merger, the matters discussed under “Material Tax Considerations — Swiss Tax Considerations”;

•	Weatherford Switzerland receives an opinion from Matheson, in form and substance reasonably satisfactory to it, confirming, as of the effective date of the Merger, the matters discussed under “Material Tax Considerations — Irish Tax Considerations”;

•	any statutory, court or official prohibition to complete the Merger shall have expired or been terminated;

•	all consents required to complete the Merger shall have been obtained; and

•	all Swiss legal preconditions necessary for the filing of the application for the entry of the Merger in the Commercial Register shall have been satisfied.

Our board of directors does not intend to waive (where capable of waiver) any of these or any other conditions unless it determines that the Merger is in the best interests of Weatherford Switzerland, our shareholders and Weatherford Ireland despite any of the conditions not being satisfied in whole or in part. Notwithstanding the foregoing, our board of directors reserves the right to postpone or abandon the Merger at any time prior to the effective time of the Merger, even after the shareholders have adopted the Merger Agreement at the Extraordinary General Meeting, including for the reasons described under “Risk Factors — We may choose to postpone or abandon the Merger.” In addition, the expected timing for the completion of the Merger may be impacted by other conditions described in this proxy statement/prospectus.

Effective Time (see page 22)

If the Merger Agreement is adopted by the requisite vote of our shareholders, and the other conditions to completion of the Merger are satisfied, we will file an application to effect the Merger with the Commercial Register as soon as practicable following the approval. We expect that the application will be approved and the Merger effected approximately two-weeks after such filing subject to approval by the Swiss Federal Commercial Register. We currently expect to complete the Merger in the second quarter of 2014.

Stock Exchange Listing (see page 25)

We intend to file an application with the NYSE and expect that, immediately following the effective time of the Merger, the Weatherford Ireland shares will be listed on the NYSE under the symbol “WFT,” the same symbol under which your Weatherford Switzerland shares are currently listed. Currently, there is no established public trading market for the Weatherford Ireland shares. In connection with the Merger, we plan to delist the Weatherford Switzerland shares from the SIX Swiss Exchange and the NYSE Euronext-Paris. We do not plan for Weatherford Ireland’s shares to be listed on the SIX Swiss Exchange, the NYSE Euronext-Paris or the Irish Stock Exchange.

Distributable Profits (see page 27)

Under Irish law, distributions to shareholders (including dividends) and, generally, share repurchases and share redemptions may only be made from “distributable profits” of Weatherford Ireland. These profits are determined by reference to an unconsolidated balance sheet prepared in accordance with the Irish Companies Acts. Immediately following the Merger, Weatherford Ireland will not have any distributable profits. If the Merger Agreement is adopted, our shareholders will also be asked at the meeting to approve the creation of distributable profits of Weatherford Ireland by reducing the entire share premium of Weatherford Ireland (or such lesser amount as may be determined by the board of directors of Weatherford Ireland) resulting from the allotment and issue of Weatherford Ireland shares pursuant to the Merger.

In addition, the distributable profits proposal requires the approval of the High Court of Ireland. If our shareholders approve the distributable profits proposal and the Merger is completed, Weatherford Ireland intends to seek the approval of the High Court of Ireland for the distributable profits proposal as soon as practicable following the completion of the Merger. The approval of the High Court of Ireland is expected to be obtained within 15 weeks of the completion of the Merger. Although we are not aware of any reason why the High Court of Ireland would not approve the distributable profits proposal, it is a matter of judicial discretion and there is no guarantee that such approval will be forthcoming.

While the board of directors recommends that shareholders vote for the distributable profits proposal, approval of the distributable profits proposal is not a condition to the Merger. We currently do not plan to make any distributions, other than the potential spin-off of our rigs business. If the distributable profits proposal is not approved by our shareholders and the High Court of Ireland, Weatherford Ireland will not be able to make distributions and, generally, undertake share purchases or share redemptions until such time as it has otherwise created sufficient distributable profits from its trading activities following the Merger. Please see “Risk Factors” and “Agenda Item 2 Approval of the Distributable Profits Proposal.”

Regulatory Matters (see page 23)

We are not aware of any governmental approvals or actions that are required to complete the Merger other than compliance with U.S. federal and state securities laws, various provisions of Swiss corporate and securities laws and Irish corporate law.

The creation of distributable profits of Weatherford Ireland, which involves a reduction of the entire share premium of Weatherford Ireland, requires the approval of the High Court of Ireland. See “Agenda Item 2 Approval of the Distributable Profits Proposal.”

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Tax Considerations (see page 28)

Swiss Taxes. We have received advance tax rulings from the Swiss FTA and Canton of Zug confirming no Swiss withholding, issuance stamp, security transfer or direct federal and Zug cantonal and communal corporate income tax consequences to Weatherford Switzerland or Weatherford Ireland as a result of the Merger. We have also received advance tax rulings from the Swiss FTA and Canton of Zug confirming the cancellation of the Treasury Shares will not result in any Swiss withholding, issuance stamp, security transfer, or direct federal or Zug cantonal and communal income tax to Weatherford Switzerland. Thus, subject to satisfying the conditions of the Swiss advance tax rulings obtained the Merger should not result in Swiss withholding, issuance stamp, security transfer, or direct federal and Zug cantonal and communal corporate income tax to Weatherford Switzerland or Weatherford Ireland. Moreover, Weatherford Switzerland shareholders who are not residents of Switzerland for tax purposes and who do not hold their shares through a permanent establishment or fixed place of business in Switzerland will not be subject to Swiss federal, cantonal and communal individual and corporate income taxes with respect to the Merger provided such conditions are satisfied. No tax ruling was requested or received as to the Swiss income tax consequences of the Merger to shareholders of Weatherford Switzerland. Please see “Material Tax Considerations — Swiss Tax Considerations.”

U.S. Federal Income Taxes. The Merger will not be taxable to Weatherford Switzerland or Weatherford Ireland for U.S. federal income tax purposes. Moreover, for U.S. federal income tax purposes, holders of Weatherford Switzerland shares generally will not recognize gain or loss on the cancellation, pursuant to the Merger, of their Weatherford Switzerland shares as consideration for the allotment of Weatherford Ireland shares in the Merger. Please see “Material Tax Considerations — U.S. Federal Income Tax Considerations.”

Irish Taxes. Under Irish tax law, no tax should arise for our shareholders as a result of the Merger. For a discussion of the Irish stamp duty consequences of transferring Weatherford Ireland shares, please see “Material Tax Considerations — Irish Tax Considerations — Stamp Duty.”

Please refer to “Risk Factors” and “Material Tax Considerations” for a description of the material Swiss tax, U.S. federal income tax and Irish tax consequences of the Merger to our shareholders. Determining the actual tax consequences of the Merger to you may be complex and will depend on your specific situation. You should consult your tax advisor for a full understanding of the tax consequences of the Merger and ownership and disposition of Weatherford Ireland shares to you.

Rights of Shareholders (see page 41)

Your rights as a shareholder of Weatherford Switzerland are governed by Swiss law and Weatherford Switzerland’s articles of association. After the Merger, you will become a shareholder of Weatherford Ireland and your rights will be governed by Irish law and Weatherford Ireland’s memorandum and articles of association as they will be in effect after the Merger. The legal system governing corporations organized under Irish law differs from the legal system governing corporations organized under Swiss law. As a result, while many of the principal attributes of Weatherford Switzerland’s shares and Weatherford Ireland’s shares will be similar under Swiss and Irish corporate law, differences will exist. In addition, the provisions of Weatherford Ireland’s proposed memorandum and articles of association will be substantially similar to the provisions of Weatherford Switzerland’s articles of association, except for changes (i) required by Irish law, or (ii) necessary in order to preserve the current rights of shareholders and powers of the board of directors of Weatherford Ireland following the Merger. See “Comparison of Shareholder Rights.” A copy of Weatherford Ireland’s memorandum and articles of association in substantially the form to be amended and restated prior to the effective date is attached to this proxy statement/prospectus as Annex B.

Appraisal Rights (see page 24)

Weatherford Switzerland shareholders whose shares are registered in their name can exercise appraisal rights under Article 105 of the Swiss Merger Act by filing suit against Weatherford Ireland for the examination of equity and membership interests. The suit must be filed within two months after the publication of the Merger resolution. An appraisal suit can be filed by shareholders who vote against the Merger Agreement, who abstain from voting or who do not participate in the shareholders meeting approving the Merger Agreement. A shareholder who votes in favor of the adoption of the Merger Agreement proposal may also be able to file a suit. If a suit is filed, the court will determine the compensation, if any, that it considers adequate. Because shareholders will receive, as consideration in the Merger, Weatherford Ireland shares on a one-for-one basis and the assets and liabilities of Weatherford Switzerland will be transferred to Weatherford Ireland in the Merger, we believe that the equity and membership interests of Weatherford Switzerland shareholders are adequately safeguarded. If a claim by one or more Weatherford Switzerland shareholders is successful, all of the Weatherford Switzerland shareholders who held shares at the effective time of the Merger would receive the same compensation. The filing of an appraisal suit will not prevent the completion of the Merger. If you are a beneficial owner and your Weatherford Switzerland shares are held in “street name” by a broker, you should consult with your broker.

Accounting Treatment of the Merger under U.S. GAAP (see page 26)

The Merger will represent a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at cost. Accordingly, the assets and liabilities of Weatherford Switzerland will be reflected at their carrying amounts in the accounts of Weatherford Ireland at the effective time of the Merger.

Market Price Information (see page 23)

On April 1, 2014, the last full trading day before we announced the proposed Merger, the closing sales price of our shares as reported by the NYSE was $17.47 per share. On April 15, 2014, the most recent practicable date before the date of this proxy statement/prospectus, the closing price of our shares on the NYSE was $17.04 per share.

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Recommendation of the Board (see pages 19 and 27)

Your board of directors has unanimously approved the Merger Agreement and recommends that you vote “FOR” the proposals described in this proxy statement/prospectus.

Extraordinary General Meeting of Shareholders

All registered shareholders at the close of business on the record date of May 19, 2014 have the right to attend the Extraordinary General Meeting and vote their shares. As of April 4, 2014, the most recent practicable date before the date of this proxy statement/prospectus, there were approximately 772,618,358 shares of Weatherford Switzerland outstanding and entitled to vote.

Approval of the proposal to adopt the Merger Agreement in Agenda Item 1 to be presented at the Extraordinary General Meeting requires the affirmative vote of at least two-thirds of the voting rights of the shareholders voting on this proposal at the Extraordinary General Meeting (which must also represent an absolute majority of the par value of the shares represented at the meeting). Abstentions, “broker non-votes,” blank or invalid and withdrawn votes will be counted as a vote against the proposals. Although the board of directors recommends that shareholders vote for both proposals, the adoption of the Merger Agreement in Agenda Item 1 is not conditional upon the approval of the distributable profits proposal in Agenda Item 2. However, please see “Risk Factors — If the distributable profits proposal is not approved by our shareholders and the High Court of Ireland, Weatherford Ireland will not be able to make distributions or, generally, undertake share purchases or share redemptions until such time as it has created sufficient distributable profits from its trading activities following the Merger” for a discussion of ways in which the Merger would be affected if the distributable profits proposal is not approved.

Approval of the distributable profits proposal in Agenda Item 2 to be presented at the Extraordinary General Meeting requires the affirmative vote of a relative majority of the shareholders voting on this proposal at the Extraordinary General Meeting. A “relative majority” means a majority of the votes actually cast for or against the matter being determined, disregarding abstentions, “broker non-votes,” blank or invalid ballots and withdrawn votes. In addition, while approval of the distributable profits proposal by the relative majority of the votes cast is sufficient for approval of the proposal under Swiss law (which governs the Extraordinary General Meeting at which the vote is taking place), we are seeking the approval of not less than 75% of the votes cast, in person or by proxy, at the meeting to increase the likelihood of obtaining Irish High Court approval with respect to the creation of distributable profits in Weatherford Ireland because such higher approval threshold would be required if the vote on the distributable profits proposal was being conducted under Irish law.

As of April 4, 2014, the most recent practicable date before the date of this proxy statement/prospectus, our directors and executive officers directly owned, in the aggregate, approximately 0.6% of the outstanding shares of Weatherford Switzerland as of that date. These shares are included in the number of shares entitled to vote at the Extraordinary General Meeting.

Selected Historical Consolidated Financial Data

The following table sets forth the selected historical consolidated financial data for Weatherford Switzerland. The selected financial data as of and for the years ended December 31, 2013 and 2012 have been derived from Weatherford Switzerland’s audited consolidated financial statements and related notes contained in its Annual Report on Form 10-K for the year ended December 31, 2013, which is incorporated by reference into this proxy statement/prospectus. The selected historical financial and other operating information as of and for the years ended December 31, 2011, 2010 and 2009 has been derived from audited consolidated financial statements not included or incorporated by reference in this proxy statement/prospectus.

The selected historical financial data below should be read in conjunction with the consolidated financial statements and their accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in our Annual Report on Form 10-K for the year ended December 31, 2013 and other financial information incorporated by reference. Historical results are not necessarily indicative of the results that may be expected for any future period.

	Year Ended December 31,
(Dollars in millions, except per share amounts)	2013	2012	2011	2010	2009
Statements of Operations Data:
Revenues	$15,263	$15,215	$12,988	$10,221	$8,833
Operating Income	523	298	1,307	774	687
Income (Loss) From Continuing Operations Attributable To Weatherford	(345)	(778)	189	(217)	87
Basic Earnings (Loss) Per Share From Continuing Operations Attributable To Weatherford	(0.45)	(1.02)	0.25	(0.29)	0.12
Diluted Earnings (Loss) Per Share From Continuing Operations Attributable To Weatherford	(0.45)	(1.02)	0.25	(0.29)	0.12
Balance Sheet Data:
Total Assets	$21,977	$22,795	$21,051	$19,199	$18,782
Long-term Debt	7,061	7,049	6,286	6,530	5,847
Shareholders’ Equity	8,203	8,818	9,345	9,118	9,175
Cash Dividends Per Share	—	—	—	—	—

Summary Pro Forma Financial Data

Pro forma financial statements for Weatherford Ireland are not presented in this proxy statement/prospectus because no significant pro forma adjustments are required to be made to the historical audited consolidated financial statements of Weatherford Switzerland for the year ended December 31, 2013.

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FORWARD-LOOKING STATEMENTS

This proxy statement/prospectus includes, and other filings made by us with the SEC and our releases issued to the public contain, various statements relating to future financial performance and results, including certain projections, business trends and other statements that are not historical facts. These statements constitute “forward-looking statements” as defined in the Securities Act of 1933, as amended (“Securities Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “budget,” “intend,” “strategy,” “plan,” “guidance,” “may,” “should,” “could,” “will,” “would,” “will be,” “will continue,” “will likely result” and similar expressions, although not all forward-looking statements contain these identifying words.

Forward-looking statements reflect our beliefs and expectations based on current estimates and projections. While we believe these expectations, and the estimates and projections on which they are based, are reasonable and were made in good faith, these statements are subject to numerous risks and uncertainties. Accordingly, our actual outcomes and results may differ materially from what we have expressed or forecasted in the forward-looking statements. Furthermore, from time to time, we update the various factors we consider in making our forward-looking statements and the assumptions we use in those statements. However, we undertake no obligation to correct, update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required under federal securities laws. The following sets forth various assumptions we use in our forward-looking statements, as well as risks and uncertainties relating to those statements. Certain of the risks and uncertainties may cause actual results to be materially different from projected results contained in forward-looking statements in this prospectus and in our other disclosures. These risks and uncertainties include, but are not limited to, those described under “Risk Factors,” “Agenda Item 1 Adoption of the Merger Agreement — Reasons for the Merger” and the following:

•	our ability to complete the Merger and related transactions and to realize the expected benefits from the Merger;

•	the tax effects of the Merger and related transactions;

•	our ability to obtain the necessary approvals and consents to the Merger, including the approval of applicable Swiss authorities;

•	global political, economic and market conditions, political disturbances, war, or terrorist attacks, changes in global trade policies, and international currency fluctuations;

•	our inability to realize expected revenues and profitability levels from current and future contracts;

•	our ability to manage our workforce, supply chain and business processes, information technology systems, and technological innovation and commercialization;

•	increases in the prices and availability of our raw materials;

•	nonrealization of expected reductions in our effective tax rate;

•	nonrealization of expected benefits from our acquisitions or business dispositions;

•	downturns in our industry which could affect the carrying value of our goodwill;

•	member country quota compliance within the Organization of Petroleum Exporting Countries;

•	adverse weather conditions in certain regions of our operations;

•	failure to ensure on-going compliance with current and future laws and government regulations, including, but not limited to, environmental and tax and accounting laws, rules and regulations; and

•	limited access to capital or significantly higher cost of capital related to liquidity or uncertainty in the domestic or international financial markets.

Finally, our future results will depend upon various other risks and uncertainties, including, but not limited to, those detailed in our other filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Securities Act. For additional information regarding risks and uncertainties, see “Where You Can Find More Information.”

RISK FACTORS

Before you decide how to vote, you should carefully consider the following risk factors, in addition to the other information contained in this proxy statement/prospectus and the documents incorporated by reference, including the information set forth in Part I, Item 1A, “Risk Factors” of our Annual Report on Form 10-K for the year ended December 31, 2013.

The anticipated benefits of the Merger may not be realized.

We may not realize the benefits we anticipate from the Merger. Our failure to realize those benefits could have an adverse effect on our business, results of operations and financial condition. Moreover, as we intend to maintain our Swiss tax residency we do not anticipate any change in taxes as a result of the Merger.

Your rights as a shareholder will change as a result of the Merger.

Your rights as a shareholder of Weatherford Switzerland are governed by Swiss law and Weatherford Switzerland’s articles of association. After the Merger, you will become a shareholder of Weatherford Ireland and your rights will be governed by Irish law and Weatherford Ireland’s memorandum and articles of association as they will be in effect after the Merger. The legal system governing corporations organized under Irish law differs from the legal system governing corporations organized under Swiss law. As a result, while many of the principal attributes of Weatherford Switzerland’s shares and Weatherford Ireland’s shares will be similar under Swiss and Irish corporate law, differences will exist. In addition, the provisions of Weatherford Ireland’s proposed memorandum and articles of association will be substantially similar to the provisions of Weatherford Switzerland’s articles of association, except for changes that are (i) required by Irish law, or (ii) necessary in order to preserve the current rights of shareholders and powers of the board of directors of Weatherford Ireland following the Merger. We summarize your rights as a shareholder under Swiss law and under Irish law following the Merger and the material differences between the governing documents for Weatherford Switzerland and Weatherford Ireland under “Comparison of Shareholders Rights.”

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The failure to satisfy the conditions of the Swiss federal and Zug tax administration rulings could result in a material Swiss taxation.

The Swiss FTA and Canton of Zug have confirmed in advance tax rulings granted to Weatherford Switzerland that the Merger will not trigger Swiss withholding, issuance stamp, security transfer or direct federal and Zug cantonal and communal corporate income tax for Weatherford Switzerland or Weatherford Ireland provided certain conditions are satisfied. The failure to satisfy these conditions could result in material Swiss taxation to us and our shareholders. Weatherford Switzerland expects that these conditions will be satisfied. See “Material Tax Considerations — Swiss Tax Considerations.”

We and our shareholders could be subject to increased taxation if Weatherford Ireland is considered to be tax resident in both Switzerland and Ireland.

Under current Irish law a company is generally regarded as an Irish tax resident if it is centrally managed and controlled in Ireland or if it is incorporated in Ireland. Under current Swiss law a company is regarded as a Swiss tax resident if it has its place of effective management in Switzerland or is incorporated in Switzerland. Where a company is treated as a tax resident of Switzerland as a result of having its place of effective management in Switzerland, Irish law provides Ireland will generally treat the company as not resident in Ireland for Irish tax purposes. Weatherford Ireland intends to maintain its place of effective management in Switzerland and therefore qualify as a Swiss, but not Irish, tax resident. However, it is possible that in the future, whether as a result of a change in law or tax treaty, that Weatherford Ireland could become tax resident in Ireland in addition to Switzerland. If Weatherford Ireland were to be considered to be a tax resident of Ireland, Weatherford Ireland could become liable for Irish and Swiss corporation tax and any dividends paid to its shareholders could be subject to Irish and Swiss dividend withholding tax.

If the distributable profits proposal is not approved by our shareholders and the High Court of Ireland, Weatherford Ireland will not be able to make distributions or, generally, undertake share purchases or share redemptions until such time it has created sufficient distributable profits from its trading activities following the Merger.

Under Irish law, distributions to shareholders (including dividends) and, generally, share repurchases and share redemptions may only be made out of “distributable profits” of Weatherford Ireland. These profits are determined by reference to an unconsolidated balance sheet prepared in accordance with the Irish Companies Acts. Immediately following the Merger, Weatherford Ireland will not have any distributable profits. If the Merger Agreement is adopted, our shareholders will also be asked at the meeting to approve the creation of distributable profits of Weatherford Ireland by reducing the entire share premium of Weatherford Ireland (or such lesser amount as may be determined by the board of directors of Weatherford Ireland) resulting from the allotment and issue of Weatherford Ireland shares pursuant to the Merger.

In addition, the distributable profits proposal requires the approval of the High Court of Ireland. If our shareholders approve the distributable profits proposal and the Merger is completed, Weatherford Ireland intends to seek the approval of the High Court of Ireland for the distributable profits proposal as soon as practicable following the completion of the Merger. The approval of the High Court of Ireland is expected to be obtained within 15 weeks of the completion of the Merger. Although we are not aware of any reason why the High Court of Ireland would not approve the distributable profits proposal, it is a matter of judicial discretion and there is no guarantee that such approval will be forthcoming. Even if the High Court of Ireland does approve the distributable profits proposal, it may take substantially longer than we anticipate. Furthermore, the High Court of Ireland may not approve the entire amount of the share premium reduction of Weatherford Ireland for which we apply.

While the board of directors recommends that shareholders vote for the distributable profits proposal, approval of the distributable profits proposal is not a condition to the Merger. If the distributable profits proposal is not approved by our shareholders and the High Court of Ireland, Weatherford Ireland will not be able to make distributions and, generally, undertake share purchases or share redemptions until such time as it has otherwise created sufficient distributable profits from its trading activities following the Merger. If the distributable profits proposal is approved by our shareholders but the High Court of Ireland only approves part of the share premium reduction for which we applied, Weatherford Ireland will not be able to make distributions and, generally, undertake share purchases or share redemptions beyond the amount of the reduction so approved by the High Court of Ireland until such time as it has otherwise created sufficient distributable profits from its trading activities following the Merger. Please see “Agenda Item 2 Approval of the Distributable Profits Proposal.” See also above risk factors.

We will remain subject to changes in law and other factors after the Merger that may not allow us to maintain an effective corporate tax rate that is competitive in our industry.

While we believe that the Merger should not affect our ability to maintain an effective corporate tax rate that is competitive in our industry, we cannot give any assurance as to what our effective tax rate will be after the Merger because of, among other things, uncertainty regarding the tax laws of the jurisdictions where we operate. After the Merger, our tax rate will depend on, among other things, profitability and the relative mix of profitability from our operations worldwide. In addition, tax laws could change in the future, and such changes could cause a material change in our effective corporate tax rate. In particular, legislative action could be taken which could override tax treaties upon which we expect to rely and adversely affect our effective tax rate. As a result, our actual effective tax rate may be materially different from our expectation.

Legislative and regulatory action or any change in applicable law could materially and adversely affect us and our shareholders.

As an Irish company following the Merger we will be required to comply with numerous Irish and EU legal requirements. Any changes in Irish and EU non-tax laws may require us to incur additional costs and could have a material and adverse effect on our business, results of operations and financial condition.

The Merger will result in additional direct and indirect costs, even if it is not completed.

We have incurred and will incur certain additional costs as a result of the Merger, although we do not expect these costs to be material. Weatherford Ireland has been incorporated in Ireland and is subject to Irish corporate law. Weatherford Ireland intends to maintain its headquarters in Switzerland and maintain Swiss tax residency. We expect to incur costs and expenses, including professional fees, to comply with Irish reporting and governance requirements and Irish and Swiss tax laws. In addition, we expect to incur attorneys’ fees, accountants’ fees, filing fees, mailing expenses and financial printing expenses in connection with the Merger, even if the Merger Agreement is not adopted or the Merger is not completed. The Merger also may adversely affect us by diverting attention of our management and employees from our operating business during the period of implementation and by increasing other administrative costs and expenses.

We may choose to postpone or abandon the Merger.

We may postpone or abandon the Merger at any time prior to the effective time of the Merger, even after the shareholders have adopted the Merger Agreement at the Extraordinary General Meeting. While we currently expect to complete the Merger as soon as practicable after obtaining shareholder adoption of the Merger Agreement, our board of directors may delay the Merger for a significant time or may abandon the Merger altogether after the Extraordinary General Meeting because, among other reasons,

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the Merger is no longer in our best interest or the best interests of our shareholders or may not result in the benefits we expect, or our estimated cost of the Merger increases. Additionally, we may not be able to satisfy all of the other conditions to the completion of the Merger, including obtaining all consents necessary, desirable or appropriate in connection with the Merger and related transactions. Furthermore, if the distributable profits proposal is not approved by the shareholders, our board of directors may choose to abandon the Merger. Please see “Agenda Item 1 Adoption of the Merger Agreement — Conditions to Completion of the Merger.”

After the Merger, attempted takeovers of Weatherford Ireland will be subject to the Irish Takeover Rules and the supervisory jurisdiction of the Irish Takeover Panel.

Following the completion of the Merger, we will be subject to the Irish Takeover Act 1997, as amended, and the Irish Takeover Rules promulgated thereunder, which regulate the conduct of takeovers of, and certain other relevant transactions affecting, Irish public limited companies listed on certain stock exchanges, including the NYSE. The Irish Takeover Rules are administered by the Irish Takeover Panel, which has supervisory jurisdiction over such transactions. Among other matters, the Irish Takeover Rules operate to ensure that no offer is frustrated or unfairly prejudiced and, in the case of multiple bidders, that there is a level playing field. For example, pursuant to the Irish Takeover Rules, the board of directors of Weatherford Ireland will not be permitted, without shareholder approval, to take certain actions which might frustrate an offer for Weatherford Ireland shares once the board of directors has received an approach which may lead to an offer or has reason to believe an offer is, or may be, imminent. Please see “Description of Weatherford Ireland Share Capital — Anti-Takeover Measures.”

After the Merger, it could be more difficult for Weatherford Ireland to obtain shareholder approval for a merger or negotiated transaction because the shareholder approval requirements for certain types of transactions differ and, in some cases are greater, under Irish law than under Swiss law.

Under Swiss law and Weatherford Switzerland’s articles of association, a statutory merger or demerger requires the approval of at least a majority in number of the shareholders of each class, representing 75% of the shares of each class in attendance at a general meeting. Under Irish law, a business combination under a scheme of arrangement, which is a statutory procedure, requires the approval of a majority in number of the shareholders of each class, representing not less than 75% of the shares of each class, present and voting, in person or by proxy, at a general, or relevant class, meeting of the company. The scheme also requires the sanction of the High Court of Ireland. There is also a statutory procedure under the European Communities (Cross-Border Mergers) Regulations 2008 whereby a variety of business combinations between Irish companies and other European Economic Area (“EEA”) incorporated companies (including mergers) can be effected. Approval of such mergers requires the approval of not less than 75% of the votes cast, in person or by proxy, at a general meeting of the company together with the sanction of the High Court of Ireland.

As a result of these Irish law requirements, situations may arise where the flexibility we now have in Switzerland would have provided benefits to our shareholders that will not be available in Ireland. Please see “Comparison of Shareholder Rights — Shareholder Approval of Business Combinations.”

After the Merger, a future transfer of your Weatherford Ireland shares may be subject to Irish stamp duty.

In certain circumstances, the transfer of shares in an Irish incorporated company will be subject to Irish stamp duty which liability is a legal obligation of the transferee. This duty is currently at the rate of 1% of the price paid or the market value of the shares acquired, if higher. However, transfers of book-entry interests in DTC representing Weatherford Ireland shares will not be subject to Irish stamp duty. Accordingly, transfers by shareholders of their Weatherford Ireland shares beneficially held through brokers within DTC, will not be subject to Irish stamp duty. This exemption is available because our shares are traded on a recognized stock exchange in the United States.

In relation to any transfer of Weatherford Ireland shares that is subject to Irish stamp duty, Weatherford Ireland’s proposed memorandum and articles of association allow Weatherford Ireland, in its absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty payable by a transferee. In the event of any such payment, Weatherford Ireland is (on behalf of itself or its affiliates) entitled to (i) seek reimbursement from the transferee or transferor (at its discretion), (ii) set-off the amount of the stamp duty against future dividends payable to the transferee and (iii) claim a lien against the Weatherford Ireland shares on which it has paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of the Merger in Weatherford Ireland shares has been paid unless one or both of such parties is otherwise notified by us.

If Weatherford Ireland’s shares are not eligible for deposit and clearing within the facilities of DTC, then transactions in our shares may be disrupted.

The facilities of DTC are a widely-used mechanism that allow for rapid electronic transfers of securities between the participants in the DTC system, which include many large banks and brokerage firms.

Upon the completion of the Merger, the Weatherford Ireland shares will be eligible for deposit and clearing within the DTC system. We expect to enter into arrangements with DTC whereby we will agree to indemnify DTC for any Irish stamp duty that may be assessed upon it as a result of its service as a depository and clearing agency for our shares. We expect these actions, among others, will result in DTC agreeing to accept the shares for deposit and clearing within its facilities upon completion of the Merger.

DTC is not obligated to accept the Weatherford Ireland shares for deposit and clearing within its facilities at the closing and, even if DTC does initially accept the shares, it will generally have discretion to cease to act as a depository and clearing agency for the shares. If DTC determined prior to the completion of the Merger that the shares are not eligible for clearance within the DTC system, then we would not expect to complete the transactions contemplated by this proxy statement/prospectus in their current form. However, if DTC determined at any time after the completion of the Merger that the shares were not eligible for continued deposit and clearance within its facilities, then we believe the shares would not be eligible for continued listing on a U.S. securities exchange and trading in the shares would be disrupted. While we would pursue alternative arrangements to preserve our listing and maintain trading, any such disruption could have a material adverse effect on the trading price of the shares.

The market for the Weatherford Ireland shares may differ from the market for the Weatherford Switzerland shares.

We intend to make application so that, immediately following the Merger, the Weatherford Ireland shares will be listed on the NYSE under the symbol “WFT,” the same symbol under which the Weatherford Switzerland shares are currently listed. Currently, there is no established public trading market for the Weatherford Ireland shares. In connection with the Merger, we plan to delist the Weatherford Switzerland shares from the SIX Swiss Exchange and the NYSE Euronext-Paris. We do not plan for Weatherford Ireland’s shares to be listed on the SIX Swiss Exchange, the NYSE Euronext-Paris or the Irish Stock Exchange. The market price, trading volume or volatility of the Weatherford Ireland shares could be different than those of the Weatherford Switzerland shares.

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AGENDA ITEM 1	ADOPTION OF THE MERGER AGREEMENT

The following includes a summary of the material provisions of the Merger Agreement, a copy of which is attached as Annex A and incorporated by reference into this proxy statement/prospectus, and which we encourage you to read in its entirety. In the event of any discrepancy between the terms of the Merger Agreement and the following summary, the Merger Agreement will control.

The Board of Directors recommends that you vote “FOR” this proposal.

Approval of Agenda Item 1 requires the affirmative vote of at least two-thirds of the voting rights of the shareholders voting on the proposal at the Extraordinary General Meeting (which must also represent an absolute majority of the par value of the shares represented at the meeting). If you properly give a proxy, but do not indicate how you wish to vote, the person named on the proxy card will vote for the proposal. Abstentions, “broker non-votes,” blank or invalid and withdrawn votes will be counted as a vote against the adoption of the Merger Agreement. Although the board of directors recommends that shareholders vote for both proposals, the adoption of the Merger Agreement in Agenda Item 1 is not conditional upon the approval of the distributable profits proposal in Agenda Item 2. However, please see “Risk Factors — If the distributable profits proposal is not approved by our shareholders and the High Court of Ireland, Weatherford Ireland will not be able to make distributions or, generally, undertake share purchases or share redemptions until such time as it has created sufficient distributable profits from its trading activities following the Merger” for a discussion of ways in which the Merger would be affected if the distributable profits proposal is not approved.

As of April 4, 2014, the last practicable date prior to the mailing of this proxy statement/prospectus, there were approximately 772,618,358 shares of Weatherford Switzerland entitled to vote. As of such date, our directors and executive officers and their affiliates directly owned, in the aggregate, approximately 4,389,741 of such shares. This represents approximately 0.6% of the shares of Weatherford Switzerland. These persons have informed us that they intend to vote their shares for the adoption of the Merger Agreement.

Introduction

Our board of directors has unanimously approved the Merger Agreement and recommends that the shareholders vote for the adoption of the Merger Agreement at the Extraordinary General Meeting. The Merger will result in Weatherford Ireland becoming the publicly traded parent of the Weatherford group of companies and thereby effectively change the place of incorporation of our publicly traded parent company from Switzerland to Ireland. We intend for Weatherford Ireland to maintain Swiss tax residency, the current tax residency of Weatherford Switzerland.

The Merger Agreement you are being asked to adopt at the meeting provides for the Merger, by way of an international (cross border) merger without liquidation of Weatherford Switzerland in compliance with, inter alia, Art. 3 et seq. Swiss Act on Merger, Demerger, Transformation and Transfer of Assets and Art. 163b, 163c and 164 Swiss Private International Law Act and applicable laws of Ireland, that would result in Weatherford Switzerland merging into Weatherford Ireland, with Weatherford Ireland surviving the Merger and Weatherford Switzerland being dissolved without liquidation in accordance with Swiss merger law. The Merger will also result in your Weatherford Switzerland shares being cancelled as consideration for the allotment of new Weatherford Ireland shares. The Merger will also result in the transfer of the assets and liabilities of Weatherford Switzerland to Weatherford Ireland by operation of law.

After the Merger, you will continue to own an interest in a parent company that will continue to conduct, through its wholly-owned subsidiaries, the same businesses as conducted by Weatherford Switzerland before the Merger. The Merger will not dilute your economic ownership. The number of shares you will own in Weatherford Ireland immediately after the Merger will be the same as the number of shares you owned in Weatherford Switzerland immediately prior to the Merger. Further, the number of outstanding shares of Weatherford Ireland will be the same as the number of outstanding shares of Weatherford Switzerland immediately before completion of the Merger, except for an additional seven deferred shares of €1.00 nominal value, to be issued prior to the Merger to: (i) meet, in part, the pre-closing minimum capital requirements of an Irish public limited company; and (ii) the requirements of an Irish public limited company to have a minimum of seven registered shareholders. These additional seven deferred shares will be held by seven affiliates of Weatherford Switzerland (with each holding one deferred share).  The seven deferred shares will remain in issue following the completion of the Merger, but as of the effective time of the Merger (i) will not have any voting rights, (ii) will not entitle the holders thereof to any dividends or other distributions of Weatherford Ireland and (iii) will not entitle the holders thereof to participate in the surplus assets of Weatherford Ireland on a winding-up beyond, in total, the nominal value of the deferred shares held (subject to the prior repayment of the amount paid-up on each of the ordinary shares plus an additional amount of $5,000,000 per ordinary share). Accordingly, these deferred shares will not dilute your economic ownership. As of April 4, 2014, the last practicable date before the date of this proxy statement/prospectus, there were approximately 772,618,358 shares of Weatherford Switzerland outstanding.

If the Merger Agreement is adopted by the requisite vote of our shareholders, and the other conditions to completion of the Merger are satisfied, we will file an application to effect the Merger with the Commercial Register as soon as practicable following the approval. We expect that the application will be approved and the Merger effected approximately two-weeks after such filing subject to approval by the Swiss Federal Commercial Register. In conjunction with obtaining relevant Swiss tax clearances required for us to complete the Merger, Swiss tax authorities have requested that Weatherford Ireland confirm in writing, via a guarantee letter, that after the Merger Weatherford Ireland will assume and guarantee any prior Swiss tax liabilities of Weatherford Switzerland. We currently expect to complete the Merger in the second quarter of 2014.

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The Parties to the Merger

•	Weatherford Switzerland. Weatherford Switzerland is our current Swiss public holding company and the parent of the Weatherford group of companies. We are one of the world’s leading providers of equipment and services used in the drilling, evaluation, completion, production and intervention of oil and natural gas wells. Many of our businesses, including those of our predecessor companies, have been operating for more than 50 years. We conduct operations in over 100 countries and have service and sales locations in nearly all of the oil and natural gas producing regions in the world. Weatherford Switzerland’s principal executive offices are located at 4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland and our telephone number at that location is +41.22.816.1500.

•	Weatherford Ireland. Weatherford Ireland is a newly formed private limited company incorporated under Irish law and a wholly-owned subsidiary of Weatherford Switzerland. Weatherford Ireland has only nominal assets and has not engaged in any business or other activities other than in connection with its formation and transactions contemplated hereby. Weatherford Ireland will be re-registered as an Irish public limited company and renamed “Weatherford International plc” or a similar name prior to the effective time of the Merger. As a result of the Merger, Weatherford Ireland will become our new public holding company and the parent of the Weatherford group of companies.

Reasons for the Merger

In 2013 we had many foundational accomplishments, and that fundamental progress continues in 2014. In 2013, we successfully remediated our material weakness in income tax accounting and negotiated settlement of our FCPA and trade sanction matters, both of which we see as significant milestones. At the same time, we renewed our focus on cash generation and profitability. We believe these foundational accomplishments position Weatherford on a path towards a culture of efficiency, operational excellence, and capital and administrative quality.

In 2014, we are now moving forward with a focus on divesting non-core assets and growing our core businesses - Well Construction, Formation Evaluation, Completion and Artificial Lift - while also striving to improve profitability and capital efficiency. In March, we announced the signing of an agreement for the first of our planned divestitures.

During this transformative time and with these objectives and challenges in mind, we must balance the practicalities of day-to-day management of our company with providing solid shareholder rights and corporate governance best practices. We also require a stable regulatory environment in order to effectively manage our company. After careful consideration, our board of directors has determined that Switzerland has become restrictive in this regard, while Ireland is more attractive in terms of allowing us to achieve the right balance on these important matters. For example, Swiss law provides that changes to corporate and other laws can be put to a national referendum of voters at the request of Swiss citizens who obtain a requisite number of signatures. If a referendum is approved by voters, it is adopted into the Swiss constitution without a legislative process. This results in unpredictability in the Swiss legal system. Additionally, recent changes in Swiss law subject our directors to potential criminal liability for certain compensation decisions considered routine in other jurisdictions, and impose additional shareholder voting requirements that are inconsistent with SEC requirements. These changes also prohibit certain incentive and severance compensation practices that we consider important in order to provide market-based compensation to current and prospective executives and directors in our industry, that are also competitive when compared to that provided by our peers.

We believe that these factors:

•	unnecessarily complicate governance and shareholder voting matters;

•	undermine our ability to attract and retain executive officers and qualified directors, both of which are critical to our success;

•	place our executive officers and directors at risk in a manner that does not apply to our competitors; and

•	significantly increase our general and administrative costs.

In combination, all of these factors can have a long-term adverse impact on the company and impede our ability to achieve our objectives. As a result, and in light of these changes and our desire to efficiently manage our company, our board of directors has determined that it is advisable to change our place of incorporation from Switzerland to Ireland. We believe this change will prove beneficial to us and our shareholders.

In making the determination to change our place of incorporation, our board of directors considered the various factors mentioned above, as well as the following:

•	Ireland is an English-speaking common law jurisdiction, which we believe makes its legal system more flexible than those of civil law jurisdictions, such as Switzerland.

•	Ireland has a stable and well-developed legal system that includes an established and predictable corporate governance regime, which provides shareholders with substantial rights. At the same time, the Irish common law system is more consistent with the legal system in the United States and is more compatible with the rules and regulations of the SEC and NYSE. We believe our shareholders are accustomed to this interplay between corporate law and SEC and NYSE regulation, especially given that Ireland allows for additional flexibility and more practical, day-to-day corporate and capital management when compared to Switzerland. We believe that this flexibility will both be beneficial to us and reduce uncertainty for us with respect to our ability to structure acquisitions, pay future dividends (including to facilitate the potential spin-off of our rigs business via a stock dividend), compensate our executive officers and directors and administer corporate functions in conjunction with other corporate governance matters.

•	The new regulatory and governance requirements of Switzerland are complex and burdensome and, as a result, we believe that an appropriate balance is being adversely impacted in Switzerland, all of which is further complicated by a civil law legal regime and expected to result in increased general and administrative costs.

•	We believe that Irish corporate law, combined with our shares being listed on the NYSE and continuing to be subject to compliance with SEC rules and regulations (including mandatory executive compensation vote requirements), will achieve an appropriate balance among:

–	a stable corporate and common law legal environment,

–	robust external governance oversight,

–	solid shareholder rights, and

–	regulation of our executive pay practices, including the ability to compensate our executives and directors in a manner that retains, attracts and incentivizes them.

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•	As part of our reincorporation, we expect to delist from the SIX Swiss Exchange and the NYSE Euronext-Paris, while maintaining our NYSE listing. We believe this will further reduce our legal and other administrative costs that result from being listed on three exchanges. However, we do not expect any adverse impact to our liquidity due to our robust trading on the NYSE.

•	We also believe that the perception of an Irish company among regulatory authorities, investors, creditors and customers is highly favorable. Many major international companies across a variety of industries are incorporated or have substantial operations in Ireland. Further, as of the current date, one oil and gas industry player has left Switzerland for another common law jurisdiction and another major industrial player has announced its plans to move to Ireland.

•	Our focus is on the development and growth of our core businesses, efficiency in our operations and improved profitability, including by the continued divestment of certain non-core assets. We believe that incorporating in Ireland will assist in our planning and execution of these goals.

•	Ireland has strong international relationships as a member of the European Union and a long history of international investment and long-established commercial relationships and trade agreements with other European Union member states and other countries around the world where we have major operations. We believe these relationships will benefit our multinational operations.

•	Incorporating in Ireland is not expected to result in any material change to our operations or financial results and will allow us to continue to report our financial results using U.S. GAAP.

•	Ireland permits the payment of dividends in U.S. dollars and without the need for a separate shareholder vote simply to declare a dividend.

Our board of directors continually evaluates the global tax environment and its impact on our company. As part of our decision to change our place of incorporation to Ireland, the board considered the appropriateness of moving our tax residency to another jurisdiction, including Ireland and the United Kingdom. While from a corporate governance and regulatory perspective we believe Switzerland is no longer a preferred environment, our board of directors determined that, at this time and after considering various factors, including those noted below, it would be in our best interest and the best interests of our shareholders to continue to maintain our Swiss tax residency. As more clarity is obtained with respect to the global tax environment, as relevant to our structure and taking into account planned divestitures, our board of directors will continue to evaluate and determine the appropriateness of our tax residency. The various factors considered by our board of directors include the following:

•	Switzerland has a stable, developed and competitive corporate tax regime with which Weatherford management is familiar. Moreover, Switzerland has an established process for advance tax rulings that allows us to obtain Swiss tax certainty prior to implementing transactions (including at the public shareholder level).

•	Switzerland has tax treaties with many taxing jurisdictions throughout the world, and therefore our Swiss tax residency is expected to continue to provide us and our subsidiaries greater certainty as to the tax implications of their activities worldwide and avoid double taxation.

•	Switzerland is a member of the OECD and is expected to continue to take steps necessary to ensure that its tax regime will be respected in the global tax reform environment while still maintaining its competitiveness.

In approving the Merger, our board of directors was cognizant of and considered a variety of negative or potentially negative factors, including the fact that we expect to incur general and administrative costs to complete the Merger, and the fact that the expected benefits of the Merger may not be realized for a variety of reasons, including as a result of taxing authorities disagreeing with our conclusions on tax treatment or changing applicable tax laws and regulations with potentially retroactive effect. Please see the discussion under “Risk Factors.”

Additionally, this discussion of the information and factors considered by our board of directors includes the principal positive and negative factors considered by our board of directors, but it is not intended to be exhaustive and may not include all of the factors considered by our board of directors. In view of the wide variety of factors considered in connection with its evaluation of the Merger, and the complexity of these matters, our board of directors did not find it useful and did not attempt to quantify or assign any relative or specific weights to the various factors that it considered in reaching its determination to approve the Merger and to make its recommendations to our shareholders. Rather, our board of directors viewed its decisions as being based on the totality of the information presented to it and the factors considered. In addition, individual members of our board of directors may have given differing weights to different factors.

The Merger

There are several principal steps to effect the Merger:

•	Weatherford Ireland was formed as a wholly-owned subsidiary of Weatherford Switzerland;

•	the Merger Agreement is signed by Weatherford Switzerland and Weatherford Ireland;

•	shareholders will vote on adoption of the Merger Agreement at the Extraordinary General Meeting; and

•	if the Merger Agreement is adopted by the requisite vote of our shareholders, and the other conditions to completion of the Merger are satisfied, we will file an application to effect the Merger with the Commercial Register as soon as practicable following the approval. We expect that the application will be approved and the Merger effected approximately two-weeks after such filing subject to approval by the Swiss Federal Commercial Register.

As a result of the Merger:

•	Weatherford Ireland will be the surviving company and will become our new public holding company and the parent of the Weatherford group of companies;

•	each registered Weatherford Switzerland share you hold immediately prior to the effective time of the Merger will be cancelled as consideration for the allotment to you of one Weatherford Ireland share;

•	you will receive shares of Weatherford Ireland and your rights as a shareholder will be governed by Irish law and by Weatherford Ireland’s memorandum and articles of association, which will be amended and restated prior to the effective date of the Merger in substantially the form attached to this proxy statement/prospectus as Annex B; and

•	the assets and liabilities of Weatherford will be transferred by operation of law to Weatherford Ireland.

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Additional Agreements

Pursuant to the Merger Agreement, Weatherford Switzerland and Weatherford Ireland have agreed, among other things, that:

•	Weatherford Ireland will assume certain employee benefit plans that had previously been sponsored by Weatherford Switzerland and we will amend such plans in order to permit the issuance or delivery of Weatherford Ireland shares thereunder, instead of Weatherford Switzerland shares;

•	Weatherford Ireland will assume the employment agreements that Weatherford has in place with its executive officers; and

•	Weatherford Ireland, and/or such other subsidiary of Weatherford Ireland as our board of directors deems appropriate, will enter into indemnity agreements (or deed poll indemnities) with those directors and executive officers who currently have indemnity agreements with Weatherford Switzerland, upon terms substantially similar to the indemnity agreements currently in place to the extent permitted by applicable law.

Shareholder adoption of the Merger Agreement will also constitute shareholder approval of the amendments and modifications and the relevant adoption and assumption of the equity incentive plans by Weatherford Ireland.

Conditions to Completion of the Merger

The Merger will not be completed unless the following conditions, among others, are satisfied or, if allowed by law or the Merger Agreement, waived in Weatherford Switzerland’s sole discretion:

•	the SEC has declared the registration statement that includes this proxy statement/prospectus effective and no stop-order suspending the effectiveness thereof shall be in effect;

•	the Merger Agreement is adopted by the requisite vote of our shareholders;

•	the Weatherford Ireland shares to be issued in connection with the Merger are authorized for listing on the NYSE, subject to official notice of issuance;

•	the Weatherford Ireland shares have been deemed eligible for deposit, book-entry and clearance services by DTC and its affiliates;

•	Weatherford Switzerland receives an opinion from Baker & McKenzie LLP, in form and substance reasonably satisfactory to it, confirming, as of the effective date of the Merger, the matters discussed under “Material Tax Considerations — U.S. Federal Income Tax Considerations”;

•	Weatherford Switzerland receives an opinion from Baker & McKenzie (Zurich), in form and substance reasonably satisfactory to it, confirming, as of the effective date of the Merger, the matters discussed under “Material Tax Considerations — Swiss Tax Considerations”;

•	Weatherford Switzerland receives an opinion from Matheson, in form and substance reasonably satisfactory to it, confirming, as of the effective date of the Merger, the matters discussed under “Material Tax Considerations — Irish Tax Considerations”;

•	any statutory, court or official prohibition to complete the Merger shall have expired or been terminated;

•	all consents required to complete the Merger shall have been obtained; and

•	all Swiss legal preconditions necessary for the filing of the application for the entry of the Merger in the Commercial Register shall have been satisfied.

Our board of directors does not intend to waive (where capable of waiver) any of these or any other conditions unless it determines that the Merger is in the best interests of Weatherford Switzerland, our shareholders and Weatherford Ireland despite any of the conditions not being satisfied in whole or in part. Notwithstanding the foregoing, our board of directors reserves the right to postpone or abandon the Merger at any time prior to the effective time of the Merger, even after the shareholders have adopted the Merger Agreement at the Extraordinary General Meeting, including for the reasons described under “Risk Factors — We may choose to postpone or abandon the Merger.” In addition, the expected timing for the completion of the Merger may be impacted by other conditions described in this proxy statement/prospectus.

Effective Time

If the Merger Agreement is adopted by the requisite vote of our shareholders, and the other conditions to completion of the Merger are satisfied, we will file an application to effect the Merger with the Commercial Register as soon as practicable following the approval. We expect that the application will be approved and the Merger effected approximately two-weeks after such filing subject to approval by the Swiss Federal Commercial Register. We currently expect to complete the Merger in the second quarter of 2014.

Termination

We may abandon the Merger at any time prior to the effective time of the Merger, even after our shareholders have adopted the Merger Agreement at the Extraordinary General Meeting. While we currently expect to complete the Merger as soon as practicable after obtaining shareholder adoption of the Merger Agreement, our board of directors may delay the Merger for a significant time or may abandon the Merger altogether after the Extraordinary General Meeting because, among other reasons, the Merger is no longer in our best interest or the best interests of our shareholders or may not result in the benefits we expect, or our estimated cost of the Merger increases. Additionally, we may not be able to satisfy all of the other conditions to the completion of the Merger, including obtaining all consents necessary, desirable or appropriate in connection with the Merger and related transactions. Furthermore, if the distributable profits proposal is not approved by the shareholders, our board of directors may choose to abandon the Merger.

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Management of Weatherford Ireland

Immediately prior to the effective time of the Merger, the officers and directors of Weatherford Switzerland will be appointed as the officers and directors of Weatherford Ireland. Weatherford Ireland’s proposed memorandum and articles of association will provide for the same procedures for the election and terms of office for the board of directors that Weatherford Switzerland currently has, and Weatherford Switzerland’s directors will carry their terms of office over to the Weatherford Ireland board of directors. The members of our current board of directors were elected at our 2013 Annual General Meeting and will hold office until our 2014 Annual General Meeting or until their respective successor is elected or the office is otherwise vacated.

Weatherford Ireland, and/or such other subsidiary of Weatherford Ireland as our board of directors deems appropriate, will enter into indemnity agreements (or deed poll indemnities) with those directors and executive officers who currently have indemnity agreements with Weatherford Switzerland, upon terms substantially similar to the indemnity agreements currently in place to the extent permitted by applicable law.

Interests of Certain Persons in the Merger

You should be aware that some of our executive officers have interests in the Merger that may be different from, or in addition to, the interests of our other shareholders. Weatherford Ireland and/or such other subsidiary of Weatherford Ireland as the board of directors deems appropriate will, to the extent permitted by Irish law, enter into indemnity agreements with those directors and executive officers who currently have indemnity agreements with Weatherford Switzerland, upon terms substantially similar to the Weatherford Switzerland agreements to the extent permitted by Irish law. However, no change of control payments or additional compensation will be payable to our directors or executive officers in connection with the Merger.

In addition, because of general prohibitions under Irish law as to the holding of treasury shares, we have amended our Executive Deferred Compensation Stock Ownership Plan to provide that benefits thereunder may be payable in cash in lieu of our shares and all shares of Weatherford Switzerland held in the trust associated with such plan will be sold in the open market or otherwise disposed of prior to the Merger. Notwithstanding this amendment, participants in the Executive Deferred Stock Ownership Plan will remain subject to all other provisions thereof, and no change to the timing of distributions will be made.  Likewise the amount of cash distributed will still depend on our share price.

All shares held by executive officers and directors will be treated the same as shares held by other shareholders.

Market Price and Dividend Information

On April 1, 2014, the last trading day before the public announcement of the Merger, the closing price of Weatherford Switzerland shares on the NYSE was $17.47 per share. On April 15, 2014, the last practicable date prior to the mailing of this proxy statement/prospectus, the closing price of Weatherford Switzerland shares was $ 17.04 per share.

We have not declared or paid cash dividends since 1984. Any future declaration and payment of any dividends by Weatherford Ireland following the completion of the Merger will:

•	depend upon our results of operations, financial condition, cash requirements and other relevant factors;

•	be subject to shareholder approval, provided that Weatherford Ireland’s board of directors may declare dividends without shareholder approval to the extent that the declaration of such dividends appears justified by profits;

•	be subject to restrictions contained in our credit facilities and other debt covenants; and

•	be subject to restrictions on dividends imposed by applicable law, including the requirements to have sufficient distributable profits.

Regulatory Matters

We are not aware of any governmental approvals or actions that are required to complete the Merger other than compliance with U.S. federal and state securities laws, various provisions of Swiss corporate and securities laws and Irish corporate law.

The creation of distributable profits of Weatherford Ireland, which involves a reduction of the entire share premium of Weatherford Ireland (or such lesser amount as may be determined by the Board of Directors of Weatherford Ireland), requires the approval of the High Court of Ireland. See “Agenda Item 2 Approval of the Distributable Profits Proposal.”

Comparison of Shareholder Rights

The completion of the Merger will change the governing corporate law that applies to shareholders of Weatherford from Swiss law to Irish law. The legal system governing corporations organized under Irish law differs from the legal system governing corporations organized under Swiss law. As a result, while many of the principal attributes of Weatherford Switzerland’s shares and Weatherford Ireland’s shares will be similar under Swiss and Irish corporate law, differences will exist. In addition, the provisions of Weatherford Ireland’s proposed memorandum and articles of association will be substantially similar to the provisions of Weatherford Switzerland’s articles of association, except for changes (i) required by Irish law, or (ii) necessary in order to preserve the current rights of shareholders and powers of the board of directors of Weatherford Ireland following the

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Merger. We summarize your rights as a shareholder under Swiss law and under Irish law following the Merger and the material differences between the governing documents for Weatherford Switzerland and Weatherford Ireland under “Comparison of Shareholders Rights.” A copy of Weatherford Ireland’s memorandum and articles of association in substantially the form to be amended and restated prior to the effective date is attached to this proxy statement/prospectus as Annex B.

Appraisal Rights

The following description is a summary of the appraisal rights available to the shareholders of Weatherford Switzerland under Article 105 of the Swiss Merger Act and of certain other provisions of Swiss law. This summary does not purport to be a complete description of the relevant Swiss statutory provisions and it is qualified in its entirety by reference to the full text of the Swiss Merger Act, the Swiss Code of Obligations, the relevant provisions of the Swiss Federal Private International Law Act and the Convention on jurisdiction and the recognition and enforcement of judgments in civil and commercial matters (the “Lugano Convention”). In addition, this description is based on Swiss law and does not cover Irish law provisions that might be relevant in case an appraisal suit were brought before courts in Ireland.

Any Weatherford Switzerland shareholder who is considering bringing an appraisal suit under Article 105 of the Swiss Merger Act is strongly urged to read the Swiss Merger Act, the Swiss Code of Obligations and applicable procedural laws and to consult their own Swiss or Irish legal advisors. In this summary, certain Swiss legal concepts are expressed in English and not in their original German, French or Italian terms. The concepts used in Swiss law may not be identical to the concepts described by the same English terms as they exist under the laws of other jurisdictions. Weatherford Switzerland shareholders whose shares are registered in their names can exercise appraisal rights under Article 105 of the Swiss Merger Act and request the examination of the equity and membership interests in connection with the Merger by filing suit. Because Weatherford Ireland will be the surviving entity after the Merger, an appraisal suit would likely be filed in a court in Ireland in accordance with the provisions of the Lugano Convention. The suit must be filed within two months after the publication of the Merger resolution. An appraisal suit can be filed by shareholders who vote against the Merger Agreement, who abstain from voting or who do not participate in the shareholders meeting approving the Merger Agreement. A shareholder who votes in favor of the adoption of the Merger Agreement may also be able to file a suit. Weatherford Switzerland shareholders who file an appraisal suit will receive the Merger consideration at the same time as all other Weatherford Switzerland shareholders. If a claim by one or more shareholders of Weatherford Switzerland is successful, all Weatherford Switzerland shareholders who held shares at the effective time of the Merger would receive the same compensation.

If an appraisal suit is filed, the court will determine the compensation, if any, that it considers adequate. The Swiss Merger Act does not prescribe any specific valuation reference points that a court should use in making its determination, and to our knowledge, there are no Swiss Supreme Court precedents published in which a successful appraisal claim was made. Article 105 of the Swiss Merger Act only states that a court shall award an “adequate compensation” (angemessene Ausgleichszahlung) and Article 7 of the Swiss Merger Act provides that the shareholders of the merged company are entitled to receive shares in the surviving entity in correlation to their former shareholding in the merged entity, taking into account the respective “net assets” (Vermögen) of the two merging companies, the apportionment of voting rights as well as other relevant factors. The court should consider the respective net assets of Weatherford Switzerland and Weatherford Ireland and the audit report, which will confirm that the Merger consideration is “justifiable” (vertretbar) and “adequate” (angemessen) based on Article 15(4)(c) and (d) of the Swiss Merger Act. In addition, a court will also consider other factors it deems relevant. Because shareholders will receive, as consideration in the Merger, shares on a one-for-one basis and the assets and liabilities of Weatherford Switzerland will be transferred to Weatherford Ireland in the Merger, we believe that the equity and membership interests of Weatherford Switzerland shareholders are adequately safeguarded.

In a lawsuit brought before Swiss courts, the procedural and litigation costs of the appraisal proceedings will generally be borne by Weatherford Ireland as the surviving company in the Merger. Under special circumstances, the court may require the plaintiffs to bear some of these costs. The filing of an appraisal suit does not prevent completion of the Merger.

As stated above, this description of appraisal rights and procedural aspects is based on Swiss law and international treaties applicable in Switzerland (such as the Lugano Convention). Should an appraisal suit be filed by shareholders against Weatherford Ireland in Ireland, the applicable legal and procedural considerations might be different.

Allotment and Issue of New Weatherford Ireland Shares

In the Merger, each Weatherford Switzerland share will be cancelled as consideration for the allotment and issue of one Weatherford Ireland share (except for shares held by, or for the benefit of, Weatherford Switzerland or any of its subsidiaries, which will also be cancelled, but for which no Weatherford Ireland shares will be allotted).

All Weatherford Ireland shares allotted to, or for the benefit of, the former holders of Weatherford Switzerland shares in connection with the Merger will be promptly issued at the effective time of the Merger to the Exchange Agent or to the account of the Exchange Agent or, in the case of former holders of Weatherford Switzerland shares deposited with DTC, to DTC.

•	Beneficial holders. Beneficial holders of our shares held in “street name” through a bank, broker or other nominee within the facilities of DTC will not be required to take any further action. We generally refer to these shareholders as holding their shares “beneficially” and to these banks, brokers, trustees, custodians or other nominees as “brokers.” Your ownership of new Weatherford Ireland shares will be recorded in book-entry form by your broker without the need for any additional action on your part.

•	Registered holders. If you hold Weatherford Switzerland share certificates or you are a registered holder of Weatherford Switzerland shares recorded in book-entry form, the Exchange Agent will hold your Weatherford Ireland shares and all entitlements (including dividend entitlements) arising therefrom, as nominee on your behalf pending formal delivery of such shares to you. Such share delivery shall be subject to customary exchange procedures established by the Exchange Agent to implement the delivery. In this regard, as soon as reasonably practicable after the

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effective time of the Merger, the Exchange Agent will mail a letter of transmittal to you, which will, among other matters, contain instructions as to how you may: (i) register your new Weatherford Ireland shares directly in your own name or that of your designee and have a new share certificate or certificates issued to you (if you hold shares in certificated form); (ii) register your new Weatherford Ireland shares directly in your own name or that of your designee in book-entry form; or (iii) deposit your Weatherford Ireland shares in the facilities of DTC. YOU SHOULD NOT RETURN SHARE CERTIFICATES WITH THE ENCLOSED PROXY CARD.

As of April 4, 2014, the most recent practicable date before the date of this proxy statement/prospectus, approximately 99% of our shares (other than treasury shares) were held in “street name” through a broker. However, each shareholder should independently confirm how they hold shares.

If you wish to have your Weatherford Ireland shares registered directly in your own name (and to be issued a share certificate, if requested), you will not be charged any fees to do so by the Exchange Agent or Weatherford Ireland.

Until persons holding certificates representing previous Weatherford Switzerland shares or who were registered holders of Weatherford Switzerland shares elect, in accordance with the procedures set forth in the letter of transmittal, as to how they want to hold their new Weatherford Ireland shares, those persons will not be able to transfer their new Weatherford Ireland shares. Such persons will, however, be able to vote their new Weatherford Ireland shares through the Exchange Agent acting as their proxy pending formal delivery of legal title thereto.

Any Weatherford Ireland shares issued to the Exchange Agent that remain undelivered to the former holders of Weatherford Switzerland shares as of the 12 month anniversary of the effective time of the Merger (or the termination of the Exchange Agent’s engagement, if later) will be delivered to Weatherford Ireland or its designee, together with all entitlements (including dividend entitlements) arising therefrom, upon demand, and Weatherford Ireland or its designee will thereafter continue to hold such shares and entitlements, as nominee for, and on behalf of, the former holders of Weatherford Switzerland shares, on substantially similar terms as the Exchange Agent, pending formal delivery of legal title thereto, but subject to applicable abandoned property, escheat or similar laws. No interest shall be payable on any dividend entitlements or other amounts held, from time to time, by Weatherford Ireland, the Exchange Agent or any of their respective affiliates or designees as nominee for any former holder of Weatherford Switzerland shares, and none of Weatherford Ireland, the Exchange Agent or any of their respective affiliates or designees shall be required to account to any former holder of Weatherford Switzerland shares for same.

If you elect to register your new Weatherford Ireland shares directly in your own name or that of your designee, you should particularly note that subsequent transfers of Weatherford Ireland shares may be subject to Irish stamp duty. Please see “Material Tax Considerations — Irish Tax Considerations — Stamp Duty” for a more detailed description of the Irish stamp duty. As a result, persons holding certificates representing Weatherford Switzerland shares or who are a registered holder of Weatherford Switzerland shares are strongly encouraged to deposit and maintain their holdings within the facilities of DTC going forward.

Share Compensation Plans

We have a variety of equity incentive plans, deferred compensation plans and other plans, agreements, awards and arrangements outstanding that provide for options, restricted shares, restricted share units, performance units or other rights to purchase or receive shares of Weatherford Switzerland (or the right to receive benefits or amounts by reference to those shares). We refer to these plans, agreements, awards and arrangements as our equity incentive plans. Some of our equity incentive plans are sponsored by Weatherford Switzerland, and others are sponsored by some of our subsidiaries or affiliates. In furtherance of the Merger, our equity incentive plans require amendments or other modifications. For instance, if the Merger is completed, Weatherford Ireland will assume Weatherford Switzerland’s existing obligations to deliver shares on a one-for-one basis under our equity incentive plans pursuant to those plans’ terms (as they may be amended or modified to take into account the Merger). As explained in more detail in the Merger Agreement, to the extent Weatherford Switzerland currently sponsors those equity incentive plans, Weatherford Ireland will assume or adopt those equity incentive plans. At the same time, equity incentive plans sponsored by Weatherford Switzerland’s subsidiaries or other affiliates are expected to continue to be sponsored by those subsidiaries or other affiliates, even though Weatherford Ireland may be required to assume some obligations under those equity incentive plans. The amendments or other modifications will be necessary, among other things to: (i) facilitate the assumption or adoption by Weatherford Ireland of the various equity incentive plans it will sponsor or various rights, duties or obligations under the equity incentive plans; (ii) provide that shares of Weatherford Ireland will be issued, acquired, purchased, held, available or used to measure benefits or calculate amounts as appropriate under the equity incentive plans, instead of shares of Weatherford Switzerland; and (iii) provide for the appropriate substitution of Weatherford Ireland in place of references to Weatherford Switzerland under the equity incentive plans. Shareholder adoption of the Merger Agreement will also constitute shareholder approval of these amendments or modifications and the relevant adoption and assumption of the equity incentive plans by Weatherford Ireland.

Stock Exchange Listing

Weatherford Switzerland’s shares are traded under the symbol “WFT” on the NYSE, the NYSE Euronext-Paris and the SIX Swiss Stock Exchange. We intend to make application so that, immediately following the Merger, the Weatherford Ireland shares will be listed on the NYSE under the symbol “WFT,” the same symbol under which the Weatherford Switzerland shares are currently listed. Currently, there is no established public trading market for the Weatherford Ireland shares. In connection with the Merger, we plan to delist the Weatherford Switzerland shares from the SIX Swiss Exchange and the NYSE Euronext-Paris. We do not plan for Weatherford Ireland’s shares to be listed on the SIX Swiss Exchange, the NYSE Euronext-Paris or the Irish Stock Exchange.

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Accounting Treatment of the Merger under U.S. GAAP

Under U.S. GAAP, the Merger represents a transaction between entities under common control. Assets and liabilities transferred between entities under common control are accounted for at cost. Accordingly, the assets and liabilities of Weatherford will be reflected at their carrying amounts in the accounts of Weatherford Ireland at the effective time of the Merger.

Guarantees

Upon the effective time of the Merger, Weatherford Ireland will assume all of the outstanding guarantee obligations of Weatherford Switzerland. In connection with the Merger, Weatherford Ireland expects to enter into supplemental indentures to the indentures governing our outstanding senior notes, pursuant to which Weatherford Ireland and/or its subsidiaries will guarantee the obligations of the issuers of the notes and assume the obligations under the indentures. Additionally, in conjunction with obtaining relevant Swiss tax clearances required for us to complete the Merger, Swiss tax authorities have requested that Weatherford Ireland confirm in writing, via a guarantee letter, that after the Merger Weatherford Ireland will assume and guarantee any prior Swiss tax liabilities of Weatherford Switzerland.

Credit Facilities

The credit agreement governing our $2.25 billion credit facility and the credit agreement governing our $300 million 364-day term loan do not require that we obtain consent for the Merger from the lenders under the respective credit agreements. If the Merger is completed, however, Weatherford Ireland will be required to agree to fully and unconditionally assume obligations under the credit facilities.

Impact of Merger on Operating Costs and Tax Rates

We do not expect the Merger to have a material effect on our operating costs, including our selling, general and administrative expenses. In addition, we do not expect the Merger to materially affect our effective corporate tax rate.

Effect of the Merger on Potential Future Status as a Foreign Private Issuer

Upon completion of the Merger, we will remain subject to SEC reporting requirements, the mandates of the Sarbanes-Oxley Act and the corporate governance rules of the NYSE, and we will continue to report our consolidated financial results in U.S. dollars and under U.S. GAAP. We will also continue to have annual meetings of shareholders for the election of directors and annual shareholder advisory votes on executive compensation as required by SEC rules. Furthermore, we will comply with any additional reporting and governance requirements of Irish law.

We do not currently believe that Weatherford Ireland will qualify as a “foreign private issuer” within the meaning of the rules promulgated under the Exchange Act upon completion of the Merger. The definition of a “foreign private issuer” has two parts - one based on a company’s percentage of U.S. resident shareholders and the other based on its business contacts with the U.S. An organization incorporated under the laws of a foreign country qualifies as a foreign private issuer if either part of the definition is satisfied. We do not expect to qualify as a foreign private issuer under the shareholder test because we currently expect that more than 50% of Weatherford Ireland’s outstanding shares will continue to be held by U.S. residents after the completion of the Merger. However, under the business contacts test, if it were the case after the Merger that (i) more than 50% of Weatherford Ireland’s assets are located outside the U.S., (ii) Weatherford Ireland’s business was not administered principally in the U.S. and (iii) a majority of Weatherford Ireland’s executive officers and directors are neither U.S. citizens nor U.S. residents, then Weatherford Ireland would qualify as a foreign private issuer. We do not expect that Weatherford Ireland will meet the requirements of clause (iii) of this test upon the completion of the Merger, as we believe a majority of Weatherford Ireland’s executive officers and directors will continue to be U.S. citizens or U.S. residents. However, Weatherford Ireland may satisfy these elements of the business contacts test some time in the future and, as a result, qualify for status as a foreign private issuer at such later date. If and when that occurs, under current regulations, Weatherford Ireland would be exempt from certain requirements applicable to U.S. public companies, including:

•	the rules requiring the filing of Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K with the SEC;

•	the SEC’s rules regulating proxy solicitations;

•	the provisions of Regulation FD;

•	the filing of reports of beneficial ownership under Section 16 of the Exchange Act (although beneficial ownership reports may be required under Section 13 of the Exchange Act); and

•	“short-swing” trading liability under Section 16 of the Exchange Act imposed on insiders who purchase and sell securities within a six-month period.

In addition, Weatherford Ireland would then be allowed to:

•	file annual reports with the SEC within four months after the end of a fiscal year;

•	include more limited compensation disclosure in its filings with the SEC; and

•	apply accounting principles other than U.S. GAAP to its financial statements, although reconciliation to U.S. GAAP would not be required if International Financial Reporting Standards, as promulgated by the International Accounting Standards Board, are used, and choose which reporting currency to use in presenting its financial statements.

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AGENDA ITEM 2	APPROVAL OF THE DISTRIBUTABLE PROFITS PROPOSAL

The Board of Directors recommends that you vote “FOR” this proposal.

Approval of Agenda Item 2 requires the affirmative vote of a relative majority of the shareholders voting on this proposal at the Extraordinary General Meeting. A “relative majority” means a majority of the votes actually cast for or against the matter being determined, disregarding abstentions, “broker non-votes,” blank or invalid ballots and withdrawn votes. While approval of the distributable profits proposal by the relative majority of the votes cast is sufficient for approval of the proposal under Swiss law (which governs the Extraordinary General Meeting at which the vote is taking place), we are seeking the approval of not less than 75% of the votes cast, in person or by proxy, at the meeting to increase the likelihood of obtaining Irish High Court approval with respect to the creation of distributable profits in Weatherford Ireland because such higher approval threshold would be required if the vote on the distributable profits proposal was being conducted under Irish law.

As of April 4, 2014, the last practicable date prior to the mailing of this proxy statement/prospectus, there were approximately 772,618,358 shares of Weatherford Switzerland entitled to vote. As of such date, our directors and executive officers and their affiliates directly owned, in the aggregate, approximately 4,389,741 of such shares. This represents approximately 0.6% of the shares of Weatherford Switzerland. These persons have informed us that they intend to vote their shares for the distributable profits proposal.

Introduction

Under Irish law, distributions to shareholders (including dividends) and, generally, share repurchases and share redemptions may only be made from “distributable profits” of Weatherford Ireland. These profits are determined by reference to an unconsolidated balance sheet prepared in accordance with the Irish Companies Acts. Distributable profits generally mean the accumulated realized profits of Weatherford Ireland, so far as not previously utilized by distribution or capitalization, less the accumulated realized losses of Weatherford Ireland, so far as not previously written off in a reduction or reorganization of capital duly made, and include profits created by way of a Court approved capital reduction.

In addition, no distribution (whether a cash or stock dividend) may be made unless the net assets of Weatherford Ireland are equal to, or in excess of, the aggregate of Weatherford Ireland’s paid up share capital plus undistributable reserves and the distribution does not reduce Weatherford Ireland’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which the accumulated unrealized profits of Weatherford Ireland, so far as not previously utilized by capitalization, exceed the accumulated unrealized losses of Weatherford Ireland, so far as not previously written off in a reduction or reorganization of capital duly made.

Immediately following implementation of the Merger, the unconsolidated balance sheet of Weatherford Ireland will not contain any distributable profits, and “shareholders’ equity” in such balance sheet will be comprised entirely of “share capital” (equal to the aggregate nominal value of the Weatherford Ireland shares allotted and issued in the Merger) and “share premium” (resulting from the allotment and issue of Weatherford Ireland shares in the Merger). The share premium arising on each Weatherford Ireland ordinary share allotted and issued in the Merger shall be equal to (i) the aggregate market value of a Weatherford Switzerland registered share as of the close of trading on NYSE on the last trading day before the effective date of the Merger less (ii) the nominal value of a Weatherford Ireland ordinary share.

Distributable Profits Proposal

You are being asked at the meeting, pending the adoption of the Merger Agreement, to approve the creation of distributable profits of Weatherford Ireland, by reducing the entire share premium of Weatherford Ireland (or such lesser amount as may be determined by the board of directors of Weatherford Ireland) resulting from the allotment and issue of Weatherford Ireland shares pursuant to the Merger.

If our shareholders approve the distributable profits proposal and the Merger is completed, Weatherford Ireland intends to seek the approval of the High Court of Ireland (which is also required for the proposal to be effective), as soon as practicable following completion of the Merger. The approval of the High Court of Ireland is expected to be obtained within 15 weeks of the completion of the Merger.

While the board of directors recommends that shareholders vote for the distributable profits proposal, approval of the distributable profits proposal is not a condition to the Merger. We currently do not plan to make any distributions, other than the potential spin-off of our rigs business. If the distributable profits proposal is not approved by our shareholders and the High Court of Ireland, Weatherford Ireland will not be able to make distributions and, generally, undertake share purchases or share redemptions until such time as it has otherwise created sufficient distributable profits from its trading activities following the Merger. If the distributable profits proposal is approved by our shareholders but the High Court of Ireland only approves part of the share premium reduction for which we applied, Weatherford Ireland will not be able to make distributions and, generally, undertake share purchases or share redemptions beyond the amount of the reduction so approved by the High Court of Ireland until such time as it has otherwise created sufficient distributable profits from its trading activities following the Merger.

Please see “Risk Factors” on page 16.

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MATERIAL TAX CONSIDERATIONS

The information presented under the caption “Swiss Tax Considerations” is a discussion of the (i) material Swiss tax consequences of the Merger and (ii) tax residency of Weatherford Ireland under Swiss tax law. The information presented under the caption “U.S. Federal Income Tax Considerations” is a discussion as to (i) the material U.S. federal income tax consequences to Weatherford Switzerland, Weatherford Ireland and our shareholders as a result of the Merger, and (ii) the material U.S. federal income tax consequences to our shareholders of owning and disposing of Weatherford Ireland shares allotted in the Merger. The information presented under the caption “Irish Tax Considerations” is a discussion of the (i) material Irish tax considerations of the Merger and subsequent operations for (a) Weatherford Ireland and (b) certain beneficial owners of Weatherford Switzerland shares who are allotted Weatherford Ireland shares pursuant to the Merger and who are the beneficial owners of such Weatherford Ireland shares, and (ii) tax residency of Weatherford Ireland under Irish tax law.

You should consult your own tax advisor regarding the applicable tax consequences to you of the Merger and of the ownership and disposition of Weatherford Ireland shares under the laws of Switzerland, the United States (federal, state and local), Ireland and any other applicable jurisdiction.

Swiss Tax Considerations

Scope of Discussion

Subject to the limitations and qualifications described herein, the following discussion constitutes the opinion of our Swiss tax counsel, Baker & McKenzie (Zurich), as to the (i) material Swiss federal and Zug cantonal tax considerations of the Merger for Weatherford Switzerland, Weatherford Ireland and shareholders who are not residents of Switzerland for tax purposes and who do not hold their shares through a permanent establishment or fixed place of business in Switzerland (collectively, “non-Swiss shareholders”), and (ii) tax residency of Weatherford Ireland under Swiss tax law. The below discussion (and opinion of counsel) is based upon Swiss tax laws, the practices of the Swiss tax authorities on the date of this proxy statement/prospectus, and the obtained Swiss advance tax rulings, and does not address any aspects of Swiss taxation other than Swiss federal taxation and Zug cantonal taxation, does not address any tax consequences to shareholders other than non-Swiss shareholders, is not a complete analysis or list of all of the possible tax consequences of the Merger and does not address all tax considerations that may be relevant to you.

Swiss Tax Consequences

Weatherford Ireland is a Swiss tax resident and will continue to be a Swiss tax resident provided its place of effective management remains in Switzerland.

Based on the Swiss advance tax rulings obtained, no Swiss withholding, issuance stamp, security transfer or direct federal and Zug cantonal and communal corporate income tax will be incurred by Weatherford Switzerland or Weatherford Ireland as a result of the Merger provided the requirements of the Swiss rulings are satisfied. Moreover, non-Swiss shareholders will not be subject to Swiss federal, cantonal and communal individual and corporate income taxes with respect to the Merger provided such requirements are satisfied. If the requirements are not satisfied, Swiss withholding and income tax could be due as a result of the Merger.

In the Swiss rulings, the Swiss tax authorities confirmed that the Merger will not trigger Swiss withholding, issuance stamp, security transfer or corporate income tax provided the following criteria are met:

•	Weatherford Ireland is a Swiss tax resident at the time of the Merger;

•	the equity of Weatherford Ireland after the Merger does not exceed the equity of Weatherford Switzerland at the effective date of the Merger after taking into account the cancellation of the Treasury Shares in the Merger;

•	for Swiss statutory financial statement purposes, the sum of par value and qualifying capital contribution reserves of Weatherford Ireland after the Merger does not exceed the sum of par value and qualifying capital contribution reserves of Weatherford Switzerland at the effective date of the Merger after taking into account the cancellation of the Treasury Shares in the Merger; and

•	Weatherford Ireland’s U.S. GAAP and Swiss GAAP accounts immediately after the Merger reflect the carrying value of the assets and liabilities immediately before the Merger.

Weatherford Switzerland expects that each of these requirements will be satisfied. Please see the discussion under “Risk Factors.”

The advance tax rulings that were received from the Swiss FTA and Canton of Zug in connection with the Merger do not cover the income tax consequences of the Merger to shareholders of Weatherford Switzerland.

EACH SHAREHOLDER SHOULD THEREFORE CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH SHAREHOLDER.

U.S. Federal Income Tax Considerations

Scope of Discussion

Subject to the limitations and qualifications described herein, the following discussion constitutes the opinion of our U.S. tax counsel, Baker & McKenzie LLP, as to (i) the material U.S. federal income tax consequences to Weatherford Switzerland, Weatherford Ireland and our shareholders as a result of the Merger, and (ii) the material U.S. federal income tax consequences to our shareholders of owning and disposing of Weatherford Ireland shares allotted in the Merger. This discussion does not address any alternative minimum tax consequences, any aspects of U.S. taxation other than U.S. federal income taxation, is not a complete analysis or listing of all of the possible tax consequences of the Merger or of holding and disposing of Weatherford Ireland shares and does not address all tax considerations that may be relevant to you. Special rules that are not discussed in the descriptions below may

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also apply to you. In particular, this discussion deals only with holders that hold their Weatherford Switzerland shares and will hold their Weatherford Ireland shares as capital assets and, except as otherwise indicated below, does not address the tax treatment of special classes of holders, such as:

•	a holder of Weatherford Switzerland shares who, at any time within the five year period ending on the date of the Merger, has actually and constructively owned 10% or more of the total combined voting power of all classes of stock entitled to vote of Weatherford Switzerland, after taking into account any voting restrictions on treasury shares or otherwise imposed under Swiss law;

•	a holder of Weatherford Ireland shares who, at any time after the Merger, actually and constructively owns 10% or more of the total combined voting power of all classes of stock entitled to vote of Weatherford Ireland, after taking into account any voting restrictions on treasury shares or otherwise imposed under Irish law;

•	a bank or other financial institution;

•	a tax-exempt entity;

•	an insurance company;

•	a person holding shares as part of a “straddle,” “hedge,” “wash sale,” “integrated transaction” or “conversion transaction”;

•	a person holding shares through a partnership or other pass-through entity;

•	a U.S. expatriate within the meaning of Code Sections 877 or 877A;

•	a person who is liable for alternative minimum tax;

•	a broker-dealer or trader in securities or currencies;

•	a U.S. holder whose “functional currency” is not the U.S. dollar;

•	a regulated investment company;

•	a real estate investment trust;

•	a trader in securities who has elected the mark-to-market method of accounting for its securities;

•	a holder who received the Weatherford Switzerland shares through the exercise of employee stock options or otherwise as compensation or through a tax qualified retirement plan; or

•	a non-corporate holder of Weatherford Ireland shares who, because of limitations under the U.S. securities laws or other legal limitations, is not free to dispose of those shares without restriction.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the Treasury Regulations promulgated thereunder (the “Treasury Regulations”), judicial decisions, published rulings, administrative pronouncements and income tax treaties to which the United States is a party, each as in effect on the date of this proxy statement/prospectus. All of the foregoing are subject to change, which change could apply with retroactive effect and could affect the tax consequences described in this proxy statement/prospectus. Except as noted below, there can be no assurance that the IRS will not disagree with or will not successfully challenge any of the conclusions reached and described in this discussion.

For purposes of this discussion, a “U.S. holder” is any beneficial owner of Weatherford Switzerland shares or, after the completion of the Merger, Weatherford Ireland shares that for U.S. federal income tax purposes is:

•	an individual citizen or resident alien of the U.S.;

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust, if such trust validly has elected to be treated as a U.S. person for U.S. federal income tax purposes or if (i) a U.S. court can exercise primary supervision over its administration and (ii) one or more U.S. persons have the authority to control all of the substantial decisions of the trust.

A “non-U.S. holder” is a beneficial owner of Weatherford Switzerland shares or, after the completion of the Merger, Weatherford Ireland shares, other than a U.S. holder or an entity or arrangement treated as a partnership for U.S. federal income tax purposes, which we refer to as a “Partnership.” If a Partnership is a beneficial owner of Weatherford Switzerland shares or Weatherford Ireland shares, the tax treatment of a partner in that Partnership will generally depend on the status of the partner and the activities of the Partnership. Holders of Weatherford Switzerland shares or Weatherford Ireland shares that are Partnerships and partners in such Partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them of the Merger and the ownership and disposition of Weatherford Ireland shares. For purposes of this tax discussion, “holder” or “shareholder” means either a U.S. holder or a non-U.S. holder or both, as the context may require.

In the discussion that follows, except as otherwise indicated, it is assumed, as Weatherford Switzerland believes to be the case, that Weatherford Switzerland has not been and will not be a passive foreign investment company before the Merger and that Weatherford Ireland will not be a passive foreign investment company after the Merger. See “— U.S. Holders — Passive Foreign Investment Company Considerations.”

Material U.S. Federal Income Tax Consequences of the Merger

The Merger will qualify as a “reorganization” under Section 368(a) of the Code. The below discussion describes the consequences of the Merger’s qualification as a Code Section 368(a) reorganization.

Weatherford Switzerland and Weatherford Ireland

Neither Weatherford Switzerland nor Weatherford Ireland will be subject to U.S. federal income tax as a result of the Merger.

Shareholders

Shareholders will not recognize gain or loss on the cancellation, pursuant to the Merger, of Weatherford Switzerland shares as consideration for the allotment of Weatherford Ireland shares in the Merger. The tax basis of the Weatherford Ireland shares allotted to the shareholders will be equal to the tax basis of their Weatherford Switzerland shares cancelled, thus preserving any inherent “loss” or inherent “gain” in the shares. The holding period of the Weatherford Ireland shares allotted to shareholders will include the period those shareholders held their Weatherford Switzerland shares. Shareholders who hold their Weatherford Switzerland shares with differing tax bases or holding periods are urged to consult their tax advisors in regard to identifying the tax basis and holding periods of the particular Weatherford Ireland shares held after the Merger.

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Material U.S. Federal Income Tax Consequences of Owning and Disposing of Weatherford Ireland Shares

U.S. Holders

Receiving Distributions on Weatherford Ireland Shares. U.S. holders will be required to include in gross income the gross amount of any distribution received (or deemed to be received) on the Weatherford Ireland shares to the extent that the distribution is paid out of Weatherford Ireland’s current or accumulated earnings and profits as determined for U.S. federal income tax purposes, to which we refer as a dividend. With respect to non-corporate U.S. holders, certain dividends received from a qualified foreign corporation will be subject to U.S. federal income tax at a maximum rate of 20%. As long as the Weatherford Ireland shares are regularly tradable on the NYSE (or certain other stock exchanges) and/or Weatherford Ireland qualifies for benefits under the income tax treaty between the U.S. and Switzerland, and Weatherford Ireland is not a passive foreign investment company, it will be treated as a qualified foreign corporation for this purpose. This reduced rate will not be available in all situations, and U.S. holders should consult their own tax advisors regarding the application of the relevant rules to their particular circumstances. Dividends from Weatherford Ireland will not be eligible for the dividends-received deduction under the Code, which is generally allowed to U.S. corporate shareholders on dividends received from certain domestic and foreign corporations.

Distributions in excess of the current and accumulated earnings and profits of Weatherford Ireland will be applied first to reduce the U.S. holder’s tax basis in its Weatherford Ireland shares, and thereafter will constitute capital gain from the sale or exchange of such shares. In the case of a non-corporate U.S. holder, the maximum U.S. federal income tax rate applicable to such gain is 20% if the holder’s holding period for such Weatherford Ireland shares exceeds twelve months. Special rules not here described may apply to U.S. holders who do not have a uniform tax basis and holding period in all of their Weatherford Ireland shares, and any such U.S. holders are urged to consult their own tax advisors with regard to such rules.

Subsequent Dispositions of the Weatherford Ireland Shares. U.S. holders of Weatherford Ireland shares will recognize capital gain or loss for U.S. federal income tax purposes on the taxable disposition of Weatherford Ireland shares in an amount equal to the difference between the amount realized from such sale, exchange or other taxable disposition and the U.S. holders’ tax basis in such shares. In the case of a non-corporate U.S. holder, the maximum U.S. federal income tax rate applicable to such gain is 20% if the holder’s holding period for such Weatherford Ireland shares exceeds twelve months. The deductibility of capital losses is subject to limitations.

Passive Foreign Investment Company Considerations. The treatment of U.S. holders of Weatherford Ireland shares in some cases could be materially different from that described above if, at any relevant time, Weatherford Switzerland or Weatherford Ireland were a passive foreign investment company (“PFIC”). For U.S. tax purposes, a foreign corporation, such as Weatherford Switzerland or Weatherford Ireland, is classified as a PFIC for any taxable year in which either (i) 75% or more of its gross income is passive income (as defined for U.S. tax purposes) or (ii) the average percentage of its assets that produce passive income or that are held for the production of passive income is at least 50%. For purposes of applying the tests in the preceding sentence, the foreign corporation is deemed to own its proportionate share of the assets, and to receive directly its proportionate share of the income, of any other corporation of which the foreign corporation owns, directly or indirectly, at least 25% by value of the stock.

Weatherford Switzerland believes it is not a PFIC and has not been a PFIC in any prior taxable year. Weatherford Switzerland further believes that Weatherford Ireland will not be a PFIC following the Merger. However, the tests for determining PFIC status are applied annually, and it is difficult to accurately predict future income and assets relevant to this determination. Accordingly, we cannot assure U.S. holders that Weatherford Ireland will not become a PFIC. If Weatherford Ireland should determine in the future that it is a PFIC, it will endeavor to so notify U.S. holders of Weatherford Ireland shares, although there can be no assurance that it will be able to do so in a timely and complete manner. U.S. holders of Weatherford Ireland shares should consult their own tax advisors about the PFIC rules, including the availability of certain elections.

Unearned Income Medicare Contribution Tax. An additional 3.8% Medicare tax generally will be imposed on certain net investment income of U.S. holders who are individuals with a modified adjusted gross income of over $200,000 ($250,000 in the case of joint filers) and on the undistributed net investment income of certain estates and trusts. For these purposes, “net investment income” generally includes interest, dividends (including dividends paid with respect to Weatherford Ireland shares), annuities, royalties, rents, net gain attributable to the disposition of property not held in a trade or business (including net gain from the taxable disposition of the Weatherford Ireland shares) and certain other income, as reduced by any deductions properly allocable to such income or gain. If you are a U.S. holder that is an individual, estate or trust, you are urged to consult your tax advisor regarding the applicability of the Medicare tax to your income and gains in respect of your Weatherford Ireland shares.

Information Reporting and Backup Withholding. U.S. holders that own at least five percent (of total voting power or total value) of Weatherford Switzerland immediately before the Merger will be required to file certain Code Section 368(a) reorganization statements. Other information reporting may also apply to the Merger. U.S. holders of Weatherford Switzerland should consult their own tax advisors about the information reporting requirements applicable to the Merger.

Distributions and disposition proceeds will be subject to U.S. information reporting and certain withholding provisions including the Foreign Account Tax Compliance Act (“FATCA”). In addition, dividends on Weatherford Ireland shares paid within the U.S. or through certain U.S.-related financial intermediaries may be subject to backup withholding at a 28% rate unless the holder (i) is a corporation or other exempt recipient or (ii) provides a taxpayer identification number and satisfies certain certification requirements. Information reporting requirements and backup withholding may also apply to the proceeds of a sale of the Weatherford Ireland shares.

In addition to being subject to backup withholding, if a U.S. holder of Weatherford Ireland shares does not provide us (or our paying agent) with the holder’s correct taxpayer identification number or other required information, the holder may be subject to penalties imposed by the IRS. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against the holder’s U.S. federal income tax liability, provided that the holder furnishes certain required information to the IRS.

Section 6038D of the U.S. Code requires an individual (other than a nonresident alien) who holds an interest in a “specified foreign financial asset” to attach to such person’s U.S. federal income tax return certain information with respect to such specified foreign financial asset, including the name and address of the issuer and information necessary to identify the class or issue of which such stock is a part. Temporary Treasury

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Regulations prescribe Form 8938 (Statement of Specified Financial Assets) as the appropriate means to comply with Section 6038D. Weatherford Ireland shares will be specified foreign financial assets unless such shares are held in an account maintained by a financial institution. Any shareholder who does not intend to hold its Weatherford Ireland shares in an account maintained by a financial institution should consult his or her own tax advisor with respect to the requirement to provide such information.

Non-U.S. Holders

Taxation of Distributions on the Weatherford Ireland Shares. A non-U.S. holder will not be subject to U.S. federal income or withholding tax on dividends received (or deemed to be received) on its Weatherford Ireland shares unless: (i) the dividends are effectively connected with the holder’s conduct of a trade or business in the United States or, if a tax treaty applies, the dividends are attributable to a permanent establishment or fixed place of business maintained by the non-U.S. holder in the United States; or (ii) such non-U.S. holder is subject to backup withholding.

Disposition of the Weatherford Ireland Shares. A non-U.S. holder will not be subject to U.S. federal income or withholding tax on any gain recognized on the sale, exchange or other disposition of the Weatherford Ireland shares unless: (i) such gain is effectively connected with the conduct by the non-U.S. holder of a trade or business within the United States or, if a tax treaty applies, is attributable to a permanent establishment or fixed place of business maintained by such holder in the United States; (ii) in the case of certain capital gains recognized by a non-U.S. holder who is an individual, such individual is present in the United States for 183 days or more during the taxable year in which the capital gain is recognized and certain other conditions are met; or (iii) such holder is subject to backup withholding.

Information Reporting and Backup Withholding. In order not to be subject to backup withholding on distributions and disposition proceeds, or other U.S. withholding provisions including FATCA, a non-U.S. holder may be required to provide a taxpayer identification number, certify the holder’s foreign status or otherwise establish an exemption. Non-U.S. holders of Weatherford Ireland shares should consult their tax advisers regarding the application of information reporting and backup withholding in their particular situations, the availability of exemptions and the procedures for obtaining any exemption, if available. Any amount withheld from a payment to a non-U.S. holder under the backup withholding rules may be allowed as a refund or credit against the holder’s U.S. federal income tax, provided that the required information is furnished to the IRS.

EACH SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH SHAREHOLDER.

Irish Tax Considerations

Scope of Discussion

Subject to the limitations and qualifications described herein, the following discussion constitutes the opinion of our Irish tax counsel, Matheson, as to the (i) material Irish tax considerations of the Merger and subsequent operations for (a) Weatherford Ireland and (b) certain non-Irish resident or ordinarily resident beneficial owners of Weatherford Switzerland shares who are allotted Weatherford Ireland shares pursuant to the Merger and who are the beneficial owners of such Weatherford Ireland shares, and (ii) tax residency of Weatherford Ireland under Irish tax law. This discussion does not purport to be a comprehensive description of all of the tax considerations that may be relevant to each shareholder. This discussion is based upon Irish tax laws and the practice of the Irish Revenue Commissioners in effect on the date of this proxy statement/prospectus and correspondence with the Irish Revenue Commissioners. Changes in law and/or administrative practice may result in alteration of the tax considerations described below.

Shareholders should consult their own tax advisors about the Irish tax consequences (and tax consequences under the laws of other relevant jurisdictions) of the Merger and of the acquisition, ownership and disposal of Weatherford Ireland shares. This discussion applies only to shareholders who will own Weatherford Ireland shares as capital assets and does not apply to other categories of shareholders, such as dealers in securities.

Weatherford Ireland

The Merger will not give rise to any Irish taxable profits and gains for Weatherford Ireland.

Provided Weatherford Ireland is and continues to be tax resident in Switzerland on the basis that its place of effective management is in Switzerland, it is not, and will not be, an Irish tax resident and, as such, is, and will be, subject to Irish tax in certain limited circumstances only, including on Irish source income, trading income arising through a branch or agency in Ireland, or gains on the disposal of certain Irish specified assets (including Irish land or buildings).

Shareholders

Tax on Chargeable Gains

Weatherford Ireland shareholders that are not a resident or ordinarily resident in Ireland for Irish tax purposes and do not hold their shares in connection with a trade carried on by such shareholders through an Irish branch or agency will not be liable for Irish tax on chargeable gains realized on a subsequent disposal of their Weatherford Ireland shares. A shareholder of Weatherford Ireland who is an individual and who is temporarily not a resident in Ireland may, under Irish anti-avoidance legislation, still be liable to Irish tax on any chargeable gain realized upon subsequent disposal of the Weatherford Ireland shares.

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Weatherford Switzerland shareholders that are not a resident or ordinarily a resident in Ireland for Irish tax purposes and do not hold their shares in connection with a trade carried on by such shareholders through an Irish branch or agency will not be subject to Irish tax on chargeable gains on the cancellation of their shares, or on the allotment of the Weatherford Ireland shares pursuant to the Merger.

Stamp Duty

The rate of stamp duty (where applicable) on transfers of shares of Irish incorporated companies is 1% of the price paid or the market value of the shares acquired, whichever is greater. Where Irish stamp duty arises it is generally a liability of the transferee.

The Merger will not be subject to Irish stamp duty.

Irish stamp duty may, depending on the manner in which the shares in Weatherford Ireland are held, be payable in respect of transfers of Weatherford Ireland shares after the effective time of the Merger.

Shares Held Through DTC

A transfer of Weatherford Ireland shares effected by means of the transfer of book-entry interests in DTC will not be subject to Irish stamp duty. On the basis that most shares in Weatherford Ireland are expected to be held through DTC, it is anticipated that most transfers of shares will be exempt from Irish stamp duty.

Shares Held Outside of DTC or Transferred Into or Out of DTC

A transfer of Weatherford Ireland shares where any party to the transfer holds such shares outside of DTC may be subject to Irish stamp duty. Shareholders wishing to transfer their shares into (or out of) DTC may do so without giving rise to Irish stamp duty provided:

•	there is no change in the beneficial ownership of such shares as a result of the transfer; and

•	the transfer into (or out of) DTC is not effected in contemplation of a subsequent sale of such shares by a beneficial owner to a third party.

Due to the potential Irish stamp duty on transfers of Weatherford Ireland shares, we strongly encourage that all former directly registered shareholders of Weatherford Switzerland deposit and maintain their Weatherford Ireland shares within DTC following the Merger. Please see “Agenda Item 1 Adoption of the Merger Agreement – Allotment and Issue of New Weatherford Ireland Shares.” We also strongly encourage any person who wishes to acquire Weatherford Ireland shares after the effective time of the Merger acquires such shares through DTC (or through a broker who in turn holds such shares through DTC).

Any transfer of Weatherford Ireland shares that is subject to Irish stamp duty will not be registered in the name of the transferee unless an instrument of transfer is duly stamped and provided to our transfer agent. Weatherford Ireland’s proposed articles of association allow Weatherford Ireland, in its absolute discretion, to create an instrument of transfer and pay (or procure the payment of) any stamp duty payable by a transferee. In the event of any such payment, Weatherford Ireland is (on behalf of itself or its affiliates) entitled to (i) seek reimbursement from the transferee or the transferor (at is discretion), (ii) set-off the amount of the stamp duty against future dividends payable to the transferee, and/or (iii) claim a lien against the Weatherford Ireland shares on which it has paid stamp duty. Parties to a share transfer may assume that any stamp duty arising in respect of a transaction in Weatherford Ireland shares has been paid unless one or both of such parties is otherwise notified by us.

Withholding Tax on Dividends

The payment of dividends by Weatherford Ireland will not be subject to any dividend withholding tax in Ireland for so long as Weatherford Ireland remains not tax resident in Ireland.

Irish Capital Acquisitions Tax

Irish capital acquisitions tax (“CAT”) comprises principally gift tax and inheritance tax. CAT could apply to a gift or inheritance of Weatherford Ireland shares irrespective of the place of residence, ordinary residence or domicile of the parties. This is because Weatherford Ireland shares are regarded as property situated in Ireland as the share register of Weatherford Ireland must be held in Ireland. The person who receives the gift or inheritance has primary liability for CAT.

CAT is levied at a rate of 33% above certain tax-free thresholds. The appropriate tax-free threshold is dependent upon (i) the relationship between the donor and the donee and (ii) the aggregation of the values of previous gifts and inheritances received by the donee from persons within the same group threshold. Gifts and inheritances passing between spouses are exempt from CAT. Children have a tax-free threshold of €225,000 in respect of taxable gifts or inheritances received from their parents. Weatherford Ireland shareholders should consult their own tax advisors as to whether CAT is creditable or deductible in computing any domestic tax liabilities.

EACH SHAREHOLDER SHOULD CONSULT HIS OR HER TAX ADVISOR AS TO THE PARTICULAR CONSEQUENCES THAT MAY APPLY TO SUCH SHAREHOLDER.

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DESCRIPTION OF WEATHERFORD IRELAND SHARE CAPITAL

The following description is a summary of Weatherford Ireland’s share capital as specified in Weatherford Ireland’s proposed memorandum and articles of association, which will be adopted prior to the effective time of the Merger. You are encouraged to read the memorandum and articles of association in their entirety.

There are differences between Weatherford Switzerland’s organizational regulations and articles of association and Weatherford Ireland’s memorandum and articles of association as they will be as of the effective time of the Merger. Certain provisions of Weatherford Switzerland’s current organizational regulations and articles of association will not be replicated in the Weatherford Ireland memorandum and articles of association, and certain provisions will be included in the Weatherford Ireland memorandum and articles of association although they are not in Weatherford Switzerland’s current organizational regulations and articles of association. See “Comparison of Shareholder Rights.”

Except where otherwise indicated, the description below reflects Weatherford Ireland’s memorandum and articles of association as those documents will be in effect as of the effective time of the Merger. This summary does not purport to be complete and the statements in this summary are qualified in their entirety by reference to, and are subject to, the detailed provisions of Weatherford Ireland’s memorandum and articles of association and the Irish Companies Acts.

Capital Structure

Authorized Share Capital

Immediately prior to the completion of the Merger, the authorized share capital of Weatherford Ireland will be €40,000 and $1,356,000 divided into €40,000 deferred ordinary shares with a nominal value of €1.00 per share and 1,356,000,000 ordinary shares with a nominal value of $0.001 per share.

The authorized share capital includes €40,000 deferred ordinary shares with a nominal value of €1.00 per share in order to satisfy statutory requirements for the incorporation of all Irish public limited companies.

Weatherford Ireland may allot and issue shares subject to the maximum authorized share capital contained in the memorandum and articles of association. The authorized maximum may be increased or reduced by a simple majority of votes cast, in person or by proxy, at a general meeting of shareholders (referred to under Irish law as an “ordinary resolution”). Weatherford Ireland may from time to time issue shares with such preferred or deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as determined by an ordinary resolution of the shareholders.

Under Irish law, the board of directors of a company may issue new ordinary shares having the rights provided for in the articles of association without shareholder approval once authorized to do so by the articles of association or by an ordinary resolution adopted by the shareholders at a general meeting, subject at all times to the maximum authorized share capital. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. Because of this requirement of Irish law, Weatherford Ireland’s proposed articles of association authorize the board of directors of Weatherford Ireland to issue new ordinary shares having the rights provided for in the articles of association without shareholder approval for a period of five years from the date of adoption of such articles of association (which is expected to be effective in 2014) up to the maximum authorized, but unissued, share capital. The rights and restrictions to which the ordinary shares are subject are prescribed by Weatherford Ireland’s proposed articles of association.

Irish law does not recognize fractional shares held of record. Accordingly, Weatherford Ireland’s articles of association will not provide for the issuance of fractional shares of Weatherford Ireland, and the official Irish register of Weatherford Ireland will not reflect any fractional shares.

Whenever an alteration or reorganization of the share capital of Weatherford Ireland would result in any Weatherford Ireland shareholder becoming entitled to fractions of a share, the Weatherford Ireland board of directors may, on behalf of those shareholders that would become entitled to fractions of a share arrange for the sale of the shares representing fractions and distribute the net proceeds of such sale in due proportion among the shareholders who would have been entitled to the fractions and for this purpose the Weatherford Ireland board of directors may authorize any person to execute any instruments or other documents required to transfer the shares representing fractions to the transferee thereof. The transferee shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings relating to the sale.

Issued Share Capital

Based on the number of Weatherford Switzerland shares outstanding as of April 4, 2014, Weatherford Ireland is expected to issue approximately 780,651,000 ordinary shares with a nominal value of $0.001 per share to the former shareholders of Weatherford Switzerland on completion of the Merger. All ordinary shares issued upon completion of the Merger will be duly and validly issued as fully paid-up.

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Preemption Rights, Share Warrants and Options

Under Irish law, certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, Weatherford Ireland has opted out of these preemption rights in its articles of association as permitted under Irish law. Because Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders, Weatherford Ireland’s articles of association provide that this opt-out must be so renewed in accordance with Irish statutory requirements. A “special resolution” requires the approval of not less than 75% of the votes cast, in person or by proxy, at a general meeting of the shareholders of Weatherford Ireland at which a quorum is present. If the opt-out is not renewed, shares to be issued for cash must be offered to existing shareholders of Weatherford Ireland on a pro rata basis to their existing shareholding before the shares may be issued to any new shareholders. Statutory preemption rights do not apply:

•	where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition);

•	to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution); or

•	where shares are issued pursuant to employee equity compensation plans.

Under Irish law, Weatherford Ireland is prohibited from allotting shares without consideration. Accordingly, at least the nominal value of the shares issued underlying any restricted share award, restricted share unit, performance share awards, bonus shares or any other share-based grants must be paid pursuant to the Irish Companies Acts.

Weatherford Ireland’s articles of association provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which Weatherford Ireland is subject, the board is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the board deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Acts provide that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. Weatherford Ireland will be subject to the rules of the NYSE and the U.S. federal tax laws that require shareholder approval of certain equity plan and share issuances. Weatherford Ireland’s board of directors may issue shares upon exercise of warrants or options without shareholder approval or authorization (up to the relevant maximum authorized share capital for the time being in effect). In connection with the completion of the Merger, Weatherford Ireland will assume certain employee benefit plans that had previously been sponsored by Weatherford Switzerland and amend such plans in order to permit the issuance or delivery of Weatherford Ireland shares thereunder, instead of Weatherford Switzerland shares. Please see “Agenda Item 1 Adoption of the Merger Agreement — Additional Agreements.”

Dividends

Under Irish law, dividends and distributions may only be made from distributable profits. “Distributable profits” generally means accumulated realized profits, so far as not previously utilized by distribution or capitalization, less accumulated realized losses, so far as not previously written off in a reduction or reorganization of capital, duly made, and includes reserves created by way of a court-approved share capital reduction. In addition, no distribution or dividend may be made unless the net assets of Weatherford Ireland are equal to, or in excess of, the aggregate of Weatherford Ireland’s paid up share capital plus undistributable reserves and the distribution or dividend does not reduce Weatherford Ireland’s net assets below such aggregate.

Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which Weatherford Ireland’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Weatherford Ireland’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not Weatherford Ireland has sufficient distributable profits to fund a dividend must be made by reference to the “relevant accounts” of Weatherford Ireland. The “relevant accounts” will be either the last set of unconsolidated annual audited financial statements or “initial” or “interim” financial statements properly prepared in accordance with the Irish Companies Acts, which give a “true and fair view” of Weatherford Ireland’s unconsolidated financial position and accord with accepted accounting practice. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

Weatherford Ireland will be taking steps to create distributable profits, which steps include the distributable profits proposal on which Weatherford Switzerland’s shareholders will vote at the Extraordinary General Meeting. Please see “Agenda Item 2 Approval of the Distributable Profits Proposal.”

Weatherford Ireland’s articles of association authorize the board of directors to declare dividends without shareholder approval to the extent that the declaration of such dividends appears justified by profits. The Weatherford Ireland board of directors may also recommend a dividend to be approved and declared by the shareholders at an annual general meeting and may direct that the payment be made by distribution of assets, shares or cash. No dividend may exceed the amount recommended by the board of directors.

Dividends may be declared and paid in the form of cash, property, stock or other non-cash assets and may be paid in dollars or any other currency.

The Weatherford Ireland board of directors may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to Weatherford Ireland in relation to the shares of Weatherford Ireland.

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Share Repurchases, Redemptions and Conversions

Overview

Weatherford Ireland’s articles of association provide that, unless the board of directors determines otherwise, any ordinary share that Weatherford Ireland has agreed to acquire shall be automatically converted into a redeemable share. Accordingly, for purposes of Irish law, the repurchase of ordinary shares by Weatherford Ireland may technically be effected as a redemption.

If Weatherford Ireland’s articles of association did not contain such provision, all repurchases by Weatherford Ireland would be subject to many of the same rules that apply to purchases of Weatherford Ireland shares by subsidiaries described below under “Description of Weatherford Ireland Share Capital — Share Repurchases, Redemptions and Conversions — Purchases by Subsidiaries of Weatherford Ireland” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Except where otherwise noted, references elsewhere in this proxy statement/ prospectus to repurchasing or buying back shares of Weatherford Ireland refer to the redemption of shares by Weatherford Ireland or the purchase of shares of Weatherford Ireland by a subsidiary of Weatherford Ireland, in each case in accordance with the Weatherford Ireland memorandum and articles of association and Irish law as described below.

Repurchases and Redemptions by Weatherford Ireland

Under Irish law, repurchased and redeemed shares may be cancelled or held as treasury shares. The aggregate nominal value of treasury shares held by Weatherford Ireland at any time must not exceed 10% of the aggregate nominal value of the issued share capital of Weatherford Ireland. Weatherford Ireland may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by Weatherford Ireland or re-issued subject to certain conditions.

Weatherford Ireland may also issue redeemable shares and redeem them out of distributable profits or the proceeds of a new issue of shares for that purpose. As described in “Agenda Item 2 Approval of the Distributable Profits Proposal,” Weatherford Ireland will not have any distributable profits immediately following the effective time. However, we will take steps to create such distributable profits. Please see also “Description of Weatherford Ireland Share Capital — Dividends” and “Risk Factors.” Weatherford Ireland may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10% of the aggregate nominal value of the entire issued share capital of Weatherford Ireland. All redeemable shares must also be fully paid up and the terms of redemption of the shares must provide for payment on redemption. Weatherford Ireland may also be given authority to purchase its own shares on-market on a recognized stock exchange such as the NYSE or off-market with such authority to be given by its shareholders at a general meeting, which would take effect on the same terms and be subject to the same conditions as applicable to purchases by Weatherford Ireland’s subsidiaries.

Purchases by Subsidiaries of Weatherford Ireland

Under Irish law, Weatherford Ireland’s subsidiaries may purchase shares of Weatherford Ireland either on-market on a recognized stock exchange such as NYSE or off-market.

For a subsidiary of Weatherford Ireland to make on-market purchases of Weatherford Ireland shares, the shareholders of Weatherford Ireland must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of Weatherford Ireland shares is required. For a purchase by a subsidiary of shares of Weatherford Ireland off-market, the proposed purchase contract must be authorized by special resolution of Weatherford Ireland shareholders before the contract is executed. The person whose Weatherford Ireland shares are to be bought back cannot vote in favor of the special resolution, and, for at least 21 days prior to the special resolution being passed, the purchase contract must be on display or must be available for inspection by Weatherford Ireland shareholders at the registered office of Weatherford Ireland.

The number of shares in the capital of Weatherford Ireland held by the subsidiaries of Weatherford Ireland at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of Weatherford Ireland. While a subsidiary holds shares of Weatherford Ireland, such subsidiary cannot exercise any voting rights in respect of those shares. The acquisition of Weatherford Ireland shares by a subsidiary must be funded out of distributable profits of the subsidiary.

Lien on Shares, Calls on Shares and Forfeiture of Shares

Weatherford Ireland’s articles of association provide that Weatherford Ireland will have a first and paramount lien on every share for all moneys payable, whether currently due or not, payable in respect of such Weatherford Ireland ordinary share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. The provision is a standard inclusion in the articles of association of an Irish public limited company such as Weatherford Ireland and will only be applicable to shares of Weatherford Ireland that have not been fully paid up.

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Consolidation and Division; Subdivision

Weatherford Ireland’s articles of association provide that Weatherford Ireland may, by ordinary resolution, consolidate and divide all or any of its share capital into shares of larger nominal value than its existing shares, or subdivide its shares into smaller amounts than is fixed by its memorandum of association.

Reduction of Share Capital

Weatherford Ireland may, by ordinary resolution, effect a reduction in its authorized but unissued share capital by cancelling unissued shares. Weatherford Ireland also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any way permitted by the Irish Companies Acts.

Annual Meetings of Shareholders

As a matter of Irish law, Weatherford Ireland will be required to hold an annual general meeting at intervals of no more than 15 months from the previous annual general meeting, provided that an annual general meeting is held in each calendar year following the first annual general meeting and no more than nine months after Weatherford Ireland’s fiscal year-end.

Weatherford Ireland’s articles provide that business may be properly brought before a meeting if directed by a court of competent jurisdiction or if the chairman decides in his discretion that it may be regarded as within the scope of the meeting.

The provisions of Weatherford Ireland’s articles of association relating to general meetings shall apply to every general meeting of the holders of any class of shares.

As provided under Irish law, notice of an annual or extraordinary general meeting must be given to all Weatherford Ireland shareholders and to the auditors of Weatherford Ireland.

The Weatherford Ireland articles of association provide for the minimum statutory notice periods of 21 days’ notice in writing for an annual meeting or an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting.

Extraordinary General Meetings of Shareholders

As provided under Irish law, extraordinary general meetings of Weatherford Ireland may be convened:

•	by the Weatherford Ireland board of directors;

•	on requisition of Weatherford Ireland shareholders holding not less than 10% of the paid up share capital of Weatherford Ireland carrying voting rights;

•	on requisition of Weatherford Ireland’s auditors; or

•	in exceptional cases, by court order.

Extraordinary general meetings are typically held for the purpose of approving shareholder resolutions as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

In the case of an extraordinary general meeting convened by the Weatherford Ireland shareholders, the proposed purpose of the meeting must be set out in the requisition notice. Upon receipt of any such valid requisition notice, the Weatherford Ireland board of directors has 21 days to convene a meeting of Weatherford Ireland shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the Weatherford Ireland board of directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of Weatherford Ireland’s receipt of the requisition notice.

If the Weatherford Ireland board of directors becomes aware that the net assets of Weatherford Ireland are not greater than half of the amount of Weatherford Ireland’s called-up share capital, it must convene an extraordinary general meeting of Weatherford Ireland’s shareholders not later than 28 days from the date that the board of directors learn of this fact to consider how to address the situation (the meeting to be held within 56 days of that date).

Quorum for General Meetings

Weatherford Ireland’s articles of association provide that no business shall be transacted at any general meeting unless a quorum is present. A quorum shall be two or more persons holding or representing by proxy more than 50% of the total issued voting rights of Weatherford Ireland shares, provided that if Weatherford Ireland has only one shareholder, one shareholder present in person or by proxy shall constitute a quorum.

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Voting

Under Weatherford Ireland’s articles of association, each Weatherford Ireland shareholder is entitled to one vote for each ordinary share that he or she holds as of the record date for the meeting. Neither Irish law nor any constituent document of Weatherford Ireland places limitations on the right of nonresident or foreign owners to vote or hold Weatherford Ireland shares.

Except where a greater majority is required by the Irish Companies Acts or otherwise prescribed by the articles of association, any question, business or resolution proposed at any general meeting shall be decided by an ordinary resolution (i.e., by a simple majority of the votes cast, in person or by proxy, at a general meeting, provided a quorum is present).

At any meeting of Weatherford Ireland, all resolutions will be decided on a show of hands unless a poll is demanded by:

•	the chairman;

•	at least three shareholders present in person or by proxy;

•	any shareholder or shareholders present in person or proxy and holding not less than one-tenth of the total voting rights of all shareholders having the right to vote at such meeting; or

•	any shareholder or shareholders holding shares in Weatherford Ireland conferring the right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all the shares conferring that right.

Irish law requires approval of certain matters by “special resolutions” of the shareholders at a general meeting (i.e., by not less than 75% of the votes cast, in person or by proxy, at a general meeting, provided a quorum is present). Examples of matters requiring special resolutions include:

•	amending Weatherford Ireland’s objects or memorandum of association;

•	amending Weatherford Ireland’s articles of association;

•	approving a change of name of Weatherford Ireland;

•	authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•	opting out of preemption rights on the issuance of new shares;

•	re-registration of Weatherford Ireland from a public limited company to a private company;

•	variation of class rights attaching to classes of shares (where the memorandum or articles of association do not provide otherwise);

•	repurchase of own shares off-market;

•	reduction of Weatherford Ireland’s issued share capital;

•	sanctioning a compromise/scheme of arrangement;

•	resolving that Weatherford Ireland be wound up by the Irish courts;

•	resolving in favor of a shareholders’ voluntary winding-up; and

•	setting the re-issue price of treasury shares.

Variation of Rights Attaching to a Class or Series of Shares

As a matter of Irish law, unless the memorandum or articles of association provide otherwise, any variation of class rights attaching to the issued shares of Weatherford Ireland must be approved: (i) in writing by the holders of 75% or more of the issued shares in that class or (ii) with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class; provided that, if the relevant class of holders has only one holder, that person present in person or by proxy shall constitute the necessary quorum.

Inspection of Books and Records

Under Irish law, shareholders have the right to:

•	receive a copy of Weatherford Ireland’s memorandum and articles of association and any act of the Irish government that alters Weatherford Ireland’s memorandum of association;

•	inspect and obtain copies of the minutes of general meetings and resolutions of Weatherford Ireland;

•	inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by Weatherford Ireland;

•	receive copies of balance sheets and directors’ and auditors’ reports that have previously been sent to shareholders prior to an annual general meeting; and

•	receive balance sheets of any subsidiary of Weatherford Ireland that have previously been sent to shareholders prior to an annual general meeting for the preceding ten years.

The auditors’ report must be circulated to the shareholders with Weatherford Ireland’s financial statements prepared in accordance with Irish law 21 days before the annual general meeting.

Acquisitions

There are two principal methods used to acquire listed Irish public companies: (i) a takeover offer; or (ii) a scheme of arrangement. Each method is subject to the Irish Takeover Panel Act 1997, as amended, and the Irish Takeover Rules made thereunder. See “Description of Weatherford Ireland Share Capital — Anti-Takeover Measures” below.

Under a takeover offer, the bidder will make a general offer to the target shareholders to acquire their shares. The offer must be conditional on the bidder acquiring, or having agreed to acquire (pursuant to the offer, or otherwise) securities conferring more than 50% of the voting rights of the target. The bidder may require any remaining shareholders to transfer their shares on the terms of the offer (i.e., a “squeeze out”) if it has acquired, pursuant to the offer, not less than a specific percentage of the target shares to which the offer relates. The percentage for companies listed on regulated markets in the EEA is 90%. As Weatherford Ireland will not be listed on an EEA regulated

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market (NYSE only) following the Merger, the relevant applicable percentage for Weatherford Ireland is 80%. Dissenting shareholders have the right to apply to the High Court of Ireland for relief.

A scheme of arrangement is a statutory procedure which can be utilized to acquire an Irish company. A scheme of arrangement involves the target company putting an acquisition proposal to its shareholders, which can be (i) a transfer scheme, pursuant to which their shares are transferred to the bidder in return for the relevant consideration or (ii) a cancellation scheme, pursuant to which their shares are cancelled in return for the relevant consideration, with the result in each case that the bidder will become the 100% owner of the target company. A scheme of arrangement requires the approval of a majority in number of the shareholders of each class, representing not less than 75% of the shares of each class, present and voting, in person or by proxy, at a general, or relevant class, meeting of the target company. The scheme also requires the sanction of the High Court of Ireland. Subject to the requisite shareholder approval and sanction of the High Court, the scheme will be binding on all shareholders. Dissenting shareholders have the right to appear at the High Court hearing and make representations in objection to the scheme.

There is also a statutory procedure under the European Communities (Cross-Border Mergers) Regulations 2008 whereby a variety of business combinations between Irish companies and other EEA incorporated companies (including mergers) can be effected, although, to date, it has been rarely used for listed public company acquisitions. Among other matters, a cross border merger will require the approval of not less than 75% of the votes cast, in person or by proxy, at a general meeting together with the sanction of the High Court of Ireland.

Appraisal Rights

Under a takeover offer, the bidder may require any remaining shareholders to transfer their shares on the terms of the offer (i.e., a “squeeze out”) if it has acquired, pursuant to the offer, not less than 80% of the target shares to which the offer relates (in the case of a company that is not listed on an EEA regulated market). Dissenting shareholders have the right to apply to the High Court of Ireland for relief.

A scheme of arrangement which has been approved by the requisite shareholder majority and sanctioned by the High Court of Ireland will be binding on all shareholders. Dissenting shareholders have the right to appear at the High Court hearing and make representations in objection to the scheme.

Under the European Communities (Cross-Border Mergers) Regulations 2008 governing the merger of an Irish public limited company such as Weatherford Ireland and a company incorporated in the EEA, a shareholder (i) who voted against the special resolution approving the merger or (ii) of a company in which 90% of the shares are held by the other party to the merger, has the right to request that the company acquire his or her shares for cash at a price determined in accordance with the share exchange ratio set out in the Merger Agreement.

Disclosure of Interests in Shares

Under the Irish Companies Acts, there is a notification requirement for shareholders who acquire or cease to be interested in 5% of the shares of an Irish public limited company. A Weatherford Ireland shareholder therefore must make such a notification to Weatherford Ireland if, as a result of a transaction, the shareholder will be interested in 5% or more of the relevant share capital of Weatherford Ireland; or if, as a result of a transaction, a shareholder who was interested in more than 5% of the relevant share capital of Weatherford Ireland ceases to be so interested. Where a shareholder is interested in more than 5% of the relevant share capital of Weatherford Ireland (i.e., voting shares), any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to Weatherford Ireland.

The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of Weatherford Ireland ordinary share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the previous whole number. All such disclosures should be notified to the company within five business days of the alteration of the shareholder’s interests that gave rise to the requirement to notify.

Where a person fails to comply with the notification requirements described above no right or interest of any kind whatsoever in respect of any shares in the company concerned, held by such person, shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to the shares concerned reinstated.

In addition to the above disclosure requirement, Weatherford Ireland, under the Irish Companies Acts, may by notice in writing require a person whom the company knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in the company’s relevant share capital: (i) to indicate whether or not it is the case and (ii) where such person holds or has during that time held an interest in the shares of the company, to give such further information as may be required by Weatherford Ireland, including particulars of such person’s own past or present interests in Weatherford Ireland shares. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by Weatherford Ireland on a person who is or was interested in shares of the company and that person fails to give the company any of the requested information within the reasonable time specified, Weatherford Ireland may apply to the Irish courts for an order directing that the affected shares be subject to certain restrictions. Under the Irish Companies Acts, the restrictions that may be placed on the shares by the Irish courts are as follows:

•	any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

•	no voting rights shall be exercisable in respect of those shares;

•	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

•	no payment shall be made of any sums due from the Weatherford Ireland on those shares, whether in respect of capital or otherwise.

Where the shares are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

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Anti-Takeover Measures

A transaction in which a third party seeks to acquire 30% or more of the voting rights of Weatherford Ireland will be subject to the Irish Takeover Panel Act 1997, as amended, and the Irish Takeover Rules made thereunder.

The Irish Takeover Rules regulate the conduct of takeovers of, and certain other transactions affecting, Irish public companies listed on certain stock exchanges (including the NYSE). The Irish Takeover Rules are administered by the Irish Takeover Panel, which has supervisory jurisdiction over such transactions. Among other matters, the Irish Takeover Rules operate to ensure that no offer is frustrated or unfairly prejudiced and, in the case of multiple bidders, that there is a level playing field.

The Irish Takeover Rules are based on the following general principles which will apply to the conduct of takeovers:

•	all holders of security of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•	the holders of the securities in the target company must have sufficient time and information to enable them to reach a properly informed decision on the offer; where it advises the holders of securities, the board of the target company must give its views on the effects of implementation of the offer on employment, conditions of employment and the locations of the target company’s places of business;

•	the board of the target company must act in the interests of the company as a whole and must not deny the holders of securities the opportunity to decide on the merits of the offer;

•	false markets must not be created in the securities of the target company, the bidder or of any other company concerned by the offer in such a way that the rise or fall of the prices of the securities becomes artificial and the normal functioning of the markets is distorted;

•	a bidder must announce an offer only after ensuring that he or she can fulfill in full any cash consideration, if such is offered, and after taking all reasonable measures to secure the implementation of any other type of consideration;

•	a target company must not be hindered in the conduct of its affairs for longer than is reasonable by an offer for its securities; and

•	a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) shall take place only at an acceptable speed and shall be subject to adequate and timely disclosure.

The Irish Takeover Rules include mandatory bid rules, share dealing restrictions, confidentiality objections and restrictions on frustrating actions. In particular, the board of directors of a target is not permitted without shareholder approval at a duly convened general meeting to take certain actions which might frustrate a takeover once the board has received an approach which may lead to an offer or has reason to believe an offer is, or may be, imminent.

Irish law does not expressly authorize or prohibit companies from issuing share purchase rights or adopting a shareholder rights plan as an anti-takeover measure, although the ability of the board of directors to do so would be subject to their fiduciary duties and, during the course of an offer, the Irish Takeover Rules. However, there is no directly relevant case law on this issue.

Corporate Governance

Weatherford Ireland’s articles of association allocate authority over the day-to-day management of Weatherford Ireland to the board of directors. The board of directors may then delegate any of its powers, authorities and discretions (with power to sub-delegate) to any committee, consisting of such person or persons (whether directors or not) as it thinks fit, but regardless, the board of directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of Weatherford Ireland. Committees may meet and adjourn as they determine proper. Unless otherwise determined by the board of directors, the quorum necessary for the transaction of business at any committee meeting shall be a majority of the members of such committee then in office unless the committee shall consist of one or two members, in which case one member shall constitute a quorum.

Legal Name; Formation; Fiscal Year; Registered Office

The current legal and commercial name of Weatherford Ireland is Weatherford International Limited and it was incorporated in Ireland on March 3, 2014 as a private limited company (registration number 540406). It will be reregistered as an Irish public limited company and renamed “Weatherford International plc” or a similar name prior to the effective time of the Merger. Weatherford Ireland’s fiscal year ends on December 31st and its registered address is 70 Sir Rogerson’s Quay, Dublin 2, Ireland.

Appointment of Directors

Weatherford Ireland’s articles of association provide that the number of directors will not be less than three nor more than 14, subject to (i) automatic increases to accommodate the exercise of the rights of holders of any class or series of shares in issue having special rights to nominate or appoint directors in accordance with the terms of issue of such class or series and/or (ii) any resolution passed increasing the number of directors. The authorized number of directors (within such fixed maximum and fixed minimum numbers) is determined by the Board.

At each annual general meeting of Weatherford Ireland shareholders, all of the directors serving on the board of directors shall retire from office and be re-eligible for re-election. Upon the resignation or termination of office of any director, if a new director shall be appointed to the board he will be designated to fill the vacancy arising.

No person shall be appointed director unless nominated as follows:

•	by the affirmative vote of two-thirds of the board of directors of Weatherford Ireland;

•	with respect to election at an annual general meeting, by any shareholder who holds Weatherford Ireland shares or other shares carrying the general right to vote at general meetings of Weatherford Ireland, who

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is a shareholder at the time of the giving of the notice and at the time of the relevant annual general meeting and who timely complies with the notice procedures set out in the articles of association;

•	with respect to election at an extraordinary general meeting requisitioned in accordance with section 132 of the Irish Companies Act 1963, by any shareholder or shareholders who holds Weatherford Ireland shares or other shares of Weatherford Ireland carrying the general right to vote at general meetings of Weatherford Ireland and who makes such nomination in the written requisition of the extraordinary general meeting and timely complies with the notice procedures set forth in the articles of association;

•	by holders of any class or series of shares in Weatherford Ireland then in issue having special rights to nominate or appoint directors in accordance with the terms of issue of such class or series, but only to the extent provided in such terms of issue.

Directors shall be appointed as follows:

•	by shareholders by ordinary resolution at the annual general meeting in each year or at any extraordinary general meeting called for the purpose;

•	by the board in accordance with Weatherford Ireland’s articles of association; and

•	so long as there is in office a sufficient number of directors to constitute a quorum of the board in accordance with Weatherford Ireland’s articles of association, the board of directors shall have the power at any time and from time to time to appoint any person to be director, either to fill a vacancy in the board or as an addition to the existing directors provided that the total number of directors shall not at any time exceed the maximum number provided for in the articles of association.

Removal of Directors

Under the Irish Companies Acts and notwithstanding anything contained in Weatherford Ireland’s memorandum and articles of association or in any agreement between Weatherford Ireland and a director, the shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term, at a shareholders’ meeting at which the director is entitled to be heard. The articles of association provide that Weatherford Ireland may, by ordinary resolution, remove any director before the expiration of his period of office notwithstanding anything in any agreement between Weatherford Ireland and the removed director. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) that the director may have against Weatherford Ireland in respect of his removal.

Duration; Dissolution; Rights upon Liquidation

Weatherford Ireland’s duration of existence will be unlimited. Weatherford Ireland may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding up, a special resolution of shareholders is required. Weatherford Ireland may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where Weatherford Ireland has failed to file certain returns.

The rights of Weatherford Ireland shareholders to a return of Weatherford Ireland’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in Weatherford Ireland’s articles of association. If the Weatherford Ireland articles of association contain no specific provisions in respect of a dissolution or winding up, then, subject to the priorities of any creditors, the assets will be distributed to Weatherford Ireland shareholders in proportion to the paid-up nominal value of the shares held. The Weatherford Ireland proposed articles of association provide that the ordinary shareholders of Weatherford Ireland are entitled to participate pro rata in a winding up.

Stock Exchange Listing

Weatherford Switzerland will file a listing application with the NYSE in respect of the Weatherford Ireland shares that the former shareholders of Weatherford Switzerland will receive in the Merger. It is expected that following the effective time, the Weatherford Ireland shares will be listed under the symbol “WFT,” the same symbol under which Weatherford Switzerland shares are currently listed on the NYSE. Currently, there is no established public trading market for the shares of Weatherford Ireland. In connection with the Merger, we plan to delist the Weatherford Switzerland shares from the SIX Swiss Exchange and the NYSE Euronext-Paris. We do not plan for Weatherford Ireland’s shares to be listed on the SIX Swiss Exchange, the NYSE Euronext-Paris or the Irish Stock Exchange.

No Liability for Further Calls or Assessments

The shares to be issued in the Merger will be duly and validly issued as fully paid-up.

Transfer and Registration of Shares

No restrictions apply to the transfer of Weatherford Ireland shares. AST will act as transfer agent and registrar for Weatherford Ireland. The share register reflects only registered owners of Weatherford Ireland shares.

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COMPARISON OF SHAREHOLDER RIGHTS

The completion of the Merger will change the governing corporate law that applies to shareholders of Weatherford from Swiss law to Irish law. The legal system governing corporations organized under Irish law differs from the legal system governing corporations organized under Swiss law. As a result, while many of the principal attributes of Weatherford Switzerland’s shares and Weatherford Ireland’s shares will be similar under Swiss and Irish corporate law, differences will exist. In addition, the provisions of Weatherford Ireland’s proposed memorandum and articles of association will be substantially similar to the provisions of Weatherford Switzerland’s articles of association, except for changes (i) required by Irish law, or (ii) necessary in order to preserve the current rights of shareholders and powers of the board of directors of Weatherford Ireland following the Merger. Because shareholders will, pursuant to the Merger, receive one Weatherford Ireland share for each Weatherford Switzerland share held immediately prior to the effective time of the Merger and because the assets and liabilities of Weatherford Switzerland will be transferred to Weatherford Ireland in the Merger, we believe that the equity and membership interests of Weatherford Switzerland shareholders are adequately safeguarded. Weatherford Switzerland shares held by, or for the benefit of, Weatherford Switzerland or any of its subsidiaries will be cancelled in the Merger, and no Weatherford Ireland shares will be allotted therefor. Accordingly, no such treasury shares are contemplated herein.

The following discussion summarizes your rights under Swiss law and under Irish law following the Merger, including under the respective governing documents of Weatherford Switzerland and Weatherford Ireland.  References to Weatherford Ireland’s articles of association are to the articles of association as they will be in effect after the Merger. This summary is not complete and does not set forth all of the differences between Swiss and Irish corporate law or all the differences between Weatherford Switzerland’s articles of association and Weatherford Ireland’s proposed memorandum and articles of association as they will be in effect after the Merger. This summary is subject to the complete text of the relevant provisions of the Swiss Code of Obligations (the “Swiss Code”), particularly articles 620 through 763 of the Swiss Code, the Swiss Merger Act, the Swiss Federal Act on Private International Law, Weatherford Switzerland’s articles of association, Weatherford Ireland’s proposed memorandum and articles of association as they will be in effect after the Merger and the Irish Companies Acts. We encourage you to read those laws and documents. Weatherford Ireland’s memorandum and articles of association, substantially in the form that will be in effect after the Merger, are attached to this proxy statement/prospectus as Annex B. For information as to how you can obtain Weatherford Switzerland’s articles of association, see “Where You Can Find More Information.”

Weatherford Switzerland	Weatherford Ireland

Authorized and Outstanding Share Capital

The registered share capital of Weatherford Switzerland is 973,941,253.64 Swiss francs, comprising 839,604,529 fully paid-in registered shares with a par value of 1.16 Swiss francs per share. Weatherford Switzerland’s board of directors is authorized to increase the share capital of the company at any time until June 20, 2015, by a maximum amount of 177,480,000 Swiss francs by issuing a maximum of 153,000,000 fully paid-in shares with a par value of 1.16 Swiss francs per share (authorized capital). In addition, the share capital of Weatherford Switzerland may be increased through the issuance of up to 372,747,248 fully paid-in shares with a par value of 1.16 Swiss francs per share in an amount not to exceed 432,386,807.68 Swiss francs (conditional capital).

The approval of at least two-thirds of the votes and the absolute majority of the par value of shares, each as represented at a general meeting of shareholders, is required for resolutions relating to the creation and cancellation of shares with privileged voting rights and certain other resolutions. Preferred shares may only be issued with the approval of a relative majority of the votes cast at a general meeting.

Immediately prior to the completion of the Merger, the authorized share capital of Weatherford Ireland will be €40,000 and $1,356,000 divided into €40,000 deferred ordinary shares with a nominal value of €1.00 per share and 1,356,000,000 ordinary shares with a nominal value of $0.001 per share.

The authorized share capital includes €40,000 deferred ordinary shares with a nominal value of €1.00 per share in order to satisfy statutory requirements for the incorporation of all Irish public limited companies.

Based on the number of Weatherford Switzerland shares outstanding as of April 4, 2014, Weatherford Ireland is expected to issue approximately 780,651,000 ordinary shares with a nominal value of $0.001 per share to the former shareholders of Weatherford Switzerland on the completion of the Merger. All shares issued upon the effective time of the Merger will be duly and validly issued as fully paid-up.

As a matter of Irish law, unless the memorandum or articles of association provide otherwise, any variation of class rights attaching to the issued shares of Weatherford Ireland must be approved: (i) in writing by holders of 75% of the issued shares in that class or (ii) with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class, provided that, if the relevant class of holders has only one holder, that person present in person or by proxy shall constitute the necessary quorum.

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Weatherford Switzerland	Weatherford Ireland

Increase in Share Capital

The share capital of Weatherford Switzerland may be increased from time to time by resolution of the shareholders with a relative majority of the votes cast at a general meeting of shareholders where at least one-third of the shares are represented, whereas, in case of an ordinary or authorized share capital increase, each shareholder is generally entitled to the proportion of the newly issued shares that corresponds to his existing participation. See “— Preemption Rights and Advance Subscription Rights.”

Weatherford Switzerland’s share capital may be increased through the issuance of up to 372,747,248 fully paid up shares with a par value of 1.16 Swiss francs per share in an amount not to exceed 432,386,807.68 Swiss francs as follows: (i) maximum 277,941,419 shares, fully paid-in, with a par value of 1.16 Swiss francs each, i.e., with a maximum total par value of 322,412,046.04 Swiss francs, through the exercise of conversion, exchange, option, warrant or similar rights for the subscription of shares (the “Rights”) granted to third parties or shareholders in connection with bonds, options, warrants or other securities newly or already issued in national or international capital markets or new or already existing contractual obligations by or of Weatherford Switzerland, one or more of its group companies, or any of their respective predecessors (collectively, the Rights-Bearing Obligations); and/or (ii) maximum 94,805,829 shares, fully paid-in, with a par value of 1.16 Swiss francs each, (i.e., with a maximum total par value of 109,974,761.64 Swiss francs), through the exercise of rights or rights-bearing obligations granted to members of the board of directors, members of the executive management, employees, contractors, consultants or other persons providing services to Weatherford Switzerland or its subsidiaries.

Under Swiss law, authorized capital can be created by having the articles of association amended by a general meeting of shareholders in such way that the board of directors is authorized to increase the share capital within a period of no more than two years, whereas such authorized capital may not exceed one-half of the existing share capital. The board of directors may then carry out a share capital increase within the two-year time period and within the limits of its authority whenever it deems appropriate to do so. After the expiration the two-year period, the board of directors does not have the authority to carry out such share capital increase and the provision concerning the authorized share capital increase is to be deleted from the articles of association.

Weatherford Ireland may allot and issue shares subject to the maximum authorized share capital contained in the memorandum and articles of association. The authorized maximum may be increased or reduced by an ordinary resolution of the shareholders. Weatherford Ireland may from time to time issue shares with such preferred or deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as determined by an ordinary resolution of the shareholders.

Under Irish law, the board of directors of a company may issue new ordinary shares without shareholder approval once authorized to do so by the articles of association or by an ordinary resolution adopted by the shareholders at a general meeting, subject, at all times to the maximum authorized share capital. The authorization may be granted for a maximum period of five years, at which point it must be renewed by the shareholders by an ordinary resolution. Because of this requirement of Irish law, Weatherford Ireland’s articles of association authorize the board of directors of Weatherford Ireland to issue new ordinary shares without additional shareholder approval, up to the maximum authorized, but unissued, share capital, for a period of five years from the date of adoption of such articles of association (which is expected to be effective in 2014).

Reduction of Share Capital; Consolidation and Division of Share Capital

Under Swiss law a capital reduction requires the approval of shareholders holding a majority of the shares represented at a general meeting.

A special audit report must confirm that creditors’ claims remain fully covered despite the reduction in the share capital registered in the commercial register.

Weatherford Ireland may, by ordinary resolution, effect a reduction in its authorized but unissued share capital by cancelling unissued shares. Weatherford Ireland also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital in any way permitted by the Irish Companies Acts.

Weatherford Ireland’s articles of association provide that Weatherford Ireland may, by ordinary resolution, consolidate and divide all or any of its share capital into shares of larger nominal value than its existing shares, or subdivide its shares into smaller amounts than is fixed by its memorandum of association.

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Weatherford Switzerland	Weatherford Ireland

Preemption Rights and Advance Subscription Rights

Under Swiss law, Weatherford Switzerland’s shareholders have preemption rights to subscribe to newly issued shares in connection with an ordinary share capital increase. The shareholders may, however, by a resolution passed by at least two-thirds of the votes represented and an absolute majority of the par value of the shares represented at a general meeting, withdraw or limit preemption rights for important reasons (such as acquisitions).

If a general meeting of shareholders has approved the creation of authorized capital by amending the articles of association, it may delegate the decision whether to withdraw or limit the preemption rights for important reasons to the board of directors, provided that the basic principles of the preemption are set forth in its delegation. Weatherford Switzerland’s articles of association stipulate that the board of directors is authorized to withdraw or limit the preemption rights of the shareholders for cause, which include the following:

•	the issue price of the new shares is determined by reference to the market price;

•	the new shares are issued in connection with the acquisition of an enterprise or business or part(s) of an enterprise or business, the financing or refinancing of any such transactions, or in connection with the financing of new investment plans of Weatherford Switzerland;

•	the new shares are issued in connection with the intended broadening of the shareholder constituency of Weatherford Switzerland in certain financial or investor markets, for the purposes of the participation of strategic partners, or in connection with the listing of the shares on domestic or foreign stock exchanges;

•	for purposes of granting an over-allotment option (including options with respect to any security convertible into shares, such as convertible debt securities or otherwise) of up to 20% of the total number of shares in a placement or sale of shares to the respective initial purchaser(s) or underwriter(s);

•	for the participation in a benefit or other plan by members of the board of directors, members of the executive management, employees, contractors, consultants or other persons performing services for the benefit of Weatherford Switzerland or any of its subsidiaries; or

•	if the shares to be issued will be issued for any consideration (including debt, equity or assets of another company) other than for cash consideration.

In connection with the issuance of new shares based on the conditional share capital the shareholders generally possess an advance subscription right, which may be restricted or cancelled for good cause. Weatherford Switzerland’s articles of association stipulate that any advance subscription rights and any preemption rights of the shareholders are excluded in connection with the issuance of shares through the exercise of conversion, exchange, option, warrant or similar rights granted to shareholders, third parties or members of the board of directors, the executive management, employees, contractors, consultants or other persons providing services to Weatherford Switzerland or its subsidiaries.

Under Irish law, certain statutory preemption rights apply automatically in favor of shareholders where shares are to be issued for cash. However, Weatherford Ireland has opted out of these preemption rights in its articles of association as permitted under Irish law. Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders. As a result, Weatherford Ireland’s articles of association provide that this opt-out must be so renewed in accordance with Irish statutory requirements, which is different from the provisions of Weatherford Switzerland’s articles of association. If the opt-out is not renewed, shares issued for cash must be offered to existing shareholders of Weatherford Ireland on a pro rata basis to their existing shareholding before the shares may be issued to any new shareholders. Statutory preemption rights do not apply:

•	where shares are issued for non-cash consideration (such as in a stock-for-stock acquisition);

•	to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution); or

•	where shares are issued pursuant to an employee option or similar equity plan.

Under Irish law, Weatherford Ireland is prohibited from allotting shares without consideration. Accordingly, at least the nominal value of the shares issued underlying any restricted share award, restricted share unit, performance share awards, bonus shares or any other share-based grants must be paid pursuant to the Irish Companies Acts.

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Weatherford Switzerland	Weatherford Ireland

Distributions and Dividends; Repurchases and Redemptions

Distributions/Dividends

Under Swiss law, dividends may be paid out only on the basis of a corresponding resolution of shareholders and if the corporation has sufficient distributable profits from the previous fiscal year, or if the corporation has freely distributable reserves, each as will be presented on the audited annual stand-alone statutory balance sheet. Payments out of the registered share capital (i.e., the aggregate par value of Weatherford Switzerland’s registered share capital) in the form of dividends are not allowed; however, payments out of registered share capital may be made by way of a capital reduction, as described below. Qualifying additional paid-in capital may only be paid out as dividends to shareholders following approval by the shareholders of a reclassification of such qualifying additional paid-in capital as freely distributable reserves (to the extent permissible under Swiss law). The affirmative vote of shareholders representing a relative majority of the votes cast at a general meeting must approve reserve reclassifications and distributions of dividends. The board of directors may propose to shareholders that a dividend be paid but cannot itself authorize the dividend.

Under Swiss law, if Weatherford Switzerland’s general reserves amount to less than 20% of the share capital recorded in the commercial register (i.e., 20% of the aggregate par value of Weatherford Switzerland’s registered capital), then at least 5% of Weatherford Switzerland’s annual profit must be retained as general reserves. Swiss law and Weatherford Switzerland’s articles of association permit Weatherford Switzerland to accrue additional general reserves. In addition, Weatherford Switzerland is required to create a special reserve on its stand-alone annual statutory balance sheet in the amount of the purchase price of shares it or any of its subsidiaries repurchases (own shares), which amount may not be used for dividends or subsequent repurchases.

Swiss companies generally must maintain a separate company, stand-alone “statutory” balance sheet for the purpose of, among other things, determining the amounts available for the return of capital to shareholders, including by way of a distribution of dividends. Weatherford Switzerland’s auditor must confirm that a dividend proposal made to shareholders conforms with the requirements of Swiss law and Weatherford Switzerland’s articles of association. Dividends are usually due and payable upon the shareholders having passed a resolution approving the payment, unless the shareholders have adopted a resolution for payment on a later date or dates. Weatherford Switzerland’s articles of association provide that dividends that have not been claimed within five years after the due date become the property of Weatherford Switzerland and are allocated to the general reserves.

Distributions/Dividends

Under Irish law, dividends and distributions may only be made from distributable profits. “Distributable profits” generally means accumulated realized profits, so far as not previously utilized by distribution or capitalization, less accumulated realized losses, so far as not previously written off in a reduction or reorganization of capital, duly made, and includes reserves created by way of a court-approved share capital reduction. In addition, no distribution or dividend may be made unless the net assets of Weatherford Ireland are equal to, or in excess of, the aggregate of Weatherford Ireland’s paid up share capital plus undistributable reserves and the distribution or dividend does not reduce Weatherford Ireland’s net assets below such aggregate.

Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which Weatherford Ireland’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed Weatherford Ireland’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

The determination as to whether or not Weatherford Ireland has sufficient distributable profits to fund a dividend must be made by reference to the “relevant accounts” of Weatherford Ireland. The “relevant accounts” will be either the last set of unconsolidated annual audited financial statements or “initial” or “interim” financial statements properly prepared in accordance with the Irish Companies Acts, in either case which give a “true and fair view” of Weatherford Ireland’s unconsolidated financial position and accord with accepted accounting practice. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

Weatherford Ireland will be taking steps to create distributable profits, which include the distributable profits proposal on which Weatherford Switzerland’s shareholders will vote at the Extraordinary General Meeting as further described in this proxy statement/prospectus.

Weatherford Ireland’s articles of association authorize the board of directors to declare dividends without shareholder approval to the extent that the declaration of such dividends appears justified by profits. The Weatherford Ireland board of directors may also recommend a dividend to be approved and declared by the shareholders at an annual general meeting and may direct that the payment be made by distribution of assets, shares or cash. No dividend may exceed the amount recommended by the board of directors.

Dividends may be declared and paid in the form of cash, property, stock or other non-cash assets and may be paid in dollars or any other currency.

The Weatherford Ireland board of directors may deduct from any dividend payable to any shareholder any amounts payable by such shareholder to Weatherford Ireland in relation to the shares of Weatherford Ireland.

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Weatherford Switzerland	Weatherford Ireland

Repurchases/Redemptions

Swiss law limits a company’s ability to hold or repurchase its own shares. Weatherford Switzerland and its subsidiaries may only repurchase shares if and to the extent that sufficient freely distributable reserves are available, as described above. In addition, the aggregate par value of all Weatherford Switzerland shares held by Weatherford Switzerland and its subsidiaries may not exceed 10% of the registered share capital. However, Weatherford Switzerland may repurchase its own shares beyond the statutory limit of 10% if the repurchase occurs in connection with the acquisition of the shares based on the transfer restrictions contained in Weatherford Switzerland’s articles of association. Repurchased shares held by Weatherford Switzerland or its subsidiaries do not carry any rights to vote at a general meeting of shareholders but are entitled to the economic benefits generally associated with the shares.

Capital distributions may also take the form of a distribution of cash or property that is based upon a reduction of Weatherford Switzerland’s share capital recorded in the commercial register. Such a capital reduction requires the approval of shareholders representing a relative majority of the votes cast at a general meeting. A special audit report must confirm that creditors’ claims remain fully covered despite the reduction in the share capital recorded in the commercial register. Upon approval by the shareholders of the capital reduction, the board of directors must give public notice of the capital reduction resolution in the Swiss Official Gazette of Commerce three times and notify creditors that they may request, within two months commencing with the third publication, satisfaction of or security for their claims.

Weatherford Switzerland is required under Swiss law to declare any dividends and other capital distributions in Swiss francs. If a dividend is declared, Weatherford Switzerland expects to make any dividend payments to holders of Weatherford Switzerland shares in U.S. dollars, unless the holders provide notice to Weatherford Switzerland’s transfer agent, AST, that they wish to receive dividend payments in Swiss francs. AST will be responsible for paying the U.S. dollars or Swiss francs to registered holders of shares, less amounts subject to withholding for taxes.

Repurchases/Redemptions

Weatherford Ireland’s articles of association provide that, unless the board of directors determines otherwise, any ordinary share that Weatherford Ireland has agreed to acquire shall be automatically converted into a redeemable share. Accordingly, for purposes of Irish law, the repurchase of ordinary shares by Weatherford Ireland may technically be effected as a redemption. Because Swiss law does not impose such requirements with respect to share repurchases by Weatherford Switzerland, and the desire is to preserve the status quo with respect to share repurchases to the greatest extent possible after the Merger, the Weatherford Ireland articles of association provide that any ordinary share that Weatherford Ireland has agreed to acquire shall be deemed to be a redeemable share. There is no analogous provision in the Weatherford Switzerland’s articles of association.

Under Irish law, Weatherford Ireland may issue redeemable shares and redeem them out of distributable profits or the proceeds of a new issue of shares for that purpose. Weatherford Ireland may only issue redeemable shares if the nominal value of the issued share capital that is not redeemable is not less than 10% of the aggregate nominal value of the entire issued share capital of Weatherford Ireland. All redeemable shares must also be fully paid up and the terms of redemption of the shares must provide for payment on redemption. Weatherford Ireland may also be given authority to purchase its own shares on-market on a recognized stock exchange such as the NYSE or off-market with such authority to be given by its shareholders at a general meeting, which would take effect on the same terms and be subject to the same conditions as applicable to purchases by Weatherford Ireland’s subsidiaries.

Repurchased and redeemed shares may be cancelled or held as treasury shares. The aggregate nominal value of treasury shares held by Weatherford Ireland at any time must not exceed 10% of the aggregate nominal value of the issued share capital of Weatherford Ireland. Weatherford Ireland may not exercise any voting rights in respect of any shares held as treasury shares. Treasury shares may be cancelled by Weatherford Ireland or reissued subject to certain conditions.

Purchases by Subsidiaries of Weatherford Ireland

Under Irish law, Weatherford Ireland’s subsidiaries may purchase shares of Weatherford Ireland either on-market on a recognized stock exchange such as NYSE or off-market.

For a subsidiary of Weatherford Ireland to make on-market purchases of Weatherford Ireland shares, the shareholders of Weatherford Ireland must provide general authorization for such purchase by way of ordinary resolution. However, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of Weatherford Ireland shares is required. For a purchase by a subsidiary of shares of Weatherford Ireland off-market, the proposed purchase contract must be authorized by special resolution of Weatherford Ireland shareholders before the contract is executed. The person whose Weatherford Ireland shares are to be bought back cannot vote in favor of the special resolution, and, for at least 21 days prior to the special resolution being passed, the purchase contract must be on display or must be available for inspection by Weatherford Ireland shareholders at the registered office of Weatherford Ireland.

The number of shares in the capital of Weatherford Ireland held by the subsidiaries of Weatherford Ireland at any time will count as treasury shares and will be included in any calculation of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of Weatherford Ireland. While a subsidiary holds shares of Weatherford Ireland, such subsidiary cannot exercise any voting rights in respect of those shares. The acquisition of Weatherford Ireland shares by a subsidiary must be funded out of distributable profits of the subsidiary.

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Weatherford Switzerland	Weatherford Ireland

Shareholder Approval of Business Combinations

Business combinations and other transactions that are binding on all shareholders are governed by the Swiss Merger Act. A statutory merger or demerger requires generally that at least two-thirds of the votes represented at a general meeting of shareholders and the majority of the par value of shares represented vote in favor of the transaction. Under the Swiss Merger Act, a “demerger” may take two forms:

•	a legal entity may divide all of its assets and transfer such assets to other legal entities, with the shareholders of the transferring entity receiving equity or membership rights in the acquiring entities, whereas the transferring entity is dissolved and deleted in the commercial register; or

•	a legal entity may transfer all or a portion of its assets to other legal entities, with the shareholders of the transferring entity receiving equity or membership rights in the acquiring entities.

If a transaction under the Swiss Merger Act receives the necessary approvals, all shareholders are compelled to participate in the transaction. See “— Voting Rights.”

Swiss companies may be acquired by an acquirer through the direct acquisition of the share capital of the Swiss company. With respect to corporations limited by shares, such as Weatherford Switzerland, the Swiss Merger Act provides for the possibility of a so-called “cash-out” or “squeeze out” merger if the acquirer controls 90% of the outstanding shares entitled to vote at a general meeting. In these limited circumstances, minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company (for instance, through cash or securities of a parent company of the acquiring company or of another company). Under the Swiss Merger Act, a shareholder has the right to request a court to review the adequacy of the compensation. For more information, see “— Appraisal Rights and Compulsory Acquisitions.”

In addition, under Swiss law, the sale of “all or substantially all of its assets” by Weatherford Switzerland may require a resolution of the shareholders passed by holders of at least two-thirds of the voting rights and a majority of the par value of the shares, each as represented at a general meeting of shareholders. Whether or not a shareholder resolution is required depends on the particular transaction, including whether the following test is satisfied:

•	the company sells a core part of its business, without which it is economically impracticable or unreasonable to continue to operate the remaining business;

•	the company’s assets, after the divestment, are not invested in accordance with the company’s statutory business purpose; and

•	the proceeds of the divestment are not earmarked for reinvestment in accordance with the company’s business purpose but, instead, are intended for distribution to shareholders or for financial investments unrelated to the company’s business.

If all of the foregoing apply, a shareholder resolution would likely be required.

There are two principal methods used to acquire listed Irish public companies: (i) a takeover offer; or (ii) a scheme of arrangement.

Under a takeover offer, the bidder will make a general offer to the target shareholders to acquire their shares. The offer must be conditional on the bidder acquiring, or having agreed to acquire (pursuant to the offer or otherwise), securities conferring more than 50% of the voting rights of the target. The bidder may require any remaining shareholders to transfer their shares on the terms of the offer (i.e., a “squeeze out”) if it has acquired, pursuant to the offer, not less than a specific percentage of the target shares to which the offer relates. The percentage is 90% for companies listed on regulated markets in the EEA and otherwise it is 80%. As Weatherford Ireland will not be listed on an EEA regulated market (NYSE only) following the Merger, the relevant applicable percentage for Weatherford Ireland is 80%. Dissenting shareholders have the right to apply to the High Court of Ireland for relief.

A scheme of arrangement is a statutory procedure which can be utilized to acquire an Irish company. A scheme of arrangement involves the target company putting an acquisition proposal to its shareholders, which can be (i) a transfer scheme, pursuant to which their shares are transferred to the bidder in return for the relevant consideration or (ii) a cancellation scheme, pursuant to which their shares are cancelled in return for the relevant consideration, with the result in each case that the bidder will become the 100% owner of the target company. A scheme of arrangement requires the approval of a majority in number of the shareholders of each class, representing not less than 75% of the shares of each class, present and voting, in person or by proxy, at a general, or relevant class, meeting of the target company. The scheme also requires the sanction of the High Court of Ireland. Subject to the requisite shareholder approval and sanction of the High Court, the scheme will be binding on all shareholders. Dissenting shareholders have the right to appear at the High Court hearing and make representations in objection to the scheme.

There is also a statutory procedure under the European Communities (Cross-Border Mergers) Regulations 2008 whereby a variety of business combinations between Irish companies and other EEA incorporated companies (including mergers) can be effected, although, to date, it has been rarely utilized for listed public company acquisitions. Among other matters, a cross border merger will require the approval of not less than 75% of the votes cast, in person or by proxy, at a general meeting together with the sanction of the High Court of Ireland.

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Weatherford Switzerland	Weatherford Ireland

Appraisal Rights and Compulsory Acquisitions

For business combinations effected in the form of a statutory merger or demerger and subject to Swiss law, the Swiss Merger Act provides that if the equity rights have not been adequately preserved or compensation payments in the transaction are unreasonable, a shareholder may request a competent court to determine a reasonable amount of compensation. The action for review must be filed within two months of the date of publication of the shareholders’ approval of the merger or demerger. The court’s decision will apply to all parties who are in a similar position as the requesting shareholder.

Under a takeover offer, the bidder may require any remaining shareholders to transfer their shares on the terms of the offer (i.e., a “squeeze out”) if it has acquired, pursuant to the offer, not less than 80% of the target shares (in the case of a company that is not listed on an EEA regulated market). Dissenting shareholders have the right to apply to the High Court of Ireland for relief.

A scheme of arrangement which has been approved by the requisite shareholder majority (a majority in number of the shareholders of each class, representing 75% of the shares of each class, present and voting, in person or by proxy, at a general, or relevant class, meeting) and sanctioned by the High Court of Ireland will be binding on all shareholders. Dissenting shareholders have the right to appear at the High Court hearing and make representations in objection to the scheme.

Under the European Communities (Cross-Border Mergers) Regulations 2008 governing the merger of an Irish public limited company such as Weatherford Ireland and a company incorporated in the EEA, a shareholder (i) who voted against the special resolution approving the merger or (ii) of a company in which 90% of the shares are held by the other party to the merger, has the right to request that the company acquire his or her shares for cash at a price determined in accordance with the share exchange ratio set out in the Merger Agreement.

Election of Directors; Terms of Directors

Weatherford Switzerland’s articles of association provide for a range in the number of directors from three to 18. The board has the power to set the exact number of directors within the range, subject to election of the directors at a general meeting of shareholders.

With respect to the election of directors, each holder of shares entitled to vote at a general meeting generally has the right to vote, in person or by proxy, the number of shares held by him for as many persons as there are directors to be elected. If the number of directors nominated for election is greater than the number of directors to be elected, the persons receiving the most votes (up to the number of directors to be elected) will be elected as directors.

Under Swiss law, board members may at any time, with or without cause and with immediate effect, resign from office.

Weatherford Ireland’s articles of association provide that the number of directors will not be less than three nor more than 14, subject to (i) automatic increases to accommodate the exercise of the rights of holders of any class or series of shares in issue having special rights to nominate or appoint directors in accordance with the terms of issue of such class or series and/or (ii) any resolution passed increasing the number of directors. The authorized number of directors (within such fixed maximum and fixed minimum numbers) shall be determined by the Board.

At each annual general meeting of Weatherford Ireland shareholders, all the directors serving on the board of directors shall retire from office and be re-eligible for election. Upon the resignation or termination of office of any director, if a new director shall be appointed to the board he will be designated to fill the vacancy arising.

No person shall be appointed a director unless nominated as follows:

•	by the affirmative vote of two-thirds of the board of directors of Weatherford Ireland;

•	with respect to election at an annual general meeting, by any shareholder who holds Weatherford Ireland shares or other shares carrying the general right to vote at general meetings of Weatherford Ireland, who is a shareholder at the time of the giving of the notice and at the time of the relevant annual general meeting and who timely complies with the notice procedures set out in the articles of association;

•	with respect to election at an extraordinary general meeting requisitioned in accordance with section 132 of the Irish Companies Act 1963, by any shareholder or shareholders who holds Weatherford Ireland shares or other shares of Weatherford Ireland carrying the general right to vote at general meetings of Weatherford Ireland and who makes such nomination in the written requisition of the extraordinary general meeting and timely complies with the notice procedures set forth in the articles of association; or

•	by holders of any class or series of shares in Weatherford Ireland then in issue having special rights to nominate or appoint directors in accordance with the terms of issue of such class or series, but only to the extent provided in such terms of issue.

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Weatherford Switzerland	Weatherford Ireland

Directors shall be appointed as follows:

•	by shareholders by ordinary resolution at the annual general meeting in each year or at any extraordinary general meeting called for the purpose; and

•	by the board in accordance with Weatherford Ireland’s articles of association (see “— Vacancies on Board of Directors”).

Vacancies on Board of Directors

Swiss law provides that a vacancy or a newly created directorship as proposed by Weatherford Switzerland’s board of directors may only be filled upon approval by the shareholders at a general meeting.

The board of directors shall have the power at any time and from time to time to appoint any person to be director, either to fill a vacancy in the board or as an addition to the existing directors.

Removal of Directors

Under Swiss law, directors may at any time, with or without cause, be removed from office by resolution of the shareholders at a general meeting of shareholders, provided that a proposal for such resolution has been put on the agenda for the meeting in accordance with the requirements of Swiss law and Weatherford Switzerland’s articles of association. Weatherford Switzerland’s articles of association provide that a decision of the shareholders at a general meeting to remove a director requires the approval of at least two-thirds of the votes and the absolute majority of the par value of shares, each as represented at a general meeting of the shareholders. In addition, a quorum of at least two-thirds of the share capital recorded in the share register of the company is required by Weatherford Switzerland’s articles of association.

Under the Irish Companies Acts and notwithstanding anything contained in Weatherford Ireland’s memorandum and articles of association or in any agreement between Weatherford Ireland and a director, the shareholders may, by an ordinary resolution, remove a director from office before the expiration of his or her term, at a shareholders’ meeting at which the director is entitled to be heard. In addition, pursuant to Weatherford Ireland’s articles of association, Weatherford Ireland may, by ordinary resolution, remove any director before the expiration of his period of office notwithstanding anything in any agreement between Weatherford Ireland and the removed director. The power of removal is without prejudice to any claim for damages for breach of contract (e.g., employment contract) that the director may have against Weatherford Ireland in respect of his removal.

Duties of the Directors

A director of a Swiss company is bound to performance standards as specified in Swiss law. Under these standards, a director must act in accordance with the duties imposed by statutory law, in accordance with the company’s articles of association and in the best interest of the company. A director is generally disqualified from participating in a decision that directly affects him. A director must generally safeguard the interest of the company in good faith, adhere to a duty of loyalty and a duty of care and, absent special circumstances, extend equal treatment to all shareholders in like circumstances. The test for the duty of care is primarily objective: a director is required to apply the care a reasonable person would apply under the same circumstances. To some extent, particular skills and functions of a board member may be taken into consideration. Directors generally owe their duties to the company for which they serve, rather than to its shareholders. The members of the board of directors of Weatherford Switzerland are liable to Weatherford Switzerland, its shareholders and, in bankruptcy, its creditors for damage caused by the violation of their duties.

To the extent that Swiss law allows the delegation by the board of directors to executive management, and such delegation is actually made by virtue of Weatherford Switzerland’s organizational regulations, the responsibility of the board of directors is limited to the due election, instruction and supervision of the executive management, however according to Swiss law and Weatherford Switzerland’s articles of association some duties of the board of directors are non-delegable and inalienable to any of its members and/or to any officers or third parties.

The members of the board of directors, officers and other persons authorized by the board of directors to represent Weatherford Switzerland have single signatory power, as determined from time to time by our board of directors.

A director of an Irish company has certain statutory and fiduciary duties as a matter of Irish law. The board of directors have equal and overall responsibility for the management of Weatherford Ireland (although individual directors who also serve as employees will have additional responsibilities and duties arising under their employment agreements, and it is likely that more will be expected of them in compliance with their duties than non-executive directors). The principal directors’ duties include the common law fiduciary duties of good faith and exercising due care and skill. The statutory duties include ensuring the maintenance of proper books of account, having annual accounts prepared, having an annual audit performed, and the duty to maintain certain registers and make certain filings as well as disclosure of personal interests. For public limited companies like Weatherford Ireland, directors are under a specific duty to ensure that the secretary is a person with the requisite knowledge and experience to discharge the role.

Under Irish law, a director is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by (i) other directors, officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the matters prepared or presented, (ii) legal counsel, public accountants or other persons as to matters the director reasonably believes are within their professional or expert competence and (iii) a committee of the board of which the director does not serve as to matters within its designated authority, which committee the director reasonably believes to merit confidence.

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Weatherford Switzerland	Weatherford Ireland

Indemnification of Directors and Officers; Insurance

We believe, based on the interpretation of leading Swiss legal scholars, which is a persuasive authority in Switzerland, that under Swiss law a company may indemnify its directors and officers unless the indemnification results from a breach of their duties that constitutes gross negligence or intentional breach of duty of the director or officer concerned. Weatherford Switzerland’s articles of association makes mandatory, to the fullest extent allowed by law, the indemnification of directors and officers and the advancement of expenses to defend claims against the directors and officers on the part of Weatherford Switzerland. Under Weatherford Switzerland’s articles of association, a director or officer may not be indemnified if such person is found, in a final judgment or decree not subject to appeal, to have committed an intentional or grossly negligent breach of his or her statutory duties as a director or officer.

Swiss law permits a company, or each director or officer individually, to purchase and maintain insurance on behalf of such directors and officers.

Weatherford Ireland’s articles of association confer an indemnity on its directors and officers that is similar to the analogous indemnity in Weatherford Switzerland’s articles of association. However, this indemnity is limited by the Irish Companies Acts, which prescribe that such an indemnity, in effect, only permits a company to pay the costs or discharge the liability of a director or the secretary in defending proceedings, whether civil or criminal, wherein which judgment is given in his or her favor or in which he or she is acquitted of any civil or criminal action in respect of such costs or liability, or where an Irish court otherwise grants relief because the director or the secretary acted honestly and reasonably and ought fairly to be excused. This restriction in the Irish Companies Acts does not apply to executives who are not directors or the secretary of Weatherford Ireland. Any provision whereby an Irish company seeks to indemnify its directors or its secretary over and above this shall be void under Irish law, whether contained in its articles of association or any contract between the director and the Irish company.

Weatherford Ireland’s articles of association also contain indemnification and expense advancement provisions for persons who are not directors or the secretary of Weatherford Ireland that are substantially similar to those provided in Weatherford Switzerland’s articles of association.

The board of directors of Weatherford Ireland may, on a case by case basis, decide at its discretion that it is in the best interests of Weatherford Ireland to indemnify an individual director from any liability arising from his or her position as a director of Weatherford Ireland. However, this discretion must be exercised bona fide in the best interests of Weatherford Ireland as a whole.

Irish companies may take out directors and officers liability insurance as well as other types of insurance, for their directors and officers.

Limitation on Director Liability

Swiss law does not permit a company to exempt any member of its board of directors from any liability for damages suffered by the company, the shareholders or the company’s creditors caused by intentional or negligent violation of that director’s duties. However, the shareholders may pass a resolution discharging the members of the board of directors from liability for certain limited actions. Such release is effective only for facts that have been disclosed to the shareholders and only vis-à-vis the company and those shareholders who have consented to the resolution or who acquired shares subsequently with knowledge of the resolution. The right to claim damages on behalf of the company for shareholders who do not consent to the release expires six months after the shareholders pass a resolution approving the release.

Under Irish law, a company may not exempt its directors from liability for negligence, default, breach of duty or breach of trust of which he or she may be guilty in relation to the company. However, where a breach of duty has been established, directors may be exempted by an Irish court from personal liability for negligence or breach of duty if, among other things, the court determines that they have acted honestly and reasonably, and that they may fairly be excused as a result. Under Irish law, shareholders may not agree to exempt a director or officer from any claim or right of action a shareholder may have, whether individually or in the right of a company, on account of any action taken or the failure to take any action in the performance of such director’s or officer’s duties to the company.

Under Weatherford Ireland’s articles of association, to the maximum extent permitted by Irish law, no director or officer of Weatherford Ireland shall be personally liable to Weatherford Ireland or its shareholders for monetary damages for his or her acts or omissions save where such acts or omissions involve negligence, default, breach of duty or breach of trust.

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Weatherford Switzerland	Weatherford Ireland

Directors’ Conflicts of Interest

Swiss law does not have a general provision on conflicts of interest. However, under Swiss law a director is required to safeguard the interests of the company and to adhere to a duty of loyalty and a duty of care. This requirement generally disqualifies a director from participating in decisions directly affecting him. Breach of these principles may also entail personal liability of a director. In addition, Swiss law requires a director to return to the company received benefits if such benefits are manifestly disproportionate to the performance rendered in return and to the company’s economic situation. An individual director can also be obliged to return dividends, shares of profits or other benefits to the company if the director received such benefits unduly and in bad faith. The obligation to return such benefits becomes time-barred five years after they were received.

As a matter of Irish law, a director is under a general fiduciary duty to avoid conflicts of interest. Under Irish law, directors who have a personal interest in a contract or proposed contract with Weatherford Ireland are required to declare the nature of their interest at a meeting of the board of directors of Weatherford Ireland. Weatherford Ireland is required to maintain a register of declared interests, which must be available for shareholder inspection.

Weatherford Ireland’s articles of association provide that a director must declare any interest he or she may have in a contract with Weatherford Ireland at a meeting of the board of directors or otherwise provide notice to the board of directors. No director shall be prevented by his or her office from contracting with Weatherford Ireland, provided that he or she has declared the nature of his or her interest in the contracts and the contract or transaction has been approved by a majority of the disinterested directors.

Under the Weatherford Ireland articles of association, a director of Weatherford Ireland may be a director of, other officer of, or otherwise interested in, any company promoted by Weatherford Ireland or in which Weatherford Ireland is interested, and such director will not be accountable to Weatherford Ireland for any remuneration received from such employment or other interest. The articles of association further provide that (i) no director will be prevented from contracting with Weatherford Ireland because of his or her position as a director, (ii) any contract entered into between a director and Weatherford Ireland will not be subject to avoidance and (iii) no director will be liable to account to Weatherford Ireland for any profits realized by virtue of any contract between such director and Weatherford Ireland because the director holds such office or the fiduciary relationship established thereby. A director of Weatherford Ireland will be at liberty to vote in respect of any transaction in which he or she is interested, provided that such director discloses the nature of his or her interest prior to consideration of the transaction and any vote thereon.

Shareholders’ Suits

Under Swiss law, each shareholder is entitled to file a derivative action on behalf of a company for damages caused to the company. The claim of the shareholder is for performance to the company. If the shareholder, based upon the factual and legal situation, had sufficient cause to file an action, the judge has discretion to impose all costs the plaintiff incurred in prosecuting the action on the company.

Shareholders who suffer a direct loss due to an intentional or grossly negligent breach of a director’s or senior officer’s duties may sue in their personal capacity for monetary compensation.

Under Irish law, the decision to institute proceedings is generally taken by a company’s board of directors, who will usually be empowered to manage the company’s business. In certain limited circumstances, a shareholder may be entitled to bring a derivative action on behalf of the company. The central question at issue in deciding whether a minority shareholder may be permitted to bring a derivative action is whether, unless the action is brought, a wrong committed against the company would otherwise go un-redressed.

The principal case law in Ireland indicates that to bring a derivative action a person must first establish a prima facie case (i) that the company is entitled to the relief claimed and (ii) that the action falls within one of the five exceptions derived from case law, as follows:

•	where an ultra vires or illegal act is perpetrated;

•	where more than a bare majority is required to ratify the “wrong” complained of;

•	where the shareholders’ personal rights are infringed;

•	where a fraud has been perpetrated upon a minority by those in control; or

•	where the justice of the case requires a minority to be permitted to institute proceedings.

Shareholders may also bring proceedings against a company where the affairs of the company are being conducted, or the powers of the board of directors are being exercised, in a manner oppressive to the shareholders or in disregard of their interests. Oppression connotes conduct that is burdensome, harsh or wrong. Conduct must relate to the internal management of the company. This is an Irish statutory remedy and the court can grant any order it sees fit, usually providing for the purchase or transfer of the shares of any shareholder.

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Weatherford Switzerland	Weatherford Ireland

Shareholder Consent to Action Without Meeting

Under Swiss corporate law, shareholders are not permitted to act by written consent in lieu of a general meeting of shareholders.

The Irish Companies Acts provide that shareholders may approve a resolution without a meeting if:

•	all shareholders sign the written resolution; and

•	the company’s articles of association permit written resolutions of shareholders.

Weatherford Ireland’s articles of association provide shareholders with the right to take action by unanimous written consent as permitted by Irish law.

Annual Meetings of Shareholders

Under Swiss law and Weatherford Switzerland’s articles of association, Weatherford Switzerland must hold an ordinary general meeting of shareholders within six months after the end of its fiscal year for the purpose, among other things, of approving the annual financial statements and the annual business report, and the annual election of directors whose terms have expired. The invitation to general meetings must be published in the Swiss Official Gazette of Commerce and sent to the shareholders of record at least 20 calendar days prior to the relevant general meeting of shareholders. The general meetings of shareholders may be convened by the board of directors or, under certain circumstances, by the auditor. A general meeting of shareholders can be held anywhere, except in cases where shareholders would be unduly hindered to participate in the meeting or Swiss law requires a resolution to be evidenced by a public deed.

As a matter of Irish law, Weatherford Ireland will be required to hold an annual general meeting at intervals of no more than 15 months from the previous annual general meeting, provided that an annual general meeting is held in each calendar year following the first annual general meeting and no more than nine months after Weatherford Ireland’s fiscal year-end. There is no analogous provision under Swiss law. As a result, the 15-month requirement described in this paragraph are not included in Weatherford Switzerland’s articles of association, and Weatherford Ireland’s articles of association will differ in respect of the required intervals between annual general meetings.

Weatherford Switzerland’s articles of association and Weatherford Ireland’s articles have similar provisions with regard to the matters that may be brought before a meeting except that in Weatherford Ireland’s case business may be properly brought before a meeting if directed by a court of competent jurisdiction or if the chairman decides in his discretion that it may be regarded as within the scope of the meeting.

The provisions of Weatherford Ireland’s articles of association relating to general meetings shall apply to every general meeting of the holders of any class of shares.

As provided under Irish law, notice of an annual or extraordinary general meeting must be given to all Weatherford Ireland shareholders and to the auditors of Weatherford Ireland. The Weatherford Ireland articles of association provide for the minimum notice period of 21 days’ notice in writing for an annual meeting or an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting.

Special Meetings of Shareholders

An extraordinary general meeting of Weatherford Switzerland may be called upon the resolution of the board of directors or, under certain circumstances, by the auditor. In addition, the board of directors is required to convene an extraordinary general meeting of shareholders if so resolved by the shareholders, or if so requested by shareholders holding an aggregate of at least 10% of the shares, specifying the items for the agenda and their proposals, or if it appears from the stand-alone annual statutory balance sheet that half of the company’s share capital and reserves are not covered by the company’s assets. In the latter case, the board of directors must immediately convene an extraordinary general meeting of shareholders and propose financial restructuring measures. Any shareholder satisfying the formal requirements set out in Swiss law may request that an item be included on the agenda of a general meeting of shareholders. See “— Director Nominations; Proposals of Shareholders” for more information.

As provided under Irish law, extraordinary general meetings of Weatherford Ireland may be convened:

•	by the Weatherford Ireland board of directors;

•	on requisition of Weatherford Ireland shareholders holding not less than 10% of the paid up share capital of Weatherford Ireland carrying voting rights;

•	on requisition of Weatherford Ireland’s auditors; or

•	in exceptional cases, by court order.

Extraordinary general meetings are typically held for the purpose of approving shareholder resolutions as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

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Weatherford Switzerland	Weatherford Ireland

Director Nominations; Proposals of Shareholders

Under Weatherford Switzerland’s articles of association, any shareholder satisfying the formal requirements set out in Swiss law may request that an item be included on the agenda of a general meeting of shareholders. Such shareholder may also nominate one or more directors for election.

Shareholder proposals to be included in the proxy materials for an annual general meeting must comply with Rule 14a-8 promulgated by the SEC to be considered for inclusion in the proxy statement for that meeting. For any matters submitted outside the process of Rule 14a-8, any shareholders together representing shares with a nominal value of not less than 1,000,000 Swiss francs may request for inclusion of an item on the agenda or a nominee by making a request in writing at least 60 and no more than 90 calendar days prior to the scheduled and announced date of the next general meeting of shareholders. The request must specify the relevant agenda items and motions, together with evidence of the required shares recorded in the share register, as well as any other information as would be required to be included in a proxy statement pursuant to the rules of the SEC.

Under Weatherford Ireland’s articles of association, any shareholder satisfying the formal requirements set out in the articles may request that an item be included on the agenda of a general meeting of shareholders. Such shareholder may also nominate one or more directors for election. The Irish Companies Acts provide that shareholders holding in aggregate not less than 10% of the total voting rights may call an extraordinary general meeting for the purpose of considering director nominations or other proposals.

Shareholder proposals to be included in the proxy materials for an annual general meeting must comply with Rule 14a-8 promulgated by the SEC to be considered for inclusion in the proxy statement for that meeting. For any matters submitted outside the process of Rule 14a-8, any shareholders together representing not less than 860,000 ordinary shares of Weatherford Ireland may request for inclusion of an item on the agenda or a nominee by making a request in writing at least 60 and no more than 90 calendar days before the first anniversary of the notice convening Weatherford Ireland’s annual general meeting for the prior year; provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder must be so delivered not later than the close of business on the 15th calendar day following the day on which public announcement of the date of such meeting is first made. The request must specify the relevant agenda items and motions, together with evidence of the required shares recorded in the share register, as well as any other information as would be required to be included in a proxy statement pursuant to the rules of the SEC.

Adjournment of Shareholder Meetings

Under Swiss law, a general meeting of shareholders for which a notice of meeting has been duly published or communicated may not be adjourned without publishing or communicating a new notice of meeting.

Weatherford Ireland’s articles of association provide that the chairman may with the consent of the meeting (and in certain circumstances without the consent of the meeting) and shall if so directed by the meeting adjourn a general meeting without notice, other than announcement at the meeting. No business may be transacted at any adjourned meeting other than the business left unfinished at the meeting at which the adjournment took place. New notice must be given for meetings adjourned for 30 days or more.

Record Dates for Shareholder Meetings

Under Swiss practice, the record date for each general meeting of shareholders is generally set on a date not more than 20 calendar days prior to the date of each general meeting.

Weatherford Ireland’s articles of association provide that Weatherford Ireland’s board of directors may from time to time fix a record date for the purpose of determining the rights of members to notice of and/or to vote at any general meeting of Weatherford Ireland.

The record date shall be not more than 60 days before the date of such meeting. If no record date is fixed by the board of directors, the record date for determining members entitled to notice or to vote at a meeting of members shall be the day preceding the day on which notice is given.

Voting Rights

Each Weatherford Switzerland registered share carries one vote at a general meeting of shareholders. Voting rights may be exercised by shareholders registered in Weatherford Switzerland’s share register or by a duly appointed proxy of a registered shareholder, whereas such proxy does not need to be a shareholder. Weatherford Switzerland’s articles of association do not limit the number of shares that may be voted by a single shareholder.

Treasury shares, whether owned by Weatherford Switzerland or one of its majority-owned subsidiaries, are not entitled to vote at general meetings of shareholders.

Pursuant to Swiss law, registered shareholders have the exclusive right to determine the following matters:

•	adoption and amendment of Weatherford Switzerland’s articles of association;

•	election of members of the board of directors and the auditor;

Under Weatherford Ireland’s articles of association, each Weatherford Ireland shareholder is entitled to one vote for each ordinary share that he or she holds as of the record date for the meeting.

Except where a greater majority is required by the Irish Companies Acts or otherwise prescribed by the articles of association, any question, business or resolution proposed at any general meeting shall be decided by an ordinary resolution (i.e., by a simple majority of the votes cast, in person or by proxy, at a general meeting, provided a quorum is present).

At any meeting of Weatherford Ireland, all resolutions will be decided on a show of hands unless a poll is demanded by:

•	the chairman;

•	at least three shareholders present in person or by proxy;

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Weatherford Switzerland	Weatherford Ireland

•	approval of the annual business report, the stand-alone statutory financial statements and the consolidated financial statements;

•	allocation of profits shown on the balance sheet, in particular the determination of dividends;

•	discharge of the members of the board of directors from liability for previous business conduct to the extent such conduct is known to the shareholders; and

•	any other resolutions that are submitted to a general meeting of shareholders pursuant to law, Weatherford Switzerland’s articles of association or by voluntary submission by the board of directors (unless a matter is within the exclusive competence of the board of directors pursuant to Swiss law).

Pursuant to Weatherford Switzerland’s articles of association, the shareholders generally take resolutions and decide elections of directors upon the relative majority of the votes cast at a general meeting of shareholders (broker non-votes, abstentions, withdrawals and blank and invalid ballots shall be disregarded), unless otherwise provided by law or Weatherford Switzerland’s articles of association. See “— Election of Directors; Terms of Directors” for a discussion of voting for the election of directors. The acting chair may direct that elections be held by use of an electronic voting system.

Swiss law and/or Weatherford Switzerland’s articles of association require the affirmative vote of at least two-thirds of the voting rights and an absolute majority of the par value of the shares, each as represented at a general meeting to approve the following matters:

•	the amendment to or the modification of the purpose of Weatherford Switzerland;

•	the creation or cancellation of shares with privileged voting rights;

•	the restriction on the transferability of shares and any amendment in relation thereto;

•	the restriction on the exercise of the right to vote and any amendment in relation thereto;

•	an authorized or conditional increase in the nominal share capital;

•	an increase in the nominal share capital through (i) the conversion of capital surplus, (ii) a contribution in kind or in exchange for an acquisition of assets, or (iii) a grant of special privileges;

•	the limitation or withdrawal of preemptive rights and advance subscription rights;

•	a change in the place of incorporation of Weatherford Switzerland;

•	the conversion of shares into bearer shares and vice versa;

•	the dissolution of Weatherford Switzerland; and

•	the removal of a member of the board of directors.

The same supermajority voting requirements apply to resolutions in relation to transactions among corporations based on the Swiss Merger Act, including a merger, demerger or conversion of a corporation (other than a cash-out or certain squeeze out mergers, in which minority shareholders of the company being acquired may be compensated in a form other than through shares of the acquiring company, for instance, through cash or securities of a parent company of the acquiring company or of another company – in such a merger, an affirmative vote of 90% of the outstanding shares is required). Swiss law may also impose this supermajority voting requirement in connection with the sale of “all or substantially all of its assets” by Weatherford Switzerland. See “— Appraisal Rights and Compulsory Acquisitions” and “— Shareholder Approval of Business Combinations.”

•	any shareholder or shareholders present in person or proxy and holding not less than one-tenth of the total voting rights of all members having the right to vote at such meeting; or

•	any shareholder or shareholders holding shares in Weatherford Ireland conferring the right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one tenth of the total sum paid up on all the shares conferring that right.

Irish law requires approval of certain matters by “special resolutions” of the shareholders at a general meeting. A special resolution requires the approval of not less than 75% of the votes cast, in person or by proxy, at a general meeting of the shareholders of Weatherford Ireland at which a quorum is present.

Examples of matters requiring special resolutions include:

•	amending Weatherford Ireland’s objects or memorandum of association;

•	amending Weatherford Ireland’s articles of association;

•	approving a change of name of Weatherford Ireland;

•	authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;

•	opting out of preemption rights on the issuance of new shares;

•	re-registration of Weatherford Ireland from a public limited company to a private company;

•	variation of class rights attaching to classes of shares (where the articles of association do not provide otherwise);

•	repurchase of own shares off-market;

•	reduction of Weatherford Ireland’s issued share capital;

•	sanctioning a compromise/scheme of arrangement;

•	resolving that Weatherford Ireland be wound up by the Irish courts;

•	resolving in favor of a shareholders’ voluntary winding-up; and

•	setting the re-issue price of treasury shares.

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Weatherford Switzerland	Weatherford Ireland

Amendment of Governing Documents

Under Swiss law and Weatherford Switzerland’s articles of association, Weatherford Switzerland’s articles of association may only be amended by a resolution of its shareholders at a general meeting. See “— Voting Rights.” Weatherford Switzerland’s board of directors may not effect amendments to Weatherford Switzerland’s articles of association on its own, other than to reflect an increase in registered share capital after an issuance of shares in an ordinary capital increase or out of authorized share capital or conditional share capital. Under Weatherford Switzerland’s articles of association, the board of directors may pass and amend organizational regulations. Under Swiss law, shareholders may not pass or amend organizational regulations but may pass resolutions amending the articles of association to effectively supersede provisions in the organizational regulations.

Pursuant to Irish law, Weatherford Ireland may only alter its memorandum and articles of association by the passing of a special resolution of shareholders.

Quorum Requirements

The presence of shareholders, in person or by proxy, holding at least two thirds of the shares recorded in Weatherford Switzerland’s share register and generally entitled to vote at a meeting, is a quorum for the transaction of the following business:

•	the adoption of a resolution with respect to the removal of a serving director; and

•	the adoption of a resolution to amend Article 21, which sets forth the quorum at a general meeting required for certain matters, Articles 18 and 20, which set forth the level of shareholder approval required for certain matters, Article 23, which sets forth the term of office of a director and Article 24, which sets forth the organization and remuneration of the board of directors.

The presence of shareholders, in person or by proxy, holding at least one-third of the shares recorded in Weatherford Switzerland’s share register and generally entitled to vote at a meeting, is a quorum for the transaction of any other business.

Under Swiss law, the board of directors has no authority to waive quorum requirements stipulated in the articles of association.

Weatherford Ireland’s articles of association provide that a quorum shall be two or more persons holding or representing by proxy more than 50% of the total issued voting rights of Weatherford Ireland shares, provided that if Weatherford Ireland has only one member, one member present in person or by proxy shall constitute a quorum.

Inspection of Books and Records; Special Investigation

Under Swiss law, a shareholder has a right to inspect the share register with regard to his own shares and otherwise to the extent necessary to exercise his shareholder rights. No other person has a right to inspect the share register. The books and correspondence of a Swiss company may be inspected with the express authorization of the shareholders or by resolution of the board of directors and subject to the safeguarding of the company’s business secrets. At a general meeting of shareholders, any shareholder is entitled to request information from the board of directors concerning the affairs of the company. Shareholders may also ask the auditor questions regarding its audit of the company. The board of directors and the auditor must answer shareholders’ questions to the extent necessary for the exercise of shareholders’ rights and subject to prevailing business secrets or other material interests of Weatherford Switzerland.

In addition, if the shareholders’ inspection and information rights as outlined above have been exercised and prove to be insufficient and to the extent that it is required for the exercise of shareholder rights, any shareholder may propose to the shareholders that specific facts be examined by a special commissioner in a special investigation. If the shareholders approve the proposal, Weatherford Switzerland or any shareholder may, within 30 calendar days after a general meeting of shareholders, request the court at Weatherford Switzerland’s registered office to appoint a special commissioner.

Under Irish law, shareholders have the right to:

•	receive a copy of Weatherford Ireland’s memorandum and articles of association and any act of the Irish government that alters Weatherford Ireland’s memorandum of association;

•	inspect and obtain copies of the minutes of general meetings and resolutions of Weatherford Ireland;

•	inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by Weatherford Ireland;

•	receive copies of balance sheets and directors’ and auditors’ reports that have previously been sent to shareholders prior to an annual general meeting; and

•	receive balance sheets of any subsidiary of Weatherford Ireland that have previously been sent to shareholders prior to an annual general meeting for the preceding ten years.

The auditors’ report must be circulated to the shareholders with Weatherford Ireland’s financial statements prepared in accordance with Irish law 21 days before the annual general meeting.

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Weatherford Switzerland	Weatherford Ireland

If the shareholders reject the request, one or more shareholders representing at least 10% of the share capital or holders of shares in an aggregate par value of at least two million Swiss francs may request the court to appoint a special commissioner. The court will issue such an order if the petitioners can credibly establish that the board of directors, any member of the board or an officer of Weatherford Switzerland infringed the law or Weatherford Switzerland’s articles of association and thereby damaged the company or the shareholders. The costs of the investigation would generally be allocated to Weatherford Switzerland and only in exceptional cases to the petitioners.

Transfer and Registration of Shares

No restrictions apply to the transfer of Weatherford Switzerland shares, subject to applicable securities law and the reservation that the board of directors may refuse to record a shareholder (or cancel a shareholder’s registration) if the relevant shareholder does not declare, upon request, to have acquired the shares in his own name and for his own account. Weatherford Switzerland’s share register has been kept by AST, which acts as transfer agent and registrar. The share register reflects only record owners of Weatherford Switzerland shares. Swiss law does not recognize fractional share interests.

No restrictions apply to the transfer of Weatherford Ireland shares, subject to applicable securities law. AST will act as transfer agent and registrar for Weatherford Ireland. The share register reflects only registered owners of Weatherford Ireland shares. Irish law does not recognize fractional share interests.

Rights upon Liquidation

Weatherford Switzerland’s duration is unlimited. Weatherford Switzerland may be dissolved at any time with the approval of shareholders holding two-thirds of the voting rights and a majority of the par value of the shares represented at a general meeting. Dissolution by court order is possible if Weatherford Switzerland becomes bankrupt, or for cause at the request of shareholders holding at least 10% of Weatherford Switzerland’s share capital.

Under Swiss law, any surplus arising out of liquidation, after the settlement of all claims of all creditors, will be distributed to shareholders in proportion to the paid-up par value of shares held, subject to Swiss withholding tax requirements.

Weatherford Ireland may be dissolved and wound up at any time by way of a shareholders’ voluntary winding up or a creditors’ winding up. In the case of a shareholders’ voluntary winding up, a special resolution of shareholders is required. Weatherford Ireland may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where Weatherford Ireland has failed to file certain returns.

The rights of Weatherford Ireland shareholders to a return of Weatherford Ireland’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in Weatherford Ireland’s memorandum and articles of association. If the Weatherford Ireland memorandum and articles of association contain no specific provisions in respect of a dissolution or winding up, then, subject to the priorities of any creditors, the assets will be distributed to Weatherford Ireland shareholders in proportion to the paid-up nominal value of the shares held. The Weatherford Ireland articles of association provide that the ordinary shareholders of Weatherford Ireland are entitled to participate pro rata in a winding up.

Enforcement of Civil Liabilities Against Foreign Persons

Switzerland and the United States do not have a treaty providing for reciprocal recognition and enforcement of judgments in civil and commercial matters. The recognition and enforcement of a judgment of the courts of the United States in Switzerland is governed by the principles set forth in the Swiss Federal Act on Private International Law. This statute provides in principle that a judgment rendered by a non-Swiss court may be enforced in Switzerland only if:

•	the foreign court had jurisdiction pursuant to the Swiss Federal Act on Private International Law;

•	the judgment of such foreign court has become final and non-appealable;

•	no reason for refusal in the sense of Article 27 of the Swiss Federal Act on Private International Law is given (in particular, but not limited to, the decision does not contravene Swiss public policy); and

•	the court procedures and the service of documents leading to the judgment were in accordance with the due process of law, legal precedent and similar requirements.

A judgment for the payment of money rendered by a court in the United States based on civil liability would not be automatically enforceable in Ireland. There is no treaty between Ireland and the United States providing for the reciprocal enforcement of foreign judgments. The following requirements must be met before the foreign judgment will be deemed to be enforceable in Ireland:

•	the judgment must be for a definite sum;

•	the judgment must be final and conclusive; and

•	the judgment must be provided by a court of competent jurisdiction.

An Irish court will also exercise its right to refuse judgment if the foreign judgment was obtained by fraud, if the judgment violated Irish public policy, if the judgment is in breach of natural justice or if it is irreconcilable with an earlier foreign judgment.

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Weatherford Switzerland	Weatherford Ireland

Disclosure in Interests in Shares

Under the Swiss Stock Exchange Act, there is a notification requirement for whoever directly or indirectly or acting in concert with third parties acquires or sells for their own account securities or purchase or sale rights relating to securities in a company domiciled in Switzerland whose equity securities are listed in whole or in part in Switzerland, or a company not domiciled in Switzerland whose equity securities are mainly listed in whole or in part in Switzerland, and thereby attains, falls below or exceeds the threshold percentages of 3, 5, 10, 15, 20, 25, 1/3rd, 50 or 2/3rds of voting rights, whether or not such rights may be exercised, must notify the company and the Swiss stock exchange on which the equity securities in question are listed.

The company which receives such notification has to publish the information.

If a company or the Swiss stock exchange has reason to believe that a shareholder is in breach of the notification requirement, it has to inform the FINMA (the Swiss Financial Market Supervisory Authority) of such fact.

If a person intentionally fails to notify a qualified shareholding in a listed company as mentioned above, the person will be punished with a fine of up to 10,000,000 Swiss francs, whereas the amount of the fine shall not be more than double the purchase price or the sale proceeds. The amount of the fine is calculated based upon the difference between the new shareholding held by the person who is subject to an obligation to notify and the last shareholding declared. If the person who fails to notify a qualified shareholding acts negligently such person shall be punished with a fine of up to 1,000,000 Swiss francs. In the event of a repeated breach within five years of the legally binding conviction, the fine shall amount to at least 10,000 Swiss francs.

Under the Irish Companies Acts, there is a notification requirement for shareholders who acquire or cease to be interested in 5% of the shares of an Irish public limited company. A Weatherford Ireland shareholder therefore must make such a notification to Weatherford Ireland if, as a result of a transaction, the shareholder will be interested in 5% or more of the relevant share capital of Weatherford Ireland; or if, as a result of a transaction, a shareholder who was interested in more than 5% of the relevant share capital of Weatherford Ireland ceases to be so interested. Where a shareholder is interested in more than 5% of the relevant share capital of Weatherford Ireland (i.e., voting shares), any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to Weatherford Ireland.

The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of Weatherford Ireland ordinary share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage, this figure may be rounded down to the previous whole number. All such disclosures should be notified to the company within five business days of the alteration of the shareholder’s interests that gave rise to the requirement to notify.

Where a person fails to comply with the notification requirements described above no right or interest of any kind whatsoever in respect of any shares in the company concerned, held by such person, shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to the shares concerned reinstated.

In addition to the above disclosure requirement, Weatherford Ireland, under the Irish Companies Acts, may by notice in writing require a person whom the company knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in the company’s relevant share capital: (i) to indicate whether or not it is the case, and (ii) where such person holds or has during that time held an interest in the shares of the company, to give such further information as may be required by Weatherford Ireland, including particulars of such person’s own past or present interests in Weatherford Ireland shares. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by Weatherford Ireland on a person who is or was interested in shares of the company and that person fails to give the company any of the requested information within the reasonable time specified, Weatherford Ireland may apply to the Irish courts for an order directing that the affected shares be subject to certain restrictions. Under the Irish Companies Acts, the restrictions that may be placed on the shares by the Irish courts are as follows:

•	any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

•	no voting rights shall be exercisable in respect of those shares;

•	no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

•	no payment shall be made of any sums due from Weatherford Ireland on those shares, whether in respect of capital or otherwise.

Where the shares are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

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Weatherford Switzerland	Weatherford Ireland

Lien on Shares, Calls on Shares and Forfeiture of Shares

Under Swiss law, shareholders are required to pay in the issue amount of their shares. Shareholders who fail to pay in the issue amount for their shares in good time are obliged to pay default interest. Further, the board of directors has the power to declare that the defaulting shareholders have forfeited their rights in respect of their share subscriptions and any part payments already made and that their shares are forfeited. In place of the forfeited shares the board of directors can issue new shares. Where the forfeited shares have already been issued and cannot be physically obtained, such declaration of forfeiture has to be published in the Swiss Official Gazette of Commerce.

Weatherford Ireland’s articles of association provide that Weatherford Ireland will have a first and paramount lien on every share for all moneys payable, whether currently due or not, payable in respect of such Weatherford Ireland ordinary share. Subject to the terms of their allotment, directors may call for any unpaid amounts in respect of any shares to be paid, and if payment is not made, the shares may be forfeited. The provision is a standard inclusion in the articles of association of an Irish public limited company such as Weatherford Ireland and will only be applicable to shares of Weatherford Ireland that have not been fully paid up.

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SHARE OWNERSHIP

Shares Owned by Directors and Executive Officers

This table shows the number and percentage of registered shares beneficially owned by each of our directors, each of our “named executive officers” and all of our directors and current executive officers as a group. Share ownership information of our directors and current executive officers is as of April 4, 2014. Each person has sole voting and investment power for the shares shown below, unless otherwise noted.

	Amount and Nature of Shares Beneficially Owned
Name	Number of Shares Owned	Right to Acquire(1)	Total Shares Beneficially Owned	Percent of Outstanding Shares
Dr. Bernard J. Duroc-Danner	1,168,328	6,040,490	7,208,818	*
David J. Butters(2)	273,842	302,831	576,673	*
John D. Gass	—	—	—	*
Francis S. Kalman	—	—	—	*
William E. Macaulay(3)	1,273,290	10,710	1,284,000	*
Robert K. Moses, Jr.	599,822	11,441	611,263	*
Dr. Guillermo Ortiz	44,556	—	44,556	*
Sir Emyr Jones Parry	33,906	—	33,906	*
Robert A. Rayne(4)	274,445	261,767	536,212	*
Krishna Shivram	142,413	—	142,413	*
Dharmesh Mehta	325,145	10,037	335,182	*
William B. Jacobson	166,828	—	166,828	*
All directors and current officers including named executive officers, as a group (14 persons)	4,389,741	6,644,821	11,034,562	1.4%
Nicholas W. Gee(5) (former executive officer)	355,218	—	355,218	*
John H. Briscoe(6) (former executive officer)	318,343	—	318,343	*
Peter T. Fontana(7) (former executive officer)	1,465,291	—	1,465,291	*
Joseph C. Henry(8) (former executive officer)	331,766	38,000	369,766	*
*	Less than 1%.

(1)	Includes registered shares that can be acquired through options exercisable through, and restricted share units that vest on or before, June 3, 2014. Also includes registered shares that can be acquired as a result of distributions pursuant to our Non-Employee Director Deferred Compensation Plan, our Executive Deferred Compensation Stock Ownership Plan or our Foreign Executive Deferred Compensation Stock Plan, as applicable, based on the number of units allocated to each participant’s account as of April 4, 2014. In the case of Dr. Duroc-Danner, also includes notional share units representing the right to receive registered shares under our discontinued supplemental executive retirement plan.

(2)	Includes 55,088 shares held by Mr. Butters’ wife, over which he has no voting or dispositive power and as to which he disclaims beneficial ownership.

(3)	Includes 26,472 shares held by Mr. Macaulay’s wife and 15,504 shares held in the name of or in trust for Mr. Macaulay’s adult daughters, over which he has no voting or dispositive power and as to all of which he disclaims beneficial ownership.

(4)	Excludes 2,050,000 shares beneficially owned by LMS Capital, of which Mr. Rayne serves as a non-executive director, and affiliates of LMS Capital. Mr. Rayne disclaims beneficial ownership of all of the shares beneficially owned by LMS Capital.

(5)	Share ownership information that is presented for Mr. Gee is based on his last-filed Statement of Changes in Beneficial Ownership on Form 4 dated February 15, 2014 and corporate records of shares distributed to him subsequent to his departure from Weatherford Switzerland in February 2014.

(6)	Share ownership information that is presented for Mr. Briscoe is based on his last-filed Statement of Changes in Beneficial Ownership on Form 4 dated March 23, 2013 and corporate records of shares distributed to him subsequent to his departure from Weatherford Switzerland in September 2013.

(7)	Share ownership information that is presented for Mr. Fontana is based on his last-filed Statement of Changes in Beneficial Ownership on Form 4 dated October 1, 2013 and corporate records of shares distributed to him subsequent to his departure from Weatherford Switzerland in December 2013.

(8)	Share ownership that is presented for Mr. Henry is based on his last-filed Statement of Changes in Beneficial Ownership on Form 4 dated April 2, 2013 and corporate records of shares distributed subsequent to his departure from Weatherford Switzerland in June 2013.

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Shares Owned by Certain Beneficial Holders

This table shows information for each person who may be deemed to beneficially own 5% or more of our outstanding registered shares as of April 4, 2014, as contained in filings made by the shareholder with the SEC.

Name and Address of Beneficial Owner	Number of Shares		Percent of Outstanding Shares(1)
Dodge & Cox
555 California Street, 40th Floor
San Francisco, California 94104	67,712,743	(2)	8.8%
ClearBridge Investments, LLC
620 8th Avenue
New York, New York 10018	61,913,655	(3)	8.0%
Invesco Ltd.
1555 Peachtree Street NE
Atlanta, Georgia 30309	54,071,450	(4)	7.0%
Orbis Investment Management (U.S.), LLC
600 Montgomery Street, Suite 3800
San Francisco, California 94111
Orbis Investment Management Limited
Orbis Asset Management Limited
Orbis House, 25 Front Street
Hamilton, Bermuda HM11	51,151,356	(5)	6.6%
(1)	The percentage indicated is based on 772,618,358 outstanding shares as of April 4, 2014.

(2)	The number of shares is based on the Schedule 13G filed with the SEC on February 13, 2014. According to the filing, (i) the beneficial owner has sole voting power over 65,389,343 shares and sole dispositive power over all shares and (ii) the beneficial owner does not have shared voting or dispositive power over any of the shares.

(3)	The number of shares is based on the Schedule 13G/A filed with the SEC on February 14, 2014. According to the filing, (i) the beneficial owner has sole voting power over 60,578,242 shares and sole dispositive power over all shares, and (ii) the beneficial owner does not have shared voting or dispositive power over any of the shares.

(4)	The number of shares is based on the Schedule 13G/A filed with the SEC on February 5, 2014. According to the filing, (i) subsidiaries of the beneficial owner have sole voting power over 53,634,844 shares and sole dispositive power over all shares, and (ii) the beneficial owner does not have shared voting or dispositive power over any of the shares.

(5)	The number of shares is based on the Schedule 13G/A filed with the SEC on February 14, 2014. According to the filing, Orbis Investment Management (U.S.), LLC beneficially owns 188,154 shares, Orbis Investment Management Limited beneficially owns 50,803,581 shares and Orbis Asset Management Limited beneficially owns 159,621 shares. According to the filing, the beneficial owners have sole voting and dispositive power over all shares and do not have shared voting or dispositive power over any of the shares.

EXPERTS

The consolidated financial statements and schedule of Weatherford International Ltd. as of December 31, 2013, and for the year ended December 31, 2013, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2013 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Weatherford International Ltd. as of December 31, 2012, and for each of the two years in the period then ended, included in Weatherford Switzerland’s Annual Report (Form 10-K) for the year ended December 31, 2013 (including the schedule for each of the two years in the period ended December 31, 2012 appearing therein), have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firms as experts in accounting and auditing.

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LEGAL MATTERS

Baker & McKenzie LLP has advised us in connection with certain U.S. legal matters with respect to the Merger and Baker & McKenzie (Zurich) has advised us in connection with certain Swiss legal matters with respect to the Merger. Matheson has advised us in connection with certain Irish legal matters with respect to the validity of the shares to be issued by Weatherford Ireland pursuant to the Merger.

PROPOSALS BY SHAREHOLDERS

Rule 14a-8 under the Exchange Act addresses when a company must include a shareholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds a meeting of shareholders. Under Rule 14a-8, in order for your proposals to be considered for inclusion in the proxy statement and proxy card relating to our 2014 Annual General Meeting, your proposals must have been received by us on or before January 8, 2014 and must otherwise comply with Rule 14a-8.

If you desire to bring a matter before an annual general meeting and the proposal is submitted outside the process of Rule 14a-8, you must follow the procedures set forth in Weatherford Ireland’s proposed articles of association if the Merger has become effective or Weatherford Switzerland’s articles of association if the Merger has not become effective. A copy of Weatherford Ireland’s proposed articles of association is attached to this proxy statement/prospectus as Annex B. You may obtain a copy of Weatherford Switzerland’s articles of association upon written request to our Secretary at 4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland.

Weatherford Ireland’s proposed articles of association provide generally that, if you desire to propose any business at an annual meeting, you must give us written notice at least 60 and no more than 90 calendar days prior to the scheduled and announced date of the next general meeting of shareholders. The deadline under Weatherford Ireland’s proposed articles of association for submitting proposals is expected to be on or about April 21, 2014 for the 2014 Annual General Meeting. The request must specify the relevant agenda items and motions, together with evidence of the required shareholdings recorded in the share register, as well as any other information as would be required to be included in a proxy statement pursuant to the rules of the SEC.

If the Merger has not become effective, you may use the procedures set forth in Weatherford Switzerland’s articles of association to have a proposal that is not included in our proxy materials brought before the 2014 Annual General Meeting for consideration by our shareholders. Weatherford Switzerland’s articles of association provide generally that, if you desire to propose any business at a general meeting (including the nomination of any director), you must give us written notice at least 60 and no more than 90 calendar days prior to the scheduled and announced date of the next general meeting of shareholders (which was no earlier than March 23, 2013 and no later than April 22, 2013 in the case of the 2013 Annual General Meeting). The request must specify the relevant agenda items and motions, together with evidence of the required shareholdings recorded in the share register, as well as any other information that would be required to be included in a proxy statement pursuant to the rules of the SEC.

Any shareholder proposal (including the nomination of any director), whether or not to be included in our proxy materials, must be sent to our Secretary at 4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland.

HOUSEHOLDING

The SEC permits a single proxy statement to be sent to any household at which two or more shareholders reside if they appear to be members of the same family. Each shareholder continues to receive a separate proxy card. This procedure, referred to as householding, reduces the volume of duplicate information shareholders receive and reduces mailing and printing expenses. A number of brokerage firms have instituted householding.

As a result, if you hold your shares through a broker and you reside at an address at which two or more shareholders reside, you will likely be receiving only one proxy statement unless any shareholder at that address has given the broker contrary instructions. However, if any such beneficial shareholder residing at such an address wishes to receive a separate proxy statement in the future, or if any such beneficial shareholder that elected to continue to receive separate proxy statement wishes to receive a single proxy statement in the future, that shareholder should contact their broker or send a request to our U.S. Investor Relations Department at 2000 St. James Place, Houston, Texas 77056. Telephone requests may be directed to +1(713) 836-4000. We will deliver, promptly upon written or oral request to our U.S. Investor Relations Department, a separate copy of this proxy statement to a beneficial shareholder at a shared address to which a single copy of the documents was delivered.

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WHERE YOU CAN FIND MORE INFORMATION

Weatherford Switzerland is subject to the informational requirements of the Exchange Act and, in accordance therewith, files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Weatherford Switzerland’s SEC filings also are available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.

In addition, complete copies of these materials are available on our website at www.weatherford.com and will be made available for inspection by our shareholders at our principal executive office located at 4-6 Rue Jean-François Bartholoni, 1204 Geneva, Switzerland. Any shareholder, including any beneficial owner, may obtain a copy of these documents free of charge by contacting our U.S. Investor Relations Department in writing at 2000 St. James Place, Houston, Texas 77056 or by telephone at +1 (713) 836-4000. Copies of any exhibits to our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC are available upon written request, subject to a charge for copying and mailing. If you have any other questions about us, please contact our U.S. Investor Relations Department at the address or phone number above or visit our website. Information on our website or any other website is not incorporated by reference in this proxy statement/prospectus and does not constitute a part of this proxy statement/prospectus.

Weatherford Ireland has filed a Registration Statement on Form S-4 with the SEC to register Weatherford Ireland’s shares in connection with the Merger. This proxy statement/prospectus is a part of that registration statement and constitutes a prospectus of Weatherford Ireland under applicable U.S. securities laws in addition to being the proxy statement of Weatherford Switzerland for the Extraordinary General Meeting.

The SEC allows Weatherford Switzerland and Weatherford Ireland to “incorporate by reference” information into this proxy statement/prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement/ prospectus, except for any information superseded by information in this proxy statement/prospectus. Except to the extent that therein information is deemed furnished and not filed pursuant to securities laws and regulations, this proxy statement/prospectus incorporates by reference the documents set forth below that we previously filed with the SEC. These documents contain important information about us. Information that we file later with the SEC will automatically update and supersede this information.

•	Weatherford Switzerland’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013 as filed with the SEC on February 25, 2014;

•	Weatherford Switzerland’s Amendment No. 1 to its Annual Report on Form 10-K for the fiscal year ended December 31, 2013 as filed with the SEC on April 16, 2014; and

•	Weatherford Switzerland’s Current Reports on Form 8-K (other than information furnished rather than filed and corresponding information furnished under Item 9.01 or included as an exhibit thereto) filed with the SEC on February 3, 2014, February 25, 2014 and March 4, 2014.

We are also incorporating by reference all additional documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than information furnished rather than filed and corresponding information furnished under Item 9.01 of Form 8-K or included as an exhibit thereto) following the date of this document, but prior to the date of the Extraordinary General Meeting of Shareholders.

You should rely only on the information contained in or incorporated by reference in this proxy statement/prospectus. We have not authorized anyone else to provide you with different information. The information contained or incorporated by reference in this proxy statement/prospectus is accurate only as of the date thereof (unless the information specifically indicates that another date applies), or in the case of information incorporated by reference, only as of the date of such information, regardless of the time of delivery of this proxy statement/prospectus. Our business, financial condition, results of operations and prospects may have changed since such dates.

Therefore, you should not rely upon any information that differs from or is in addition to the information contained in this proxy statement/prospectus or in the documents incorporated by reference.

April 17, 2014

By Order of the Board of Directors

Alejandro Cestero

Corporate Secretary

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MERGER AGREEMENT

dated

April 2, 2014

by

WEATHERFORD INTERNATIONAL LTD.

a Swiss joint stock corporation

and

WEATHERFORD INTERNATIONAL LIMITED

a limited liability company incorporated under the laws of Ireland

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MERGER AGREEMENT

This Merger Agreement (this “Agreement”) is dated April 2, 2014 between (i) WEATHERFORD INTERNATIONAL LTD., a Swiss joint stock corporation (“Weatherford Switzerland”), having its registered office at Alpenstrasse 15, 6300 Zug, Switzerland, and (ii) WEATHERFORD INTERNATIONAL LIMITED, a limited liability company incorporated under the laws of Ireland with registered number 535467 (“Weatherford Ireland”), having its registered office at 70 Sir John Rogerson’s Quay, Dublin 2, Ireland. Weatherford Switzerland and Weatherford Ireland are each referred to as a “Party” and, collectively, as the “Parties.”

RECITALS

A.	Weatherford Ireland is a direct, wholly-owned subsidiary of Weatherford Switzerland.

B.	The board of directors of each of Weatherford Switzerland and Weatherford Ireland has unanimously approved the Merger (as defined below) on the terms set out in this Agreement, which will result in Weatherford Ireland becoming the publicly traded parent of the Weatherford group of companies and thereby effectively change the place of incorporation of the publicly traded parent company from Switzerland to Ireland while retaining Swiss tax residency.

C.	In connection with the Merger, each outstanding registered share (par value 1.16 Swiss Francs per share) of Weatherford Switzerland will be cancelled as consideration for the allotment of one ordinary share of Weatherford Ireland (each, a “Weatherford Ireland Share”); provided, however, that any outstanding registered shares held by, or for the benefit of, Weatherford Switzerland or any of its subsidiaries shall be cancelled at the Effective Time (as defined below) (collectively, “Treasury Shares”) and no Weatherford Ireland Shares shall be allotted for any Treasury Share. The registered shares of Weatherford Switzerland, other than Treasury Shares, are referred to herein as “Weatherford Switzerland Shares.”

D.	The Parties have agreed to structure the Merger resulting in a take-over of all assets and liabilities of Weatherford Switzerland by Weatherford Ireland by way of an international (cross-border) merger without liquidation of Weatherford Switzerland in compliance with, inter alia, Art. 3 et seq. Swiss Act on Merger, Demerger, Transformation and Transfer of Assets (Merger Act, “MerA”) and Art. 163b, 163c and 164 Swiss Private International Law Act (“PILA”) (emigration merger by absorption) and also applicable laws of Ireland.

E.	It is intended that, for U.S. federal income tax purposes, the Merger qualifies as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (together with the rules and regulations promulgated thereunder, the “Code”).

AGREEMENT

In consideration of the foregoing and of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1	THE MERGER

1.1	Agreement to Merge

The Parties hereby agree that Weatherford Switzerland shall merge with Weatherford Ireland in accordance with the provisions of this Agreement and as stipulated by (to the extent applicable to a cross-border merger) Art. 3 et seq. MerA and Art. 163b, 163c and 164 PILA (emigration merger by absorption) as well as the laws of Ireland (the “Merger”). Weatherford Ireland shall be the surviving company and Weatherford Switzerland shall be the absorbed company, the latter being dissolved without liquidation.

1.2	Merger Report

The Weatherford Ireland board of directors and the Weatherford Switzerland board of directors shall approve a joint merger report pursuant to Art. 14 MerA (the “Merger Report”) following the signing of this Agreement, as soon as practicable but no later than the date occurring 31 calendar days prior to the Weatherford Switzerland shareholders’ meeting at which this Agreement will be submitted for shareholder approval (the “Shareholders’ Meeting”).

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1.3	Merger Balance Sheet

The Merger shall take place on the basis of the audited, non-consolidated, stand-alone balance sheet of Weatherford Switzerland as of December 31, 2013 (the “Balance Sheet Date”), as set forth on Schedule 1 (the “Merger Balance Sheet”).

1.4	Economic Effect

From an economic point of view, the Merger shall have retroactive effect and become effective as of the Balance Sheet Date. As from 1 January 2014 all acts and operations of Weatherford Switzerland shall be deemed to be conducted for Weatherford Ireland’s account.

1.5	Merger Audit

The board of directors of Weatherford Switzerland and the board of directors of Weatherford Ireland shall jointly appoint KPMG AG, Zurich (the “Auditor”) to conduct the audit of the Merger required by Art. 15 MerA.

1.6	Effectiveness

The Merger, resulting in the transfer of any and all assets of Weatherford Switzerland to Weatherford Ireland and the assumption by Weatherford Ireland of any and all obligations and liabilities of Weatherford Switzerland by operation of law shall become legally effective on the date of the entry of the Merger in the daily ledger of the commercial register of the canton of Zug, Switzerland (the “Commercial Register”) subject to approval by the Swiss Federal commercial register office (“EHRA”). The date and time of such entry being referred to herein as the “Effective Time.”

1.7	Transfer of Assets and Liabilities to Weatherford Ireland

(a)	At the Effective Time, Weatherford Ireland shall accept the transfer and assignment, by operation of law, of any and all of the assets and liabilities of Weatherford Switzerland (including, for the avoidance of doubt, any and all legal positions and obligations). Weatherford Ireland particularly undertakes, for the benefit of each person to whom Weatherford Switzerland owes any obligation or has any liability, from and after the Effective Time, to perform such obligations and discharge such liabilities as if it originally owed or had them instead of Weatherford Switzerland. Weatherford Ireland accordingly agrees for the benefit of each such person that such person may enforce any such liability directly against Weatherford Ireland, without recourse to Weatherford Switzerland, on the same terms and to the same extent that such liability would have been enforceable by such person against Weatherford Switzerland had the Merger not been completed.

(b)	The Parties acknowledge and agree that pursuant to the Merger any and all shares in the capital of Weatherford Ireland held by Weatherford Switzerland (but not its affiliates) shall, in compliance with Section 41(2) of the Companies (Amendment) Act 1983 of Ireland, be transferred to Weatherford Ireland for nil consideration at the Effective Time and cancelled.

(c)	As and from the Effective Time, Weatherford Ireland shall take the place, and assume control, of any claim made or proceedings threatened or issued by or against Weatherford Switzerland or where Weatherford Switzerland is otherwise a party or notice party to, whether asserted or determined prior to, on or after the Effective Time, and Weatherford Ireland shall seek to have its name substituted for that of Weatherford Switzerland in any proceedings ongoing before any court, arbitration or other judicial or administrative tribunal in any jurisdiction.

1.8	Completion

The transfer of all the assets and liabilities of Weatherford Switzerland (including, for the avoidance of doubt, any and all legal positions and obligations) by operation of law to Weatherford Ireland shall be effected by implementing the completion measures herein agreed, all with legal effect as of the Effective Time.

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ARTICLE 2	MERGER CONSIDERATION

2.1	Merger Consideration

(a)	At the Effective Time and by virtue of the Merger, each:

(i)	Weatherford Switzerland Share will be cancelled as consideration for the allotment of one Weatherford Ireland Share and, accordingly, each holder of record of Weatherford Switzerland Shares outstanding immediately prior to the Effective Time shall be entitled, on the terms of this Agreement, to receive one Weatherford Ireland Share for each Weatherford Switzerland Share held by such shareholder that is so cancelled, subject to any applicable withholding tax requirements; and

(ii)	Treasury Shares will be cancelled without consideration and no Weatherford Ireland Shares will be allotted in respect of any Treasury Shares.

(b)	Each Weatherford Switzerland Share or Treasury Share that is cancelled by virtue of the Merger shall cease to be outstanding and shall cease to exist, and each holder of Weatherford Switzerland Shares or Treasury Shares shall thereafter cease to have any rights with respect to such shares.

(c)	The Parties acknowledge and agree that the Weatherford Ireland Shares allotted, at the Effective Time, to, or for the benefit of, those former holders of Weatherford Switzerland Shares (whose Weatherford Switzerland Shares are cancelled by virtue of the Merger) shall all rank equally and have the same entitlement to dividends and any other shareholders’ rights, all in accordance with Irish law.

(d)	The Parties acknowledge and agree that Weatherford Switzerland has no special rights, participation rights without the right to vote or profit sharing certificates in the sense of Art. 13 lit. c MerA.

ARTICLE 3	ALLOTMENT AND ISSUE OF SHARES

3.1	Authorization to Allot Weatherford Ireland Shares

Before the Effective Time, the Weatherford Ireland shareholders shall have authorized the directors of Weatherford Ireland to allot, at the Effective Time, one Weatherford Ireland Share for each Weatherford Switzerland Share that is cancelled by virtue of the Merger.

3.2	Allotment and Issue of Weatherford Ireland Shares

(a)	At the Effective Time, Weatherford Ireland shall allot to, or for the benefit of, the former holders of Weatherford Switzerland Shares one Weatherford Ireland Share, credited as fully paid, for each Weatherford Switzerland Share that is cancelled by virtue of the Merger (in accordance with such former holders’ respective entitlements under Section 2.1).

(b)	All Weatherford Ireland Shares so allotted shall be promptly issued at the Effective Time, as follows:
(i)	for beneficial holders of Weatherford Switzerland Shares deposited with the Depository Trust Company (“DTC”) and registered in the name of its nominee, Weatherford Ireland will either: (a) issue the relevant number of Weatherford Ireland Shares to a bank or trust company appointed by Weatherford Switzerland to act as exchange agent in connection with the Merger (including its successors, affiliates or designees, the “Exchange Agent”) and the Exchange Agent will thereafter promptly arrange for such Weatherford Ireland Shares to be deposited with DTC; or (b) directly issue the relevant number of Weatherford Ireland Shares to DTC or its nominee. None of the Exchange Agent, DTC or its nominee shall acquire any beneficial interest in such Weatherford Ireland Shares registered in its name. Once legal ownership is registered in the name of DTC or its nominee, beneficial ownership of such Weatherford Ireland Shares will be recorded in book entry form by the relevant DTC participating brokers without the need for any additional action on the beneficial holders’ part; and
(ii)	for registered holders of Weatherford Switzerland Shares, Weatherford Ireland will issue the relevant number of Weatherford Ireland Shares to the Exchange Agent. The Exchange Agent shall hold all such Weatherford Ireland Shares and all entitlements (including dividend entitlements) arising therefrom in trust for the benefit of such former registered holders. As soon as reasonably practicable after the Effective Time, Weatherford Ireland shall cause the Exchange Agent to deliver to each former registered holder of Weatherford Switzerland Shares a letter of transmittal (which shall be in form and substance reasonably satisfactory to Weatherford Ireland) and instructions for use in effecting the surrender of any certificates representing Weatherford Switzerland Shares in exchange for Weatherford Ireland Shares (in accordance with their respective entitlements under Section 2.1), subject in all cases to customary exchange procedures established by the Exchange Agent to implement the delivery. For the purposes of this Section 3.2, the Parties will enter into a separate agreement with the Exchange Agent.

(c)	From the Effective Time, the former registered holders of Weatherford Switzerland Shares shall be entitled to call for the Exchange Agent to procure their registration as registered shareholders of Weatherford Ireland and to deliver to them certificates representing Weatherford Ireland Shares (in accordance with their respective entitlements under Section 2.1) and to account to them for all entitlements (including dividend entitlements) arising therefrom, subject to customary exchange procedures established by the Exchange Agent to implement the registration and delivery.

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(d)	Any Weatherford Ireland Shares issued to the Exchange Agent pursuant to this Section 3.2 that remain undelivered to the former holders of Weatherford Switzerland Shares as of the 12 month anniversary of the Effective Time (or the date of termination of the Exchange Agent’s engagement, if later) will be delivered to Weatherford Ireland or its designee, together with all entitlements (including dividend entitlements) arising therefrom, upon demand, and Weatherford Ireland or its designee will thereafter continue to hold such shares and entitlements, as nominee for, and on behalf of, the former holders of Weatherford Switzerland Shares, on substantially similar terms as the Exchange Agent, pending formal delivery of legal title thereto, but subject to applicable abandoned property, escheat or similar laws.

(e)	At the Effective Time, the share register of Weatherford Switzerland shall be closed and thereafter there shall be no further registration of transfers of shares of Weatherford Switzerland that were outstanding prior to the Effective Time.

(f)	None of Weatherford Ireland, the Exchange Agent or any of their respective affiliates or designees shall be liable to any former holder of Weatherford Switzerland Shares for any securities properly delivered or any amount properly paid by the Exchange Agent or its nominee, as the case may be, to a public official pursuant to applicable abandoned property, escheat or similar laws.

(g)	No interest shall be payable on any dividend entitlements or other amounts held, from time to time, by Weatherford Ireland, the Exchange Agent or any of their respective affiliates or designees as nominee for any former holder of Weatherford Switzerland Shares pursuant to this Section 3.2, and none of Weatherford Ireland, the Exchange Agent or any of their respective affiliates or designees shall be required to account to any former holder of Weatherford Switzerland Shares for same.

3.3	Equity Incentive Plans

(a)	At the Effective Time, all outstanding options to acquire Weatherford Switzerland Shares under any of Weatherford Switzerland’s (or any of its subsidiaries’) equity compensation-related plans, compensation plans, and other benefit plans, agreements, awards and other similar arrangements providing for grants or awards to its directors, officers, employees and other persons (“Equity Plans”), whether vested or unvested, will be converted into an option to acquire the same number of Weatherford Ireland Shares, on substantially the same terms and conditions (including exercise price, as applicable), as were applicable under such options before the Effective Time, as further described in Section 5.2 below.

(b)	Each other equity award that is outstanding immediately prior to the Effective Time, including all awards of restricted shares, restricted share units, performance shares, performance share units or other rights to purchase, acquire or receive Weatherford Switzerland Shares (or that relate to those shares or the right to receive benefits or amounts by reference to those shares) under any of the Equity Plans shall be converted into awards of restricted shares, restricted share units, performance shares, performance units or other rights to purchase, acquire, or receive Weatherford Ireland Shares (or that relate to such shares or the right to receive benefits or amounts by reference to such shares), as applicable, on substantially the same terms and conditions (including exercise price, as applicable) under such awards, as further described in Section 5.2 below.

(c)	Except as otherwise provided in accordance with Section 5.2 below, the Equity Plans will be assumed by Weatherford Ireland from and after the Effective Time.

ARTICLE 4	FURTHER PREPARATIONS FOR IMPLEMENTATION OF THE MERGER

4.1	Re-registration of Weatherford Ireland as Public Limited Company and Adoption of Memorandum and Articles of Association of Weatherford Ireland

Prior to the Effective Time, Weatherford Ireland shall be re-registered as a public limited company and the memorandum and articles of association substantially in the form set out in Schedule 2 shall be adopted as the memorandum and articles of association of Weatherford Ireland.

4.2	Board of Directors of Weatherford Ireland

Prior to or at the Effective Time, the board of directors of Weatherford Ireland shall have been reconstituted so as to comprise the same members as serve as directors of Weatherford Switzerland immediately prior to the Effective Time

4.3	Officers of Weatherford Ireland

Prior to or at the Effective Time, the officers of Weatherford Switzerland immediately prior to the Effective Time shall have been appointed as the officers of Weatherford Ireland to hold the same or corresponding office after the Effective Time, until their successors have been duly appointed and qualified, or as otherwise determined by the board of directors of Weatherford Ireland.

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4.4	Auditors of Weatherford Ireland

The auditors of Weatherford Ireland initially shall be KPMG.

4.5	Calls to the Creditors and Auditor Report pursuant to Art. 164 para. 1 PILA

The board of directors of Weatherford Switzerland shall procure that three calls to the creditors (Schuldenrufe) of Weatherford Switzerland are published in the Swiss Official Gazette of Commerce (SOGC), as required in connection with the Merger, and shall appoint the Auditor, to prepare an auditor report according to Art. 164 para. 1 PILA.

4.6	Auditor Report pursuant to Art. 164 para. 2 lit. b PILA

The board of directors of Weatherford Switzerland shall appoint the Auditor to draw-up an auditor report pursuant to Art. 164 para. 2 lit. b PILA according to which it is confirmed that Weatherford Ireland has granted equity or membership rights to the shareholders of Weatherford Switzerland entitled to claim such rights.

4.7	Employee Consultation

As soon as practicable following the execution of this Agreement, and no later than 15 calendar days prior to the Shareholders’ Meeting, Weatherford Switzerland shall conduct an employee consultation in accordance with Art. 28 MerA. Weatherford Ireland hereby represents that it does not, and will not prior to the Effective Time, have any employees.

ARTICLE 5	EMPLOYEE BENEFIT AND COMPENSATION PLANS AND AGREEMENTS

5.1	No Special Benefits to Directors and Members of Senior Management

No benefits conferring an extraordinary advantage on directors, officers and/or members of senior management of either Weatherford Switzerland or Weatherford Ireland are granted or will be triggered by or in connection with the Merger, whether or not the Merger takes effect.

5.2	Effect of the Merger on Employee Benefit and Compensation Plans and Agreements

(a)	Assignment and Assumption of Equity Plans

(i)	at the Effective Time, the Equity Plans, and other employee benefit and compensation plans and agreements of Weatherford Switzerland or its affiliates, as determined by the management of Weatherford Switzerland in its sole discretion, shall, to the extent permitted by applicable law, be assumed and/or adopted by and become plans and agreements of Weatherford Ireland (collectively, the “Assumed Plans”) other than certain Equity Plans that shall not so be treated. In furtherance of the Merger, Weatherford Ireland shall, to the extent permitted by applicable law, assume the rights and obligations of Weatherford Switzerland under the Assumed Plans;

(ii)	to the extent any Equity Plan (whether or not an Assumed Plan) provides for the issuance, acquisition, holding or purchase of, or otherwise relates to or references, Weatherford Switzerland Shares, then, after the Effective Time, such Assumed Plan

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shall, to the extent permitted by applicable law, be deemed to provide for the issuance, acquisition, purchase or holding of, or otherwise relate to or reference, Weatherford Ireland Shares (or benefits or other amounts determined in accordance with the Equity Plans), and such amendments deemed necessary or appropriate by Weatherford Switzerland and Weatherford Ireland to effect the Merger and related transactions, including to facilitate the assignment to, and assumption and/or adoption by, Weatherford Ireland of the Assumed Plans, or the other actions contemplated hereby with respect to any other Equity Plan, shall, to the extent permitted by applicable law, be adopted and entered into with respect to the Assumed Plans or such other Equity Plan;

	(iii)	all outstanding awards or any other benefits available which are based on Weatherford Switzerland Shares and which have been granted under the Equity Plans (each an “Award”) shall remain outstanding and, after the Effective Time, pursuant to the terms thereof, be deemed, to the extent permitted by applicable law, to provide for the issuance, acquisition, purchase or holding of, or otherwise relate to or reference, Weatherford Ireland Shares. Each Award assumed by Weatherford Ireland shall thereafter, pursuant to the terms thereof, and to the extent permitted by applicable law, be exercisable, issuable, held, available or vest upon the same terms and conditions as under the applicable Equity Plan and the applicable award document or agreement issued thereunder, except that upon the exercise, issuance, holding, availability or vesting of such awards, Weatherford Ireland Shares shall be issuable or available, or benefits or other amounts determined, in lieu of Weatherford Switzerland Shares. For the avoidance of doubt, the number of shares of Weatherford Ireland Shares issuable or available upon the exercise or issuance of an award immediately after the Effective Time and, if applicable, the exercise price of each such award, shall be the same number of shares and the exercise price as in effect immediately prior to the Effective Time; and

	(iv)	the Weatherford Switzerland shareholder approval of this Agreement shall also be deemed to satisfy any requirement of shareholder approval of such amendments of the Assumed Plans and the assumption by Weatherford Ireland of the Assumed Plans and any Awards thereunder, including for purposes of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)	Application of Assumed Plans to Weatherford Ireland Shares.

To the extent any Assumed Plan provides for the grant, issuance, delivery or purchase of, or otherwise relates to, options, awards of restricted shares, restricted share units, performance shares, performance share units or other rights to purchase, acquire or receive Weatherford Switzerland Shares (or the right to receive benefits or amounts by reference to those shares), from and after the Effective Time, Weatherford Switzerland or Weatherford Ireland shall cause such Assumed Plan to be amended to provide for the grant, issuance, delivery, acquisition or purchase of, or otherwise relate to Weatherford Ireland Shares, as applicable, and all options or awards issued, or benefits available or based upon (including by reference to) the value of a specified number of Weatherford Switzerland Shares, under such Assumed Plans after the Effective Time shall entitle the holder thereof to purchase or receive, or receive payment based on (including by reference to), as applicable, an equal number of Weatherford Ireland Shares, to the extent permitted by applicable law, in accordance with the terms of such Assumed Plans. Except as provided in this Section 5.2(b) and for certain amendments to the Assumed Plans to reflect the Merger and comply or facilitate compliance with applicable law, the outstanding options, restricted share awards, restricted share unit awards, performance share, performance share unit or other equity-based awards or benefits available under the terms of any Equity Plan at and following the Effective Time shall be subject to the same terms and conditions as under such Equity Plan and the agreements relating thereto immediately prior to the Effective Time (including, for greater certainty, having the same exercise or measurement price). Notwithstanding the foregoing, the number of Weatherford Ireland Shares, as applicable, issuable or available upon the exercise, payment, issuance or availability of such option, award or benefit immediately after the Effective Time, and the exercise or measurement price of each such option, award or benefit, shall be subject to adjustment by Weatherford Switzerland (or Weatherford Ireland, as applicable) only to the extent necessary to comply with applicable U.S., Swiss and/or Irish law. The foregoing adjustments shall be made in accordance with applicable U.S., Swiss and/or Irish law (and administrative practice of applicable governmental authorities), including but not limited to Code Section 409A and the rules and regulations promulgated thereunder, to the extent such provisions are applicable to an option, award, or benefit.

5.3	Employment Agreements

At the Effective Time, Weatherford Ireland shall assume the employment agreements of Weatherford Switzerland (the “Employment Agreements”) that are in effect immediately prior to the Effective Time between Weatherford Switzerland and its executive officers and certain of its key employees, and which are transferred by operation of law. In connection with such assumption, such Employment Agreements shall be amended as deemed necessary or appropriate by Weatherford Switzerland and Weatherford Ireland to (i) effect the Merger and related transactions, (ii) provide that the Employment Agreements shall become agreements of Weatherford Ireland, including with respect to any “change of control” of Weatherford Ireland instead of Weatherford Switzerland and (iii) as may be required by applicable law.

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ARTICLE 6	CORPORATE APPROVALS AND OTHER CONDITIONS FOR COMPLETION

6.1	Board Approval and Approval by Shareholders’ Meeting of Weatherford Switzerland

Weatherford Switzerland confirms that at the meeting held on April 2, 2014 its board of directors approved the entry into and signing of the Agreement. The board of directors of Weatherford Switzerland shall submit this Agreement to the Shareholders’ Meeting with a motion to approve this Agreement and, as a result, the Merger. The Parties acknowledge and agree that the board of directors of Weatherford Switzerland shall have the right, without limitation, in its full discretion, to set and change the date of the Shareholders’ Meeting, not to call the Shareholders’ Meeting for the approval of this Agreement, abandon the Merger at any time before or after the Shareholders’ Meeting (but prior to the Effective Time), and/or to propose that the resolutions before the Shareholders’ Meeting be rejected. This Agreement shall be deemed approved if the Shareholders’ Meeting adopts a resolution on the approval of the Agreement with a two-thirds majority of the votes represented, in person or proxy, and an absolute majority of the nominal value of shares represented at the meeting and the additional applicable requirements of Swiss law and the memorandum and articles of association of Weatherford Switzerland relating to the calling and conduct of the Shareholders’ Meeting being fulfilled. Without such shareholder approval, the Merger shall not be completed. Notwithstanding the foregoing, this Agreement may be terminated in accordance with Section 9.2.

6.2	Board Approval of Weatherford Ireland

Weatherford Ireland confirms that its board of directors has approved on March 25, 2014, the signing and performance of the Agreement and on such date or previously approved all other agreements and transactions herein envisaged or referred to. Weatherford Ireland represents and warrants that no shareholder approval or other corporate authorizations are required on its side for such purposes, except for those required to implement the following, all of which shall have been validly adopted before the Effective Time:

(a)	to the extent required, approval, for the purpose of Section 60 of the Companies Act 1963 of Ireland, of the giving of any financial assistance in connection with, the subscription for the Weatherford Ireland Shares to be allotted under this Agreement;

(b)	re-registration of Weatherford Ireland as a public limited company;

(c)	adoption of new memorandum and articles of association of Weatherford Ireland;

(d)	election of new directors for Weatherford Ireland;

(e)	election of auditors for Weatherford Ireland;

(f)	authorization of the filing of a registration statement on Form S-4 with the U.S. Securities and Exchange Commission for the purpose of registering the Weatherford Ireland Shares;

(g)	Weatherford Ireland share capital increase(s); and

(h)	authorization of the directors of Weatherford Ireland to issue share capital pursuant to this Agreement.

6.3	Other Conditions to be Met Before Filing the Application to the Commercial Register

Before or simultaneously with the filing of the application for the entry of the Merger into the Commercial Register as specified above, the following further measures shall have been implemented or, if permitted by law, waived by Weatherford Switzerland in its sole discretion:

(a)	Related to Weatherford Switzerland Calls to its Creditors.

After having made the calls to its creditors in accordance with Section 4.5 and in accordance with Art. 45 and 46 MerA and, prior to the filing of the application regarding the Merger with the Commercial Register, Weatherford Switzerland shall have received from the Auditor the auditor report pursuant to Art. 164 para. 1 PILA.

(b)	No Prohibition.

Any statutory, court or official prohibitions to complete the Merger shall have expired or be terminated, or if not, failure to comply with such will not have materially adverse consequences for any of the Parties.

(c)	Third Party Consents.

Weatherford Switzerland shall have obtained consent and/or waivers from relevant counterparties to the transfer by Weatherford Switzerland of all of its rights and obligations to Weatherford Ireland without triggering any acceleration or other adverse consequences for Weatherford Switzerland or Weatherford Ireland or other obligors thereunder, relieving Weatherford Switzerland from its obligations and other liabilities thereunder accordingly.

(d)	Registration Statement.

Weatherford Ireland shall have prepared and filed with the U.S. Securities and Exchange Commission a registration statement on Form S-4 and such registration statement shall have been declared effective and no stop-order suspending the effectiveness thereof shall be in effect.

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(e)	NYSE Listing.

The Weatherford Ireland Shares to be issued in connection with the Merger shall have been authorized for listing on the New York Stock Exchange, subject to official notice of issuance.

(f)	DTC Eligibility.

The Weatherford Ireland Shares shall have been deemed eligible for deposit, book-entry and clearance services by the Depository Trust Company and its affiliates.

(g)	Legal Opinions.

Weatherford Switzerland shall have received an opinion from Matheson, in form and substance reasonably satisfactory to Weatherford Switzerland, dated as of the date of the Effective Time, confirming the matters discussed under the caption “Material Tax Considerations—Irish Tax Considerations” in the proxy statement of Weatherford Switzerland distributed to shareholders of Weatherford Switzerland in connection with the Shareholders’ Meeting (the “Proxy Statement”). Weatherford Switzerland shall have received opinions from Baker & McKenzie LLP and Baker & McKenzie (Zurich), each in form and substance reasonably satisfactory to Weatherford Switzerland, dated as of the date of the Effective Time and confirming the matters discussed in the Proxy Statement under the captions “Material Tax Considerations—U.S. Federal Income Tax Considerations” and “Material Tax Considerations—Swiss Tax Considerations,” respectively.

(h)	Other Swiss Legal Conditions.

All Swiss legal preconditions necessary for the filing of the application for the entry of the Merger in the Commercial Register shall have been satisfied.

ARTICLE 7	FILING AND COMPLETION OF THE MERGER

7.1	Conditions for Obligation of Weatherford Switzerland Board to File Application on Merger to the Commercial Register

The application regarding the Merger to the Commercial Register shall be filed as soon as practicable following the approval of this Agreement by the Shareholders’ Meeting. The board of directors of Weatherford Switzerland shall remain authorized, even after the approval of this Agreement by the Shareholders’ Meeting, to refrain from filing such application and to delay or abandon the Merger if it determinates in its sole discretion that (i) the Merger is no longer in Weatherford Switzerland’s or its shareholders’ best interests, (ii) the Merger may not result in the benefits Weatherford Switzerland expected, (iii) the cost of the Merger increases, or (iv) one or several prerequisites pursuant to or listed in ARTICLE 6 are not met (and not expected to be met). If the board of directors of Weatherford Switzerland determines that the Merger should be abandoned for any of the reasons set forth in the prior sentence, it shall terminate this Agreement by delivering a termination letter to Weatherford Ireland referring to this Section 7.1.

7.2	Supplementary Completion Measures

(a)	Relating to Weatherford Switzerland Liabilities.

Subject only to the satisfaction or fulfillment of the matters provided for in ARTICLE 6 and to the Merger becoming legally effective, and with effect as from the Effective Time, Weatherford Ireland hereby assumes from Weatherford Switzerland all liabilities (including all other legal positions and obligations thereto relating) to be transferred to it in connection with the Merger as further specified in ARTICLE 1, and hereby agrees, for the benefit of the third parties, to execute, at or prior to the Effective Time, a deed poll governed by the laws of Ireland in respect of its assumption of such liabilities. Without limiting the generality of the foregoing, such liabilities and obligations shall include all Assumed Plans and Awards thereunder in accordance with ARTICLE 5 and all liabilities (direct or indirect) of Weatherford Switzerland in connection therewith.

(b)	Relating to New Weatherford Ireland Shares.

As of the Effective Time, the Exchange Agent shall hold the Weatherford Ireland Shares as nominee for the (former) Weatherford Switzerland shareholders as further specified in Section 3.2.

7.3	Capital Reduction

As soon as practicable following the Effective Time, Weatherford Ireland shall apply to the High Court of Ireland to approve the creation of a pool of distributable profits by reducing the entire share premium of Weatherford Ireland (or such lesser amount as may be determined by the board of directors of Weatherford Ireland) in accordance with the Companies Act 1963 of Ireland, as amended. Subject to, and upon, registration of such approval, and subject to certain other requirements of Irish law, Weatherford Ireland may utilize this pool of distributable profits to declare and pay future dividends or make other distributions.

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7.4	Rule 16b-3 Approval

Weatherford Switzerland and Weatherford Ireland shall take, and cause their respective subsidiaries to take, all such steps as may reasonably be required to cause the transactions contemplated by this Agreement and any other dispositions of Weatherford Switzerland Shares (including derivative securities) or acquisitions of Weatherford Ireland Shares (including derivative securities thereof) in connection with this Agreement by each individual who (a) is a director or officer of Weatherford Switzerland, or (b) at the Effective Time, is or will become a director or officer of Weatherford Ireland, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

ARTICLE 8	MISCELLANEOUS

8.1	Assignment; Binding Effect; Benefit

Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the Parties hereto (whether by operation of law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, expressed or implied, is intended to confer on any person other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

8.2	Entire Agreement

This Agreement and any documents delivered by the parties in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings between the parties with respect thereto.

8.3	Applicable Law and Jurisdiction

This Agreement shall be governed by the laws of Switzerland. The exclusive place of jurisdiction for any dispute, claim or controversy arising under, out of or in connection with or related to this Agreement (or subsequent amendments thereof), including, without limitation, disputes, claims or controversies regarding its existence, validity, interpretation, performance, breach or termination, shall be Zug, Switzerland.

8.4	Counterparts

This Agreement may be executed by the Parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by both of the Parties hereto.

8.5	Headings

Headings of the Articles and Sections of this Agreement are for the convenience of the parties only and shall be given no substantive or interpretative effect whatsoever.

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8.6	Announcements

The parties shall notify the public, their shareholders, the regulatory authorities and stock exchanges in accordance with the mutually agreed programs. The Parties shall co-operate closely and specifically co-ordinate the necessary communication with the regulatory authorities and the making of any announcement pursuant to this Section 8.6.

8.7	Confidentiality

The contents of the merger negotiations and of the documents and information exchanged in this context shall be treated as confidential by all Parties. This shall not apply to statutory and regulatory obligations to provide information to authorities, courts and to stock exchanges.

8.8	Amendments and Modifications of the Agreement

This Agreement may be amended by the Parties hereto at any time before or after the shareholders of Weatherford Switzerland adopt a resolution approving this Agreement; provided, however, that after any such adoption by the Weatherford Switzerland shareholders, this Agreement shall not be further amended without the approval of the Weatherford Switzerland shareholders unless any such amendment shall not require the approval of such shareholders under applicable law or under the NYSE listing rules. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties hereto.

8.9	Severability

If any provision of this Agreement is determined by any court or arbitrator of competent jurisdiction to be invalid, illegal or unenforceable in any respect, such provision will be enforced to the maximum extent possible given the intent of the Parties hereto. If such clause or provision cannot be so enforced, such provision shall be stricken from this Agreement and the remainder of this Agreement shall be enforced as if such invalid, illegal or unenforceable clause or provision had (to the extent not enforceable) never been contained in this Agreement.

8.10	Absence of Waiver

The waiver of a contractual right in an individual case, shall not be regarded as a general waiver of this right or other rights arising out of this Agreement.

8.11	Further Assurance

Subject to the limitations set forth elsewhere in this Agreement, from time to time, as and when requested by the other Party hereto each Party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as the requesting Party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement.

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ARTICLE 9	ENTRY INTO FORCE AND TERMINATION

9.1	Entry into Force

This Agreement shall enter into force upon its signing by all the Parties hereto.

9.2	Termination

(a)	The Parties shall be entitled to terminate this Agreement by mutual consent at any time.

(b)	This Agreement shall automatically terminate if the Shareholders’ Meeting does not approve this Agreement, without any liability or obligation to any Party.

(c)	This Agreement shall automatically terminate upon the delivery to Weatherford Ireland of a termination letter by the board of directors of Weatherford Switzerland pursuant to Section 7.1.

(d)	The termination of this Agreement shall also terminate all rights and obligations arising out of this Agreement except those in Sections 8.3 and 8.7, which shall continue to be valid.

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EXECUTION

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

WEATHERFORD INTERNATIONAL LTD.,
a Swiss joint stock corporation

By:	/s/ James C. Parent
Name: James C. Parent
Title: Vice President

Given under the common seal of
WEATHERFORD INTERNATIONAL LIMITED,
a limited liability company incorporated under the laws of Ireland, and delivered as a deed

By:	/s/ Philippe Groslin
Name: Philippe Groslin
Title: Director

By:	/s/ Bastiaan van Houts
Name: Bastiaan van Houts
Title: Director

Signature Page to Merger Agreement

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SCHEDULE 1	Merger Balance Sheet

WEATHERFORD INTERNATIONAL LTD.

BALANCE SHEET

	December 31,
(In CHF thousands)	2013	2012
ASSETS
Cash and Cash Equivalents	252	318
Due From Affiliates	208,075	—
Other Current Assets	50,811	3,925
Total Current Assets	259,138	4,243
Leasehold Improvements and Other	167	7,815
Intangible Assets	1,789	2,278
Due From Affiliates	11,334	66,004
Investment in Affiliates	9,620,905	9,612,348
Other Long-Term Assets	4,311	5,854
Total Long-Term Assets	9,638,506	9,694,299
TOTAL ASSETS	9,897,644	9,698,542
LIABILITIES AND SHAREHOLDERS’ EQUITY
Accounts Payable	701	1,072
Due to Affiliates	211,550	39,590
Accrued Expenses	279,426	6,080
Total Current Liabilities	491,677	46,742
Due to Affiliates	207,031	332,027
Other Liabilities	9,049	—
Deferred Foreign Currency Gains	28,644	23,199
Total Long-Term Liabilities	244,724	355,226
Shareholders’ Equity:
Share Capital	973,941	973,941
Legal Reserves:
General Legal Reserves from Capital Contribution	7,336,862	7,259,472
Reserve for Treasury Shares from Capital Contribution	—	76,894
Reserve for Treasury Shares	766,727	769,126
Free Reserves from Capital Contribution	475,000	475,000
Retained Earnings	(391,287)	(257,859)
Total Shareholders’ Equity	9,161,243	9,296,574
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	9,897,644	9,698,542

Weatherford International Limited	Weatherford International Ltd.
/s/ Philippe Groslin	/s/ James C. Parent
/s/ Bastiaan van Houts

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ANNEX B	Memorandum and Articles of Association

Companies Acts 1963 to 2013

A PUBLIC COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION

-of-

WEATHERFORD INTERNATIONAL PUBLIC LIMITED COMPANY

(the “Company”)

(Adopted on 3 March 2014 and amended by special resolution passed on [__________] 2014)

1.	The name of the company is Weatherford International public limited company.

2.	The Company is to be a public limited company.

3.	The objects for which the Company is established are

3.1

(a)	To carry on the business of a holding company and to co-ordinate the administration, finances and activities of any subsidiary companies or associated companies, to do all lawful acts and things whatever that are necessary or convenient in carrying on the business of such a holding company and in particular to carry on, in all branches and business locations, the business of a management services company, to act as managers and to direct or co-ordinate the management of other companies or of the business, property and estates of any company or person and to undertake and carry out all such services in connection therewith as may be deemed expedient by the board of directors of the Company and to exercise its powers as a shareholder, whether direct or indirect, of other companies.

(b)	To acquire, hold, administer, control, sell and transfer equity securities in entities in Ireland and abroad, either directly or indirectly, in particular in entities which are active in the fields of providing services, financing, licensing, leasing, manufacturing and all other activities with respect to the acquisition and production of natural energy and to do all things usually dealt in by persons carrying on the above mentioned businesses or likely to be required in connection with any of the said businesses.

(c)	To engage in any commercial, financial or other activities which are, directly or indirectly, related to the purpose or objects of the Company.

(d)	To generally engage in all types of transactions and take all measures that appear appropriate to promote, whether directly or indirectly, the purpose or objects of the Company and/or the general interest of the Company or the group of companies to which the Company belongs, or that are related thereto.

(e)	To participate in the financing, including by means of the providing of guarantees, support, security and sureties of any kind, of other entities of the group of companies to which the Company belongs in the general interest of such group.

(f)	To take-over all assets and liabilities of Weatherford International Ltd., a joint-stock corporation organized under the laws of Switzerland (“WIL Swiss”), by way of an international (cross-border) merger without liquidation of WIL Swiss in compliance with, inter alia, Art. 3 et seq. Swiss Act on Merger, Demerger, Transformation and Transfer of Assets and Art. 163b and Art. 163c Swiss Private International Law Act and also applicable laws of Ireland, and to do and take all such things, measures, acts and actions (including, but not limited to, entering into agreements, contracts, deeds and other documents or instruments and giving undertakings, covenants, representations, warranties, indemnities, guarantees and other commitments and promises) as the Company considers may be necessary or required in connection therewith, or conducive or incidental thereto.

3.2	To acquire shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description, by original subscription, tender, purchase, exchange or otherwise and to subscribe for the same either conditionally or otherwise, and to guarantee the subscription thereof and to exercise and enforce all rights and powers conferred by or incidental to the ownership thereof.

3.3	To facilitate, effect, and encourage the creation, issue or conversion of, and to offer for public or private subscription, tender, purchase or exchange, shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description of the Company, of any member of the group to which the Company belongs or of any other person and to act as trustees in connection with any such securities and to take part in the conversion of business concerns and undertakings into companies.

3.4	To purchase or by any other means acquire any freehold, leasehold or other property and real estate and in particular lands, tenements and hereditaments of any tenure, whether subject or not to any charges or encumbrances, for any estate or interest whatever, and any rights, privileges or easements over or in respect of any property and real estate, and any buildings, factories, mills, works, wharves, roads, rigs, machinery, engines, plant, live and dead stock, barges, vessels or things, and any real or personal property or rights whatsoever which may be necessary for, or may conveniently be used with, or may enhance the value or property of the Company, and to hold or to sell, let, alienate, mortgage, charge or otherwise deal with all or any such freehold, leasehold, or other property and real estate, lands, tenements or hereditaments, rights, privileges or easements.

3.5	To establish and contribute to any scheme (including any share option scheme or similar scheme) for the purchase of shares in the Company to be held for the benefit of the Company’s directors, employees and consultants and to lend or otherwise provide money to such schemes or the directors, employees and consultants of the Company or any of its subsidiaries or associated companies to enable them to purchase shares of the Company, in each case subject to applicable law.

3.6	To sell, lease, exchange, grant, convey, transfer or otherwise dispose of any or all of the property and real estate, investments or assets of the Company of whatever nature or tenure for such price, consideration, sum or other return whether equal to or less than the market value

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thereof and whether by way of gift or otherwise as the Directors shall deem fit and to grant any fee farm grant or lease or to enter into any agreement for letting or hire of any such property or asset for a rent or return equal to or less than the market or rack rent therefor or at no rent and subject to or free from covenants and restrictions as the Directors shall deem appropriate.

3.7	To acquire and undertake the whole or any part of the business, good-will and assets of any person, firm or company carrying on or proposing to carry on any of the businesses which this Company is authorised to carry on, and as part of the consideration for such acquisition to undertake all or any of the liabilities of such person, firm or company, or to acquire an interest in, amalgamate with, or enter into any arrangement for sharing profits, or for co-operation, or for limiting competition or for mutual assistance with any such person, firm or company and to give or accept by way of consideration for any of the acts or things aforesaid or property acquired, any shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description that may be agreed upon, and to hold and retain or sell, mortgage or deal with any shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description so received.

3.8	To apply for, register, purchase, acquire, sell, lease, hold, use, administer, control, license or otherwise deal with any patents, brevets d’invention, copyrights, trademarks, licences, technical and industrial know-how, concessions and the like conferring any exclusive or non-exclusive or limited rights to use or any secret or other inventing information as to any invention which may seem capable of being used for any of the purposes of the Company or the acquisition of which may seem calculated directly or indirectly to benefit the Company, and to use, exercise, develop or grant licences in respect of or otherwise turn to account the property, rights or information so acquired.

3.9	To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint venture, reciprocal concession or otherwise with any person or company carrying on or engaged in or about to carry on or engage in any business or transaction which the Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as to, directly or indirectly, benefit the Company.

3.10	To incorporate or cause to be incorporated any one or more subsidiaries (within the meaning of section 155 of the Companies Act 1963, as amended) for the purpose of carrying on any business.

3.11	To invest and deal with the moneys of the Company not immediately required upon such securities and in such manner as may from time to time be determined.

3.12	To lend money to and guarantee the performance of the contracts or obligations of any company, firm or person, and the repayment of the capital and principal of, and dividends, interest or premiums payable on, any stock, shares and securities of any company, whether having objects similar to those of this Company or not, and to give all kinds of indemnities.

3.13	To enter into, invest or engage in, acquire, hold or dispose of any financial instruments or risk management instruments, whether or not of a type currently in existence, and currency exchange, interest rate or commodity or index linked transactions (whether in connection with or incidental to any other contract, undertaking or business entered into or carried on by the Company or whether as an independent object or activity), including securities in respect of which the return or redemption amount is calculated by reference to any index, price or rate, monetary and financial instruments of all kinds, futures contracts, swaps and hedges (including credit default, interest rate and currency swaps and hedges of any kind whatsoever), options contracts, contracts for differences, commodities (including bullion and other precious metals), forward rate agreements, debentures, debenture stock, warrants, commercial paper, promissory notes, mortgage backed securities, asset backed securities, dealings in foreign currency, spot and forward rate exchange contracts, caps, floors, collars, and any other foreign exchange, interest rate or commodity or index linked arrangements, and such other instruments whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or any other purpose and to enter into any contract for and to exercise and enforce all rights and powers conferred by or incidental, directly or indirectly, to such transactions or the termination of any such transactions.

3.14	To guarantee, support or secure, whether by personal covenant or by mortgaging or charging all or any part of the undertaking, property and assets (both present and future) and uncalled capital of the Company, or by both such methods, the performance of the obligations of, and the repayment or payment of the principal amounts of and premiums, interest and dividends on any securities of, any person, firm or company including (without prejudice to the generality of the foregoing) any company which is for the time being the Company’s holding company as defined by section 155 of the Companies Act 1963, as amended, or a subsidiary as therein defined of any such holding company or otherwise associated with the Company in business.

3.15	To borrow or raise finance or secure the payment of money in such manner as the Company shall think fit, and in particular by the provision of a guarantee or by the issue of shares, stocks, debentures, debenture stock, notes, loan notes, loan stock, bonds, obligations and other securities of all kinds, either perpetual or terminable and either redeemable or otherwise and to secure the repayment of any money borrowed, raised or owing by trust deed, mortgage, charge, or lien upon the whole or any part of the Company’s property or assets (whether present or future) including its uncalled capital, and also by a similar trust deed, mortgage, charge or lien to secure and guarantee the performance by the Company of any obligation or liability it may undertake.

3.16	To carry on the business of financing and re-financing whether asset based or not (including financing and re-financing of financial assets), including managing financial assets with or without security in whatever currency including financing or re-financing by way of loan, acceptance credits, commercial paper, euro medium term bonds, euro bonds, asset-backed securities, securitisation, synthetic securitisation, collateralised debt obligations, bank placements, leasing, hire purchase, credit sale, conditional sale, factoring, forfeiting, invoice discounting, note issue facilities, project financing, bond issuances, participation and syndications, assignment, novation, factoring, discounting, participation, sub-participation, derivative contracts, securities/stock lending contracts, repurchase agreements or other appropriate methods of finance and to discount mortgage receivables, loan receivables and lease rentals for persons wherever situated in any currency whatsoever, and to do all of the foregoing as principal, agent or broker.

3.17	To draw, make, accept, endorse, discount, execute, negotiate and issue promissory notes, bills of exchange, bills of lading, warrants, indentures, debentures and other negotiable or transferable instruments.

3.18	To subscribe for, take, purchase or otherwise acquire, hold, sell and transfer shares, stocks, debentures, debenture stock, indentures,

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notes, loan notes, loan stock, bonds, obligations and other securities of any description of, or other interests in, any other company or person.

3.19	To hold in trust as trustees or as nominees and to deal with, manage and turn to account, any real or personal property of any kind, and in particular shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description, policies, book debts, claims and choses in actions, lands, buildings, hereditaments, business concerns and undertakings, mortgages, charges, annuities, patents, licences, and any interest in real or personal property, and any claims against such property or against any person or company.

3.20	To constitute any trusts with a view to the issue of preferred and, deferred or other special stocks or securities based on or representing any shares, stocks and other assets specifically appropriated for the purpose of any such trust and to settle and regulate and if thought fit to undertake and execute any such trusts and to issue dispose of or hold any such preferred, deferred or other special stocks or securities.

3.21	To give any guarantee in relation to the payment of any debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations or other securities of any description and to guarantee the payment of interest thereon or of dividends on any stocks or shares of any company.

3.22	To construct, erect and maintain buildings, houses, flats, shops and all other works, erections, and things of any description whatsoever either upon the lands acquired by the Company or upon other lands and to hold, retain as investments or to sell, let, alienate, mortgage, charge or deal with all or any of the same and generally to alter, develop and improve the lands and other property of the Company.

3.23	To provide for the welfare of persons in the employment of or holding office under or formerly in the employment of or holding office under the Company including Directors and ex-Directors of the Company or any of its subsidiary or associated companies and the wives, widows and families, dependents or connections of such persons by grants of money, pensions or other payments and by forming and contributing to pension, provident or benefit funds or profit sharing or co-partnership schemes for the benefit of such persons and to form, subscribe to or otherwise aid charitable, benevolent, religious, scientific, national or other institutions, exhibitions or objects which shall have any moral or other claims to support or aid by the Company by reason of the locality of its operation or otherwise.

3.24	To remunerate by cash payments or allotment of shares or securities of the Company credited as fully paid up or otherwise any person or company for services rendered or to be rendered to the Company or any member of the group to which the Company belongs, whether in the course of employment with the Company or any group company or the conduct or the management of the business of the Company or any group company or in placing or assisting to place or guaranteeing the placing of any of the shares or other securities of the Company’s, or any group company’s capital, or any debentures or other securities of the Company or any group company or in or about the formation or promotion of the Company or any group company.

3.25	To enter into and carry into effect any arrangement for joint working in business or for sharing of profits or for amalgamation with any other company or association or any partnership or person carrying on any business within the objects of the Company.

3.26	To distribute in specie or as otherwise may be resolved all or any portion of the assets of the Company among its members and in particular the shares, debentures or other securities of any other company belonging to this Company or of which this Company may have the power of disposing.

3.27	To vest any real or personal property, rights or interest acquired or belonging to the Company in any person or company on behalf of or for the benefit of the Company, and with or without any declared trust in favour of the Company.

3.28	To transact or carry on any business which may seem to be capable of being conveniently carried on in connection with any of these objects or calculated directly or indirectly to enhance the value of or facilitate the realisation of or render profitable any of the Company’s property or rights.

3.29	To accept stock or shares in or indentures, debentures, mortgages or securities of any other company in payment or part payment for any services rendered or for any sale made to or debt owing from any such company, whether such shares shall be wholly or partly paid up.

3.30	To pay all costs, charges and expenses incurred or sustained in or about the promotion and establishment of the Company or which the Company shall consider to be preliminary thereto and to issue shares as fully or in part paid up, and to pay out of the funds of the Company all brokerage and charges incidental thereto.

3.31	To procure the Company to be registered or recognized in Ireland or in any foreign country or in any colony or dependency of any such foreign country or that the central management and control and/or place of effective management of the Company be located in any country, and to establish branches offices, places of business or subsidiaries in Ireland or any such foreign country or in any colony or dependency of any such foreign country.

3.32	To do all or any of the matters hereby authorised in any part of the world or in conjunction with or as trustee or agent for any other company or person or by or through any factors, trustees or agents.

3.33	To make gifts or grant bonuses to the Directors or any other persons who are or have been in the employment of the Company including substitute and alternate directors.

3.34	To do all such other things that the Company may consider incidental or conducive to the attainment of the above objects or as are capable of being conveniently carried on in connection therewith.

3.35	To carry on any business which the Company may lawfully engage in and to do all such things incidental or conducive to the business of the Company.

3.36	To make or receive gifts by way of capital contribution or otherwise.

3.37	To reduce its share capital in any manner permitted by law.

3.38	To the extent permitted by law, to give whether directly or indirectly, any kind of financial assistance for the purpose of, or in connection with, the purchase of, or subscription for, shares, stocks, debentures, debenture stock, indentures, notes, loan notes, loan stock, bonds, obligations and other securities of any description of the Company or of any body corporate which is at any given time the Company’s holding company.

3.39	To do and take all such things, measures, acts and actions (including, but not limited to, entering into agreements, contracts, deeds and other documents or instruments and giving undertakings, covenants, representations, warranties, indemnities and other commitments and promises) as the Company considers may be necessary or required in connection with, or incidental or conducive to, attainment of the above objects, or any of them.

3.40	The objects set forth in any sub-clause of this clause shall be regarded as independent objects and shall not, except, where the

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context expressly so requires, be in any way limited or restricted by reference to or inference from the terms of any other sub-clause, or by the name of the Company. None of such sub-clauses or the objects therein specified or the powers thereby conferred shall be deemed subsidiary or auxiliary merely to the objects mentioned in the first sub-clause of this clause, but the Company shall have full power to exercise all or any of the powers conferred by any part of this clause in any part of the world notwithstanding that the business, property or acts proposed to be transacted, acquired or performed do not fall within the objects of the first sub-clause of this clause.

	NOTE:	It is hereby declared that the word “company” in this clause, except where used in reference to this Company shall be deemed to include any partnership or other body of persons whether incorporated or not incorporated and whether domiciled in Ireland or elsewhere and the intention is that the objects specified in each paragraph of this clause shall except where otherwise expressed in such paragraph be in no way limited or restricted by reference to or inference from the terms of any other paragraph.

4.	The liability of the members is limited.

5.	The share capital of the Company is €40,000 and US$1,356,000 divided into 40,000 deferred ordinary shares of €1.00 each, and 1,356,000,000 ordinary shares of US$0.001 each.

6.	The shares forming the capital, increased or reduced, may be increased or reduced and be divided into such classes and issued with any special rights, privileges and conditions or with such qualifications as regards preference, dividend, capital, voting or other special incidents, and be held upon such terms as may be attached thereto or as may from time to time be provided by the original or any substituted or amended articles of association and regulations of the Company for the time being, but so that where shares are issued with any preferential or special rights attached thereto such rights shall not be alterable otherwise than pursuant to the provisions of the Company’s articles of association for the time being.

We, the several persons whose names, addresses and descriptions are subscribed, wish to be formed into a company in pursuance of this memorandum of association, and we agree to take the number of shares in the capital of the company set opposite our respective names.

Names, Addresses and Descriptions of Subscribers	Number of Shares Taken by each Subscriber

Alejandro Cestero	1 (One)
For and on behalf of
WEATHERFORD INTERNATIONAL LTD.
Alpenstrasse 15, Zug 6300
Switzerland

Body Corporate

Total shares taken	1 (One)

Dated 27 day of February 2014

Witness to the above signatures:

Name: Coralie Brunet
Address: 4-6 Rue Jean François Bartholon, 1204,
Geneva, Switzerland
Occupation: Office Manager

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COMPANIES ACTS 1963 TO 2013

A PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

-of-

WEATHERFORD INTERNATIONAL PUBLIC LIMITED COMPANY

(the “Company”)

(Adopted by special resolution passed on [•] 2014)

Preliminary

1.	The regulations contained in Table A in the First Schedule to the Companies Act 1963 shall not apply to the Company.

2.

2.1	In these articles:

“1983 Act”	the Companies (Amendment) Act 1983.

“1990 Act”	means the Companies Act 1990.

“Act”	means the Companies Act 1963.

“Acts”	means the Companies Acts 1963 to 2013, and all statutory instruments which are to be read as one with, or construed, or to be read together with such Acts.

“address”	includes any number or address used for the purposes of communication, including by way of electronic mail or other electronic communication.

“Adoption Date”	has the meaning set out in article 3.3.

“Applicable Escheatment Laws”	has the meaning set out in article 162.2.

“Approved Nominee”	means a person holding shares or rights or interests in shares in the Company on a nominee basis who has been determined by the Company to be an “Approved Nominee”.

“Assistant Secretary”	means any person appointed by the Secretary or the Board from time to time to assist the Secretary.

“Auditor” or “Auditors”	means the auditor or auditors at any given time of the Company.

“Clear Days”	in relation to the period of notice to be given under these articles, that period excluding the day when the notice is given or deemed to be given and the day of the event for which it is given or on which it is to take effect.

“Covered Person”	has the meaning set out in article 161.

“electronic communication”	has the meaning given to those words in the Electronic Commerce Act 2000.

“electronic signature”	has the meaning given to those words in the Electronic Commerce Act 2000.

“Euro Deferred Shares” or “deferred ordinary shares”	means euro deferred shares of nominal value €1.00 per share (or such other nominal value as may result from any reorganisation of capital) in the capital of the Company, having the rights and being subject to the limitations set out in these articles.

“Exchange Act”	means the United States Securities Exchange Act of 1934, as amended from time to time.

“Member Associated Person”	of any member means (A) any person controlling, directly or indirectly, or acting as a “group” (as such term is used in Rule 13d-5(b) under the Exchange Act) with, such member, (B) any beneficial owner of shares of the Company owned of record or beneficially by such member and (C) any person controlling, controlled by or under common control with such Member Associated Person.

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“Merger”	means the merger of Weatherford International Ltd. (“Weatherford Switzerland”) and the Company, pursuant to a merger agreement dated as of April 2, 2014 made between Weatherford Switzerland and the Company (the “Merger Agreement”), by way of an international (cross-border) merger without liquidation of Weatherford Switzerland in compliance with, inter alia, Art. 3 et seq. Swiss Act on Merger, Demerger, Transformation and Transfer of Assets and Art. 163b, 163c and 164 Swiss Private International Law Act and also applicable laws of Ireland.

“Ordinary Resolution”	means a resolution of the Company’s members passed by a simple majority of the votes cast by such members as, being entitled to do so, voting in person, or by proxy, at a general meeting of the Company.

“Ordinary Shares” or “ordinary shares”	means ordinary shares of nominal value US$0.0001 per share (or such other nominal value as may result from any reorganisation of capital) in the capital of the Company, having the rights and being subject to the limitations set out in these articles.

“Redeemable Shares”	means redeemable shares in accordance with section 206 of the 1990 Act.

“Register”	means the register of members to be kept as required in accordance with section 116 of the Act.

“Section 81 Notice”	shall mean a notice given to a member in accordance with section 81 of the 1990 Act.

“Share”	“Share” and “share” mean, unless specified otherwise or the context otherwise requires, any share in the capital of the Company.

“Shareholder” or “the Holder” or “member”	means in relation to any share, the person whose name is entered in the Register as the holder of the share or, where the context permits, the persons whose names are entered in the Register as the joint holders of shares.

“Special Resolution”	means a special resolution of the Company’s members within the meaning of section 141 of the Act.

“the Company”	means the company whose name appears in the heading to these articles.

“the Directors” or “the Board”	means the directors from time to time and for the time being of the Company or the directors present at a meeting of the board of directors and includes any person occupying the position of director by whatever name called.

“the Office”	means the registered office from time to time and for the time being of the Company.

“the seal”	means the common seal of the Company.

“the Secretary”	means any person appointed to perform the duties of the secretary of the Company.

“the State”	means the state of Ireland.

“these articles”	means the articles of association of which this article forms part, as the same may be amended from time to time and for the time being in force.

2.2	Expressions in these articles referring to writing shall be construed, unless the contrary intention appears, as including references to printing, lithography, photography and any other modes of representing or reproducing words in a visible form except as provided in these articles and / or where it constitutes writing in electronic form sent to the Company, and the Company has agreed to its receipt in such form. Expressions in these articles referring to execution of any document shall include any mode of execution whether under seal or under hand or any mode of electronic signature as shall be approved by the Directors. Expressions in these articles referring to receipt or issuance of any electronic communications shall, be limited to receipt or issuance in such manner as the Company has approved or as set out in these articles. Notwithstanding the foregoing, all written communication by the Company and the Directors may for the purposes of these articles, to the extent permitted by law, be in electronic form.

2.3	Unless the contrary intention appears, words or expressions contained in these articles shall bear the same meaning as in the Acts or in any statutory modification thereof in force at the date at which these articles become binding on the Company.

2.4	References herein to any enactment shall mean such enactment as the same may be amended and may be from time to time and for the time being in force.

2.5	The masculine gender shall include the feminine and neuter, and vice versa, and the singular number shall include the plural, and vice versa, and words importing persons shall include firms or companies.

2.6	Reference to US$, USD, or dollars shall mean the currency of the United States of America and to €, euro, EUR or cent shall mean the currency of Ireland.

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Share capital and variation of rights

3.

3.1	The share capital of the Company is €40,000 and US$1,356,000 divided into 40,000 deferred ordinary shares of €1.00 each, and 1,356,000,000 ordinary shares of US$0.001 each.

3.2	The rights and restrictions attaching to the ordinary shares shall be as follows:

(a)	subject to the right of the Company to set record dates for the purposes of determining the identity of members entitled to notice of and / or to vote at a general meeting, the right to attend and speak at any general meeting of the Company and to exercise one vote per ordinary share held at any general meeting of the Company;

(b)	the right to participate pro rata in all dividends declared by the Company; and

(c)	the right, in the event of the Company’s winding up, to participate pro rata in the total assets of the Company.

3.3	The rights and restrictions attaching to the Euro Deferred Shares shall be as follows:

(a)	The Euro Deferred Shares shall rank pari passu with, and have the same rights, and be subject to the same restrictions, as the ordinary shares until the effective time of the Merger (as provided for in the Merger Agreement).

(b)	From the effective time of the Merger (as provided for in the Merger Agreement):

(i)	the holders of the Euro Deferred Shares shall not be entitled to receive any dividend or distribution and shall not be entitled to receive notice of, nor to attend, speak or vote at any meeting of some or all of the members of the Company; and

(ii)	on a return of assets, whether on liquidation or otherwise, the Euro Deferred Shares shall entitle the holder thereof only to the repayment of the amounts paid up on such shares after repayment of the capital paid up on the ordinary shares plus the payment of $5,000,000 on each of the ordinary shares and the holders of the Euro Deferred Shares (as such) shall not be entitled to any further participation in the assets or profits of the Company.

(c)	The special resolution passed on the date of adoption of these articles (the “Adoption Date”) shall be deemed to confer irrevocable authority on the Company at any time after the Adoption Date:

(i)	to acquire all or any of the fully paid Euro Deferred Shares otherwise than for valuable consideration in accordance with section 41(2) of the 1983 Act and without obtaining the sanction of the holders thereof;

(ii)	to appoint any person to execute on behalf of the holders of the Euro Deferred Shares remaining in issue (if any) a transfer thereof and/or an agreement to transfer the same otherwise than for valuable consideration to the Company or to such other person as the Company may nominate;

(iii)	to cancel any acquired Euro Deferred Shares; and

(iv)	pending such acquisition and/or transfer and/or cancellation to retain the certificate (if any) for such Euro Deferred Shares.

(d)	In accordance with section 43(3) of the 1983 Act the Company shall, not later than three years after any acquisition by it of any Euro Deferred Shares as aforesaid, cancel such shares (except those which, or any interest of the Company in which, it shall have previously disposed of) and reduce the amount of the issued share capital by the nominal value of the shares so cancelled and the Directors may take such steps as are requisite to enable the Company to carry out its obligations under that subsection without complying with sections 72 and 73 of the 1963 Act including passing resolutions in accordance with section 43(5) of the 1983 Act.

(e)	Neither the acquisition by the Company otherwise than for valuable consideration of all or any of the Euro Deferred Shares nor the redemption thereof nor the cancellation thereof by the Company in accordance with this article shall constitute a variation or abrogation of the rights or privileges attached to the Euro Deferred Shares, and accordingly the Euro Deferred Shares or any of them may be so acquired, redeemed and cancelled without any such consent or sanction on the part of the holders thereof. The rights conferred upon the holders of the Euro Deferred Shares shall not be deemed to be varied or abrogated by the creation of further shares ranking in priority thereto or pari passu therewith.

3.4

(a)	Subject to article 3.4(b), an ordinary share shall be automatically converted into a Redeemable Share on, and from the time of, the existence or creation of an agreement, transaction or trade (an “arrangement”) between the Company and any person pursuant to which the Company acquires, agrees to acquire, or will acquire ordinary shares, or an interest in ordinary shares, from such person. In these circumstances, the acquisition of such shares or interest in shares by the Company shall constitute the redemption of a Redeemable Share in accordance with Part XI of the 1990 Act.

(b)	The provisions of article 3.4(a) shall not apply to a particular arrangement if the board of directors of the Company resolves, prior to the existence or creation of that arrangement, that the arrangement concerned is to be treated as a purchase or acquisition of shares pursuant to article 4.2 or as otherwise permitted by the Acts (including Section 41(2) of the 1983 Act), in which case the arrangement shall be so executed as a purchase or acquisition, in accordance with article 4.2 and/ or the relevant provision(s) of the Acts, and not a redemption of shares.

4.	Subject to the provisions of Part XI of the 1990 Act and the other provisions of this article, the Company may:

4.1	pursuant to section 207 of the 1990 Act, issue any shares of the Company which are to be redeemed or are liable to be redeemed at the option of the Company or the member on such terms and in such manner as may be determined by the Company in general meeting (by Special Resolution) on the recommendation of the Directors;

4.2

subject to and in accordance with the provisions of the Acts and without prejudice to any relevant special rights attached to any class of shares pursuant to section 211 of the 1990 Act, purchase any of its own shares (including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between members or members of the same class) and may cancel any shares so purchased or hold them as treasury shares (as defined in section 209 of the 1990 Act) and may reissue any such shares as shares of any class or classes; or

4.3	pursuant to section 210 of the 1990 Act, convert any of its shares into Redeemable Shares.

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5.	Without prejudice to any special rights previously conferred on the Holders of any existing shares or class of shares, any share in the Company may be issued with such preferred or deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by Ordinary Resolution determine.

6.	If at any time the share capital is divided into different classes of shares the rights attached to any class may, whether or not the Company is being wound up, be varied or abrogated with the consent in writing of the Holders of three-fourths of the issued shares in that class, or with the sanction of a Special Resolution passed at a separate general meeting of the Holders of the shares of that class, provided that, if the relevant class of Holders has only one Holder, that person present in person or by proxy, shall constitute the necessary quorum. To every such meeting the provisions of article 51 shall apply.

7.	The rights conferred upon the Holders of the shares of any class shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares with rights ranking pari passu therewith.

8.

8.1	Subject to the provisions of these articles relating to new shares, the unissued shares of the Company shall be at the disposal of the Directors, and they may (subject to the provisions of the Acts) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interests of the Company and its members, but so that no share shall be issued at a discount save in accordance with sections 26(5) and 28 of the 1983 Act, and so that, in the case of shares offered to the public for subscription, the amount payable on application on each share shall not be less than one-quarter of the nominal amount of the share and the whole of any premium thereon.

8.2	Subject to any requirement to obtain the approval of members under any laws, regulations or the rules of any stock exchange to which the Company is subject, the Board is authorised, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board deems advisable, options to purchase or subscribe for such number of shares of any class or classes or of any series of any class as the Board may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued.

8.3	The Directors are, for the purposes of section 20 of the 1983 Act, generally and unconditionally authorised to exercise all powers of the Company to allot and issue relevant securities (as defined by the said section 20) up to the amount of Company’s authorised share capital and to allot and issue any shares purchased by the Company pursuant to the provisions of Part XI of the 1990 Act and held as treasury shares and this authority shall expire five years from the date of adoption of these articles of association.

8.4	The Directors are hereby empowered pursuant to sections 23 and 24(1) of the 1983 Act to allot equity securities within the meaning of the said section 23 for cash pursuant to the authority conferred by article 8.3 as if section 23(1) of the said 1983 Act did not apply to any such allotment. The Company may before the expiry of such authority make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities in pursuance of such an offer or agreement as if the power conferred by this paragraph had not expired.

8.5	Nothing in these articles shall preclude the Directors from recognising a renunciation of the allotment of any shares by any allottee in favour of some other person.

9.	The Company may pay commission to any person in consideration of a person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and subject to such conditions as the Directors may determine, including, without limitation, by paying cash or allotting and issuing fully or partly paid shares or any combination of the two. The Company may also, on any issue of shares, pay such brokerage as may be lawful.

10.	Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the Holder. This shall not preclude the Company from requiring the members or a transferee of shares to furnish the Company with information as to the beneficial ownership of any share when such information is reasonably required by the Company.

11.	The shares of the Company may be either represented by certificates or, if the conditions of issue of the relevant shares so provide, by uncertificated shares. Except as required by law, the rights and obligations of the Holders of uncertificated shares and the rights and obligations of the Holders of shares represented by certificates of the same class shall be identical.

12.	Any person claiming a share certificate to have been lost, destroyed or stolen, shall make an affidavit or affirmation of that fact, and if required by the Board shall advertise the same in such manner as the Board may require, and shall give the Company, its transfer agents and its registrars a bond of indemnity, in form and with one or more sureties satisfactory to the Board or anyone designated by the Board with authority to act thereon, whereupon a new certificate may be executed and delivered of the same tenor and for the same number of shares as the one alleged to have been lost, destroyed or stolen.

Disclosure of beneficial ownership

13.	If at any time the Directors are satisfied that any member, or any other person appearing to be interested in shares held by such member:

13.1	(x) has been duly served with a Section 81 Notice and is in default for the prescribed period (as defined in article 13.6(b)) in supplying to the Company the information thereby required; or (y) in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular, then the Directors may, in their absolute discretion at any time thereafter by notice (a “direction notice”) to such member direct that:

(a)	in respect of the shares in relation to which the default occurred (the “default shares”) the member shall not be entitled to attend or to vote at a general meeting either personally or by proxy or to exercise any other right conferred by membership in relation to meetings of the Company; and

(b)	where the nominal value of the default shares represents at least 0.25 per cent of the nominal value of the issued shares of the class concerned, then the direction notice may additionally direct that:

(i)	except in a liquidation of the Company, no payment shall be made of any sums due from the Company on the default shares, whether in respect of capital or dividend

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or otherwise, and the Company shall not have any liability to pay interest on any such payment when it is finally paid to the member;

(ii)	no other distribution shall be made on the default shares; and / or

(iii)	no transfer of any of the default shares held by such member shall be registered unless:

(1)	the member is not himself in default as regards supplying the information requested and the transfer when presented for registration is accompanied by a certificate by the member in such form as the Directors may in their absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer; or

(2)	the transfer is an approved transfer (as defined in article 13.6(c));

the Company shall send to each other person appearing to be interested in the shares the subject of any direction notice a copy of the notice, but the failure or omission by the Company to do so shall not invalidate such notice.

13.2	Where any person appearing to be interested in the default shares has been duly served with a direction notice or copy thereof and the default shares which are the subject of such direction notice are held by an Approved Nominee, the provisions of this article shall be treated as applying only to such default shares held by the Approved Nominee and not (insofar as such person’s apparent interest is concerned) to any other shares held by the Approved Nominee.

13.3	Where the member upon whom a Section 81 Notice is served is an Approved Nominee acting in its capacity as such, the obligations of the Approved Nominee as a member of the Company shall be limited to disclosing to the Company such information as has been recorded by it relating to any person appearing to be interested in the shares held by it.

13.4	Any direction notice shall cease to have effect:

(a)	in relation to any shares which are transferred by such member by means of an approved transfer; or

(b)	when the Directors are satisfied that such member, and any other person appearing to be interested in shares held by such member, has given to the Company the information required by the relevant Section 81 Notice.

13.5	The Directors may at any time give notice cancelling a direction notice.

13.6	For the purposes of this article:

(a)	a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a Section 81 Notice which either (a) names such person as being so interested or (b) fails to establish the identities of all those interested in the shares and (after taking into account the said notification and any other relevant Section 81 Notice) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

(b)	the “prescribed period” is 28 days from the date of service of the said Section 81 Notice unless the nominal value of the default shares represents at least 0.25 per cent of the nominal value of the issued shares of that class, when the prescribed period is 14 days from that date;

(c)	a transfer of shares is an approved transfer if but only if:

(i)	it is a transfer of shares to an offeror by way or in pursuance of acceptance of an offer made to all the Holders (or all the Holders other than the person making the offer and his nominees) of the shares in the Company to acquire those shares or a specified proportion of them; or

(ii)	the Directors are satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares the subject of the transfer to a party unconnected with the member and with other persons appearing to be interested in such shares; or

(iii)	the transfer results from a sale made through a stock exchange on which the Company’s shares are normally traded;

(d)	Nothing contained in this article shall limit the power of the Company under section 85 of the 1990 Act; and

(e)	For the purpose of establishing whether or not the terms of any notice served under this article shall have been complied with the decision of the Directors in this regard shall be final and conclusive and shall bind all persons interested.

Lien

14.	The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether immediately payable or not) called or payable at a fixed time or in accordance with the terms of issue of such share in respect of such share. The Directors may at any time declare any share to be wholly or in part exempt from the provisions of this article. The Company’s lien on a share shall extend to all dividends payable thereon.

15.	The Company may sell, in such manner as the Directors think fit, any shares on which the Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is immediately payable, nor until the expiration of 14 days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is immediately payable, has been given to the Holder for the time being of the share or the person entitled thereto by reason of his death or bankruptcy.

16.	To give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser thereof. The purchaser shall be registered as the Holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale. Where a share, which is to be sold as provided for in article 26, is held in uncertificated form, the Directors may authorise some person to do all that is necessary under the 1990 Act (Uncertificated Securities) Regulations 1996 to change such share into certificated form prior to its sale.

17.	The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is immediately payable, and the residue, if any, shall (subject to a like lien for sums not immediately payable as existed upon the shares before the sale) be paid to the person entitled to the shares at the date of the sale.

18.	Whenever any law for the time being of any country, state or place imposes or purports to impose any immediate or future or possible liability upon the Company to make any payment or empowers any government or taxing authority or government official to require the Company to make any payment in respect of any shares registered

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in the Register as held either jointly or solely by any Holder or in respect of any dividends, bonuses or other moneys due or payable or accruing due or which may become due or payable to such Holder by the Company on or in respect of any shares registered as aforesaid or for or on account or in respect of any Holder and whether in consequence of:

(a)	the death of such Holder;

(b)	the non-payment of any income tax or other tax by such Holder;

(c)	the non-payment of any estate, probate, succession, death, stamp, or other duty by the executor or administrator of such Holder or by or out of his estate; or

(d)	any other act or thing;

in every such case (except to the extent that the rights conferred upon Holders of any class of shares render the Company liable to make additional payments in respect of sums withheld on account of the foregoing):

(A)	the Company shall be fully indemnified by such Holder or his executor or administrator from all liability;

(B)	the Company shall have a lien upon all dividends and other moneys payable in respect of the shares registered in the Register as held either jointly or solely by such Holder for all moneys paid or payable by the Company in respect of such shares or in respect of any dividends or other moneys as aforesaid thereon or for or on account or in respect of such Holder under or in consequence of any such law together with interest at the rate of fifteen percent per annum thereon from the date of payment to date of repayment and may deduct or set off against such dividends or other moneys payable as aforesaid any moneys paid or payable by the Company as aforesaid together with interest as aforesaid;

(C)	the Company may recover as a debt due from such Holder or his executor or administrator wherever constituted any moneys paid by the Company under or in consequence of any such law and interest thereon at the rate and for the period aforesaid in excess of any dividends or other moneys as aforesaid then due or payable by the Company;

(D)	the Company may, if any such money is paid or payable by it under any such law as aforesaid, refuse to register a transfer of any shares by any such Holder or his executor or administrator until such money and interest as aforesaid is set off or deducted as aforesaid, or in case the same exceeds the amount of any such dividends or other moneys as aforesaid then due or payable by the Company, until such excess is paid to the Company; and

(E)	subject to the rights conferred upon the Holders of any class of shares, nothing herein contained shall prejudice or affect any right or remedy which any law may confer or purport to confer on the Company and as between the Company and every such Holder as aforesaid, his estate representative, executor, administrator and estate wheresoever constituted or situate, any right or remedy which such law shall confer or purport to confer on the Company shall be enforceable by the Company.

Calls on shares

19.	The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times or in accordance with such terms of allotment, and each member shall (subject to receiving at least 14 days notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares. A call may be revoked or postponed as the Directors may determine.

20.	A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.

21.	The joint Holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

22.	If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.

23.	Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium, shall for the purpose of these articles be deemed to be a call duly made and payable on the date on which, by the terms of issue, the same becomes payable, and in case of non-payment all the relevant provisions of these regulations as to payment of interest and expenses, forfeiture or otherwise, shall apply as if such sum had become payable by virtue of a call duly made and notified.

24.	The Directors may, on the issue of shares, differentiate between the Holders as to the amount of calls to be paid and the time of payment.

25.	The Directors may, if they think fit, receive from any member willing to advance the same all or any part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become payable) pay interest at such rate not exceeding (unless the Company in general meeting otherwise directs) fifteen per cent per annum, as may be agreed upon between the Directors and the member paying such sum in advance.

Transfer of Shares

26.

26.1	Subject to compliance with the Acts and to any applicable restrictions contained in these articles, applicable law, including U.S. securities laws, and any agreement binding on such Holder as to which the Company is aware, any Holder may transfer all or any of its shares by an instrument of transfer in the usual common form or in any other form or by any other method permissible under applicable law, as may be approved by the Directors. The instrument of transfer of any share may be executed for and on behalf of the transferor by the Secretary, Assistant Secretary or any duly authorised delegate or attorney of the Secretary or Assistant Secretary (whether an individual, a corporation or other body of persons, whether corporate or not, and whether in respect of specific transfers or pursuant to a general standing authorisation) and the Secretary or Assistant Secretary or a relevant authorised delegate shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the members in the share capital of the Company. Any document which records the name of the transferor,

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the name of the transferee, the class and number of shares agreed to be transferred and the date of the agreement to transfer shares, shall, once executed by the transferor or the Secretary or Assistant Secretary or relevant authorised delegate as agent for the transferor, be deemed to be a proper instrument of transfer for the purposes of section 81 of the Act. The transferor shall be deemed to remain the Holder of the share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the Directors so determine.

The Company, at its absolute discretion, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the Company. If stamp duty resulting from the transfer of shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to (i) seek reimbursement of the stamp duty from either the transferee or, at the Company’s sole discretion, the transferor; (ii) set-off the stamp duty against any dividends payable to the transferee of those shares; and (iii) claim a first and permanent lien on the shares on which stamp duty has been paid by the Company or its subsidiary for the amount of stamp duty paid. The Company’s lien shall extend to all dividends paid on those shares.

26.2	Notwithstanding the provisions of these articles and subject to any regulations made under section 239 of the 1990 Act, title to any shares in the Company may also be evidenced and transferred without a written instrument in accordance with section 239 of the 1990 Act or any regulations made thereunder. The Directors shall have power to permit any class of shares to be held in uncertificated form and to implement any arrangements they think fit for evidencing transfers in accordance with such regulations and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these articles with respect to the requirement for written instruments of transfer and share certificates (if any), in order to give effect to such regulations.

27.	Subject to such of the restrictions of these articles and to such of the conditions of issue of any share warrants as may be applicable, any share warrant may be transferred by instrument in writing in any usual or common form or any other form which the Directors may approve.

28.	The Directors in their absolute discretion and without assigning any reason therefor may decline to register any transfer of a share which is not fully paid. The Directors may also decline to recognise any instrument of transfer unless:

28.1	the instrument of transfer is duly stamped (if required by law) and lodged with the Company, at such place as the Directors shall appoint for the purpose, accompanied by the certificate for the shares (if any has been issued) to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer;

28.2	the instrument of transfer is in respect of only one class of share; and

28.3	they are satisfied that all applicable consents, authorisations, permissions or approvals required to be obtained pursuant to any applicable law or agreement prior to such transfer have been obtained or that no such consents, authorisations, permissions or approvals are required.

29.	If the Directors refuse to register a transfer they shall, within three months after the date on which the transfer was lodged with the Company, send to the transferee notice of the refusal.

30.	Registration of transfers may be suspended at such times and for such period, not exceeding in the whole 30 days in each year, as the Directors may from time to time determine subject to the requirements of section 121 of the Act.

31.	All instruments of transfer shall upon their being lodged with the Company remain the property of the Company and the Company shall be entitled to retain them.

Transmission of Shares

32.	In the case of the death of a member, the survivor or survivors, where the deceased was a joint Holder, and the personal representatives of the deceased where he was a sole Holder, shall be the only persons recognised by the Company as having any title to his interest in the shares; but nothing herein contained shall release the estate of a deceased joint Holder from any liability in respect of any share which had been jointly held by him with other persons. For greater certainty, where two or more persons are registered as joint Holders of a share or shares, then in the event of the death of any joint Holder or Holders the remaining joint Holder or Holders shall be absolutely entitled to the said share or shares and the Company shall recognise no claim in respect of the estate of any joint Holder except in the case of the last survivor of such joint Holders.

33.	Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as herein provided, elect either to be registered himself as Holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the shares by that member before his death or bankruptcy, as the case may be. If the person so becoming entitled elects to be registered himself, he shall deliver or send to the Company a notice in writing signed by him stating that he so elects. If he elects to have another person registered, he shall testify his election by executing to that person a transfer of the share. All the limitations, restrictions and provisions of these articles relating to the right to transfer and the registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice of transfer were a transfer signed by that member.

34.	A person becoming entitled to a share by reason of the death or bankruptcy of the Holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered Holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to the meetings of the Company, so, however, that the Directors may at any time give notice requiring such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within 60 days, the Directors may thereupon withhold payment of all dividends, bonuses or other moneys payable in respect of the share until the requirements of the notice have been complied with.

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Forfeiture of Shares

35.	If a member fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued.
36.	The notice shall name a further day (not earlier than the expiration of 14 days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that, in the event of non-payment at or before the time appointed, the shares in respect of which the call was made will be liable to be forfeited.
37.	If the requirements of any such notice as aforesaid are not complied with any shares in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.
38.	A forfeited share shall be deemed to be the property of the Company and may be sold, re-offered or otherwise disposed of either to the person who was, before the forfeiture, the Holder thereof or entitled thereto or to any other person on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.
39.	When any share has been forfeited, notice of the forfeiture shall be served upon the person who was before forfeiture the Holder of the share, but no forfeiture shall be in any manner invalidated by any omission or neglect to give such notice.
40.	A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall, notwithstanding, remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.
41.	A statutory declaration that the declarant is a Director or the Secretary, and that a share in the Company has been duly forfeited on the date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share. The Company may receive the consideration, if any, given for the share on any sale or disposition thereof and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the Holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.
42.	The provisions of these articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.
43.	The Directors may accept the surrender of any share which the Directors have resolved to have been forfeited upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it has been forfeited.
Financial assistance
44.	The Company may give any form of financial assistance which is permitted by the Acts for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in the Company’s holding company.
Alteration of Capital
45.	The Company may from time to time by Ordinary Resolution increase its authorised share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.
46.	The Company may by Ordinary Resolution:
46.1	effect a reduction in its authorized but unissued share capital by cancelling unissued shares;
46.2	consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;
46.3	subdivide its existing shares, or any of them, into shares of smaller amount than is fixed by the memorandum of association subject, nevertheless, to section 68(1)(d) of the Act;
46.4	make provision for the issue and allotment of shares which do not carry any voting rights;
46.5	cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and reduce the amount of its authorised share capital by the amount of the shares so cancelled; and
46.6	subject to applicable law, change the currency denomination of its share capital.
46.7	Where any difficulty arises in regard to any division, consolidation or sub-division under this article 46, the Directors may settle the same as they think expedient and in particular, may, on behalf of applicable Holders, arrange for the sale of the shares representing fractions and distribute the net proceeds of such sale in due proportion amongst the Holders who would have been entitled to the fractions, and for this purpose the Directors may authorise any person to execute any instruments or other documents required to transfer the shares representing fractions to the transferee. The transferee shall not be bound to see to the application of purchase money nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings related to the sale.
47.	The Company may by Special Resolution reduce its issued share capital, any capital redemption reserve fund or any share premium account in any manner and with and subject to any incident authorised, and consent required, by law.
General meetings
48.	The Company shall in each year hold a general meeting as its annual general meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it. Not more than 15 months shall elapse between the date of one annual general meeting of the Company and that of the next. Subject to section 140 of the Act, all general meetings of the Company may be held inside or outside the State.
49.	All general meetings other than annual general meetings shall be called extraordinary general meetings.
50.	The Directors may, whenever they think fit, convene an extraordinary general meeting, and extraordinary general meetings shall also be convened on such requisition, or in default may be convened by such requisitionists, as provided in section 132 of the Act.

Weatherford International Ltd. - 2014 Extraordinary General Meeting    B-12

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51.	All provisions of these articles relating to general meetings of the Company shall, mutatis mutandis, apply to every separate general meeting of the Holders of any class of shares in the capital of the Company, except that:
51.1	the necessary quorum shall be two or more persons holding or representing by proxy (whether or not such Holder actually exercises his voting rights in whole, in part or at all at the relevant general meeting) more than 50% of the total issued-voting rights of the Company’s shares, provided, however, that if the class of shares shall have only one Holder, one Holder present in person or by proxy shall constitute the necessary quorum;
51.2	any Holder of shares of the class present in person or by proxy may demand a poll; and
51.3	on a poll, each Holder of shares of the class shall have one vote in respect of every share of the class held by him.
52.	A Director shall be entitled, notwithstanding that he is not a member, to attend and speak at any general meeting and at any separate meeting of the Holders of any class of shares in the Company.
Notice of General Meetings
53.
53.1	Subject to the provisions of the Acts allowing a general meeting to be called by shorter notice, an annual general meeting, and an extraordinary general meeting called for the passing of a Special Resolution, shall be called by not less than 21 Clear Days’ notice and all other extraordinary general meetings shall be called by not less than 14 Clear Days’ notice.
53.2	Notice of every general meeting shall be given in any manner permitted by these articles to all members (other than those who, under the provisions of these articles or the terms of issue of the shares which they hold, are not entitled to receive such notice from the Company) and to each Director and to the Auditors.
53.3	Any notice convening a general meeting shall specify the time and place of the meeting and the general nature of the business to be conducted thereat and, in reasonable prominence, that a member entitled to attend and vote is entitled to appoint a proxy to attend, speak and vote in his place and that a proxy need not be a member of the Company. It shall also give particulars of any Directors who are to retire at the meeting and of any persons who are recommended by the Directors for election or re-election as Directors at the meeting or in respect of whom notice has been duly given to the Company of the intention to propose them for election or re-election as Directors at the meeting; provided that the latter requirement shall only apply where the intention to propose the person has been received by the Company in accordance with the provisions of these articles. Subject to any restrictions imposed on any shares, the notice of the meeting shall be given to all the Holders of any class of shares of the Company as of the record date set by the Directors other than shares which, under the terms of these articles or the terms of allotment of such shares, are not entitled to receive such notice from the Company, and to the Directors and the Company’s auditors.
53.4	The accidental omission to give notice of a meeting to, or, in cases where instruments of proxy are sent out without the notice, the accidental omission to send such instrument of proxy to, or the non-receipt of notice of a meeting or instrument of proxy by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.
53.5	A Holder of shares present, either in person or by proxy, at any meeting of the Company or of the Holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where required, of the purposes for which it was called.
53.6	Upon request in writing of members holding such number of shares as is prescribed by section 132 of the Act, delivered to the Office, it shall be the duty of the Directors to convene a general meeting to be held within two months from the date of the deposit of the requisition in accordance with the section 132 of the Act. If such notice is not given within two months after the delivery of such request, the requisitionists, or any one of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, but any meeting so convened shall not be held after the expiration of three months from the said date and any notice of such meeting shall be in compliance with these articles.
54.
54.1	The Directors may postpone a general meeting of the members (other than a meeting requisitioned by a member in accordance with section 132 of the Act or where the postponement of which would be contrary to the Acts or a court order pursuant to the Acts) after it has been convened, and notice of such postponement shall be served in accordance with article 53 upon all members entitled to notice of the meeting so postponed setting out, where the meeting is postponed to a specific date, notice of the new meeting in accordance with article 53.
54.2	The Directors may cancel a general meeting of the members (other than a meeting requisitioned by a member in accordance with section 132 of the Act or where the cancellation of which would be contrary to the Acts or a court order pursuant to the Acts) after it has been convened, and notice of such cancellation shall be served in accordance with article 53 upon all members entitled to notice of the meeting so cancelled.
Proceedings at General Meetings
55.	No business shall be transacted at any general meeting unless a quorum is present at the time when the meeting proceeds to business. Except as otherwise provided in these articles, a quorum shall be two or more persons holding or representing by proxy (whether or not such Holder actually exercises his voting rights in whole, in part or at all at the relevant general meeting) more than 50% of the total issued voting rights of the Company’s shares, provided that if the Company has only one member, one member present in person or by proxy shall constitute a quorum. Abstentions and broker non-votes will be counted as present for purposes of determining whether there is a quorum.
56.	If within five minutes from the time appointed for a general meeting (or such longer interval as the chairman of the meeting may think fit to allow) a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved. In any other case it shall stand adjourned to such other day and such other time and place as the chairman of the meeting shall determine. The Company shall give not less than five days’ notice of any meeting adjourned through want of a quorum.
57.	A meeting of the members or any class thereof may be held by means of such telephone, electronic or other communication facilities (including, without limitation of the foregoing, by telephone or video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence at such meeting.

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58.	No business may be transacted at a meeting of members, other than business that is either proposed by or at the direction of the Directors; proposed at the direction of the High Court of Ireland; proposed on the requisition in writing of such number of members as is prescribed by, and is made in accordance with, the relevant provisions of the Acts and, in respect of an annual general meeting only, these articles; or the chairman of the meeting determines in his absolute and sole discretion that the business may properly be regarded as within the scope of the meeting. For business or nominations to be properly brought by a member at any general meeting, the member proposing such business must be a Holder of record at the time of giving of the notice provided for in articles 53 and 54 and must be entitled to vote at such meeting and any proposed business must be a proper matter for member action.
59.
59.1	Subject to the Acts, a resolution may only be put to a vote at a general meeting of the Company if:
(a) it is specified in the notice of the meeting; or
(b) it is otherwise properly brought before the meeting by the chairman of the meeting or by or at the direction of the Board; or
(c) it is proposed at the direction of a court of competent jurisdiction; or
(d) it is proposed with respect to an extraordinary general meeting in the requisition in writing for such meeting made by such number of members as is prescribed by (and such requisition in writing is made in accordance with) section 132 of the Act; or
(e) in the case of an annual general meeting, it is proposed in accordance with articles 68 to 72; or
(f) it is proposed in accordance with article 116; or
(g) the chairman of the meeting in his discretion decides that the resolution may properly be regarded as within the scope of the meeting.
60.	No amendment may be made to a resolution at or before the time when it is put to a vote unless the chairman of the meeting in his absolute discretion decides that the amendment or the amended resolution may properly be put to a vote at that meeting.
61.	If the chairman of the meeting rules a resolution or an amendment to a resolution admissible or out of order, as the case may be, the proceedings of the meeting or on the resolution in question shall not be invalidated by any error in his ruling. Any ruling by the chairman of the meeting in relation to a resolution or an amendment to a resolution shall be final and conclusive, subject to any subsequent order by a court of competent jurisdiction.
62.	The Chairman, if any, of the Board, shall preside as chairman at every meeting of the Company, or if there is no such Chairman, or if he is not present within fifteen minutes after the time appointed for the holding of the meeting or is unwilling to act, the Directors present shall elect one of their number to be chairman of the meeting.
63.	If at any meeting no Director is willing to act as chairman of the meeting or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the members present shall choose one of their number to be chairman of the meeting.
64.	The chairman of the meeting may, with the consent of any meeting at which a quorum is present, and shall if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for three months or more, notice of the adjourned meeting shall be given as in the case of the original meeting. Save as aforesaid, it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.
65.	The Board may, and at any general meeting or meeting of a class of members, the chairman of such meeting may, make any arrangement and impose any requirement or restriction it or he considers appropriate to ensure the security of the meeting including, without limitation, requirements for evidence of identity to be produced by those attending the meeting, the searching of their personal property and the restriction of items that may be taken into the meeting place. The Board and, at any general meeting or meeting of a class of members, the chairman of such meeting, is entitled to refuse entry to a person who refuses to comply with any such arrangements, requirements or restrictions.
66.
66.1	The Board may make such arrangements as it considers appropriate to enable the members to participate in any general meeting by means of two-way, audio-visual electronic facilities, so as to permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously, and participation in such a meeting shall constitute presence in person at such meeting.
66.2	The Board may, and at any general meeting or meeting of a class of members, the chairman of such meeting may make any arrangement and impose any requirement as may be reasonable for the purpose of verifying the identity of members participating by way of electronic facilities, as described in article 66.1.
67.	Subject to section 141 of the Act and the requirements of the Acts, anything which may be done by resolution in general meeting may, without a meeting and without any previous notice being required, be done by resolution in writing, signed by all of the members entitled generally to vote at general meetings who at the date of the resolution in writing would be entitled to attend a meeting and vote on the resolution and if described as a Special Resolution shall be deemed to be a Special Resolution or a Special Resolution of the class, as applicable. Such resolution in writing may be signed in as many counterparts as may be necessary. This article 67 shall not apply to those matters required by the Acts to be carried out in a meeting.
67.1	For the purposes of any written resolution under this article 67, the date of the resolution in writing is the date when the resolution is signed by, or on behalf of, the last Shareholder to sign and any reference in any enactment to the date of passing of a resolution is, in relation to a resolution in writing made in accordance with this article 67, a reference to such date.
67.2	A resolution in writing made in accordance with this article 67 is as valid as if it had been passed by the Company in general meeting.
Advance notice of member business and nominations for Annual General Meetings
68.	In addition to any other applicable requirements, for business or nominations to be properly brought before an annual general meeting by a member, such member must have given timely notice thereof in proper written form to the Secretary of the Company.
69.	To be timely for an annual general meeting, a member’s notice to the Secretary as to the business or nominations to be brought before the meeting must be delivered to or mailed and received at the Office not less than 60 calendar days nor more than 90 calendar days before the first anniversary of the notice convening the Company’s annual general meeting for the prior year (and in

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the case of the Company’s first annual general meeting, references to the preceding year’s annual general meeting shall be to the annual meeting of Weatherford International Ltd. in that preceding year); provided, however, that in the event that less than 70 days’ notice or prior public disclosure of the date of the meeting is given or made to members, notice by the member must be so delivered not later than the close of business on the 15th calendar day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment or postponement of an annual general meeting commence a new time period (or extend any time period) for the giving of a member’s notice as described in articles 70 and 71.
70.	A member’s notice to the Secretary must set forth as to each matter such member proposes to bring before the meeting:
70.1	a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and if such business includes a proposal to amend the articles of the Company, the text of the proposed amendment) and the reasons for conducting such business at the meeting;
70.2	as to the member giving the notice:
	(a)	the name and address, as they appear in the Register, of such member and any Member Associated Person covered by clauses (b) and (c) below;
	(b)	(A) the class and number of shares of the Company which are held of record or are beneficially owned by the member and by any Member Associated Person with respect to the Company’s securities; (B) a description of any agreement, arrangement or understanding in connection with the proposal of such business between or among such member and any Member Associated Person, any of their respective affiliates or associates, and any others (including their names) acting as a “group” (as such term is used in Rule 13d-5(b) under the Exchange Act) with any of the foregoing; (C) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned securities) that has been entered into, the effect or intent of which is to mitigate loss to, manage risk or benefit from share price changes for, or increase or decrease the voting power of, such member or such Member Associated Person, with respect to shares of the Company; (D) a representation that the member is a Holder of not less than 862,069 ordinary shares of the Company (either of record or beneficially) entitled to vote at such meeting and that the member intends to appear in person or by proxy at the meeting to propose such business; (E) a representation whether the member or the Member Associated Person, if any, intends or is part of a group which intends (x) to deliver a proxy statement and / or form of proxy to Holders of at least the percentage of the Company’s outstanding shares required to adopt the proposal and / or (y) otherwise to solicit proxies from members in support of such proposal. If requested by the Company, the information required under clauses (A), (B) and (C) of the preceding sentence shall be supplemented by such member and any Member Associated Person not later than ten days after the later of the record date for the meeting or the date notice of the record date is first publicly disclosed to disclose such information as of the record date; and
	(c)	any material interest of the member or any Member Associated Person in such business.
The chairman of the meeting shall have the power and duty to determine whether any business proposed to be brought before the meeting was made or proposed in accordance with the procedures set forth in this article, and if any proposed business is not in compliance with this article, to declare that such defective proposal shall be disregarded. The chairman of such meeting shall, if the facts reasonably warrant, refuse to acknowledge that a proposal that is not made in compliance with the procedure specified in this article, and any such proposal not properly brought before the meeting, be considered.
71.
71.1	A member’s notice to the Secretary must set forth:
	(a)	as to each person whom the member proposes to nominate for election as a Director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as nominee and to serving as director if elected); and
	(b)	the name and address, as they appear in the Register, of such member and any Member Associated Person covered by clause (b) below; and
	(c)	(A) the class and number of shares of the Company which are held of record or are beneficially owned by the member and by any Member Associated Person with respect to the Company’s securities; (B) a description of any agreement, arrangement or understanding in connection with the nomination between or among such member and any Member Associated Person, any of their respective affiliates or associates, and any others (including their names) acting as a “group” (as such term is used in Rule I3d-5(b) under the Exchange Act) with any of the foregoing; (C) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions, and borrowed or loaned securities) that has been entered into as of the date of the member’s notice by, or on behalf of, such member and any Member Associated Person, the effect or intent of which is to mitigate loss to, manage risk or benefit from share price changes for, or increase or decrease the voting power of, such member or such Member Associated Person, with respect to shares of the Company; (D) a representation that the member is a Holder of not less than 862,069 ordinary shares of the Company (either of record or beneficially) entitled to vote at such meeting and that the member intends to appear in person or by proxy at the meeting to propose such nomination; (E) a representation whether the member or the Member Associated Person, if any, intends or is part of a group which intends (x) to deliver a proxy statement and / or form of proxy to Holders of at least the percentage of the Company’s outstanding shares required to adopt the proposal and / or (y) otherwise to solicit proxies from members in support of such proposal. If requested by the Company, the information required under clauses (A), (B) and (C) of the preceding sentence shall be supplemented by such member and any Member Associated Person not later than ten days after the later of the record date for the meeting or the date notice of the record date is first publicly disclosed to disclose such information as of the record date.

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71.2	The Company may require any proposed nominee to furnish such other information as it may reasonably require, including the completion of any questionnaires to determine the eligibility of such proposed nominee to serve as a Director of the Company and the impact that such service would have on the ability of the Company to satisfy the requirements of laws, rules, regulations and listing standards applicable to the Company or its Directors.
71.3	The chairman of the meeting shall have the power and duty to determine whether a nomination to be brought before the meeting was made or proposed in accordance with the procedures set forth in this article, and if any proposed nomination is not in compliance with this article, to declare that such defective nomination shall be disregarded. The chairman of such meeting shall, if the facts reasonably warrant, refuse to acknowledge a nomination that is not made in compliance with the procedure specified in this article, and any such nomination not properly brought before the meeting shall not be considered.
72.	Notwithstanding the foregoing provisions of articles 70 and 71, unless otherwise required by law, if the member (or a qualified representative of the member) does not appear at the annual general meeting to present a nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Company. For purposes of articles 70 and 71, to be considered a qualified representative of the member, a person must be a duly authorized officer, manager or partner of such member or must be authorized by a writing executed by such member or an electronic transmission delivered by such member to act for such member as proxy at the meeting of member and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the general meeting of members.
73.	In addition, if the member intends to solicit proxies from the members of the Company, such member shall notify the Company of this intent in accordance with Rule 14a-4 and / or Rule 14a-8 under the Exchange Act. Any references in these articles to the Exchange Act or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to member nominations or proposals as to any other business to be considered pursuant to these articles and compliance with these articles shall be the exclusive means for a member to make nominations or submit proposals for any other business to be considered at an annual general meeting (other than matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, or any successor rule). Nothing in these articles shall be deemed to affect any rights of members to request inclusion of proposals in the Company’s proxy statement pursuant to applicable rules and regulations under the Exchange Act.
Voting, proxies and corporate representatives
74.	Except where a greater majority is required by the Acts or these articles, any question, business or resolution proposed at any general meeting shall be decided by an Ordinary Resolution.
75.	Subject to any rights or restrictions attached to any class of shares, at any meeting of the Company, each member present in person shall be entitled to one vote on any question to be decided on a show of hands and each member in person or by proxy shall be entitled on a poll to one vote for each share held by him.
76.	At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is (before or on the declaration of the result of the show of hands) demanded by:
76.1	the chairman of the meeting; or
76.2	by at least three members present in person or represented by proxy; or
76.3	by any member or members present in person or represented by proxy and representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting; or
76.4	by a member or members holding shares in the Company conferring the right to vote at the meeting being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right.
Unless a poll is so demanded, a declaration by the chairman of the meeting that a resolution has, on a show of hands, been carried or carried unanimously, or by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.
The demand for a poll may be withdrawn.
77.	Except as provided in article 78, if a poll is duly demanded it shall be taken in such manner as the Chairman directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded.
78.	A poll demanded on the election of the Chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the Chairman of the meeting directs, and any business other than that on which a poll has been demanded may be proceeded with pending the taking of the poll.
79.	When there are joint Holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint Holders; and for this purpose, seniority shall be determined by the order in which the names stand in the Register.
80.	A member of unsound mind, or in respect of whom an order has been made by any court having jurisdiction (whether in Ireland or elsewhere) in matters concerning mental disorder, may vote, whether on a show of hands or on a poll, by his committee, receiver, guardian or other person appointed by that court and any such committee, receiver, guardian or other person may vote by proxy on a show of hands or on a poll. Evidence to the satisfaction of the Directors of the authority of the person claiming to exercise the right to vote shall be received at the Office or at such other address as is specified in accordance with these articles for the receipt of appointments of proxy, not less than 48 hours before the time appointed for holding the meeting or adjourned meeting at which the right to vote is to be exercised and in default the right to vote shall not be exercisable.
81.	No member shall be entitled to vote at any general meeting unless any calls or other sums immediately payable by him in respect of shares in the Company have been paid.
82.	No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes. Any such objection made in due time shall be referred to the Chairman of the meeting, whose decision shall be final and conclusive.
83.	A Holder entitled to more than one vote on a poll need not use all his votes or cast all the votes he uses in the same way.
84.	If:
84.1	any objection shall be raised as to the qualification of any voter; or

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84.2	any votes have been counted which ought not to have been counted or which might have been rejected; or
84.3

any votes are not counted which out to have been counted,

the objection or error shall not vitiate the decision of the meeting or adjourned meeting on any resolution unless the same is raised or pointed out at the meeting or, as the case may be, the adjourned meeting at which the vote objected to is given or tendered or at which the error occurs. Any objection or error shall be referred to the chairman of the meeting and shall only vitiate the decision of the meeting on any resolution if the chairman decides that the same may have affected the decision of the meeting. The decision of the chairman on such matters shall be final and conclusive.

85.	Votes may be given either personally or by proxy.
86.
86.1	Every member entitled to attend and vote at a general meeting may appoint a proxy to attend, speak and vote on his behalf and may appoint more than one proxy to attend, speak and vote at the same meeting. The appointment of a proxy shall be in any form which the Directors may approve and, if required by the Company, shall be signed by or on behalf of the appointor. In relation to written proxies, a body corporate may sign a form of proxy under its common seal or under the hand of a duly authorised officer thereof or in such other manner as the Directors may approve. A proxy need not be a member of the Company. The appointment of a proxy in electronic or other form shall only be effective in such manner as the Directors may approve.
86.2	Without limiting the foregoing, the Directors may from time to time permit appointments of a proxy to be made by means of a telephonic, an electronic or internet communication or facility and may in a similar manner permit supplements to, or amendments or revocations of, any such telephonic, electronic or internet communication or facility to be made. The Directors may in addition prescribe the method of determining the time at which any such telephonic, electronic or internet communication or facility is to be treated as received by the Company. The Directors may treat any such telephonic, electronic or Internet communication or facility which purports to be or is expressed to be sent on behalf of a Holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that Holder.
87.	Any body corporate which is a member of the Company may authorise such person as it thinks fit to act as its representative at any meeting of the Company or of any class of members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were an individual member of the Company. The Company may require evidence from the body corporate of the due authorisation of such person to act as the representative of the relevant body corporate.
88.	An appointment of proxy relating to more than one meeting (including any adjournment thereof) having once been received by the Company for the purposes of any meeting shall not require to be delivered, deposited or received again by the Company for the purposes of any subsequent meeting to which it relates.
89.	Receipt by the Company of an appointment of proxy in respect of a meeting shall not preclude a member from attending and voting at the meeting or at any adjournment thereof. An appointment proxy shall be valid, unless the contrary is stated therein, as well for any adjournment of the meeting as for the meeting to which it relates. A standing proxy shall be valid for all meetings and adjournments thereof or resolutions in writing, as the case may be, until notice of revocation is received by the Company. Where a standing proxy exists, its operation shall be deemed to have been suspended at any meeting or adjournment thereof at which the Holder is present or in respect to which the Holder has specially appointed a proxy. The Directors may from time to time require such evidence as it shall deem necessary as to the due execution and continuing validity of any standing proxy and the operation of any such standing proxy shall be deemed to be suspended until such time as the Directors determine that they have received the requested evidence or other evidence satisfactory to it.
90.	A vote given or poll demanded in accordance with the terms of an appointment of proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the death or insanity of the principal, or the revocation of the appointment of proxy or of the authority under which the proxy was appointed or of the resolution authorising the representative to act or transfer of the share in respect of which the proxy was appointed or the authorisation of the representative to act was given, provided that no intimation in writing (whether in electronic form or otherwise) of such death, insanity, revocation or transfer shall have been received by the Company at the Office, at least one hour before the commencement of the meeting or adjourned meeting at which the appointment of proxy is used or at which the representative acts PROVIDED HOWEVER, that where such intimation is given in electronic form it shall have been received by the Company at least 24 hours (or such lesser time as the Directors may specify) before the commencement of the meeting.
91.	The Directors may send, at the expense of the Company, by post, electronic mail or otherwise, to the members forms for the appointment of a proxy (with or without stamped envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative.
92.	The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll.
Directors
93.	The number of Directors shall (subject to: (a) automatic increases to accommodate the exercise of the rights of Holders of any class or series of shares then in issue having special rights to nominate or appoint Directors in accordance with the terms of issue of such class or series of shares; and / or (b) any resolution passed in accordance with article 119) not be less than three nor more than fourteen. The authorised number of directors (within such fixed maximum and fixed minimum numbers) shall be determined by the Board. The continuing Directors may act notwithstanding any vacancy in their body, provided that if the number of the Directors is reduced below the prescribed number the remaining Director or Directors shall appoint forthwith an additional Director or additional Directors to make up such minimum or shall convene a general meeting of the Company for the purpose of making such appointment.
94.	Each Director shall be entitled to receive such fees and/or other remuneration for his services as a Director, if any, as the Board may from time to time determine. Each Director shall be paid all expenses properly and reasonably incurred by him in the conduct of the Company’s business or in the discharge of his duties as a Director, including his reasonable travelling, hotel and incidental expenses in attending and returning from meetings of the Board or any committee of the Board or general meetings.

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95.	The Board may from time to time determine that, subject to the requirements of the Acts, all or part of any fees or other remuneration payable to any Director of the Company shall be provided in the form of shares or other securities of the Company or any subsidiary of the Company, or options or rights to acquire such shares or other securities, on such terms as the Board may decide.
96.	If any Director shall be called upon to perform extra services which in the opinion of the Directors are outside the scope of the ordinary duties of a Director, the Company may remunerate such Director either by a fixed sum or by a percentage of profits or otherwise as may be determined by a resolution passed at a meeting of the Directors and such remuneration may be either in addition to or in substitution for any other remuneration to which he may be entitled as a Director.
97.	No shareholding qualification for Directors shall be required. A Director who is not a member of the Company shall nevertheless be entitled to attend and speak at general meetings.
98.	Unless the Company otherwise directs, a Director of the Company may be or become a Director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as Holder or otherwise, and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a Director or officer of, or from his interest in, such other company.
Borrowing powers
99.	Subject to Part III of the 1983 Act, the Directors may exercise all the powers of the Company to borrow or raise money, and to mortgage or charge its undertaking, property, assets and uncalled capital or any part thereof and to issue or enter into indentures, debentures, debenture stock, guarantees and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or of any third party, without any limitation as to amount.
Powers and duties of the Directors
100.	Subject to the provisions of the Acts and these articles, the Board shall manage the business and affairs of the Company and may exercise all of the powers of the Company as are not required by the Acts or by these articles to be exercised by the Company in general meeting. No alteration of these articles shall invalidate any prior act of the Board which would have been valid if that alteration had not been made. The powers given by this article shall not be limited by any special power given to the Board by these articles and, except as otherwise expressly provided in these articles, a meeting of the Board at which a quorum is present shall be competent to exercise all of the powers, authorities and discretions vested in or exercisable by the Board.
101.	The Directors may from time to time and at any time by power of attorney or otherwise (including by a duly passed resolution) appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the Directors under these articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.
102.	The Company may exercise the powers conferred by section 41 of the Act with regard to having an official seal for use abroad and such powers shall be vested in the Directors.
103.	A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors in accordance with section 194 of the Act.
104.
104.1	A Director who to his knowledge is in any way, whether directly or indirectly, interested in a contract or proposed contract, transaction or arrangement with the Company and has complied with the Acts and these articles with regard to disclosure of his interest shall be entitled to vote in respect of any contract, transaction or arrangement in which he is so interested and if he shall do so his vote shall be counted, and he shall be taken into account in ascertaining whether a quorum is present, but the resolution with respect to the contract, transaction or arrangement will fail unless it is approved by a majority of the disinterested Directors voting on the resolution.
104.2	Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such case each of the Directors concerned shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.
104.3	For the purposes of this article, an interest of a person who is the spouse or a minor child of a Director shall be treated as an interest of the Director.
104.4	The Company by Ordinary Resolution may suspend or relax the provisions of this article to any extent or ratify any transaction not duly authorised by reason of a contravention of this article.
105.	A Director may hold and be remunerated in respect of any other office or place of profit under the Company or any other company in which the Company may be interested (other than the office of auditor of the Company or any subsidiary thereof) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine, and no Director or intending Director shall be disqualified by his office from contracting or being interested, directly or indirectly, in any contract or arrangement with the Company or any such other company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise nor shall any Director so contracting or being so interested be liable to account to the Company for any profits and advantages accruing to him from any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.
106.	So long as, where it is necessary, a Director declares the nature of his interest at the first opportunity at a meeting of the Board or by writing to the Directors, a Director shall not by reason of his office be accountable to the Company for any benefit which he derives from any office or employment to which these articles allow him to be appointed or from any transaction or arrangement in which these articles allow him to be interested, and no such transaction or arrangement shall be liable to be avoided on the ground of any interest or benefit.
107.	To the maximum extent permitted from time to time under the laws of Ireland, the Company renounces any interest or expectancy of the Company in, or in being offered an opportunity to participate in,

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business opportunities that are from time to time presented to its Directors, officers or members or the affiliates of the foregoing, except as may otherwise be provided in a written agreement to which any of such Directors, officers or members or their respective affiliates are bound. No amendment or repeal of this article shall apply to or have any effect on the liability or alleged liability of any such Director, officer or member or affiliate of the Company for or with respect to any opportunities of which such Director, officer or member or affiliate becomes aware prior to such amendment or repeal.
108.	The Directors may exercise the voting powers conferred by shares of any other company held or owned by the Company in such manner in all respects as they think fit and in particular they may exercise their voting powers in favour of any resolution appointing the Directors or any of them as Directors or officers of such other company or providing for the payment of remuneration or pensions to the Directors or officers of such other company.
109.	Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director, but nothing herein contained shall authorise a Director or his firm to act as auditor for the Company.
110.	All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by such person or persons and in such manner as the Directors shall from time to time by resolution determine.
111.	The Directors shall cause minutes to be made in books provided for the purpose:
111.1	of all appointments of officers made by the Directors;
111.2	of the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and
111.3	of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.
112.	The Directors, on behalf of the Company, may procure the establishment and maintenance of or participate in, or contribute to any non-contributory or contributory pension or superannuation fund, scheme or arrangement or life assurance scheme or arrangement for the benefit of, and pay, provide for or procure the grant of donations, gratuities, pensions, allowances, benefits or emoluments to any persons (including Directors or other officers) who are or shall have been at any time in the employment or service of the Company or of any company which is or was a subsidiary of the Company or of the predecessor in business of the Company or any such subsidiary or holding Company and the wives, widows, families, relatives or dependents of any such persons. The Directors may also procure the establishment and subsidy of or subscription to and support of any institutions, associations, clubs, funds or trusts calculated to be for the benefit of any such persons as aforesaid or otherwise to advance the interests and wellbeing of the Company or of any such other Company as aforesaid, or its members, and payments for or towards the insurance of any such persons as aforesaid and subscriptions or guarantees of money for charitable or benevolent objects or for any exhibition or for any public, general or useful object. Any Director shall be entitled to retain any benefit received by him under this article, subject only, where the Acts require, to disclosure to the members and the approval of the Company in general meeting.
Disqualification of Directors
113.	The office of a Director shall be vacated ipso facto if the Director:
113.1	is restricted or disqualified to act as a Director under the provisions of Part VII of the 1990 Act; or
113.2	resigns his office by notice in writing to the Company or in writing offers to resign and the Directors resolve to accept such offer; or
113.3	is removed from office under article 120.
Appointment, retirement and removal of Directors
114.	At each annual general meeting of the Company, all the Directors shall retire from office and be re-eligible for re-election.
115.	Upon the resignation or termination of office of any Director, if a new Director shall be appointed to the Board he will be designated to fill the vacancy arising.
116.
116.1	No person shall be appointed a Director, unless nominated in accordance with the provisions of this article 116. Nominations of persons for appointment as Directors may be made:
(a) by the affirmative vote of two-thirds of the Board; or
(b) with respect to election at an annual general meeting, by any member who holds Ordinary Shares or other shares carrying the general right to vote at general meetings of the Company, who is a member at the time of the giving of the notice provided for in article 68 and at the time of the relevant annual general meeting, and who timely complies with the notice procedures set forth in articles 69 to 72; or
(c) with respect to election at an extraordinary general meeting requisitioned in accordance with section 132 of the Act, by a member or members who hold Ordinary Shares or other shares carrying the general right to vote at general meetings of the Company and who make such nomination in the written requisition of the extraordinary general meeting and in compliance with the other provisions of these articles and the Acts relating to nominations of Directors and the proper bringing of business before an extraordinary general meeting; or
(d) by Holders of any class or series of shares in the Company then in issue having special rights to nominate or appoint Directors in accordance with the terms of issue of such class or series, but only to the extent provided in such terms of issue, (sub-clauses (b), (c) and (d) being the exclusive means for a member to make nominations of persons for election to the Board).
116.2	For nominations of persons for election as Directors at an extraordinary general meeting to be in proper written form, a member’s notice must comply with the requirements outlined in articles 70 and 71.
116.3	The determination of whether a nomination of a candidate for election as a Director of the Company has been timely and properly brought before such meeting in accordance with this article 116 will be made by the Chairman. If the Chairman determines that any nomination has not been timely and properly brought before such meeting, he or she will so declare to the meeting and such defective nomination will be disregarded.
117.	A retiring Director shall be eligible to be nominated for re-election at an annual general meeting.

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118.	If a Director stands for re-election, he shall be deemed to have been re-elected, unless at such meeting the Ordinary Resolution for the re-election of such Director has been defeated.
119.	The Company may from time to time by Ordinary Resolution increase or reduce the maximum number of Directors.
120.	The Company may, by Ordinary Resolution, of which extended notice has been given in accordance with section 142 of the Act, remove any Director before the expiration of his period of office notwithstanding anything in these articles or in any agreement between the Company and such Director. Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.
121.	The Directors may appoint a person who is willing to act to be a Director, either to fill a vacancy or as an additional Director, provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with these articles as the maximum number of Directors.
122.	The Company may by Ordinary Resolution elect another person in place of a Director removed from office under article 120; and without prejudice to the powers of the Directors under article 121 the Company in general meeting may elect any person to be a Director either to fill a vacancy or an additional Director, subject to the maximum number of Directors set out in article 93.
Officers
123.
123.1	The Board may elect a chairman of the Board and determine the period for which he is to hold office and may appoint any person (whether or not a Director) to fill the position of chief executive officer (who may be the same person as the chairman of the Board). The chairman of the Board shall vacate that office if he vacates his office as a Director (otherwise than by the expiration of his term of office at a general meeting of the Company at which he is re-appointed).
123.2	The Board may from time to time appoint one or more of its body to hold any office or position with the Company for such period and on such terms as the Board may determine and may revoke or terminate any such appointment. Any such revocation or termination shall be without prejudice to any claim for damages that such Director may have against the Company or the Company may have against such Director for any breach of any contract of service between him and the Company that may be involved in such revocation or termination or otherwise. Any person so appointed shall receive such remuneration, if any (whether by way of salary, commission, participation in profits or otherwise), as the Board may determine.
123.3	In addition, the Board may appoint any person, whether or not he is a Director, to hold such executive or official position (except that of Auditor) as the Board may from time to time determine. The same person may hold more than one office or executive or official position.
123.4	Any person elected or appointed pursuant to this article 123 shall hold his office or other position for such period and on such terms as the Board may determine and the Board may revoke or vary any such election or appointment at any time by resolution of the Board. Any such revocation or variation shall be without prejudice to any claim for damages that such person may have against the Company or the Company may have against such person for any breach of any contract of service between him and the Company which may be involved in such revocation or variation. If any such office or other position becomes vacant for any reason, the vacancy may be filled by the Board.
123.5	Except as provided in the Acts or these articles, the powers and duties of any person elected or appointed to any office or executive or official position pursuant to this article 123 shall be such as are determined from time to time by the Board.
124.	The use or inclusion of the word “officer” (or similar words) in the title of any executive or other position shall not be deemed to imply that the person holding such executive or other position is an “officer” of the Company within the meaning of the Acts.
125.	The Secretary (including one or more deputy or assistant secretaries) shall be appointed by the Directors at such remuneration (if any) and upon such terms as it may think fit and any Secretary so appointed may be removed by the Directors.
125.1	It shall be the duty of the Secretary to make and keep records of the votes, doings and proceedings of all meetings of the members and Board of the Company, and of its committees, and to authenticate records of the Company.
125.2	A provision of the Acts or these articles requiring or authorising a thing to be done by or to a Director and the Secretary shall not be satisfied by its being done by or to the same person acting both as Director and as, or in place of, the Secretary.
Proceedings of Directors
126.
126.1	The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they may think fit. The quorum necessary for the transaction of the business of the Directors shall be the greater of two Directors and not less than one-third of the total number of Directors. Questions arising at any meeting shall be decided by a majority of votes. Each director present and voting shall have one vote.
126.2	Any Director may participate in a meeting of the Directors by means of telephonic or other similar communication whereby all persons participating in the meeting can hear each other speak, and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting and any director may be situated in any part of the world for any such meeting.
126.3	A meeting of the Directors or any committee appointed by the Directors may be held by means of such telephone, electronic or other communication facilities (including, without limiting the foregoing, by telephone or by video conferencing) as permit all persons participating in the meeting to communicate with each other simultaneously and instantaneously and participation in such a meeting shall constitute presence in person at such meeting. Such a meeting shall be deemed to take place where the largest group of those Directors participating in the meeting is physically assembled, together, or, if there is no such group, where the call is initiated.
127.	The Chairman or any two Directors may, and the Secretary shall on the requisition of the Chairman or any two Directors, at any time summon a meeting of the Directors.
128.	The Directors may act notwithstanding any vacancy in their number but, if and so long as their number is reduced below the number fixed by or pursuant to these articles as the necessary quorum of Directors, the Directors may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company but for no other purpose.

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129.	The Board may from time to time designate committees of the Board, with such powers and duties as the Board may decide to confer on such committees, and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Adequate provision shall be made for notice to members of all meetings of committees; a majority of the members shall constitute a quorum unless the committee shall consist of one or two members, in which event one member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committees.
130.	A committee may elect a chairman of its meeting. If no such chairman is elected, or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be chairman of the meeting.
131.	All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.
132.	Notwithstanding anything in these articles or in the Acts which might be construed as providing to the contrary, notice of every meeting of the Directors shall be given to all Directors either by mail not less than 48 hours before the date of the meeting, by telephone, email, or any other electronic means on not less than 24 hours’ notice, or on such shorter notice as person or persons calling such meeting may deem necessary or appropriate and which is reasonable in the circumstances. Any director may waive any notice required to be given under these articles, and the attendance of a director at a meeting shall be deemed to be a waiver by such Director.
133.	Resolutions of the Directors or a committee of Directors may be passed without a meeting by way of a resolution or other document in writing (in electronic form or otherwise) signed (whether by electronic signature, advanced electronic signature or otherwise as approved by the Directors) by the majority of all Directors or, in the case of a committee of Directors, signed by all members of such committee; provided that no Director or member of such committee requests oral deliberations. Such written resolution of the Directors or, as the case may be, a committee of Directors, shall be as valid as if it had been passed at a meeting of Directors or, as the case may be, a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors, and such resolution or other document or documents when duly signed may be delivered or transmitted (unless the Directors shall otherwise determine either generally or in any specific case) by facsimile transmission, electronic mail or some other similar means of transmitting the contents of documents.
Rights plan
134.	Subject to applicable law, the Board is hereby expressly authorised to adopt any shareholder rights plan or similar plan, agreement or arrangement pursuant to which, under circumstances provided therein, some or all members will have rights to acquire Shares or interests in Shares at a discounted price, upon such terms and conditions as the Board deems expedient and in the best interests of the Company.
The seal
135.	The Company, in accordance with article 102, may have for use in any territory outside Ireland one or more additional Seals, each of which shall be a duplicate of the Seal with or without the addition on its face of the name of one or more territories, districts or places where it is to be used and a securities seal as provided for in the Companies (Amendment) Act 1977.
136.	Any Authorised Person may affix the Seal of the Company over his signature alone to any document of the Company required to be authenticated or executed under Seal. Subject to the Acts, any instrument to which a Seal is affixed shall be signed by one or more Authorised Persons. As used in this article 136, “Authorised Person” means (i) any Director, the Secretary or any Assistant Secretary, and (ii) any other person authorised for such purpose by the Board from time to time (whether, in the case of this clause (ii), identified individually or collectively and whether identified by name, title, function or such other criteria as the Board may determine).
Dividends and reserves
137.	The Company in general meeting may declare dividends, but no dividends shall exceed the amount recommended by the Directors.
138.	The Directors may from time to time declare payment to the members of such interim dividends to the extent that the declaration of such dividends appears to the Directors to be justified by the profits of the Company.
139.	No dividend or interim dividend shall be paid otherwise than in accordance with the provisions of Part IV of the 1983 Act.
140.	The Directors may, before recommending any dividend, set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied and pending such application may at the like discretion either be employed in the business of the Company or be invested in such investments as the Directors may lawfully determine. The Directors may also, without placing the same to reserve, carry forward any profits which they may think it prudent not to divide.
141.	Subject to any special rights or restrictions attaching to particular shares or to shares of a particular class (whether contained in these articles or provided for under the terms of issue), all shares in issue on the record date for a dividend shall rank equally for such dividend.
142.	The Directors may deduct from any dividend payable to any member all sums of money (if any) immediately payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.
143.	Any general meeting declaring a dividend or bonus and any resolution of the Directors declaring an interim dividend may direct payment of such dividend, bonus or interim dividend wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stocks of any other company or in any one or more of such ways, and the Directors shall give effect to such resolution, and where any difficulty arises in regard to such distribution, the Directors may settle the same as they think expedient, and in

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particular may fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all the parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.
144.	Any dividend or other moneys payable in respect of any share may be paid by cheque or warrant sent by post, at the risk of the person or persons entitled thereto, to the registered address of the Holder or, where there are joint Holders, to the registered address of that one of the joint Holders who is first named on the members Register or to such person and to such address as the Holder or joint Holders may in writing direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent and payment of the cheque or warrant shall be a good discharge to the Company. Any joint Holder or other person jointly entitled to a share as aforesaid may give receipts for any dividend or other moneys payable in respect of the share. Any such dividend or other distribution may also be paid by any other method (including payment in a currency other than US$, electronic funds transfer, direct debit, bank transfer or by means of a relevant system) which the Directors consider appropriate and any member who elects for such method of payment shall be deemed to have accepted all of the risks inherent therein. The debiting of the Company’s account in respect of the relevant amount shall be evidence of good discharge of the Company’s obligations in respect of any payment made by any such methods.
145.	No dividend or other monies payable by the Company on or in respect of any share shall bear interest against the Company, unless the terms of issue of that share expressly provide otherwise.
146.	If the Directors so resolve, any dividend which has remained unclaimed for six years from the date of its declaration shall be forfeited and cease to remain owing by the Company. The payment by the Directors of any unclaimed dividend or other moneys payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.
Accounts
147.
147.1	The Directors shall cause to be kept proper books of account, whether in the form of documents, electronic form or otherwise, that:
(a) correctly record and explain the transactions of the Company;
(b) will at any time enable the financial position of the Company to be determined with reasonable accuracy;
(c) will enable the Directors to ensure that any balance sheet, profit and loss account or income and expenditure account of the Company complies with the requirements of the Acts; and
(d) will enable the accounts of the Company to be readily and properly audited.
Books of account shall be kept on a continuous and consistent basis and entries therein shall be made in a timely manner and be consistent from year to year. Proper books of account shall not be deemed to be kept if there are not kept such books of account as are necessary to give a true and fair view of the state of the Company’s affairs and to explain its transactions.
The Company may send by post, electronic mail or any other means of electronic communication a summary financial statement to its members or persons nominated by any member. The Company may meet, but shall be under no obligation to meet, any request from any of its members to be sent additional copies of its full report and accounts or summary financial statement or other communications with its members.
147.2	The books of account shall be kept at the Office or, subject to the provisions of the Acts, at such other place as the Directors think fit and shall be open at all reasonable times to the inspection of the Directors.
147.3	In accordance with the provisions of the Acts, the Directors shall cause to be prepared and to be laid before the annual general meeting of the Company from time to time such profit and loss accounts, balance sheets, group accounts and reports as are required by the Acts to be prepared and laid before such meeting.
147.4	A copy of every balance sheet (including every document required by law to be annexed thereto) which is to be laid before the annual general meeting of the Company together with a copy of the Directors’ report and Auditors’ report shall be sent by post, electronic mail or any other means of communication (electronic or otherwise), not less than 21 Clear Days before the date of the annual general meeting, to every person entitled under the provisions of the Acts to receive them; provided that in the case of those documents sent by electronic mail or any other means of electronic communication, such documents shall be sent with the consent of the recipient, to the address of the recipient notified to the Company by the recipient for such purposes.
Capitalization of profits
148.	The Directors may resolve to capitalize any part of the amount for the time being standing to the credit of any of the Company’s reserve accounts or to the credit of the profit and loss account which is not available for distribution by applying such sum in paying up in full unissued shares to be allotted as fully paid bonus shares to those members of the Company who would have been entitled to that sum if it were distributable and had been distributed by way of dividend (and in the same proportions). In pursuance of any such resolution under this article 148, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalized thereby and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provisions as they shall think fit for the case of shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, either to disregard such fractions or to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale to and for the benefit of the Company or to and for the benefit of the members otherwise entitled to such fractions in due proportions) and to authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively, credited as fully paid up, of any further shares or debentures to which they may become entitled on such capitalization or, as the case may require, for the payment up by the application thereto of their respective proportions of the profits resolved to be capitalized of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be binding on all such members.
Amendment of articles
149.	Subject to the provisions of the Acts, the Company may by Special Resolution alter or add to its articles.

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Audit
150.	Auditors shall be appointed and their duties regulated in accordance with sections 160 to 163 of the Act or any statutory amendment thereof.
Record Dates
151.	Save as provided in article 152 relating to meetings of the members, in order that the Directors may determine the members entitled to receive payment of any dividend or other distribution or allotment of any rights or the members entitled to exercise any rights in respect of any change, conversion or exchange of shares, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted. If no record date is fixed, the record date for determining members for such purpose shall be at the close of business on the day on which the Directors adopt the resolution relating thereto.
152.	The Board may fix a future time not exceeding 60 days preceding any meeting of members as a record date for the determination of the members entitled to attend and vote at any such meeting or any adjournments thereof, and, in such case, only members of record at the time so fixed shall be entitled to notice of and to vote at such meetings or any adjournment thereof. Subject to section 121 of the Act, the Board may close the Register against transfers of Shares during the whole or part of the period between the record date so fixed and the date of such meeting or the date to which such meeting is adjourned. If no record date is fixed, the record date for determining the members who are entitled to vote at a meeting of members shall be close of business on the date preceding the day on which notice is given.
Notices
153.	Any notice to be given, served, sent or delivered pursuant to these articles shall be in writing (whether in electronic form or otherwise).
153.1	A notice or document to be given, served, sent or delivered in pursuance of these articles may be given to, served on or delivered to any member by the Company:
(a) by handing same to him or his authorised agent;
(b) by leaving the same at his registered address;
(c) by sending the same by the post in a pre-paid cover addressed to him at his registered address;
(d) by sending the same by courier in a pre-paid cover addressed to him at his registered address; or
(e) by sending, with the consent of the member, the same by means of electronic mail or facsimile or other means of electronic communication approved by the Directors, with the consent of the member, to the address of the member notified to the Company by the member for such purpose (or if not so notified, then to the address of the member last known to the Company).
153.2	For the purposes of these articles and the Act, a document shall be deemed to have been sent to a member if a notice is given, served, sent or delivered to the member and such notice specifies the website or hotlink or other electronic link at or through which the member may obtain a copy of the relevant document.
153.3	Where a notice or document is given, served or delivered pursuant to article 153.1(b) of this article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the member or his authorised agent, or left at his registered address (as the case may be).
153.4	Where a notice or document is given, served or delivered pursuant to article 153.1(c) or 153.1(d) of this article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of 24 hours after the cover containing it was posted. In proving service or delivery it shall be sufficient to prove that such cover was properly addressed, stamped and posted.
153.5	Where a notice or document is given, served or delivered pursuant to article 153.1(e) of this article, the giving, service or delivery thereof shall be deemed to have been effected immediately upon receipt of transmittal confirmation.
153.6	Every legal personal representative, committee, receiver, curator bonis or other legal curator, assignee in bankruptcy, examiner or liquidator of a member shall be bound by a notice given as aforesaid if sent to the last registered address of such member, or, in the event of notice given or delivered pursuant to article 153.1(e) of this article, if sent to the address notified by the Company by the member for such purpose notwithstanding that the Company may have notice of the death, lunacy, bankruptcy, liquidation or disability of such member.
153.7	Notwithstanding anything contained in this article the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction.
153.8	Any requirement in these articles for the consent of a member in regard to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the Company’s audited accounts and the directors’ and auditor’s reports thereon, shall be deemed to have been satisfied where the Company has written to the member informing him/her of its intention to use electronic communications for such purposes and the member has not, within four weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a member has given, or is deemed to have given, his/her consent to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, he/she may revoke such consent at any time by requesting the Company to communicate with him/her in documented form; provided however that such revocation shall not take effect until five days after written notice of the revocation is received by the Company.
153.9	Without prejudice to the provisions of articles 153.1(a) and 153.1(b), if at any time by reason of the suspension or curtailment of postal services in any territory, the Company is unable effectively to convene a general meeting by notices sent through the post, or through other available means, a general meeting may be convened by a public announcement and such notice shall be deemed to have been duly served on all members entitled thereto at noon on the day on which the said public announcement is made. In any such case the Company shall put a full copy of the notice of the general meeting on its website.
154.	A notice may be given by the Company to the joint Holders of a share by giving the notice to the joint Holder whose name stands first in the Register in respect of the share and notice so given shall be sufficient notice to all the joint Holders.

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155.
155.1	Every person who becomes entitled to a share shall before his name is entered in the Register in respect of the share, be bound by any notice in respect of that share which has been duly given to a person from whom he derives his title.
155.2	A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a member by sending or delivering it, in any manner authorised by these articles for the giving of notice to a member, addressed to them at the address, if any, supplied by them for that purpose. Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.
156.	The signature (whether electronic signature, an advanced electronic signature or otherwise) to any notice to be given by the Company may be written (in electronic form or otherwise) or printed.
Winding up
157.	If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up (or credited as paid up) share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up (or credited as paid up) at the commencement of the winding up on the shares held by them respectively. And if in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the share capital paid up (or credited as paid up) at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up (or credited as paid up) on the said shares held by them respectively; provided that this article shall not affect the rights of the Holders of shares issued upon special terms and conditions.
158.
158.1	In case of a sale by the liquidator under section 260 of the Act, the liquidator may by the contract of sale agree so as to bind all the members for the allotment to the members directly of the proceeds of sale in proportion to their respective interests in the Company and may further by the contract of sale set a time at the expiration of which obligations or shares not accepted or required to be sold shall be deemed to have been irrevocably refused and be at the disposal of the Company, but so that nothing herein contained shall be taken to diminish, prejudice or affect the rights of dissenting members conferred by the said section.
158.2	The power of sale of the liquidator shall include a power to sell wholly or partially for debentures, debenture stock, or other obligations of another company, either then already constituted or about to be constituted for the purpose of carrying out the sale.
159.	If the Company is wound up, the liquidator, with the sanction of a Special Resolution and any other sanction required by the Acts, may divide among the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not), and, for such purpose, may value any assets and determine how the division shall be carried out as between the members or different classes of members. The liquidator, with the like sanction, may vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as, with the like sanction, he determines, but so that no member shall be compelled to accept any assets upon which there is a liability.
Limitation on liability
160.	To the maximum extent permitted by law, no Director or officer of the Company shall be personally liable to the Company or its members for monetary damages for his or her acts or omissions save where such acts or omissions involve negligence, default, breach of duty or breach of trust.
Indemnity
161.
161.1	Subject to the provisions of and so far as may be admitted by the Acts, every present or former Director and the Secretary or former Secretaries of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as a Director, or as the case may be Secretary of the Company, and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the court.
161.2	The Directors shall have power to purchase and maintain for any Director, the Secretary or other employees of the Company or any person who is serving or has served at the request of the Company as a director or executive officer of another company, joint venture, trust or other enterprise, including any Company subsidiary, insurance against any such liability as referred to in section 200 of the Act or otherwise.
161.3	As far as is permissible under the Acts, the Company shall indemnify any current or former executive officer of the Company (excluding any present or former Directors of the Company or Secretary of the Company), or any person who is serving or has served at the request of the Company as a director or executive officer of another company, joint venture, trust or other enterprise, including any Company subsidiary (each individually, a “Covered Person”), against any expenses, including attorney’s fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, to which he or she was, is, or is threatened to be made a party, or is otherwise involved (a “proceeding”), by reason of the fact that he or she is or was a Covered Person; provided, however, that this provision shall not indemnify any Covered Person against any liability arising out of (a) any fraud or dishonesty in the performance of such Covered Person’s duty to the Company, or (b) such Covered Party’s conscious, intentional or wilful breach of the obligation to act honestly and in good faith with a view to the best interests of the Company. Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Acts or to any person holding the office of auditor in relation to the Company.
161.4	In the case of any threatened, pending or completed action, suit or proceeding by or in the name of the Company, the Company shall indemnify each Covered Person against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defence or the settlement thereof, except no indemnification shall be made in respect of any claim, issue or matter as to which

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such person shall have been adjudged to be liable for fraud or dishonesty in the performance of his or her duty to the Company, or for conscious, intentional or wilful breach of his or her obligation to act honestly and in good faith with a view to the best interests of the Company, unless and only to the extent that the High Court of Ireland or the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability, but in view of all the circumstances of the case, such Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court shall deem proper. Notwithstanding the preceding sentence, this section shall not extend to any matter which would render it void pursuant to the Acts or to any person holding the office of auditor in relation to the Company.
161.5	Any indemnification under this article (unless ordered by a court) shall be made by the Company only as authorised in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances because such person has met the applicable standard of conduct set forth in this article. Such determination shall be made by any person or persons having the authority to act on the matter on behalf of the Company. To the extent, however, that any Covered Person has been successful on the merits or otherwise in defence of any proceeding, or in defence of any claim, issue or matter therein, such Covered Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith, without necessity of authorisation in the specific case.
161.6	As far as permissible under the Acts, expenses, including attorneys’ fees, incurred in defending any proceeding for which indemnification is permitted pursuant to this article shall be paid by the Company in advance of the final disposition of such proceeding upon receipt by the Board of an undertaking by the particular indemnitee to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Company pursuant to these articles.
161.7	It being the policy of the Company that indemnification of the persons specified in this article shall be made to the fullest extent permitted by law, the indemnification provided by this article shall not be deemed exclusive (i) of any other rights to which those seeking indemnification or advancement of expenses may be entitled under these articles, any agreement, any insurance purchased by the Company, vote of members or disinterested directors, or pursuant to the direction (however embodied) of any court of competent jurisdiction, or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, or (ii) of the power of the Company to indemnify any person who is or was an employee or agent of the Company or of another company, joint venture, trust or other enterprise which he or she is serving or has served at the request of the Company, to the same extent and in the same situations and subject to the same determinations as are hereinabove set forth. As used in this article, references to the “Company” include all constituent companies in a consolidation or merger in which the Company or a predecessor to the Company by consolidation or merger was involved. The indemnification provided by this article shall continue as to a person who has ceased to be a Covered Person and shall inure to the benefit of their heirs, executors, and administrators.
Untraced Holders
162.
162.1	The Company shall be entitled to sell at the best price reasonably obtainable any share of a member or any share to which a person is entitled by transmission if and provided that:
(a) for a period of six years (not less than three dividends having been declared and paid), no cheque or warrant sent by the Company through the post in a prepaid letter addressed to the member or to the person entitled by transmission to the share at his address on the Register or other the last known address given by the member or the person entitled by transmission to which cheques and warrants are to be sent has been cashed and no communication has been received by the Company from the member or the person entitled by transmission;
(b) at the expiration of the said period of six years the Company has given notice, by advertisement in a leading Dublin newspaper and a newspaper circulating in the area in which the address of the member or person entitled by transmission referred to in article 161(a) is located, of its intention to sell such share;
(c) the Company has not during the further period of three months after the date of the advertisement and prior to the exercise of the power of sale received any communication from the member or person entitled by transmission; and
(d) if so required by the rules of any securities exchange upon which the shares in question are listed, notice has been given to that exchange of the Company’s intention to make such sale.
162.2	To the extent necessary in order to comply with any laws or regulations to which the Company is subject in relation to escheatment, abandonment of property or other similar or analogous laws or regulations (“Applicable Escheatment Laws”), the Company may deal with any share of any member and any unclaimed cash payments relating to such share in any manner which it sees fit, including (but not limited to) transferring or selling such share and transferring to third parties any unclaimed cash payments relating to such share.
162.3	The Company may only exercise the powers granted to it in this article 162 in circumstances where it has complied with, or procured compliance with, the required procedures (as set out in Applicable Escheatment Laws) with respect to attempting to identify and locate the relevant member of the Company.
162.4	If during any six year period referred to in article 162.1, further shares have been issued in right of those held at the beginning of such period or of any previously issued during such period and all the other requirements of this article (other than the requirement that they be in issue for six years) have been satisfied in regard to the further shares, the Company may also sell the further shares.
162.5	To give effect to any such sale the Company may appoint any person to execute as transferor an instrument of transfer of such share and such instrument of transfer shall be as effective as if it had been executed by the registered Holder of or person entitled by transmission to such share.
162.6	The net proceeds of sale shall belong to the Company which shall be obliged to account to the former member or person entitled by transmission for an amount equal to such proceeds and shall enter the name of such former member or person entitled by

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transmission in the books of the Company as a creditor for such amount (and, provided that the Company shall have complied with this article 162 and any applicable abandoned property, escheat or similar laws, the Company shall have no other liability to any person). No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments (other than shares of the Company or its holding company if any) as the Board may from time to time think fit.
Destruction of documents
163.	The Company may destroy:
163.1	any dividend mandate or any variation or cancellation thereof or any notification of change of name or address, at any time after the expiry of two years from the date such mandate variation, cancellation or notification was recorded by the Company;
163.2	any instrument of transfer of shares which has been registered, at any time after the expiry of six years from the date of registration;
163.3	all share certificates which have been cancelled at any time after the expiration of one year from the date of cancellation thereof;
163.4	all paid dividend warrants and cheques at any time after the expiration of one year from the date of actual payment thereof;
163.5	all instruments of proxy which have been used for the purpose of a poll at any time after the expiration of one year from the date of such use;
163.6	all instruments of proxy which have not been used for the purpose of a poll at any time after one month from the end of the meeting to which the instrument of proxy relates and at which no poll was demanded; and
163.7	any other document on the basis of which any entry in the Register was made, at any time after the expiry of six years from the date an entry in the Register was first made in respect of it, and it shall be presumed conclusively in favour of the Company that every share certificate (if any) so destroyed was a valid certificate duly and properly sealed and that every instrument of transfer so destroyed was a valid and effective instrument duly and properly registered and that every other document destroyed hereunder was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the Company provided always that:
(a) the foregoing provisions of this article shall apply only to the destruction of a document in good faith and without express notice to the Company that the preservation of such document was relevant to a claim;
(b) nothing contained in this article shall be construed as imposing upon the Company any liability in respect of the destruction of any such document earlier than as aforesaid or in any case where the conditions of proviso (a) are not fulfilled; and
(c) references in this article to the destruction of any document include references to its disposal in any manner.

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WEATHERFORD INTERNATIONAL LTD.

The Board of Directors recommends you vote FOR proposals 1 and 2:	**For**	**Against**	**Abstain**
1. Adopt the Merger Agreement (Weatherford Switzerland into Weatherford Ireland), a copy of which is attached to the accompanying Proxy Statement/Prospectus as Annex A.	☐	☐	☐
2. Approve the distributable profits proposal.	☐	☐	☐
If alternative motions under the agenda items published in the Notice of Extraordinary General Meeting and/or motions relating to additional agenda items (Article 700, paragraph 3 of the Swiss Code of Obligations) are proposed at the Extraordinary General Meeting, I/we instruct the independent proxy to vote as follows*:	☐	☐	☐

*Mark the FOR box to vote according to the motions of the Board of Directors. Mark the AGAINST box to vote against alternative/additional motions. Mark the ABSTAIN box to abstain from voting

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

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